                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-103984


               JOINT PROXY STATEMENT/PROSPECTUS
[WAYNE BANCORP, INC. LOGO]                            [BANC SERVICES CORP. LOGO]

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

     The boards of directors of Wayne Bancorp, Inc. and Banc Services Corp. have agreed on a merger that will result in Banc Services Corp. being merged into Wayne Bancorp. The Savings Bank and Trust Company will then be merged with and into Chippewa Valley Bank, a wholly-owned subsidiary of Wayne Bancorp. The shareholders of both Wayne Bancorp and Banc Services must approve the proposed merger and will be asked to do so at their respective annual meetings of shareholders to be held on May 29, 2003. The obligations of Wayne Bancorp and Banc Services Corp. to complete the merger are also subject to the satisfaction or waiver of several conditions, including the receipt of approvals of banking regulatory agencies.

     If the merger is approved by the shareholders of both Wayne Bancorp and Banc Services Corp., Banc Services Corp. shareholders will receive the following in exchange for their shares of Banc Services Corp. common stock:

     - 1.391 shares of Wayne Bancorp common stock for each share of Banc Services Corp. common stock;

     - $14.40 in cash for each share of Banc Services Corp. common stock; and

     - cash in lieu of fractional shares in an amount equal to such fraction multiplied by the price per share of Wayne Bancorp common stock on the Nasdaq SmallCap Market on the closing date of the merger.

Wayne Bancorp shareholders will continue to own their shares of Wayne Bancorp common stock following the merger.

     This joint proxy statement/prospectus is being furnished to the shareholders of both Wayne Bancorp and Banc Services Corp. for use in soliciting proxies for our respective meetings of shareholders. This document is also a prospectus of Wayne Bancorp relating to its offering of up to 1,329,278 shares of Wayne Bancorp common stock to be issued in connection with the proposed merger. This joint proxy statement/prospectus gives you detailed information about the merger and includes a copy of the Affiliation Agreement between Wayne Bancorp and Banc Services Corp. dated December 9, 2002. WE ENCOURAGE YOU TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 17, BEFORE VOTING.

     THE WAYNE BANCORP BOARD OF DIRECTORS HAS APPROVED AND UNANIMOUSLY RECOMMENDS THAT WAYNE BANCORP SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AFFILIATION AGREEMENT AND THE MERGER CONTEMPLATED BY THE AFFILIATION AGREEMENT WHEREBY WAYNE BANCORP WILL ISSUE UP TO 1,329,278 SHARES OF COMMON STOCK IN THE MERGER. THE BANC SERVICES CORP. BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BANC SERVICES CORP. SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AFFILIATION AGREEMENT AND THE MERGER CONTEMPLATED BY THE AFFILIATION AGREEMENT.

     The proposals to approve the merger are being presented to the shareholders of each company at their respective shareholders meetings. The dates, times and places of the respective meetings, as well as additional matters that will be voted upon at each of the respective meetings, are set forth in the enclosed Notice of Annual Meeting to Shareholders.

     Wayne Bancorp common stock is traded on the Nasdaq SmallCap Market under the trading symbol "WNNB."

     Your vote is very important. Whether or not you plan to attend your respective company's shareholders meeting, please take the time to vote by completing and mailing to us the enclosed proxy card.

    Sincerely,

    /s/ David P. Boyle                                  /s/ Roger C. Steiger
    David P. Boyle                                      Rod C. Steiger
    President and CEO                                   President and CEO
    Wayne Bancorp, Inc.                                 Banc Services Corp.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This joint proxy statement/prospectus is dated April 25, 2003, and is first being mailed to Wayne Bancorp and Banc Services Corp. shareholders on or about April 25, 2003.

                             ADDITIONAL INFORMATION

     This joint proxy statement/prospectus incorporates important business and financial information about Wayne Bancorp from other documents that are not included or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, please see the section entitled "Where You Can Find More Information" beginning on page 103.

     Wayne Bancorp will provide you with copies of this information relating to Wayne Bancorp, without charge, upon written or oral request to:

                              Wayne Bancorp, Inc.
                             112 W. Liberty Street
                                   PO Box 757
                              Wooster, Ohio 44691
                                  330-264-1222
                  Attn: John A. Lende, Secretary and Treasurer

     IN ORDER FOR YOU TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE WAYNE BANCORP ANNUAL MEETING OR THE BANC SERVICES CORP. ANNUAL MEETING, WAYNE BANCORP SHOULD RECEIVE YOUR REQUEST NO LATER THAN MAY 15, 2003.

                                   Wayne logo

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 2003
                             ---------------------

To the shareholders of Wayne Bancorp, Inc.:

     We will hold the annual meeting of shareholders of Wayne Bancorp, Inc. at The Arden Shisler Center for Education & Economic Development, The Ohio State University, 1625 Wilson Road, Wooster, Ohio on May 29, 2003 at 2:00 p.m. (EDT), for the following purposes:

        1. To approve the Affiliation Agreement dated as of December 9, 2002, by and between Wayne Bancorp, Inc. and Banc Services Corp. and the merger contemplated by the agreement whereby Wayne Bancorp will issue up to 1,329,278 shares of Wayne Bancorp common stock.

        2. To elect the four directors named in the joint proxy statement/prospectus.

        3. To approve a deferred share plan.

        4. To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

     These items of business are described in the attached joint proxy statement/prospectus. Only Wayne Bancorp shareholders of record at the close of business on April 9, 2003, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

     THE BOARD OF DIRECTORS OF WAYNE BANCORP UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AFFILIATION AGREEMENT AND THE MERGER; "FOR" THE FOUR DIRECTORS LISTED IN THE JOINT PROXY STATEMENT/PROSPECTUS; AND "FOR" THE DEFERRED SHARE PLAN.

                                          By Order of the Board of Directors,

                                          /s/ John A. Lende
                                          Secretary and Treasurer

April 25, 2003

                                   IMPORTANT

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                 Banc Svs logo

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 2003

                             ---------------------

To the shareholders of Banc Services Corp.:

     We will hold the annual meeting of shareholders of Banc Services Corp. at The Arden Shisler Center for Education & Economic Development, The Ohio State University, 1625 Wilson Road, Wooster, Ohio on May 29, 2003 at 4:00 p.m. (EDT), for the following purposes:

        1. To approve the Affiliation Agreement dated as of December 9, 2002, by and among Wayne Bancorp, Inc. and Banc Services Corp. and the merger contemplated by the agreement.

        2. To elect the three directors named in the joint prospectus/proxy statement.

        3. To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

     These items of business are described in the attached joint proxy statement/prospectus. Only Banc Services Corp. shareholders of record at the close of business on April 9, 2003, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

     THE BOARD OF DIRECTORS OF BANC SERVICES CORP. UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AFFILIATION AGREEMENT AND THE MERGER; AND "FOR" THE THREE DIRECTORS LISTED IN THE JOINT PROXY STATEMENT/PROSPECTUS.

                                          By Order of the Board of Directors,

                                          /s/ Richard S. Wagner
                                          Secretary

April 25, 2003

                                   IMPORTANT

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    5
  The Merger Generally......................................    5
  The Companies.............................................    5
  The Merger................................................    6
  Votes Required; Record Date for Voting....................    6
  Opinions of Financial Advisors............................    7
  Directors and Executive Officers Following the Merger.....    7
  Certain U.S. Federal Income Tax Consequences of the
     Merger.................................................    8
  Accounting Treatment......................................    8
  Completion of the Merger..................................    8
  Termination of the Affiliation Agreement..................    8
  Dissenting Shareholder Rights.............................    9
  Other Wayne Bancorp Annual Meeting Proposals..............    9
  Other Banc Services Corp. Annual Meeting Proposals........    9
  Regulatory Approvals......................................    9
SUMMARY SELECTED HISTORICAL FINANCIAL DATA..................   10
SUMMARY UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA........   12
COMPARATIVE PER SHARE MARKET PRICE DATA.....................   15
COMPARATIVE PER SHARE DATA..................................   16
RISK FACTORS................................................   17
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................   18
COMPLIANCE WITH THE OHIO CONTROL SHARE ACQUISITION
  STATUTE...................................................   19
WAYNE BANCORP SHAREHOLDERS MEETING..........................   20
  Date, Time and Place......................................   20
  Purpose...................................................   20
  Recommendation of the Wayne Bancorp Board of Directors....   20
  Record Date...............................................   20
  Quorum and Voting.........................................   21
  Proxies...................................................   21
  Revocation of Proxies.....................................   21
  Solicitation of Proxies...................................   22
  Communications by Wayne Bancorp Shareholders with Wayne
     Bancorp................................................   22
BANC SERVICES CORP. SHAREHOLDERS MEETING....................   22
  Date, Time and Place......................................   22
  Purpose...................................................   22
  Recommendation of the Banc Services Corp. Board of
     Directors..............................................   22
  Proposal to Elect Directors of Banc Services Corp.........   22
  Record Date...............................................   23
  Quorum and Voting.........................................   23
  Directors Continuing in Office............................   23
  Proxies...................................................   24
  Revocation of Proxies.....................................   24
  Solicitation of Proxies...................................   24

                                                              PAGE
                                                              ----
  Communications by Banc Services Corp. Shareholders with
     Banc Services Corp.....................................   25
THE COMPANIES...............................................   25
  Wayne Bancorp.............................................   25
  Banc Services Corp........................................   26
THE MERGER..................................................   28
  Merger Consideration......................................   28
  Exchange Procedures for Exchanging Stock Certificates.....   28
  Financing the Merger......................................   29
  Background of the Merger..................................   29
  Reasons for the Merger; Recommendations of the Boards of
     Directors..............................................   31
  Opinions of Financial Advisors............................   34
  Interests of Members of Banc Services Corp.'s Board of
  Directors and Management in the Merger....................   45
  Accounting Treatment......................................   46
  Federal Income Tax Consequences of the Merger.............   46
  Regulatory Approvals Needed to Complete the Merger........   47
  Resale Restrictions.......................................   48
  Employee Matters..........................................   48
  Expenses and Fees Involved with the Merger................   48
  Management and Operations After the Merger................   49
DISSENTERS' RIGHTS..........................................   49
THE AFFILIATION AGREEMENT...................................   51
  Structure of the Transaction..............................   51
  What You Will Receive in the Merger.......................   51
  Completion and the Effectiveness of the Merger............   52
  Exchange of Banc Services Corp. Stock Certificates for
     Wayne Bancorp Stock Certificates.......................   52
  Distributions with Respect to Unexchanged Shares..........   52
  Transfer of Ownership and Lost Stock Certificates.........   52
  Stock Options.............................................   53
  Boards of Directors and Officers..........................   53
  Representations and Warranties............................   53
  Shareholder Meetings......................................   55
  Conduct of Business by Banc Services Corp. Before
     Completion of the Merger...............................   55
  Conduct of Business by Wayne Bancorp Before Completion of
     the Merger.............................................   56
  Approvals from Government Regulatory Agencies.............   56
  Cooperation and Access....................................   56
  Banc Services Corp. Benefit Plans.........................   57
  Employment Issues.........................................   57
  Banc Services Corp. Rights................................   57
  Conditions to the Completion of the Merger................   57
  Indemnification and Insurance.............................   59
  Notifications Pending the Effective Time of the Merger....   59
  Expenses..................................................   59
  Termination of the Affiliation Agreement..................   59
  Termination Fees..........................................   60
  Discussion With Others....................................   61

                                                              PAGE
                                                              ----
DESCRIPTION AND COMPARISON OF WAYNE COMMON STOCK AND BANC
SERVICES CORP. COMMON STOCK.................................   61
  General...................................................   61
  Dividends.................................................   61
  Preemptive Rights.........................................   62
  Voting....................................................   62
  Cumulative Voting.........................................   62
  Liquidation Rights........................................   62
  Liability Of Directors; Indemnification...................   62
  Antitakeover Provisions...................................   63
PRO FORMA FINANCIAL INFORMATION.............................   64
BANC SERVICES CORP. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION................   68
  Introduction..............................................   68
  General...................................................   69
  Management Strategy.......................................   69
  Comparison of Financial Condition at December 31, 2002 and
     December 31, 2001......................................   69
  Comparison of Results of Operations for the Years Ended
  December 31, 2002 and December 31, 2001...................   69
  Liquidity and Capital Resources...........................   71
ADDITIONAL FINANCIAL INFORMATION OF BANC SERVICES CORP. ....   72
  Distribution of Assets, Liabilities and Shareholders'
  Equity, Interest Rates and Interest Differential..........   72
  Investment Portfolio......................................   74
  Loan Portfolio............................................   75
  Summary of Loan Loss Experience...........................   77
  Deposits..................................................   78
  Return on Equity and Assets...............................   79
  Short-term Borrowings.....................................   79
PROPOSAL -- ELECTION OF DIRECTORS OF WAYNE BANCORP..........   79
  Directors Continuing In Office............................   80
PROPOSAL TO APPROVE THE WAYNE BANCORP 2003 DEFERRED SHARE
  PLAN......................................................   81
  General...................................................   81
  Purpose of the Plan.......................................   81
  Description of the Plan...................................   81
  Federal Income Tax Consequences...........................   83
  Interests of Directors and Executive Officers in the Wayne
     Bancorp Deferred Share Plan............................   83
  Recommendation and Vote Required..........................   83
MEETINGS OF THE BOARD OF DIRECTORS OF WAYNE BANCORP AND
COMMITTEES..................................................   83
EXECUTIVE COMPENSATION AND OTHER INFORMATION................   85
  Summary of Cash and Certain Compensation..................   85
  2002 Stock Option Grants Table............................   86
  Equity Compensation Plan Information......................   87
REPORT OF COMPENSATION COMMITTEE............................   87
  Compensation Philosophy...................................   88
  Base Salaries.............................................   88

                                                              PAGE
                                                              ----
REPORT OF AUDIT COMMITTEE...................................   89
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................   90
SHAREHOLDER RETURN PERFORMANCE GRAPH........................   90
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL
OWNERS......................................................   91
  Security Ownership of Common Stock in Excess of Five
     Percent of Outstanding Shares..........................   92
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   92
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   92
SHAREHOLDER PROPOSALS.......................................   93
LEGAL MATTERS...............................................   93
INDEPENDENT PUBLIC ACCOUNTANTS..............................   93
  Audit Fees................................................   93
  Financial Information Systems Design and Implementation
     and Other Services.....................................   93
  All Other Fees............................................   94
EXPERTS.....................................................   94
WHERE YOU CAN FIND MORE INFORMATION.........................   94
CONSOLIDATED FINANCIAL STATEMENTS OF BANC SERVICES CORP. AND
THE SAVINGS BANK AND TRUST COMPANY..........................  F-1

EXHIBITS:
Exhibit A      Affiliation Agreement by and between Wayne Bancorp, Inc. and
               Banc Services Corp.
Exhibit B      Opinion of Stifel, Nicolaus and Company, Inc.
Exhibit C      Opinion of Professional Bank Services
Exhibit D      Section 1701.85 of Ohio General Corporation
               Law -- Dissenters' Rights
Exhibit E      Deferred Share Plan

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY AM I RECEIVING THIS JOINT PROXY STATEMENT/PROSPECTUS?

     Wayne Bancorp of Wooster, Ohio, has agreed to acquire Banc Services Corp. of Orrville, Ohio, through a merger of the two companies, with Wayne Bancorp being the surviving company, pursuant to the terms of the Affiliation Agreement dated December 9, 2002. In the merger, Banc Services Corp. shareholders will receive 1.391 shares of Wayne Bancorp common stock, cash in lieu of fractional shares and $14.40 in cash for each share of Banc Services Corp. common stock held.

     Under the Affiliation Agreement described in this joint proxy statement/prospectus, Banc Services Corp. will merge with and into Wayne Bancorp. At the time of the merger, Banc Services Corp.'s wholly-owned subsidiary, The Savings Bank and Trust Company, will be merged into Wayne Bancorp's wholly-owned subsidiary, Chippewa Valley Bank, under the name, "Savings Bank & Trust."

     This proxy statement/prospectus is being sent to the shareholders of both Wayne Bancorp and Banc Services Corp. Wayne Bancorp and Banc Services Corp. will hold separate meetings of their shareholders to obtain the approvals necessary to complete the merger. Wayne Bancorp shareholders will vote at the annual meeting of shareholders on the approval and adoption of the Affiliation Agreement and the merger, whereby Wayne Bancorp will issue up to 1,329,278 shares for the merger with Banc Services Corp, and will also vote on other matters typically brought to the shareholders at an annual meeting. Banc Services Corp. shareholders will vote at the annual meeting of shareholders on the approval and adoption of the Affiliation Agreement and the merger as well on the election of directors of the company.

     This joint proxy statement/prospectus contains important information regarding the merger and the shareholders meetings. We encourage you to read carefully the entire joint proxy statement/prospectus.

Q:  WHY ARE THE COMPANIES PROPOSING TO MERGE?

     Wayne Bancorp and Banc Services Corp. are proposing to merge because we believe that the resulting combination will create a stronger, more competitive bank holding company and bank capable of achieving greater financial strength, earnings power, operational efficiencies and growth potential than either company would have on its own. The boards of directors of Wayne Bancorp and Banc Services Corp. also believe that the merger will allow the companies to better serve the customers in Banc Services Corp.'s market areas. Please see the section entitled "Reasons for the Merger; Recommendations of the Boards of Directors" for additional factors considered by the boards of directors of Wayne Bancorp and Banc Services Corp. in support of the proposed merger.

Q: WHAT WILL BE THE EFFECT OF THE MERGER ON THE SHAREHOLDERS OF WAYNE BANCORP AND BANC SERVICES CORP.?

     At the effective time of the merger, Banc Services Corp. will merge with and into Wayne Bancorp. Wayne Bancorp will survive the merger. At the same time, Banc Services Corp.'s wholly-owned subsidiary, The Savings Bank and Trust Company, will be merged with and into Wayne Bancorp's wholly-owned subsidiary, Chippewa Valley Bank, which will be renamed "Savings Bank & Trust." Based on the issued and outstanding shares of Wayne Bancorp common stock as of January 31, 2003, after the merger, the current shareholders of Wayne Bancorp will own approximately 78% of Wayne Bancorp common stock outstanding and the former shareholders of Banc Services Corp. will own approximately 22% of Wayne Bancorp common stock outstanding.

Q: WHAT WILL BANC SERVICES CORP. SHAREHOLDERS RECEIVE IN EXCHANGE FOR THEIR SHARES OF STOCK IN BANC SERVICES CORP.?

     Banc Services Corp. shareholders will receive 1.391 shares of Wayne common stock, cash in lieu of fractional shares and $14.40 cash for each share of Banc Services Corp. common stock. Wayne Bancorp will issue up to 1,329,278 shares of common stock and pay approximately $13,761,029 in cash for a total value of approximately $51,804,966 based on the market price of $28.62 per share of Wayne Bancorp common stock on March 31, 2003.

     In addition, anyone holding Banc Services Corp. options to purchase Banc Services Corp. common stock will have those options converted into options to purchase Wayne Bancorp common stock. Option holders will not receive any cash in the merger. The conversion ratios for determining the number of Wayne Bancorp options shares each Banc Services Corp. option holder will receive will be based upon a formula using the value of Wayne common stock at the effective time of the merger.

     In the event the merger is not completed until after June 30, 2003, the Banc Services Corp. shareholders will also receive additional cash at a rate of 4.25% per annum for each day after June 30, 2003 until the merger is completed.

Q:  HOW WILL WAYNE BANCORP PAY THE CASH PORTION OF THE MERGER CONSIDERATION?

     Wayne Bancorp will pay the approximately $13,761,029 cash portion of the consideration and any cash in lieu of fractional shares with cash received from allowable dividends from Wayne Bancorp's subsidiary banks. These dividends will be used to pay the Banc Services Corp. shareholders.

Q: AFTER THE MERGER, HOW WILL THE FORMER SHAREHOLDERS OF BANC SERVICES CORP. BE REPRESENTED ON THE BOARD OF DIRECTORS OF WAYNE BANCORP?

     Prior to the merger, the Wayne Bancorp board of directors will increase the size of the board of directors by two seats for a total board size of 14. At the effective time of the merger, two former members of the Banc Services Corp. board of directors will be appointed to the Wayne Bancorp board of directors. Wayne Bancorp and Banc Services Corp. will mutually determine which two board members will be appointed. The Chippewa Valley Bank board of directors also will be increased to 15 persons and all of the former directors of The Savings Bank and Trust Company will be appointed to the board of the surviving bank.

Q:  WHAT DO I NEED TO DO NOW?

     After reviewing this joint proxy statement/prospectus, indicate on your proxy card how you want to vote, sign it and mail it in the enclosed return envelope as soon as possible. If you do not include instructions on how to vote your properly signed proxy card, your shares will be voted "FOR" approval of each of the proposals on the proxy card.

     For Banc Services Corp. shareholders, please do NOT send your Banc Services Corp. stock certificates at this time.

Q: WHAT VOTE OF WAYNE BANCORP SHAREHOLDERS IS REQUIRED TO APPROVE THE AFFILIATION AGREEMENT AND THE MERGER CONTEMPLATED BY THE AFFILIATION AGREEMENT?

     The affirmative vote of the holders of a majority of the outstanding shares of Wayne Bancorp common stock entitled to vote at the annual meeting is required to approve the Affiliation Agreement and the merger contemplated by the Affiliation Agreement whereby Wayne Bancorp will issue up to 1,329,278 shares of Wayne Bancorp common stock.

Q: WHAT VOTE OF BANC SERVICES CORP. SHAREHOLDERS IS REQUIRED TO APPROVE THE MERGER?

     The affirmative vote of the holders of a majority of the outstanding shares of Banc Services Corp. common stock entitled to vote at the annual meeting is required to approve the Affiliation Agreement and merger.

Q: DOES THE BOARD OF DIRECTORS OF WAYNE BANCORP RECOMMEND VOTING IN FAVOR OF THE ISSUANCE OF SHARES FOR THE MERGER?

     Yes. After careful consideration, the board of directors of Wayne Bancorp unanimously recommends that Wayne Bancorp shareholders vote in favor of the adoption of the Affiliation Agreement and the merger.

Q: DOES THE BOARD OF DIRECTORS OF BANC SERVICES CORP. RECOMMEND VOTING IN FAVOR OF THE MERGER?

     Yes. After careful consideration, the board of directors of Banc Services Corp. unanimously recommends that Banc Services Corp. shareholders vote in favor of the adoption of the Affiliation Agreement and the merger.

Q: AS A WAYNE BANCORP SHAREHOLDER, AM I BEING ASKED TO VOTE ON ANY OTHER PROPOSALS?

     Yes. Because the Wayne Bancorp shareholders meeting will also be its annual meeting of shareholders, you will be asked to elect directors to the board of directors and to approve a new deferred share plan. These other proposals have been described in the joint proxy statement/prospectus and we encourage you to read carefully the entire joint proxy statement/prospectus.

Q: AS A BANC SERVICES CORP. SHAREHOLDER, AM I BEING ASKED TO VOTE ON ANY OTHER PROPOSALS?

     Yes. Because the Banc Services Corp. shareholders meeting will also be its annual meeting of shareholders, you will be asked to elect directors to the board of directors.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     Your broker will vote your shares only if you instruct your broker on how to vote. Your broker will send you directions on how you can instruct your broker to vote. Your broker cannot vote your shares for or against the Affiliation Agreement and merger without instructions from you.

Q:  WHAT IF I DO NOT VOTE?

     If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of each of the proposals listed on the proxy card.

     If you fail to mail your proxy card, it will have the same effect as a vote against the Affiliation Agreement and merger and the deferred share plan.

Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

     If you want to change your vote:

     Banc Services Corp. shareholders -

        send the secretary of Banc Services Corp. a later-dated, signed proxy card before the annual meeting or attend the meeting and vote in person.

     Wayne Bancorp shareholders -

        send the secretary/treasurer of Wayne Bancorp a later-dated, signed proxy card before the annual meeting or attend the meeting and vote in person.

     Both Banc Services Corp. and Wayne Bancorp shareholders may also revoke their proxies by sending written notice to the applicable officer before the meeting or by attending the meeting and voting in person.

Q: AS A BANC SERVICES CORP. SHAREHOLDER, SHOULD I SEND IN MY BANC SERVICES CORP. STOCK CERTIFICATES NOW?

     No. After the merger is completed, Wayne Bancorp will send you written instructions for exchanging your Banc Services Corp. stock certificates and receiving the cash consideration.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

     Wayne Bancorp and Banc Services Corp. are working toward completing the merger as quickly as possible. We hope to complete the merger before the end of the second quarter of 2003. The Affiliation Agreement provides that we will close the merger as soon as practicable after all the conditions to closing are met or waived, including, but not limited to, shareholder approvals and the receipt of approvals from all of our regulatory agencies.

Q:  ARE WAYNE BANCORP SHAREHOLDERS ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS?

     Yes. Wayne Bancorp shareholders have the right to assert dissenters' rights relating to the merger. In order to claim those rights Wayne Bancorp shareholders must comply with the requirements of Ohio law. You should read the section entitled "Dissenters' Rights."

Q: ARE BANC SERVICES CORP. SHAREHOLDERS ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS?

     Yes. Banc Services Corp. shareholders have the right to assert dissenters' rights relating to the merger. In order to claim those rights Banc Services Corp. shareholders must comply with the requirements of Ohio law. You should read the section entitled "Dissenters' Rights."

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

     If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instructions, you should contact:


If you are a Wayne Bancorp shareholder:     If you are a Banc Services Corp.
                                            shareholder:

John Lende, Secretary and Treasurer         Rod Steiger, President and
Wayne Bancorp, Inc.                         Chief Executive Officer
P.O. Box 757                                Banc Services Corp.
112 W. Liberty Street                       101 West Market Street
Wooster, Ohio 44691                         Orrville, Ohio 44667
330-264-1222                                330-683-1955

                                    SUMMARY

     The following is a summary of information contained in this joint proxy statement/prospectus. This summary may not contain all of the information about the merger that is important to you. For a more complete description of the merger, we encourage you to read carefully this entire joint proxy statement/prospectus, including the attached exhibits. In addition, we encourage you to read the information incorporated by reference into this joint proxy statement/prospectus, which includes important business and financial information about Wayne Bancorp which we have filed with the Securities and Exchange Commission, or the SEC. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information."

THE MERGER GENERALLY

     We propose a merger of Banc Services Corp. with and into Wayne Bancorp. As a result of the merger, The Savings Bank and Trust Company, a wholly-owned subsidiary of Banc Services Corp., will become a wholly-owned subsidiary of Wayne Bancorp. The Savings Bank and Trust Company will then be merged with and into Chippewa Valley Bank, a wholly-owned subsidiary of Wayne Bancorp, with the name of Chippewa Valley Bank, the survivor of the merger, being changed to "Savings Bank & Trust" at the time of the merger. It is anticipated that the combined company, as of the completion of the merger, will have assets of approximately $851,320,000, deposits of approximately $689,863,000 and shareholders' equity of approximately $98,114,000. Please see the section entitled "The Merger," page 28, for more information concerning the merger.

THE COMPANIES

     WAYNE BANCORP, INC.
     112 W. Liberty Street
     Wooster, Ohio 44691
     330-264-1222

     Wayne Bancorp, an Ohio corporation, was formed as a one-bank holding company in April, 1986 for the purpose of owning all of the issued and outstanding stock of Wayne County National Bank. Wayne Bancorp became a two-bank holding company in March, 1998 upon acquiring all of the issued and outstanding common stock of Chippewa Valley Bank. The Wayne County National Bank of Wooster is a national banking association and Chippewa Valley Bank is an Ohio state-chartered bank. Both banks are wholly-owned subsidiaries of Wayne Bancorp. Wayne County National Bank has been in continuous operation since 1845. Chippewa Valley Bank was chartered in 1907 and has been in continuous operation since that time. Wayne County National Bank is engaged in the general commercial banking business through its main office in Wooster, Wayne County, Ohio and 12 branch offices located in Wayne, Holmes and Stark Counties, Ohio. Chippewa Valley Bank is engaged in the general commercial banking business through its main office in Wadsworth, Medina County, Ohio and eight branch offices located in Wayne, Medina and Stark Counties, Ohio.

     Wayne Bancorp also has two non-banking affiliates, MidOhio Data, a proof operations company, and Chippewa Valley Title Agency, a title insurance agency which is a wholly-owned subsidiary of Wayne County National Bank.

     Wayne Bancorp, at December 31, 2002, had assets of $623,587,000, deposits of $521,533,000 and shareholders' equity of $66,424,000. Wayne Bancorp is currently traded on the Nasdaq SmallCap Market under the symbol "WNNB." Please see the section entitled "The Companies -- Wayne Bancorp," page 25 for more information about Wayne Bancorp.

     BANC SERVICES CORP.
     101 West Market Street
     Orrville, Ohio 44667
     330-683-3055 (phone)

     Banc Services Corp., an Ohio corporation, is the parent holding company for The Savings Bank and Trust Company, an Ohio state-chartered bank. The Savings Bank and Trust Company has been in continuous operation since 1903. The Savings Bank and Trust Company is engaged in general commercial banking business through its main office in Orrville, Wayne County, Ohio and six branch offices located in Wayne and Stark Counties, Ohio.

     Banc Services Corp. also has two non-banking affiliates, Access Financial Corp., a finance company, and SBT Title LLC, a title insurance agency.

     At December 31, 2002, Banc Services Corp. had assets of $212,285,000, deposits of $167,967,000 and shareholders' equity of $18,807,000. Please see the section entitled "The Companies -- Banc Services Corp.," page 26 for more information about Banc Services Corp.

THE MERGER (SEE PAGE 28)

     In the merger, Banc Services Corp. will merge with and into Wayne Bancorp. As a part of the merger, Banc Services Corp.'s wholly-owned subsidiary, The Savings Bank and Trust Company, will be merged with and into Chippewa Valley Bank, Wayne Bancorp's wholly-owned subsidiary. Chippewa Valley Bank will be the surviving company in the merger but the name of the bank will be changed to "Savings Bank & Trust." Access Financial Corp. will become a wholly-owned subsidiary of Wayne Bancorp at the time of the merger. Savings Bank & Trust, the surviving bank of the merger of The Savings Bank and Trust Company and Chippewa Valley Bank, will own a 49% interest in SBT Title LLC. The Board of Governors of the Federal Reserve System may require Savings Bank & Trust to divest its ownership in SBT Title LLC following the merger.

     Wayne Bancorp has agreed to pay to the Banc Services Corp. shareholders consideration for each share of Banc Services Corp. outstanding consisting of
1.391 shares of Wayne Bancorp common stock, cash in lieu of fractional shares and $14.40 in cash. Up to 1,329,278 shares of Wayne Bancorp common stock will be issued in the merger and $13,761,029 in cash will be paid for a total merger consideration valued at $51,804,966 based on the market price of $28.62 per share of Wayne Bancorp common stock on March 31, 2003.

     In addition to the merger consideration, each option to purchase or acquire shares of Banc Services Corp. common stock pursuant to stock options granted by Banc Services Corp. under Banc Services Corp.'s stock plans that is outstanding at the effective time of the merger will be accelerated to be immediately vested and exercisable and will be converted into options to purchase Wayne Bancorp common stock. The conversion ratio for options will be determined at the closing based upon a formula using the value of Wayne Bancorp shares at that time.

     In the event the merger has not been consummated by June 30, 2003, Wayne Bancorp has agreed to increase the cash portion of the merger consideration at a rate of 4.25% per annum until the merger is completed.

     The merger will be effected upon the satisfaction or waiver of certain conditions including the approvals of the shareholders of both Wayne Bancorp and Banc Services Corp., as well as the approvals of the banking regulatory agencies that regulate both companies and their subsidiaries.

RECORD DATE FOR VOTING; VOTES REQUIRED (SEE PAGES 20 TO 21 AND 22 TO 23)

     Wayne Bancorp Shareholders. You can vote at the annual meeting of Wayne Bancorp shareholders if you owned Wayne Bancorp common stock at the close of business on April 9, 2003. To approve the Affiliation Agreement and the merger, the holders of a majority of the outstanding Wayne Bancorp common shares must vote in favor of the proposal. To approve the election of persons nominated to serve as directors, a plurality of votes cast at the annual meeting by the holders of stock entitled to vote, without regard to (1) broker non-votes or (2) proxies as to which authority to vote for the nominee being proposed is withheld, is required. To approve the deferred share plan, a majority of the holders of the outstanding shares of Wayne Bancorp common stock entitled to vote at the annual meeting is required. Shares underlying broker non-votes and abstentions will have the same effect as a vote against the Affiliation Agreement and merger and the deferred share plan. As of January 31, 2003, the directors, executive officers and affiliates of Wayne Bancorp directly or indirectly held 669,660 shares of Wayne Bancorp common stock, representing 14.03% of all outstanding shares of common stock entitled to vote at the Wayne Bancorp annual meeting. Wayne County National Bank's trust department, through Wayco & Company, holds 538,699 shares (11.28%) of Wayne Bancorp's common stock as nominee.

     Banc Services Corp. Shareholders. You can vote at the annual meeting of Banc Services Corp. shareholders if you owned Banc Services Corp. common stock at the close of business on April 9, 2003. To approve the Affiliation Agreement and the merger, the holders of a majority of the outstanding Banc Services Corp. common shares must vote in favor of the Affiliation Agreement and merger. The approval of the merger by a majority of Banc Services Corp. common shares will satisfy the conditions of the Ohio Control Share Acquisition Act. Shares underlying broker non-votes and abstentions will have the same effect as a vote against the Affiliation Agreement and the merger. To approve the election of persons nominated to serve as directors, a plurality of votes cast at the annual meeting by the holders of stock entitled to vote, without regard to (1) broker non-votes or (2) proxies as to which authority to vote for the nominee being proposed is withheld, is required. As of January 31, 2003, the directors, executive officers and affiliates of Banc Services Corp. directly or indirectly held 24,976 shares of Banc Services Corp. common stock, representing 2.6% of all outstanding shares of common stock entitled to vote at the Banc Services Corp. annual meeting.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGES 34 TO 39 AND PAGES 39 TO 44)

     Wayne Bancorp Shareholders. Stifel, Nicolaus & Company, Inc. delivered a written opinion to the Wayne Bancorp board of directors that, as of December 9, 2002 and as of the date of this joint proxy statement/prospectus, the merger consideration was fair to Wayne Bancorp shareholders from a financial point of view. The opinion is not a recommendation to any Wayne Bancorp shareholder as to how to vote. We have attached the Stifel, Nicolaus opinion to this document as Exhibit B. You should read it carefully. Stifel, Nicolaus will receive professional fees in the amount of $25,000 in connection with this written opinion and additional professional fees of $75,000 upon the consummation of the merger. Stifel, Nicolaus will also be reimbursed for out-of-pocket expenses up to a maximum of $20,000. In addition to the services rendered in connection with the proposed transaction, Stifel, Nicolaus regularly acts as a market maker for shares of Wayne Bancorp common stock and conducts market research on Wayne Bancorp common stock for which it receives no direct compensation from Wayne Bancorp but for which Stifel, Nicolaus does otherwise benefit.

     Banc Services Corp. Shareholders. Professional Bank Services delivered a written opinion to the Banc Services Corp. board of directors that, as of December 9, 2002 and as of the date of this joint proxy statement/prospectus, the merger consideration was fair to Banc Services Corp. shareholders from a financial point of view. The opinion is not a recommendation to any Banc Services Corp. shareholder as to how to vote. We have attached the Professional Bank Services opinion to this document as Exhibit C. You should read it carefully. Professional Bank Services will receive total professional fees of $100,000 in connection with its services relating to the proposed transaction.

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE MERGER (SEE PAGE 49)

     Prior to the completion of the merger, the size of the board of directors of Wayne Bancorp will be increased by two seats to 14 seats. Upon the completion of the merger, two directors who previously served on the Banc Services Corp. board of directors will be appointed to fill those vacancies. It has not been determined at this time which two Banc Services Corp. directors will be appointed to the Wayne Bancorp board following the merger.

     The board of directors of the surviving bank subsidiary of Wayne Bancorp will be a combination of both The Savings Bank and Trust Company directors and Chippewa Valley Bank directors. Rod C. Steiger will become the president and chief executive officer and Philip S. Swope will become the chairman of the board of directors of the surviving bank subsidiary.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 46)

     The merger is structured in a manner intended to qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. Accordingly, as a result of the merger, neither Wayne Bancorp nor Banc Services Corp. will recognize any gain or loss. The total value of the merger consideration received by each shareholder of Banc Services Corp. will consist of the sum of the value of Wayne Bancorp common stock and the cash received. To the extent the value of the consideration exceeds the adjusted basis in the shares of Banc Services Corp. surrendered by the shareholder in the merger, the shareholder will realize a gain on the transaction. Whether the taxable gain will be treated as capital gain or as ordinary income to each shareholder will depend on the shareholder's particular circumstances. As a condition to the consummation of the merger, Banc Services Corp. must receive an opinion regarding the federal income tax consequences of the merger from Banc Services Corp.'s legal counsel.

ACCOUNTING TREATMENT (SEE PAGE 46)

We will account for the merger under the purchase method of accounting for business combinations under accounting principles generally accepted in the United States of America. This means that, for accounting and financial reporting purposes, we will treat our companies as one company beginning as of the date of the combination. Additionally, under this method of accounting, Wayne Bancorp will record the fair market value of Banc Services Corp.'s assets, less liabilities, on its financial statements. These fair market value adjustments will also be recorded on the separate financial statements of Savings Bank & Trust as the surviving bank of the merger of The Savings Bank and Trust Company and Chippewa Valley Bank.

COMPLETION OF THE MERGER (SEE PAGE 52)

     Before we can complete the merger, we must satisfy a number of conditions. These include:

     - approval of the Affiliation Agreement and the merger by holders of a majority of the outstanding shares of common stock of Wayne Bancorp;

     - approval of the Affiliation Agreement and the merger by the holders of a majority of the outstanding shares of common stock of Banc Services Corp.;

     - regulatory approval of the Federal Reserve System and Ohio Division of Financial Institutions and the expiration of all applicable waiting periods; and

     - material compliance by Wayne Bancorp and Banc Services Corp. with their obligations under the Affiliation Agreement.

TERMINATION OF THE AFFILIATION AGREEMENT (SEE PAGE 59)

     Wayne Bancorp and Banc Services Corp. mutually may agree to terminate the Affiliation Agreement at any time. In addition, either party may terminate the agreement if, among other things:

     - certain conditions set forth in the agreement become incapable of fulfillment (other than because the terminating party breached the agreement);

     - the merger is not completed on or before September 30, 2003 (other than because the terminating party breached the merger agreement);

     - the other party is in material breach of any of its covenants contained in the merger agreement and the breach is not cured within 30 days;

     - the other party is in breach of any of its representations or warranties contained in the agreement, and the breach is reasonably expected to have a material adverse effect on the party and is not cured within 30 business days; or

     - a court or other governmental entity issues a final order or ruling that restrains or prohibits the merger.

DISSENTING SHAREHOLDER RIGHTS (SEE PAGE 49)

     Shareholders of both Wayne Bancorp and Banc Services Corp. can become dissenting shareholders and have the right to be paid the fair cash value of their shares of Wayne Bancorp and Banc Services Corp., as the case may be, after the effective time of the merger. The conditions and requirements for perfecting your rights as a dissenting shareholder are further explained in the section entitled "Dissenters' Rights." In addition, a reproduction of the Ohio dissenters' rights law is attached to this document as Exhibit D.

OTHER WAYNE BANCORP ANNUAL MEETING PROPOSALS (SEE PAGE 20 AND PAGE 79 THROUGH PAGE 83)

     At the Wayne Bancorp annual meeting, the Wayne Bancorp shareholders will also be asked to elect four directors to the board of directors and to approve a deferred share plan. A copy of the deferred share plan is attached to this document as Exhibit E.

OTHER BANC SERVICES CORP. ANNUAL MEETING PROPOSALS (SEE PAGE 22)

     At the Banc Services Corp. annual meeting, the Banc Services Corp. shareholders will also be asked to elect three directors to the board of directors.

REGULATORY APPROVALS

     The merger of Banc Services Corp. with and into Wayne Bancorp must be approved by the Board of Governors of the Federal Reserve System. An application concerning this merger was filed with the Federal Reserve Bank of Cleveland on January 17, 2003. The Federal Reserve may require that Wayne Bancorp and Savings Bank & Trust, as the survivor of the merger, divest the interest in SBT Title LLC at some point following the merger as a condition to the Federal Reserve's approval of the merger.

     The acquisition by Wayne Bancorp of all of the issued and outstanding common stock of Access Financial Corp., as a result of the merger of Banc Services Corp. with and into Wayne Bancorp, must also be approved by the Board of Governors of the Federal Reserve System. An application concerning this acquisition was filed with the Federal Reserve on March 8, 2003.

     The merger of The Savings Bank and Trust Company with and into Chippewa Valley Bank must be approved by both the Board of Governors of the Federal Reserve System and the Ohio Department of Commerce, Division of Financial Institutions. Applications concerning this merger were filed with the Federal Reserve Bank of Cleveland and the Ohio Department of Commerce, Division of Financial Institutions on January 23, 2003.

                   SUMMARY SELECTED HISTORICAL FINANCIAL DATA

     We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for Wayne Bancorp from its audited financial statements for the years ended December 31, 1998 through 2002 and for Banc Services Corp. from its audited financial statements for the years ended December 31, 1998 through 2002. This information is only a summary, and for Wayne Bancorp you should read it together with our historical financial statements and related notes contained in the annual report and other information that we have filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 94.

                              WAYNE BANCORP, INC.
           SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA(1)
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      2002         2001         2000         1999         1998
                                   ----------   ----------   ----------   ----------   ----------
STATEMENT OF INCOME SUMMARY:
Interest income..................  $   36,334   $   41,095   $   41,503   $   37,830   $   37,773
Interest expense.................      12,145       16,671       19,010       16,046       16,331
Net interest income..............      24,188       24,424       22,493       21,784       21,442
Provision for loan losses........         450          701          216          180          240
Net interest income after
  provision for loan losses......      23,738       23,723       22,277       21,604       21,202
Other income.....................       4,943        4,867        4,194        4,032        3,724
Other expenses...................      16,369       16,316       14,948       14,478       14,803
Income before income tax
  expense........................      12,312       12,274       11,523       11,158       10,123
Income tax expense...............       3,534        3,631        3,398        3,303        2,811
Net income.......................       8,778        8,643        8,125        7,855        7,312
Cash dividends declared..........       3,266        3,050        2,942        2,795        2,336
SHARE DATA:
Basic net income per share.......  $     1.84   $     1.75   $     1.61   $     1.53   $     1.36
Diluted net income per share.....        1.84         1.75         1.61         1.53         1.36
Cash dividends declared per
  share..........................        0.69         0.62         0.58         0.54         0.44
Book value.......................       13.89        12.64        11.81        10.50        11.05
Weighted average shares
  outstanding -- basic...........   4,765,972    4,948,551    5,043,950    5,366,725    5,136,306
Weighted average shares
  outstanding -- diluted.........   4,777,486    4,953,593    5,044,060    5,366,725    5,136,306
BALANCE SHEET DATA:
Total assets.....................  $  623,587   $  608,722   $  570,193   $  545,888   $  538,677
Securities available for sale....     184,908      165,098      138,349      150,018      175,007
Total loans......................     369,794      387,484      370,840      356,503      324,199
Loans held-for-sale..............      24,761       11,881            0            0            0
Allowance for loan losses........       6,039        5,821        5,343        5,197        4,916
Total deposits...................     521,533      501,576      471,578      461,815      435,143
Borrowed funds...................      32,641       42,331       35,380       27,371       40,177
Shareholders' equity.............      66,424       61,801       59,886       53,246       59,067
FINANCIAL RATIOS:
Return on average assets.........        1.45%        1.50%        1.47%        1.47%        1.44%
Return on equity.................       13.60%       14.10%       14.55%       14.44%       12.60%

---------------
(1) Per share data has been retroactively adjusted for stock dividends, stock splits and the acquisition of Chippewa Valley Bancshares, Inc.

                              BANC SERVICES CORP.
            SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
              (Dollar amounts in thousands, except per share data)

                                            2002       2001       2000       1999       1998
                                          --------   --------   --------   --------   --------
Interest income.........................  $ 13,870   $ 13,098   $ 13,010   $ 11,277   $ 10,981
Interest expense........................     4,490      6,012      6,878      5,329      5,311
                                          --------   --------   --------   --------   --------
Net interest income.....................     9,380      7,086      6,132      5,948      5,670
Provision for loan losses...............       752        463        256        224        284
                                          --------   --------   --------   --------   --------
Net interest income after provision for
  loan losses...........................     8,628      6,623      5,876      5,724      5,386
Other income............................     2,288      1,779      1,153      1,124      1,094
Other expenses..........................     6,978      5,689      5,265      4,999      4,507
                                          --------   --------   --------   --------   --------
Income before income taxes..............     3,938      2,713      1,764      1,849      1,973
Income taxes............................     1,052        688        424        413        460
                                          --------   --------   --------   --------   --------
Net income..............................     2,886      2,025      1,340      1,436      1,513
                                          ========   ========   ========   ========   ========
Cash dividends declared.................       960        701        691        672        614
                                          ========   ========   ========   ========   ========
SHARE DATA:
Basic net income per share..............      3.01       2.11       1.40       1.50       1.58
Diluted net income per share............      3.00       2.11       1.40       1.50       1.58
Cash dividends declared per share.......       .98        .73        .72        .70        .64
Book value..............................     19.60      16.48      14.63      13.37      13.13
Weighted average shares outstanding --
  Basic.................................   959,628    959,989    960,000    960,000    960,000
Weighted average shares outstanding --
  Diluted...............................   961,786    959,989    960,000    960,000    960,000
BALANCE SHEET DATA:
Total assets............................  $212,285   $196,806   $168,543   $158,551   $152,587
Securities available for sale...........    78,118     65,817     47,529     28,254     25,702
Securities held to maturity.............        --         --         --     22,977     21,815
Loans, net of unearned income...........   123,360    113,907    112,217     95,209     89,680
Allowance for loan losses...............     1,771      1,505      1,378      1,303      1,220
Deposits................................   167,967    158,625    142,985    133,731    129,699
Borrowed funds..........................    16,787     20,995     10,265     10,915      9,210
Trust preferred securities..............     7,000         --         --         --         --
Shareholders' equity....................    18,807     15,817     14,045     12,835     12,608
SIGNIFICANT RATIOS:
Return on average assets................      1.42%      1.13%       .79%       .92%      1.03%
Return on equity........................     16.69%     13.48%     10.16%     11.29%     12.46%

              SUMMARY UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

     The following is summary unaudited pro forma combined financial information for Wayne Bancorp and Banc Services Corp. giving effect to the merger. The balance sheet information presented gives effect to the merger as if it occurred on December 31, 2002. The income statement information presented gives effect to the merger as if it occurred on January 1, 2002.

     The pro forma combined results are presented to assist you in analyzing the future prospects of Wayne Bancorp. The pro forma combined results illustrate the possible scope of the change in Wayne Bancorp's historical results caused by the merger. You should not assume that Wayne Bancorp and Banc Services Corp. would have achieved the pro forma combined results if the merger had actually occurred during the periods presented.

     Please see "PRO FORMA FINANCIAL INFORMATION," page 64, for more information concerning the unaudited pro forma financial statements including additional detail with respect to the adjustments made.

     You should read the unaudited pro forma combined consolidated financial information in conjunction with the accompanying notes and with Wayne Bancorp's historical financial statements and related notes which are incorporated by reference in this document and Banc Service Corp.'s historical financial statements and related notes which are included as part of this document.

                              WAYNE BANCORP, INC.
            PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2002
                                  (UNAUDITED)

                                                         HISTORICAL
                                                -----------------------------
                                                    WAYNE           BANC         PRO FORMA    PRO FORMA
                                                BANCORP, INC.   SERVICES CORP   ADJUSTMENTS   COMBINED
                                                -------------   -------------   -----------   ---------
ASSETS
Cash and due from banks.......................    $ 24,508        $  6,653           (400)    $ 30,371
                                                                                     (390)
Federal funds sold............................       7,130             260         (7,130)         260
                                                  --------        --------        -------     --------
  Total cash and cash equivalents.............      31,638           6,913         (7,920)      30,631
Securities available for sale.................     184,908          78,118           (144)     256,251
                                                                                   (6,631)
Loans held for sale...........................      24,761           1,687             --       26,448
Loans, net....................................     363,755         121,589            551      485,895
Premises and equipment........................      11,288           2,468          1,218       14,974
Goodwill......................................         748              --         23,372       24,120
Other identified intangible assets............          --              --          5,003        5,003
Accrued interest and other assets.............       6,489           1,510                       7,999
                                                  --------        --------        -------     --------
Total Assets..................................    $623,587        $212,285        $15,448     $851,320
                                                  ========        ========        =======     ========

                                                         HISTORICAL
                                                -----------------------------
                                                    WAYNE           BANC         PRO FORMA    PRO FORMA
                                                BANCORP, INC.   SERVICES CORP   ADJUSTMENTS   COMBINED
                                                -------------   -------------   -----------   ---------
LIABILITIES
Deposits......................................    $521,533        $167,967        $   363     $689,863
Short-term borrowings.........................      29,573          16,715                      46,288
Other borrowings..............................       3,068              72             --        3,140
Trust preferred...............................          --           7,000             35        7,035
Accrued expenses and other liabilities........       2,989           1,724          2,167        6,880
                                                  --------        --------        -------     --------
  Total Liabilities...........................     557,163         193,478          2,565      753,206
SHAREHOLDERS' EQUITY
Common stock..................................       4,917           9,600         (9,600)       6,246
                                                                                    1,329
Paid in capital...............................      13,174           1,200         (1,200)      43,535
                                                                                   30,361
Unearned ESOP shares..........................      (1,390)             --                      (1,390)
Retained earnings.............................      49,897           6,445         (6,445)      49,897
Treasury stock................................      (3,738)             (7)             7       (3,738)
Accumulated other comprehensive income........       3,564           1,569         (1,569)       3,564
                                                  --------        --------        -------     --------
  Total Shareholders' Equity..................      66,424          18,807         12,883       98,114
                                                  --------        --------        -------     --------
Total Liabilities and Shareholders' Equity....    $623,587        $212,285        $15,448     $851,320
                                                  ========        ========        =======     ========

                              WAYNE BANCORP, INC.
         PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2002
                                  (UNAUDITED)

                                                        HISTORICAL
                                               -----------------------------
                                                   WAYNE           BANC         PRO FORMA    PRO FORMA
                                               BANCORP, INC.   SERVICES CORP   ADJUSTMENTS    COMBINED
                                               -------------   -------------   -----------   ----------
Interest income
  Loans, including fees......................   $   28,058        $10,245         $ (67)     $   38,236
  Securities.................................        8,147          3,583          (339)         11,391
  Other......................................          129             42          (122)             49
                                                ----------        -------         -----      ----------
                                                    36,334         13,870          (528)          9,676
Interest expense
  Deposits...................................       11,431          4,155          (215)         15,371
  Short-term borrowings......................          336            131           467
  FHLB advances and other....................          379             10            --             389
  Trust preferred............................           --            194            (6)            188
                                                ----------        -------         -----      ----------
                                                    12,146          4,490          (221)         16,415
Net interest income..........................       24,188          9,380          (307)         33,261
Provision for loan losses....................          450            752                         1,202
                                                ----------        -------         -----      ----------
Net interest income after provision for loan
  losses.....................................       23,738          8,628          (307)         32,059
Noninterest income
  Service charges on deposits................        2,166            953                         3,119
  Fiduciary activities.......................        1,507            448                         1,955
  Net gains on sales of loans................          311            391                           702
  Net gains on sales of securities...........           62             99                           161
  Other......................................          897            397                         1,294
                                                ----------        -------         -----      ----------
                                                     4,943          2,288            --           7,231
Noninterest expense
  Salaries and employee benefits.............        9,201          3,611                        12,812
  Occupancy and equipment....................        2,047            966            31           3,044
  Core deposit amortization..................           --             --           600             600
  Other......................................        5,121          2,401                         7,522
                                                ----------        -------         -----      ----------
                                                    16,369          6,978           631          23,978
Income before income taxes...................       12,312          3,938          (938)         15,312
Income tax expense...........................        3,534          1,052          (319)          4,267
                                                ----------        -------         -----      ----------
Net Income...................................   $    8,778        $ 2,886         $(619)     $   11,045
                                                ==========        =======         =====      ==========
Earnings per common share:
Basic........................................   $     1.84        $  3.01                    $     1.81
Diluted......................................         1.84           3.00                    $     1.81
Average common shares -- basic...............    4,765,972        959,628                     6,095,249
Average common shares -- diluted.............    4,777,486        961,786                     6,106,763

                    COMPARATIVE PER SHARE MARKET PRICE DATA

     Wayne Bancorp currently trades its common stock on the Nasdaq SmallCap Market under the symbol "WNNB." Banc Services Corp. common stock is not publicly traded. The table below sets forth, for the periods indicated, the range of high and low per share sales prices for Wayne Bancorp common stock as reported on the Nasdaq SmallCap Market. Because there is no established public trading market for Banc Services Corp. common stock, the stock often trades without management having knowledge of the trade. However, trades of Banc Services Corp. common stock are reported through various financial reporting services available through the internet. The prices given for both Wayne Bancorp common stock and Banc Services common stock are interdealer prices without retail markups, markdowns or commissions. In addition, all numbers in the table below are adjusted to reflect stock dividends.

                                                              WAYNE BANCORP     BANC SERVICES
                                                              COMMON STOCK      COMMON STOCK
                                                             ---------------   ---------------
                                                              HIGH     LOW      HIGH     LOW
                                                             ------   ------   ------   ------
FISCAL YEAR 2001
First Quarter..............................................  $20.30   $15.42   $27.00   $27.00
Second Quarter.............................................   22.81    18.14    25.50    25.00
Third Quarter..............................................   24.49    20.87    25.00    17.25
Fourth Quarter.............................................   21.90    19.05    18.75    18.25
FISCAL YEAR 2002
First Quarter..............................................  $22.81   $20.10   $18.75   $18.25
Second Quarter.............................................   24.76    21.91    23.00    19.00
Third Quarter..............................................   24.33    22.76    23.00    20.00
Fourth Quarter.............................................   25.00    22.43    44.10    22.00

     On December 9, 2002, the last trading day before we announced the merger, the closing price of Wayne Bancorp common stock on the Nasdaq SmallCap Market was $23.86 per share. On March 31, 2003, the closing price of Wayne Bancorp common stock on the Nasdaq SmallCap market was $28.62. Wayne Bancorp declared and paid cash and stock dividends of $3,266,000 and 227,738 shares, respectively, in fiscal year ended December 31, 2002.

     The most recent sale price per share of Banc Services Corp., known to management of the company, before the announcement of the proposed merger was $24.40 per share on December 2, 2002. The most recent sale price per share of Banc Services Corp., known to management of the company, prior to March 31, 2003 was $47.20 per share on March 25, 2003. Banc Services Corp. paid cash dividends of $748,509 in fiscal year ended December 31, 2002. In addition, a cash dividend of $211,118 was paid in January, 2003.

     The market value of the shares of Wayne Bancorp common stock that will be issued in exchange for shares of Banc Services Corp. common stock upon the completion of the merger will not be known at the time Banc Services Corp. shareholders vote on the approval of the Affiliation Agreement, or at the time Wayne Bancorp shareholders vote on the approval of the issuance of shares of Wayne Bancorp common stock in the merger, because the merger will not be completed by then.

     The above table shows only historical comparison. Because the market prices of Wayne Bancorp common stock will likely fluctuate prior to the merger, these comparisons may not provide meaningful information to Wayne Bancorp shareholders in determining whether to approve the issuance of shares of Wayne Bancorp common stock in the merger or to Banc Services Corp. shareholders in determining whether to approve the Affiliation Agreement. Wayne Bancorp and Banc Services Corp. shareholders are encouraged to obtain current market quotations for Wayne Bancorp common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus in considering whether to approve their respective proposal. See the section entitled "Where You Can Find More Information."

     As of January 31, 2003, the 4,774,565 shares of Wayne Bancorp common stock issued and outstanding were held of record by approximately 1,346 persons. Immediately following consummation of the merger, it is expected, assuming there are no dissenting shareholders, that there will be 1,812 shareholders.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain per share information for both Wayne Bancorp and Banc Services Corp. at the dates indicated and for the periods then ended. The pro forma combined financial data is based on the exchange ratio of
1.391 shares of Wayne Bancorp common stock on a pro forma basis for each share of Banc Services Corp. common stock. The following table does not reflect the payment of $14.40 in cash per share to the shareholders of Banc Services Corp. Neither Wayne Bancorp nor Banc Services Corp. can give any assurance that the following table will accurately reflect figures and values applicable at the date of completion of the merger. The pro forma combined information used in determining the amounts presented below have been derived from unaudited pro forma financial statements included in this joint proxy statement/prospectus.

                                                                                 BANC SERVICES CORP.
                                                          WAYNE BANCORP        -----------------------
                                                      ----------------------                EQUIVALENT
                                                      HISTORICAL   PRO FORMA   HISTORICAL   PRO FORMA
                                                      ----------   ---------   ----------   ----------
EARNINGS PER SHARE
Twelve Months Ended December 31, 2002
  Basic.............................................    $ 1.84      $ 1.81       $ 3.01       $ 2.52
  Diluted...........................................      1.84        1.81         3.00         2.52
CASH DIVIDENDS DECLARED PER SHARE
Twelve Months Ended December 31, 2002...............    $ 0.69      $ 0.69       $ 0.98       $ 0.96
BOOK VALUE PER SHARE
At December 31, 2002................................    $13.89      $16.06       $19.60       $22.34

---------------

(1) Calculation for exchanging each share of Banc Services Corp. common stock for 1.391 shares of Wayne Bancorp common stock.

     This information is only a summary and should be read in conjunction with the selected historical financial data of Wayne Bancorp and Banc Services Corp., the Wayne Bancorp and Banc Services Corp. unaudited pro forma condensed combined financial statements, and the separate historical financial statements of Wayne Bancorp and Banc Services Corp. and related notes included or incorporated by reference into this joint proxy statement/prospectus.

                                  RISK FACTORS

     In addition to the other information contained in this joint proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote for adoption of the Affiliation Agreement.

     The shares of Wayne Bancorp common stock that are being offered are not savings accounts or deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     In the merger, your receipt of Wayne Bancorp common stock will provide you with an equity ownership interest in Wayne Bancorp. As a Wayne Bancorp shareholder, your investment may be impacted by risks inherent in its business. You should carefully consider the following factors, as well as other information contained in this joint proxy statement/prospectus, before deciding to vote to exchange Banc Services Corp. common stock for Wayne Bancorp common stock.

 FLUCTUATIONS IN MARKET PRICES MAY CAUSE THE VALUE OF THE SHARES OF WAYNE BANCORP COMMON STOCK THAT YOU RECEIVE TO BE LESS THAN THE VALUE OF YOUR SHARES OF BANC SERVICES CORP. COMMON STOCK.

     Upon completion of the merger, all shares of Banc Services Corp. common stock will be converted into shares of Wayne Bancorp common stock. The ratio at which the shares will be converted is fixed and there will be no adjustment for changes in the market price of either Banc Services Corp. common stock or Wayne Bancorp common stock. Any change in the price of Wayne Bancorp common stock will affect the value Banc Services Corp. shareholders receive in the merger. Therefore, Banc Services Corp. shareholders cannot be assured of receiving any specific market value of Wayne Bancorp common stock on the closing of the merger.

     Although the merger consideration is fixed, Banc Services Corp. will have the right to terminate the Affiliation Agreement and abandon the merger before the closing, during a certain 10-day period prior to the effective time of the merger, the Wayne Bancorp common stock price quoted on the Nasdaq SmallCap Market is 20% lower than the price of the common stock at the time of the signing of the Affiliation Agreement and the Wayne Bancorp common stock price ratio is 20% less than an index of peer banks.

     Although the Wayne Bancorp board of directors has the option to increase the merger consideration and the Banc Services Corp. board of directors has the power to terminate the merger agreement and abandon the merger if the above conditions occur, there is no assurance that either board will exercise such power. See the section entitled "The Affiliation Agreement -- Termination," for more information.

     In addition, you must be aware that the prices of Wayne Bancorp common stock and Banc Services Corp. common stock at the closing of the merger may vary from their respective prices on the date of this joint proxy statement/prospectus and on the dates of the Banc Services Corp. annual meeting and the Wayne Bancorp annual meeting. Because the date the merger is completed may be later than the dates of the annual meetings, the prices of the Wayne Bancorp common stock and Banc Services Corp. common stock on the dates of the respective meetings may not be indicative of their respective prices on the date the merger is completed.

 WAYNE BANCORP MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGER.

     Wayne Bancorp and Banc Services Corp. may not be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, difficulties combining the corporate, accounting, financial and information systems operations, the disruption of their respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. Additionally, in determining that the merger is in the best interests of Wayne Bancorp and Banc Services Corp., as the case may be, each of the Wayne Bancorp and the Banc Services Corp. board of directors considered that enhanced earnings may result from the consummation of the merger, including from cross-marketing opportunities. However, there can be no assurance that any enhanced earnings will result from the merger.

 DIRECTORS OF BANC SERVICES CORP. HAVE POTENTIAL CONFLICTS OF INTEREST IN RECOMMENDING THAT YOU VOTE IN FAVOR OF ADOPTION OF THE AFFILIATION AGREEMENT.

     Directors of Banc Services Corp. who recommend that you vote in favor of the adoption of the Affiliation Agreement have arrangements that provide them with interests in the merger that may differ from yours. Following completion of the merger, two of the current directors of Banc Services Corp. will be appointed to the Wayne Bancorp board of directors. In addition, Rod C. Steiger, the President and Chief Executive Officer of The Savings Bank and Trust Company, will be named president and chief executive officer of the surviving bank after the merger. See the section entitled "Interests of Members of Banc Services Corp.'s Board of Directors and Management in the Merger" for more information.

     The receipt of compensation or other benefits in the merger, including the vesting of stock options or the continuation of indemnification arrangements for current directors of Banc Services Corp. following completion of the merger, may influence these directors in making their recommendation that you vote in favor of the adoption of the Affiliation Agreement.

 IF WAYNE BANCORP IS UNABLE TO MANAGE ITS GROWTH, ITS ABILITY TO PROVIDE QUALITY SERVICES TO CUSTOMERS COULD BE IMPAIRED AND CAUSE ITS CUSTOMER AND EMPLOYEE RELATIONS TO SUFFER.

     Wayne Bancorp has and with the proposed merger will significantly expand its operations and anticipates that further expansion will be required to realize its growth strategies. Wayne Bancorp's growth has placed significant demands on its management and other resources which, given its expected future growth rate, are likely to continue. Wayne Bancorp's future growth and revenue will be negatively impacted if it is unable to provide quality service to its customers or to manage future growth. Wayne Bancorp will need to continue to attract, hire and retain highly skilled and motivated officers and employees and expand existing systems and/or implement new systems for:

     - transaction processing;

     - operational and financial management; and

     - training, integrating and managing Wayne Bancorp's growing employee base.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for the stock of Wayne Bancorp and Banc Services Corp. and other matters. Statements in this joint proxy statement/prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements, including, without limitation, those relating to future business prospects, revenues and income, in each case relating to Wayne Bancorp or Banc Services Corp., respectively, wherever they occur in this joint proxy statement/prospectus or the other documents incorporated by reference, are necessarily estimates reflecting the best judgment of the respective management of Wayne Bancorp and Banc Services Corp. and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this joint proxy statement/prospectus and incorporated by reference into this joint proxy statement/prospectus. In addition to the risk factors identified elsewhere, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

     - the ability to integrate the operations of Wayne Bancorp and Banc Services Corp., including their respective operations, personnel and product lines;

     - the ability to achieve the anticipated synergies and cost savings;

     - regulatory approvals and restrictions;

     - competition in the financial institution industry and in the specific markets in which Wayne Bancorp and Banc Services Corp. operate; and

     - fluctuations in operating results.

     Words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this joint proxy statement/prospectus and the other documents incorporated by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus, or in the case of documents incorporated by reference, as of the date of those documents. Neither Wayne Bancorp nor Banc Services Corp. undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events, except as required by law.

           COMPLIANCE WITH THE OHIO CONTROL SHARE ACQUISITION STATUTE

     Consummation of the proposed merger of Banc Services Corp. with and into Wayne Bancorp in accordance with the terms of the Affiliation Agreement requires compliance with the Ohio Control Share Acquisition Act. The Ohio Control Share Acquisition Act requires the advance approval of the shareholders of an issuing public corporation as defined in the Act, prior to the purchase of a controlling interest in such corporation. Banc Services Corp. is an issuing public corporation within the meaning of the Ohio Control Share Acquisition Act and, therefore, the transactions contemplated by the Affiliation Agreement must be approved under the Ohio Control Share Acquisition Act. A vote for the merger will also constitute an affirmative vote to approve the acquisition of 100% of the outstanding shares of Banc Services Corp. common stock by Wayne Bancorp as required by the Ohio Control Share Acquisition Act. Presented below is Wayne's Acquiring Person Statement as required by the Ohio Control Share Acquisition Act. Wayne Bancorp submitted its Acquiring Person Statement to Banc Services Corp. on the date this joint proxy statement/prospectus was first mailed to Banc Services Corp. shareholders. Approval under the Ohio Control Share Acquisition Act requires the favorable vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote in the election of directors as well as a majority vote of such shares excluding any shares held by interested shareholders, which are defined to include Wayne Bancorp, any corporate officer of Banc Services Corp. and any employee of Banc Services Corp. who is also a director of Banc Services Corp. In addition, "interested shares" are defined to include those shares acquired by any person after the first date of public disclosure (December 10, 2002) of the merger and prior to the date of the annual meeting, provided such person paid over $250,000 for such purchased shares or such purchased shares represent greater than 5% of the outstanding shares of the issuing public corporation. As of the record date, Wayne Bancorp owned 4,000 shares of Banc Services Corp. constituting .31% of the issued and outstanding shares of Banc Services Corp. Officers and employees of Banc Services Corp. who are interested shareholders within the meaning of the Ohio Control Share Acquisition Act owned 17,333 shares of Banc Services Corp. Neither Banc Services Corp. nor Wayne Bancorp are aware of any other shares of Banc Services Corp. common stock which could be considered as held by an interested shareholder as defined by the Ohio Control Share Acquisition Act.

WAYNE BANCORP'S ACQUIRING PERSON STATEMENT UNDER THE OHIO CONTROL SHARE ACQUISITION ACT.

     1. The identity of the acquiring person is Wayne Bancorp, Inc., Wooster, Ohio.

     2. This Statement is given pursuant to ORC Section 1701.831(B).

     3. Wayne Bancorp owns 4,000 shares of Banc Services Corp. common stock.

     4. If the proposed merger is consummated, Wayne Bancorp will acquire 100% of the voting power of Banc Services Corp. common stock.

     5. Wayne proposes to acquire Banc Services Corp. in a merger transaction pursuant to and in accordance with the provisions of ORC Section 1701.78 and the Affiliation Agreement. The Affiliation Agreement is incorporated into this Acquiring Person Statement as if fully restated herein.

     6. The proposed control share acquisition, if consummated, will not be contrary to law.

     The joint proxy statement/prospectus in which this Acquiring Person Statement appears sets forth the facts upon which the foregoing statement is based and is incorporated by reference into this Acquiring Person Statement as if fully restated herein.

                       WAYNE BANCORP SHAREHOLDERS MEETING

DATE, TIME AND PLACE

     This joint proxy statement/prospectus is furnished in connection with the solicitation of the enclosed proxy by the board of directors of Wayne Bancorp for use at the annual meeting of shareholders of Wayne Bancorp to be held at The Arden Shisler Center for Education and Economic Development, The Ohio State University, 1625 Wilson Road, Wooster, Ohio 44691 on May 29, 2003 at 2 p.m.
(EDT), and at any adjournments or postponements of the meeting.

PURPOSE

     The following proposals will be presented at the annual meeting:

     - A proposal to adopt the Affiliation Agreement, dated as of December 9, 2002, by and between Wayne Bancorp and Banc Services Corp., and approve the merger contemplated by the Affiliation Agreement. A copy of the Affiliation Agreement is attached as Exhibit A to this joint proxy statement/prospectus. We encourage you to read this document in its entirety.

     - The election of four directors to serve until the annual meeting of shareholders to be held in 2006.

     - A proposal to approve a deferred share plan.

     - To transact any other business that properly comes before the annual meeting or any adjournments or postponements of the meeting.

RECOMMENDATION OF THE WAYNE BANCORP BOARD OF DIRECTORS

     The Wayne Bancorp board of directors has adopted the Affiliation Agreement and unanimously recommends that Wayne Bancorp shareholders vote "FOR" the adoption of the Affiliation Agreement and the merger contemplated thereby pursuant to which Wayne Bancorp will issue up to 1,329,278 shares of Wayne Bancorp common stock; "FOR" the four nominated directors to be elected to the board of directors; and "FOR" the approval of the deferred share plan.

RECORD DATE

     Wayne Bancorp's board of directors has fixed the close of business on April 9, 2003, as the record date. Only shareholders of record of Wayne Bancorp common stock on the books of Wayne Bancorp as of the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments of the meeting. On January 31, 2003, Wayne Bancorp had 4,774,565 shares of Wayne Bancorp common stock issued and outstanding, including 538,699 shares held by the Wayne County National Bank Trust Department, and approximately 1,346 shareholders of record. Each share of Wayne Bancorp common stock outstanding on the record date is entitled to one vote at Wayne Bancorp's annual meeting on each matter to be voted on.

QUORUM AND VOTING

     A majority of all shares of Wayne Bancorp common stock outstanding on the record date, represented in person or by proxy, constitutes a quorum for the transaction of business at Wayne Bancorp's annual meeting. Abstentions and broker non-votes count as present for establishing a quorum.

     The affirmative vote of a majority of the holders of the outstanding shares of Wayne Bancorp common stock entitled to vote at the Wayne Bancorp annual meeting is required to adopt the Affiliation Agreement. To approve the election of persons nominated to serve as directors, a plurality of votes cast at the annual meeting by the holders of stock entitled to vote, without regard to broker non-votes or proxies as to which authority to vote for the nominee being proposed is withheld, is required. To approve the deferred share plan, a majority of the holders of the outstanding shares of Wayne Bancorp common stock entitled to vote at the meeting is required. Abstentions and broker non-votes will have the same effect as a vote against the Affiliation Agreement and the merger and a vote against the deferred share plan.

     As of the record date of the annual meeting, the directors and officers of Wayne Bancorp as a group, directly or indirectly, beneficially owned approximately 669,670 shares of Wayne Bancorp common stock, or approximately 14.03% of the outstanding shares of Wayne Bancorp on that date.

PROXIES

     Shares of Wayne Bancorp common stock represented by proxies properly executed and received by Wayne Bancorp in time to be voted at Wayne Bancorp's annual meeting will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the shares will be voted:

     - "FOR" the adoption of the Affiliation Agreement and approval of the merger contemplated by the Affiliation Agreement;

     - "FOR" the four directors; and

     - "FOR" the approval of the deferred share plan.

     All proxies voted in favor of the approval of the proposals may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone Wayne Bancorp's annual meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.

     Wayne Bancorp's board of directors currently is not aware of any business to be acted upon at the annual meeting other than as described in this joint proxy statement/prospectus. If, however, other matters are properly brought before the annual meeting, in the absence of instructions to the contrary, persons appointed as proxies will have discretion to vote or act on the matters in their best judgment.

REVOCATION OF PROXIES

     The presence of a Wayne Bancorp shareholder at the annual meeting, or at any adjournment or postponement, will not automatically revoke the shareholder's proxy. However, a Wayne Bancorp shareholder may revoke a proxy at any time prior to its exercise by:

     - delivering to the secretary/treasurer of Wayne Bancorp a written notice of revocation bearing a later date than the date of the proxy;

     - delivering to the secretary/treasurer of Wayne Bancorp prior to the annual meeting of a duly executed proxy bearing a later date; or

     - attending the annual meeting and voting in person at the annual meeting.

SOLICITATION OF PROXIES

     Wayne Bancorp is soliciting proxies for the Wayne Bancorp annual meeting from Wayne Bancorp shareholders. Proxies may be solicited by mail, personal interview, telephone and telecopy by directors, officers and employees of Wayne Bancorp and its subsidiaries on a part-time basis and for no additional compensation. Wayne Bancorp will bear the costs it incurs in the solicitation of proxies under this joint proxy statement/prospectus, including amounts paid in reimbursement to banks, brokerage firms, custodians, nominees and others for expenses incurred in forwarding soliciting material to the beneficial owners of Wayne Bancorp common stock.

COMMUNICATIONS BY WAYNE BANCORP SHAREHOLDERS WITH WAYNE BANCORP

     Any written revocation of proxy or other communications in connection with this joint proxy statement/prospectus and requests for additional copies of this joint proxy statement/prospectus or the proxy card should be sent to Wayne Bancorp, 112 W. Liberty Street, P.O. Box 757, Wooster, Ohio 44691, Attention:
John A. Lende. If you have any questions or need further assistance in voting your shares, please call (330) 264-1222.

                    BANC SERVICES CORP. SHAREHOLDERS MEETING

DATE, TIME AND PLACE

     This joint proxy statement/prospectus is furnished in connection with the solicitation of the enclosed proxy by the board of directors of Banc Services Corp. for use at the annual meeting of shareholders of Banc Services Corp. to be held at The Arden Shisler Center for Education & Economic Development, The Ohio State University, 1625 Wilson Road, Wooster, Ohio on May 29, 2003, beginning at 4:00 p.m. (EDT), and at any adjournments or postponements of the meeting.

PURPOSE

     The following proposals will be presented at the annual meeting:

     - A proposal to adopt the Affiliation Agreement, dated as of December 9, 2002, by and between Wayne Bancorp and Banc Services Corp., and approve the merger contemplated thereby. A copy of the agreement is attached as Exhibit A to this joint proxy statement/prospectus. We encourage you to read this document in its entirety.

     - The election of three directors to serve until the consummation of the merger or until the annual meeting of shareholders to be held in 2006, whichever occurs first.

     - To transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

RECOMMENDATION OF THE BANC SERVICES CORP. BOARD OF DIRECTORS

     The Banc Services Corp. board of directors has adopted the Affiliation Agreement and recommends that Banc Services Corp. shareholders vote "FOR"approval of the Affiliation Agreement and the merger; and "FOR" the three nominated directors to be elected to the board of directors.

PROPOSAL TO ELECT DIRECTORS OF BANC SERVICES CORP.

     The regulations of Banc Services Corp. provide that the number of directors shall be not less than five nor more than 12, with the actual number being set by a resolution of the board of directors. The board of directors has set the number of directors at seven. The board of directors is divided into three classes with one class being elected each year to serve a three-year term. The number of directors to be elected at this annual meeting is three, with these three directors to be elected to serve a three-year term until the 2006 annual meeting of shareholders or until the effective time of the merger, whichever occurs first.

     The following persons named have been nominated for election to serve as indicated or until their successors have been elected and qualified. It is the intention of the persons named in the proxy to vote "FOR" the election of the following three nominees to the class of directors serving until the earlier of the 2006 annual meeting of shareholders or the effective time of the merger:

                                                                               YEAR FIRST
NAME OF DIRECTOR              PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS   BECAME DIRECTOR   AGE
----------------              --------------------------------------------   ---------------   ---
Victor B. Schantz...........  President of Schantz Organ Co., Inc.                1991         48
Rod Steiger.................  President and Chief Executive Officer of            1998         55
                              Banc Services Corp. and The Savings Bank and
                              Trust Company
David Yonto.................  President of The Quality Castings Co.               1995         55

     The board of directors recommends a vote "FOR" all of the nominees.

RECORD DATE

     The Banc Services Corp. board of directors has fixed the close of business on April 9, 2003 as the record date. Only shareholders of record of Banc Services Corp. common stock on the books of Banc Services Corp. as of the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments of the meeting. On January 31, 2003, Banc Services Corp. had issued and outstanding 959,627 shares of Banc Services Corp. common stock held by 466 shareholders. Each share of Banc Services Corp. common stock outstanding on the record date is entitled to one vote at Banc Services Corp.'s annual meeting on each matter to be voted on.

QUORUM AND VOTING

     A majority of all shares of Banc Services Corp. common stock outstanding on the record date, represented in person or proxy, constitutes a quorum for the purpose of voting on the merger. Abstentions and broker non-votes count as present for establishing a quorum.

     The holders of a majority of the outstanding shares of Banc Services Corp. common stock must adopt the Affiliation Agreement and approve the merger. To approve the election of the persons nominated to serve as directors, a plurality of votes cast at the annual meeting by the holders of stock entitled to vote at the meeting, without regard to broker non-votes or proxies as to which authority to vote for the nominee being proposed is withheld, is required. Banc Services Corp. shareholders are entitled to cast one vote per share of Banc Services Corp. common stock owned as of the Banc Services Corp. record date. Abstentions and broker non-votes will not be counted as cast for purposes of determining whether shareholder approval of the merger agreement has been obtained and will have the same effect as a vote against the Affiliation Agreement and merger.

     As of January 31, 2003, Banc Services Corp. directors and executive officers, directly or indirectly, held 24,976 shares of Banc Services Corp. common stock, which represented approximately 2.6% of all outstanding shares of Banc Services Corp. common stock entitled to vote at Banc Services Corp.'s annual meeting.

DIRECTORS CONTINUING IN OFFICE

     The persons named below are now serving as directors of Banc Services Corp. for terms expiring at the annual meeting of shareholders in 2004 and 2005.

 TERMS EXPIRING AT THE ANNUAL MEETING IN 2004

                                                                               YEAR FIRST
NAME OF DIRECTOR              PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS   BECAME DIRECTOR   AGE
----------------              --------------------------------------------   ---------------   ---
Fred Maibach................  President of Maibach Ford                           1996         54
Ted Stults..................  Chairman of Buckeye Nutrition                       1995         64

 TERMS EXPIRING AT THE ANNUAL MEETING IN 2005

                                                                               YEAR FIRST
NAME OF DIRECTOR              PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS   BECAME DIRECTOR   AGE
----------------              --------------------------------------------   ---------------   ---
Jerry Amstutz...............  President of Village Services, Inc.                 1983         60
Richard Wagner..............  Attorney                                            1968         68

     The business experience of each of the above listed nominees and directors continuing in office during the past five years was that typical of a person engaged in the principal occupation listed. Unless otherwise indicated, each of the nominees has had the same position or another executive position with the same employer during the past five years.

PROXIES

     Shares of Banc Services Corp. common stock represented by proxies properly executed and received by Banc Services Corp. in time to be voted at Banc Services Corp.'s annual meeting will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the shares will be voted "FOR" the adoption of the Affiliation Agreement and the approval of the merger contemplated by the Affiliation Agreement and "FOR" the three directors.

     All proxies voted in favor of approval of the proposals may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone Banc Services Corp.'s annual meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.

     Banc Services Corp.'s board of directors currently is not aware of any business to be acted upon at the annual meeting other than as described in this joint proxy statement/prospectus. If, however, other matters are properly brought before the annual meeting, in the absence of instructions to the contrary, persons appointed as proxies will have discretion to vote or act on the matters in their best judgment.

REVOCATION OF PROXIES

     The presence of a Banc Services Corp. shareholder at the annual meeting, or at any adjournments or postponements, will not automatically revoke the shareholder's proxy. However, a Banc Services Corp. shareholder may revoke a proxy at any time prior to its exercise by:

     - delivering to the corporate secretary of Banc Services Corp. a written notice of revocation bearing a date later than the date of the proxy;

     - delivering to the corporate secretary of Banc Services Corp. prior to the annual meeting a duly executed proxy bearing a later date; or

     - attending the annual meeting and voting in person at the annual meeting.

SOLICITATION OF PROXIES

     Banc Services Corp. is soliciting proxies for the Banc Services Corp. annual meeting from Banc Services Corp. shareholders. Proxies may be solicited by mail, personal interview, telephone and telecopy by directors, officers and employees of Banc Services Corp. and its subsidiaries on a part-time basis and for no additional compensation. Banc Services Corp. will bear the costs it incurs in the solicitation of proxies under this joint proxy statement/prospectus.

COMMUNICATIONS BY BANC SERVICES CORP. SHAREHOLDERS WITH BANC SERVICES CORP.

     Any written revocation of a proxy or other communications in connection with this joint proxy statement/prospectus and requests for additional copies of this joint proxy statement/prospectus or the proxy card should be sent to Banc Services Corp., 101 West Market Street, Orrville, Ohio 44667, Attention: Rod C. Steiger. If you have any questions or need further assistance in voting your shares please call 330-683-3055.

                                 THE COMPANIES

WAYNE BANCORP

     Wayne Bancorp was incorporated under the laws of the State of Ohio in April, 1986 for the purpose of becoming a bank holding company under the Bank Holding Company Act of 1956 by acquiring all of the outstanding shares of Wayne County National Bank. Wayne Bancorp is now a multi-bank holding company and currently has two operating bank subsidiaries, Wayne County National Bank and Chippewa Valley Bank. Chippewa Valley Bank was acquired by Wayne Bancorp in March, 1998. Wayne Bancorp also has two non-bank affiliates, MidOhio Data, Incorporated, which performs proof operations and data processing for the bank subsidiaries, and Chippewa Valley Title Agency, a title insurance agency subsidiary of Wayne County National Bank. In addition, if the merger is effected, Wayne Bancorp anticipates forming a state-chartered trust company and a mortgage company.

     Wayne County National Bank. Wayne County National Bank was chartered as a national bank in 1845 and has been in continuous operation since that time. It is engaged in the general commercial banking business through its principal office in Wooster, Ohio and through its 12 branch offices and two loan origination offices located in Wayne, Holmes and Stark Counties, Ohio. Wayne County National Bank provides customary retail and commercial bank services, including checking and savings accounts, time deposits, NOW accounts, safe deposit facilities, real estate mortgage loans and installment loans. Other services provided by the bank include secured and unsecured commercial loans, trust services and various other services to meet the public's banking needs. The significant banking market for Wayne County National Bank, which encompasses Wayne, Holmes and Stark Counties, includes approximately eight other commercial banks, one thrift institution, two credit unions and several mortgage companies. Wayne County National Bank conducts its business from the following offices:

             NAME OF OFFICE                               ADDRESS                      OWNED/LEASED
             --------------                               -------                      ------------
 1.  Berlin.........................  5120 St. Rt. 39, Berlin, OH 44610                   Leased
 2.  Buehler-Milltown...............  3540 Burbank Road, Wooster, OH 44691                Leased
 3.  Cleveland-Beall/Investment &
     Trust..........................  1776 Beall Avenue, Wooster, OH 44691                Owned
 4.  Consumer/Commercial Lending....  140 W. Liberty Street, Wooster, OH 44691            Owned
 5.  Customer Service...............  148 S. Milton Street, Smithville, OH 44667          Owned
 6.  Dalton.........................  207 S. Mill Street, Dalton, OH 44618                Owned
 7.  Fredericksburg.................  121 N. Mill Street, Fredericksburg, OH 44627        Owned
 8.  Millersburg....................  34 S. Clay Street, Millersburg, OH 44654            Leased
 9.  Mortgage Lending...............  3431 Commerce Parkway, Wooster, OH 44691            Leased
10.  Navarre........................  555 N. Main Street, Navarre, OH 44662               Owned
11.  North Towne....................  3910 Burbank Road, Wooster, OH 44691                Owned
12.  Orrville.......................  200 N. Main Street, Wooster, OH 44691               Owned
13.  Portage........................  1931 Portage Road, Wooster, OH 44691                Owned
14.  Shreve.........................  201 S. Market Street, Shreve, OH 44676              Owned
15.  Wooster Main Office............  112 W. Liberty Street, Wooster, OH 44691            Owned

     As of December 31, 2002, Wayne County National Bank had 141 full-time and 26 part-time employees.

     Chippewa Valley Bank. Chippewa Valley Bank was chartered as an Ohio bank in 1907 and has been in continuous operation since that time. It is engaged in the general commercial banking business through its main office in Wadsworth, Ohio and through its seven branch offices located in Wayne, Medina and Stark Counties, Ohio. Chippewa Valley Bank provides retail bank services, including the acceptance of demand, savings, money market and time deposits and the making of various types of loans. The significant banking market for Chippewa Valley Bank, which encompasses Wayne, Medina and Stark Counties, includes approximately 10 other commercial banks and one credit union. Chippewa Valley Bank conducts its business from the following offices:

             NAME OF OFFICE                               ADDRESS                      OWNED/LEASED
             --------------                               -------                      ------------
 1.  Canal Fulton...................  420 Beverly Avenue, Canal Fulton, OH 44614          Owned
 2.  Chippewa Lake..................  5797 Chippewa Road, Chippewa Lake, OH 44215         Owned
 3.  Doylestown.....................  25 S. Portage Street, Doylestown, OH 44230          Owned
 4.  Rittman Office.................  20 S. Main Street, Rittman, OH 44270                Owned
 5.  Rittman North..................  205 N. Main Street, Rittman, OH 44270               Owned
 6.  Seville........................  9100 Center Street, Seville, OH 44273               Owned
 7.  Westfield Center...............  6990 Greenwich Road, Westfield Center, OH 44251     Owned
 8.  Wadsworth......................  1052 N. High Street, Wadsworth, OH 44281            Owned

     As of December 31, 2002, Chippewa Valley Bank had 60 full-time and 23 part-time employees.

     Wayne Bancorp provides a number of benefits to its and its subsidiaries' full-time employees, including health and life insurance, pension, workers' compensation, paid vacation and numerous bank services.

BANC SERVICES CORP.

     Banc Services Corp. was incorporated under the laws of the State of Ohio in December, 1986, for the purpose of becoming a bank holding company under the Bank Holding Company Act of 1956 by acquiring all of the outstanding shares of The Savings Bank and Trust Company. Banc Services Corp. is currently a one bank holding company and has one operating bank subsidiary, The Savings Bank and Trust Company. Banc Services Corp. also has one non-bank affiliate, Access Financial Corp., which provides mortgages, consumer loans and retail installment financing through its location in Massillon, Ohio. The Savings Bank and Trust Company owns a 49% interest in SBT Title LLC, a title insurance agency.

     The Savings Bank and Trust Company. The Savings Bank and Trust Company was chartered as a state bank in 1903 and has been in continuous operation since that time. It is engaged in the general commercial banking business through its principal office in Orrville, Ohio and through its six branch offices located in Wayne and Stark Counties, Ohio. The Savings Bank and Trust Company provides customary retail and commercial bank services, including checking and savings accounts, time deposits, NOW accounts, safe deposit facilities, real estate mortgage loans and installment loans. Other services provided by the bank include secured and unsecured commercial loans, trust services and various other services to meet the public's banking needs. The significant banking market for The Savings Bank and Trust Company, which encompasses Wayne and Stark Counties, includes approximately 19 other commercial banks, three thrift institutions, eight credit unions and 12 mortgage companies. The Savings Bank and Trust Company conducts its business from the following offices:

            NAME OF OFFICE                              ADDRESS                       OWN/LEASED
            --------------                              -------                       ----------
 1.  Lake Avenue Office...........  438 Lake Avenue, Massillon, Ohio 44646              Leased
 2.  Towne Plaza Office...........  202 Federal Avenue, N.W., Massillon, Ohio 44647     Leased
 3.  Dalton Office................  204 South Mill Street, Dalton, Ohio 44618           Owned
 4.  Marshallville Office.........  10 North Main Street, Marshallville, Ohio 44645     Owned
 5.  High/Maple Office............  1100 West High Street, Orrville, Ohio 44667         Leased

            NAME OF OFFICE                              ADDRESS                       OWN/LEASED
            --------------                              -------                       ----------
 6.  Main Office..................  101 West Market Street, Orrville, Ohio 44667        Owned
 7.  Portage Centre Office........  2098 Portage Road, Wooster, Ohio 44691              Leased

     As of December 31, 2002, Banc Services Corp. and The Savings Bank and Trust Company has 83 full-time and 11 part-time employees.

     Banc Services Corp. provides a number of benefits to its, The Savings Bank and Trust Company's and Access Financial Corp.'s full-time employees, including health and life insurance pension, workers' compensation, paid vacation and numerous bank services.

                                   THE MERGER

     The discussion in this joint proxy statement/prospectus of the merger and the description of the principal terms and conditions of the Affiliation Agreement is a summary only. You should refer to the Affiliation Agreement for the details of the merger. We have attached a copy of the Affiliation Agreement to this document as Exhibit A. You are urged to read Exhibit A and the other exhibits to this joint proxy statement/prospectus carefully.

MERGER CONSIDERATION

     The Affiliation Agreement provides for the merger of Banc Services Corp. with and into Wayne Bancorp. The consideration for the merger is an exchange of
1.391 shares of Wayne Bancorp common stock, cash in lieu of fractional shares and $14.40 in cash for each share of Banc Services Corp. common stock. On December 9, 2002, the last trading day prior to the announcement of the transaction, the closing price of Wayne Bancorp common stock was $23.86. Based upon the closing price of Wayne Bancorp common stock on December 9, 2002, the merger consideration was valued at $47.59 per share of Banc Services Corp. common stock for a total merger consideration of approximately $45,500,000. The Affiliation Agreement also provides for additional cash consideration in the event the merger has not been completed by June 30, 2003. The additional consideration will be an amount, on a per share basis, equal to the total cash consideration of $13,761,029 times 4.25% and then divided by a fraction, the numerator of which is the number of days between June 30, 2003 and the effective date of the merger and the denominator of which is 365. This additional cash consideration will have the effect of paying interest to the Banc Services Corp. shareholders for each day after June 30, 2003 that the merger does not close.

     At the effective time of the merger, each outstanding option to purchase or acquire shares of Banc Services Corp. common stock will be converted into and become options with respect to Wayne Bancorp common stock. Specifically, the number of shares of Wayne Bancorp common stock that will be subject to an option to acquire shares as a result of the conversion will be equal to the whole number of shares determined by multiplying the number of Banc Services Corp. common shares subject to a Banc Services Corp. option by an option conversion ratio. The option conversion ratio is obtained by adding to 1.391 the result of dividing $14.40 by the closing price per share of Wayne Bancorp common stock on the closing date of the merger. The option conversion exchange ratio will be higher than the 1.391 exchange ratio because optionholders will not receive the cash portion of the merger consideration. For example, if the closing price of the stock is $25.00 on the closing date of the merger, the option conversion ratio would be 1.967:

                                $14.40 / $25.00 = .576
                                1.391 + .576 = 1.967

     As a result of the merger, former Banc Services Corp. shareholders will hold approximately 22% of the outstanding Wayne Bancorp stock on a diluted basis. Wayne Bancorp shareholders will hold approximately 78% of the outstanding Wayne Bancorp common stock, on a diluted basis, after the merger. These percentages reflect the unexercised options representing 188,060 shares of Wayne Bancorp common shares held by certain Wayne Bancorp directors and employees and unexercised options representing 33,900 shares of Banc Services Corp. common stock to be converted to options to purchase shares of Wayne Bancorp. This information is based upon the number of shares of Wayne Bancorp common stock and options outstanding on December 31, 2002.

EXCHANGE PROCEDURES FOR EXCHANGING STOCK CERTIFICATES

     After the merger is effective, you will be requested to return your certificates for Banc Services Corp. common stock to Wayne Bancorp in order to receive certificates representing Wayne Bancorp common stock in exchange for your shares of Banc Services Corp. common stock and a check representing the cash portion of the merger consideration as well as the cash paid for fractional shares. Wayne Bancorp's transfer agent, Registrar and Transfer Company, will mail a letter of transmittal to each Banc Services Corp. shareholder with instructions on how to surrender your certificates representing shares of Banc Services Corp. common stock. In the event you are unable to produce a certificate(s) representing your shares of Banc Services Corp. common stock, you may instead deliver:

     (1) evidence reasonably satisfactory to Wayne Bancorp that such certificate(s) has been lost, mislaid, wrongfully taken or destroyed,

     (2) such security or indemnity as reasonably may be requested by Wayne Bancorp to hold it harmless, and

     (3) evidence reasonably satisfactory to Wayne Bancorp that you are the owner of the shares represented by the certificate or certificates claimed to be lost, mislaid, wrongfully taken or destroyed and that you are the person who would have been entitled to present each such certificate and to receive Wayne Bancorp common stock and cash in exchange therefor pursuant to the Affiliation Agreement.

     If any certificate representing Wayne Bancorp common stock is to be issued in a name other than that in which the certificate(s) for shares of Banc Services Corp. common stock surrendered for exchange is registered, the certificate(s) so surrendered must be properly endorsed or otherwise be in proper form for transfer, and the person requesting such transfer must pay to Wayne Bancorp or its transfer agent any applicable transfer or other taxes required by reason of the issuance of the certificate.

     Even if you do not surrender your certificate(s) representing your common stock of Banc Services Corp. as requested (or fail to satisfy the requirements for lost, mislaid, wrongfully taken or destroyed certificates), your common stock in Banc Services Corp. and your certificates will be deemed for all purposes to be shares of Wayne Bancorp and will represent the number of shares of common stock of Wayne Bancorp into which your Banc Services Corp. common stock will have been converted. Any dividends or other distributions payable to you with respect to your Wayne Bancorp common stock will be held by Wayne Bancorp until you have surrendered your Banc Services Corp. stock certificates (or satisfied the conditions for lost, mislaid, wrongfully taken or destroyed certificates), at which time they will be paid to you in full without interest.

     PLEASE DO NOT RETURN YOUR BANC SERVICES CORP. COMMON STOCK CERTIFICATES TO BANC SERVICES CORP. OR WAYNE BANCORP UNTIL YOU ARE SPECIFICALLY INSTRUCTED TO DO SO BY WAYNE BANCORP. AFTER THE MERGER HAS BEEN CONSUMMATED, YOU WILL RECEIVE A LETTER CONTAINING ALL OF THE INSTRUCTIONS FOR THE EXCHANGE OF YOUR CERTIFICATES.

FINANCING THE MERGER

     Wayne Bancorp expects to finance the merger through the use of Wayne Bancorp common stock and cash. The common stock to be issued represents approximately 70% of the merger consideration and the cash makes up the 30% difference.

     Wayne Bancorp will issue common stock from both treasury stock and authorized but unissued stock. Currently Wayne Bancorp has authorized 12 million shares of common stock, of which approximately 4.8 million are issued and outstanding.

     Wayne Bancorp expects to finance the cash portion of the merger consideration and expenses of the merger from its current assets. In 2002, Wayne County National Bank and Chippewa Valley Bank issued special dividends to Wayne Bancorp, as the sole shareholder of each bank, which totaled approximately $13,000,000. An estimated additional $1,000,000 will be paid to Wayne Bancorp in 2003 by the subsidiary banks as a special dividend for purposes of paying the merger consideration and expenses of the merger.

BACKGROUND OF THE MERGER

     As part of their continuing efforts to maximize shareholder value, Wayne Bancorp's board of directors and Banc Services Corp.'s board of directors have each considered various strategic options from time to time, including the possibility of seeking a merger with another financial institution.

     In recent years, there has been, and there continues to be, substantial consolidation in the United States banking and financial services industry. This trend is necessarily of concern to smaller institutions like Wayne Bancorp and Banc Services Corp. because larger entities that emerge from consolidations may acquire substantial competitive advantages. Each of Wayne Bancorp and Banc Services Corp. has been dedicated to the goal of providing superior banking services, and, in analyzing strategic alternatives, has always sought to insure that the alternative being considered can reasonably be expected to result in improved services as well as enhanced shareholder value.

     In May 2002, Phil Swope, Vice Chairman of Wayne Bancorp and President and Chief Executive Officer of Chippewa Valley Bank, telephoned Rod Steiger, the President of The Savings Bank and Trust Company, to inquire whether the representatives of both financial institutions could meet to discuss a possible affiliation of the institutions. This call was memorialized by a letter dated May 20, 2002. Mr. Steiger brought this inquiry to The Savings Bank and Trust Company's board of directors (the members of which board are identical to the members of the board of directors of Banc Services Corp.) at a meeting on May 21, 2002. After discussion, the board decided that Mr. Steiger, accompanied by Messrs. Maibach and Wagner, directors of Banc Services Corp., should attend such meeting.

     On June 6, 2002, in Akron, Ohio, Messrs. Steiger, Maibach and Wagner met with Messrs. Swope and Boyle, President and Chief Executive Officer of Wayne Bancorp. Messrs. Boyle and Swope presented their vision of a combined Wayne Bancorp and Banc Services Corp. and the advantages that would accrue to both institutions, shareholders, customers and the communities that they served.

     The Savings Bank and Trust Company and Banc Services Corp. boards of directors met on June 18, 2002 to discuss the June 6, 2002 meeting with the representatives of Wayne Bancorp. At that meeting, the boards discussed the various strategic options and decided to seek an opinion from an investment banking firm about the strategic options available to Banc Services Corp.

     The shareholder value committee of the board of directors of Banc Services Corp. met on July 8, 2002. Representatives of the initial investment banking firm presented an analysis of a possible combination with Wayne Bancorp at this July 8, 2002 meeting. The investment bankers's recommendation was that further discussions take place with Wayne Bancorp with an objective of receiving from Wayne Bancorp an indication of the financial terms on which a possible affiliation could occur. Due to a potential conflict of interest involving the initial investment banking firm's prior performance of services for Wayne Bancorp, the Banc Services Corp. board of directors decided to seek the opinion of another investment advisor at its July 16, 2002 meeting. Banc Services Corp. engaged the services of Professional Bank Services on August 28, 2002.

     On August 1, 2002, representatives of Professional Bank Services met with the executive committee of the Banc Services Corp. board of directors to discuss strategic points related to potential merger opportunities for Banc Services Corp. This presentation included an explanation of assumptions used for development of varying merger scenarios including specific pricing formulas.

     On August 28, 2002, the shareholder value committee of the Banc Services Corp.'s board of directors met with representatives of Professional Bank Services to discuss Professional Bank Services' initial report regarding a possible affiliation with Wayne Bancorp and compared this alternative to the other strategic alternatives available to Banc Services Corp. At this August 28, 2002 meeting, the shareholder value committee recommended proceeding with negotiations with Wayne Bancorp.

     On August 30, 2002, a confidentiality agreement was signed by Wayne Bancorp and Banc Services Corp. in contemplation of further negotiations.

     Wayne Bancorp engaged the investment banking firm of Stifel, Nicolas and Company, Incorporated in September, 2002 to advise Wayne Bancorp with respect to a potential transaction with Banc Services Corp. Wayne Bancorp also engaged Dinsmore & Shohl LLP as special legal counsel to the company in connection with the potential transaction. On October 9, 2002, the executive committee of the Wayne Bancorp board of directors met to discuss a possible merger with Banc Services Corp. At this meeting, the executive committee reviewed the preliminary evaluations of Stifel, Nicolaus with respect to the proposed merger. The executive committee authorized Wayne Bancorp management to proceed with negotiations with Banc Services Corp.

     On October 14, 2002, Wayne Bancorp delivered a non-binding letter of interest to Banc Services Corp. The Banc Services Corp. board of directors met on October 16, 2002 to discuss the letter of interest and the proposed purchase price. The board of directors also discussed information on comparable acquisitions, other potential acquirers of Banc Services Corp. and financial information on Wayne Bancorp. The advantages and disadvantages of the proposed transaction were also discussed. The Banc Services Corp. board of directors decided to proceed with negotiations with Wayne Bancorp. Banc Services Corp. engaged Frost Brown Todd LLC as special legal counsel to the company in connection with the proposed transaction on November 11, 2002.

     On November 5, 2002, in Riceland, Ohio, representatives of Banc Services Corp. and representatives of Wayne Bancorp met to discuss the merger of the financial institutions and how such institutions would operate after the combination. Wayne Bancorp delivered a draft of the definitive acquisition agreement to Banc Services Corp. on November 14, 2002. The Banc Services Corp. board of directors met on November 19, 2002 to review and discuss the terms of the draft Affiliation Agreement and the proposed transaction with representatives of Professional Bank Services and Frost Brown Todd. The Banc Services Corp. board of directors decided to continue with negotiations with respect to the merger consideration to be paid to the shareholders of Banc Services Corp. The executive committee of the Wayne Bancorp board of directors met with the company's management on November 20, 2002 to review and discuss the progress of the proposed transaction. Representatives of both Wayne Bancorp and Banc Services Corp. continued to negotiate the terms of a definitive agreement in November, 2002. Wayne Bancorp and Banc Services Corp. each also conducted due diligence with respect to the other party during November, 2002.

     The Wayne Bancorp board of directors met on December 9, 2002 to consider the Affiliation Agreement negotiated by the parties. Representatives of Dinsmore & Shohl LLP discussed the terms of the Affiliation Agreement with the board of directors at this meeting. Representatives of Stifel, Nicolaus also were present at this meeting and delivered an opinion that the merger transaction was fair to the Wayne Bancorp shareholders. After further discussion, the Wayne Bancorp board of directors unanimously approved the Affiliation Agreement and the merger with Banc Services Corp.

     On December 9, 2002, the Banc Services Corp. board of directors held a special meeting to consider the Affiliation Agreement negotiated by the parties. At this December 9, 2002 special board of directors meeting, representatives of Professional Bank Services presented an analysis of the financial terms of the proposed Affiliation Agreement and delivered an opinion that the consideration to be received in the merger was fair to the Banc Services Corp.'s shareholders from a financial point of view. Representatives of Frost Brown Todd LLC presented an analysis of the terms and conditions of the Affiliation Agreement. After further discussion, the Banc Services Corp. board of directors unanimously approved the Affiliation Agreement based on its conclusion that the merger would be in the best interests of the shareholders of Banc Services Corp. as well as Banc Services Corp.'s employees, customers, creditors and the communities in which it operates.

     Wayne Bancorp and Banc Services Corp. issued a joint press release dated December 10, 2002 to announce the proposed mergers between the parties.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     Wayne Bancorp. In reaching its determination to approve the Affiliation Agreement and recommend the approval of the Affiliation Agreement by the shareholders, the Wayne Bancorp board of directors consulted with Wayne Bancorp management, legal consultants and Stifel, Nicolaus & Company, Incorporated and considered the following material factors in support of the board's recommendation:

     (1) the long-term interests of Wayne Bancorp and its shareholders, as well as the interests of Wayne Bancorp employees, customers, creditors and the communities in which Wayne Bancorp operates;

     (2) information concerning the business, earnings, operations, financial condition and prospects of Banc Services Corp., both individually and on a combined basis, including information with respect to the past earnings performance of each of Wayne Bancorp and Banc Services Corp.;

     (3) the transaction will enhance Wayne Bancorp's two financial institution subsidiaries with additional strong positions in attractive markets;

     (4) the opportunity to benefit from cost savings and other benefits of size and operating efficiencies;

     (5) the merger should allow the combined company to benefit, over the long term, from increased financial strength and more alternatives in the financial markets as compared to either company on a stand-alone basis;

     (6) the potential accretion to Wayne Bancorp earnings per share and book value per share;

     (7) the ownership by current Wayne Bancorp shareholders of approximately 78% of the combined company immediately following the merger based upon the issued and outstanding shares of both companies;

     (8) the ability to complete the merger, including, in particular, obtaining regulatory approvals; and

     (9) the merger should assist Wayne Bancorp in maintaining its status as an independent holding company and its subsidiaries in maintaining their status as community banks.

     The board of directors of Wayne Bancorp also considered a variety of risks and other potentially negative factors in deliberations concerning the merger. In particular, the board of directors of Wayne Bancorp considered:

     (1) the risks associated with fixed merger consideration, subject to potential adjustments set forth in the Affiliation Agreement and further explained in this document (see the section entitled "The Affiliation Agreement -- Termination"), including the possibility that the value of the Wayne Bancorp common stock that the Banc Services Corp. shareholders receive in the merger could vary depending on market price of Wayne Bancorp's common stock at the effective time of the merger;

     (2) the costs associated with the regulatory approval process, the costs associated with calling an annual meeting of the shareholders and other merger related costs; and

     (3) the risks associated with combining the operations of Banc Services Corp. with Wayne Bancorp's existing operations, including difficulty in combining corporate, accounting, financial information and information systems.

     The board of directors of Wayne Bancorp did not receive a quantitative analysis of the factors listed above. However, the board of directors of Wayne Bancorp concluded that the anticipated benefits of the merger outweighed the possible detriments.

     This discussion is not intended to be exhaustive but includes the material information and factors considered by the Wayne Bancorp board of directors in its consideration of the merger. In view of the wide variety of factors considered, the Wayne Bancorp board of directors did not assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the Wayne Bancorp board of directors may have given different weights to different factors.

     THE WAYNE BANCORP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT WAYNE BANCORP SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE ISSUANCE OF WAYNE BANCORP COMMON STOCK AND THE MERGER CONTEMPLATED BY THE AFFILIATION AGREEMENT.

     Banc Services Corp. The board of directors considered the following material factors that supported its decision to approve the Affiliation
Agreement:

     (1) the financial terms of the merger, as presented to the board of directors of Banc Services Corp., are fair to the shareholders of the Banc Services Corp.;

     (2) the benefits to Banc Services Corp. through an enhanced ability to meet the financial needs of its customers and compete in the rapidly changing financial services industry;

     (3) the enhanced ability to offer more competitive services and maintain a stronger competitive presence in Northeast Ohio;

     (4) certain cost benefits due to economies of scale and enhanced continuity of management;

     (5) the proposed merger provides for a continued theory and practice of owning and operating an independent community banking institution owned and operated largely by community-minded citizens in Wayne and surrounding counties in Northeast Ohio;

     (6) the likelihood of being able to obtain the required regulatory approvals for the merger;

     (7) the affect on shareholder value of Banc Services Corp. remaining an independent entity, especially in the face of increased competition to community banks in general from large banking holding companies and other financial institutions;

     (8) the merger provides no current, adverse tax consequences to Banc Services Corp. shareholders except for cash received for fractional shares and cash received as part of the merger consideration; and

     (9) the merger provides a more marketable security to Banc Services Corp. shareholders because the Wayne Bancorp stock is more actively traded than Banc Services Corp. stock.

     The board of directors of Banc Services Corp. also considered a variety of risks and other potentially negative factors in connection with the proposed merger. These factors included:

     (1) the cost associated with the regulatory approval process, cost in connection with calling the annual meeting of the shareholders and other merger-related costs;

     (2) sufficiency of loan loss reserves;

     (3) ability of Wayne Bancorp to absorb Banc Services Corp. and effectively recognize cost savings and economies of scale in the near future;

     (4) acceptance of the change by the communities served by Banc Services Corp.;

     (5) the loss of The Savings Bank and Trust Company's independence as a separate institution; and

     (6) the risks associated with fixed merger consideration, subject to potential adjustments set forth in the Affiliation Agreement and further explained in this document (see the section entitled "The Affiliation Agreement -- Termination") including the possibility that the value of the Wayne Bancorp common stock that the Banc Services Corp. shareholders receive in the merger could vary depending on the market price of Wayne Bancorp common stock at the effective time of the merger.

     The discussion above describes the material factors considered by the board of directors in its consideration of the merger. After considering these factors, and taking into account the recommendation of management, the Banc Services Corp. board of directors concluded that the positive factors described above outweighed the negative factors described above. Because of the variety of factors considered, the Banc Services Corp. board of directors did not attempt to quantify or assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors together.

     THE BOARD OF DIRECTORS OF BANC SERVICES CORP. UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF BANC SERVICES CORP. VOTE FOR THE APPROVAL AND ADOPTION OF THE AFFILIATION AGREEMENT AND THE MERGER CONTEMPLATED BY THE AFFILIATION AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

     Opinion of Wayne Bancorp's Financial Advisor. Wayne Bancorp has retained Stifel, Nicolaus & Company, Incorporated as its financial advisor in connection with the merger. Stifel, Nicolaus is a nationally recognized investment-banking firm with substantial expertise in transactions similar to the merger. Stifel, Nicolaus is an investment banking and securities firm with membership on all principal United States' securities exchanges. As part of its investment banking activities, Stifel, Nicolaus is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In connection with the December 9, 2002 meeting of the board of directors of Wayne Bancorp, Stifel, Nicolaus rendered its opinion that, as of such date, the consideration to be paid by Wayne Bancorp in the merger was fair to Wayne Bancorp from a financial point of view. Stifel, Nicolaus has confirmed its December 9, 2002 opinion by delivery of its written opinion to the board of directors of Wayne Bancorp, dated the date of this joint proxy statement/prospectus, that, based upon and subject to the various considerations set forth therein, as of the date hereof, the merger consideration to be paid by Wayne Bancorp in the merger is fair to Wayne Bancorp from a financial point of view.

     The full text of Stifel, Nicolaus' opinion as of the date hereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Exhibit B to this joint proxy statement/prospectus and is incorporated herein by reference, and should be read in its entirety in connection with this joint proxy statement/prospectus. The summary of the opinion of Stifel, Nicolaus set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

     No limitations were imposed by Wayne Bancorp on the scope of Stifel, Nicolaus' investigation or the procedures to be followed by Stifel, Nicolaus in rendering its opinion. Stifel, Nicolaus was not requested to and did not make any recommendation to the board of directors of Wayne Bancorp as to the form or amount of the consideration to be paid to Banc Services Corp. or its shareholders, which was determined through arm's length negotiations between the parties. In arriving at its opinion, Stifel, Nicolaus did not ascribe a specific range of values to Banc Services Corp. Its opinion is based on the financial and comparative analyses described below. Stifel, Nicolaus' opinion was directed solely to the board of directors of Wayne Bancorp for its use in connection with its consideration of the merger. Stifel, Nicolaus' opinion addressed only the fairness of the merger consideration to be paid by Wayne Bancorp in the merger from a financial point of view, did not address any other aspect of the merger, and was not intended to be and does not constitute a recommendation to any shareholder of Wayne Bancorp as to how such shareholder should vote with respect to the merger. Stifel, Nicolaus was not requested to opine as to, and its opinion does not address, Wayne Bancorp's underlying business decision to proceed with or effect the merger or the relative merits of the merger compared to any alternative transaction that might be available to Wayne Bancorp.

     In connection with its December 9, 2002 opinion and its written opinion dated the date hereof, Stifel, Nicolaus among other things:

     - reviewed the form of the agreement as executed on December 9, 2002;

     - reviewed the audited financial statements of Banc Services Corp. for the five years ended December 31, 2001 and its unaudited quarterly financial statements for the quarter ended September 30, 2002;

     - reviewed the audited financial statements of Wayne Bancorp for the five years ended December 31, 2001 included in its Annual Report on Form 10-K on file with the SEC and its unaudited quarterly financial statements for the quarter ended September 30, 2002, included in its Quarterly Report on Form 10-Q on file with the SEC;

     - reviewed certain internal financial analyses and forecasts for Wayne Bancorp and Banc Services Corp. prepared by their respective managements;

     - held discussions with Wayne Bancorp's and Banc Services Corp.'s senior management regarding their respective operations, financial condition and future prospects and their respective financial forecasts for Wayne Bancorp and Banc Services Corp.;

     - compared certain financial and securities data of Wayne Bancorp and Banc Services Corp. with various other companies whose securities are traded in public markets;

     - reviewed the historical stock prices and trading volumes of the common stock of Wayne Bancorp and Banc Services Corp.;

     - reviewed the financial terms of certain other business combinations; and

     - conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of its opinion.

     Stifel, Nicolaus also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the commercial banking industry generally.

     In rendering its opinion, Stifel, Nicolaus relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to it or that was otherwise reviewed by it and has not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to Stifel, Nicolaus (including without limitation, projected cost savings and operating synergies resulting from the merger), Stifel, Nicolaus assumed, with Wayne Bancorp's consent, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of Wayne Bancorp and Banc Services Corp. as to the future operating and financial performance of Wayne Bancorp and Banc Services Corp., that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which Stifel, Nicolaus could form its opinion. Stifel, Nicolaus assumes no responsibility for, and expresses no view as to such financial forecasts or the assumptions on which they are based. Stifel, Nicolaus also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Wayne Bancorp or Banc Services Corp. since the date of the last financial statements made available to it. Stifel, Nicolaus also assumed, without independent verification and with Wayne Bancorp's consent, that the aggregate allowances for loan losses set forth in the financial statements of Wayne Bancorp and Banc Services Corp. are in the aggregate adequate to cover all such losses. Stifel, Nicolaus did not make or obtain any independent evaluation, appraisal or physical inspection of Wayne Bancorp's or Banc Services Corp.'s assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did it review loan or credit files of Wayne Bancorp or Banc Services Corp. Stifel, Nicolaus relied on advice of Wayne Bancorp's counsel and accountants as to certain legal and accounting matters with respect to Wayne Bancorp, the agreement and the transactions and other matters contained or contemplated therein. Stifel, Nicolaus assumed, with Wayne Bancorp's consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived.

     In rendering its opinion, Stifel, Nicolaus assumed that the merger will be consummated as provided in the agreement and will constitute a tax-free reorganization as contemplated by the agreement. Stifel, Nicolaus' opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of its opinion, and does not imply any conclusion as to the price or trading range of the Wayne Bancorp's common stock or Banc Services Corp.'s common stock, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

     The financial forecasts furnished to Stifel, Nicolaus for Wayne Bancorp and Banc Services Corp. and estimates of cost savings and operating synergies resulting from the merger were prepared by the managements of Wayne Bancorp and Banc Services Corp. and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As a matter of policy, Wayne Bancorp and Banc Services Corp. do not publicly disclose internal management forecasts, projections or estimates of the type furnished to Stifel, Nicolaus in connection with its analysis of the financial terms of the merger, and such forecasts and estimates were not prepared with a view towards public disclosure. These forecasts and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of either Wayne Bancorp or Banc Services Corp., including, without limitation, factors related to the integration of Wayne Bancorp and Banc Services Corp. and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts and estimates.

     In connection with rendering its December 9, 2002 opinion, Stifel, Nicolaus performed a variety of financial analyses that are summarized below. Such summary does not purport to be a complete description of such analyses. Stifel, Nicolaus believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Stifel, Nicolaus made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Wayne Bancorp or Banc Services Corp. Any estimates contained in Stifel, Nicolaus' analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Stifel, Nicolaus' analyses was identical to Wayne Bancorp or Banc Services Corp. or the merger. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared. None of the analyses performed by Stifel, Nicolaus was assigned a greater significance by Stifel, Nicolaus than any other. The analyses described below does not purport to be indicative of actual future results, or to reflect the prices at which Wayne Bancorp common stock or Banc Services Corp. common stock may trade in the public markets.

     The following is a summary of the financial analyses performed by Stifel, Nicolaus in connection with providing its opinion on December 9, 2002. In connection with its written opinion dated as of the date of this joint proxy statement/prospectus, Stifel, Nicolaus performed procedures to update certain of its analyses and review the assumptions on which such analyses were based and the factors considered in connection therewith. In updating its opinion, Stifel, Nicolaus did not utilize any methods of analysis in addition to those described.

     Pro Forma Effect of the Merger. Stifel, Nicolaus reviewed certain estimated future operating and financial information developed by Wayne Bancorp and Banc Services Corp. and certain estimated future operating and financial information for the pro forma combined entity resulting from the merger for the twelve month periods ended December 31, 2003 and December 31, 2004. Based on this analysis, Stifel, Nicolaus compared certain of Wayne Bancorp's estimated future per share results with such estimated figures for the pro forma combined entity. On a pro forma basis, the merger is forecast to be accretive to Wayne Bancorp's earnings per share for the twelve month periods ended December 31, 2003 and December 31, 2004. Stifel, Nicolaus also reviewed certain historical financial information in order to determine the effect of the merger on Wayne Bancorp's book value and tangible book value. Based on this analysis, at September 30, 2002, on a pro forma basis the merger is forecast to be accretive to Wayne Bancorp's book value per share and dilutive to Wayne Bancorp's tangible book value per share.

     Analysis of Bank Merger Transactions. Stifel, Nicolaus analyzed certain information relating to recent transactions in the banking industry, consisting of (1) 15 selected acquisitions announced between August 1, 2000 and December 2, 2002, involving bank sellers in the United States with announced transactions values less than $500 million and excluding merger of equals transactions, referred to below as Group A, (2) 30 acquisitions announced between January 1, 2001 and December 2, 2002, involving bank sellers in the midwestern region of the United States with announced transaction values, involving sellers with assets between $100 million and $400 million and excluding merger of equals transactions, referred to below as

Group B, and (3) 135 acquisitions announced between December 5, 2001 and December 2, 2002, involving bank sellers in all regions of the United States with announced transaction values and excluding merger of equals transactions, referred to below as Group C. Stifel, Nicolaus calculated the following ratios with respect to the merger and the selected transactions:

                                                        WAYNE
                                                       BANCORP/      GROUP A SELECTED TRANSACTIONS
                                                    BANC SERVICES    -----------------------------
RATIOS                                                  CORP.        MINIMUM    MEDIAN    MAXIMUM
------                                              --------------   --------   -------   --------
Deal Price Per Share/Book Value Per Share.........       251%           148%      202%      512%
Deal Price Per Share/Tangible Book Value Per
  Share...........................................       251%           148%      229%      512%
Adjusted Deal Price/6.50% Equity..................       305%           182%      260%      465%
Deal Price Per Share/Last 12
  Months Earnings Per Share.......................      15.6x          14.0x     16.9x     24.4x
Deal Price Per Share/2002
  Estimated Earnings Per Share....................      15.3x          12.3x     16.3x     20.1x
Premium to Trading Price (1 month prior)..........      97.7%         (13.4%)    42.0%     64.8%
Deal Price/Assets.................................      25.5%          11.2%     18.1%     31.0%
Premium over Tangible Book Value/Deposits.........      17.0%           6.1%     12.9%     28.2%
Deal Price/Deposits...............................      32.5%          12.9%     22.5%     42.3%

                                                        WAYNE
                                                       BANCORP/      GROUP B SELECTED TRANSACTIONS
                                                    BANC SERVICES    -----------------------------
RATIOS                                                  CORP.        MINIMUM    MEDIAN    MAXIMUM
------                                              --------------   --------   -------   --------
Deal Price Per Share/ Book Value Per Share........       251%            92%      185%      337%
Deal Price Per Share/Tangible Book Value Per
  Share...........................................       251%           100%      193%      337%
Adjusted Deal Price/6.50% Equity..................       305%            81%      211%      467%
Deal Price Per Share/Last 12
  Months Earnings Per Share.......................      15.6x           8.2x     17.2x     44.7x
Deal Price/Assets.................................      25.5%           6.5%     16.2%     33.9%
Premium over Tangible Book Value/Deposits.........      17.0%          (1.4%)     9.1%     29.4%
Deal Price/Deposits...............................      32.5%           7.0%     18.9%     41.8%

                                                        WAYNE
                                                       BANCORP/      GROUP C SELECTED TRANSACTIONS
                                                    BANC SERVICES    -----------------------------
RATIOS                                                  CORP.        MINIMUM    MEDIAN    MAXIMUM
------                                              --------------   --------   -------   --------
Deal Price Per Share/ Book Value Per Share........       251%            52%      173%      512%
Deal Price Per Share/Tangible Book Value Per
  Share...........................................       251%            52%      178%      512%
Adjusted Deal Price/6.50% Equity..................       305%           (33%)     202%      467%
Deal Price Per Share/Last 12 Months Earnings Per
  Share...........................................      15.6x           2.8x     19.5x     58.8x
Premium to Trading Price (1 month prior)..........      97.7%         (13.4%)    40.9%    125.0%
Deal Price/Assets.................................      25.5%           2.0%     16.7%     33.9%
Premium over Tangible Book Value/Deposits.........      17.0%          (5.1%)     8.1%     29.4%
Deal Price/Deposits...............................      32.5%           2.0%     20.1%     41.8%

     This analysis resulted in a range of imputed values for Banc Services Corp. common stock of between $31.11 and $52.07 based on the median multiples for Group A, between $24.97 and $53.16 based on the median multiples for Group B, and between $27.06 and $60.12 based on the median multiples for Group C.

     Present Value Analysis. Applying discounted cash flow analysis to the theoretical future earnings and dividends of Wayne Bancorp and Banc Services Corp., Stifel, Nicolaus compared the calculated value of a Wayne Bancorp share to the calculated value of the combined entity. The analysis was based upon management's projected earnings growth, a range of assumed price/earnings ratios, and a 12.5%, 15.0% and 17.5% discount rate. Stifel, Nicolaus selected the range of terminal price/earnings ratios on the basis of past and current trading multiples for other publicly traded comparable commercial banks. The stand-alone present value of Wayne Bancorp common stock calculated on this basis ranged from $17.16 to $25.52 per share. The present value of one share of common stock in the combined entity under the terms of the plan calculated on this basis ranged from $17.91 to $26.69 per share.

     Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Stifel, Nicolaus estimated the net present value of the future streams of after-tax cash flow that Banc Services Corp. could produce to benefit a potential acquiror, referred to below as dividendable net income. In this analysis, Stifel, Nicolaus assumed that Banc Services Corp. would perform in accordance with management's estimates and calculated assumed after-tax distributions to a potential acquiror such that its tangible common equity ratio would be maintained at 7.0% of assets. Stifel, Nicolaus calculated the sum of
(1) the estimated terminal values per share of Banc Services Corp. common stock based on assumed multiples to Banc Services Corp.'s projected 2007 earnings ranging from 17.4x to 19.9x, plus (2) the assumed 2003 - 2007 dividendable net income streams per share, in each case discounted to present values at assumed discount rates ranging from 12.5% to 17.5%. This discounted cash flow analysis indicated an implied equity value reference range of $52.34 to $69.93 per share of Banc Services Corp.'s common stock. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of Banc Services Corp.'s common stock may trade in the public markets. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including estimated revenue enhancements, terminal values, dividend payout rates and discount rates.

     Contribution Analysis. Stifel, Nicolaus reviewed certain financial information for Wayne Bancorp and Banc Services Corp. for the twelve month period ended December 31, 2001, and the nine-month period ended September 30, 2002, including net interest income, non-interest income, non-interest expense and net income. In addition, Stifel, Nicolaus reviewed financial information at September 30, 2002 for total assets, total loans, loan loss reserves, total deposits, total equity and total tangible equity. Stifel, Nicolaus also reviewed projected net income for the twelve month periods ended December 31, 2002 and December 31, 2003 and projected cash net income for the twelve month period ended December 31, 2003 for Wayne Bancorp and Banc Services Corp. prepared by their respective managements. Stifel, Nicolaus then compared the financial information for Banc Services Corp. to the pro forma combined figures for Wayne Bancorp and Banc Services Corp. The contribution analysis for these figures indicated that Banc Services Corp. would contribute between 19% and 32% of the pro forma combined figures for Wayne Bancorp and Banc Services Corp. This analysis resulted in a range of imputed values for Banc Services Corp. common stock of between $28.13 and $56.34 based on Banc Services Corp.'s contribution to the pro forma combined figures for Wayne Bancorp and Banc Services Corp.

     Comparison of Selected Companies. Stifel, Nicolaus reviewed and compared certain multiples and ratios for the merger with a peer group of 10 selected banks with assets between $300 million and $850 million which Stifel, Nicolaus deemed to be relevant. The group of selected banks consisted of DCB Financial Corporation, First Citizens Banc, Farmers National Banc Corp, LNB Bancorp, Inc., Monroe Bancorp, NB&T Financial Group, Inc., Oak Hill Financial, Inc., United Bancorp, Inc., United Bancshares, Inc. and Wayne Bancorp, Inc. In order to calculate a range of imputed values for a share of Banc Services Corp.'s common stock, Stifel, Nicolaus applied a 35.9% control premium to the trading prices of the selected group of comparable companies and compared the resulting theoretical offer price to each of book value, tangible book value, adjusted 6.5% equity, estimated 2002 earnings and, estimated 2003 earnings, each as generally provided by Institutional Brokers Estimate System, assets, tangible book value to deposits and deposits. Stifel, Nicolaus then applied the resulting range of multiples and ratios for the peer group specified above to the appropriate financial results of Banc Services Corp. This analysis resulted in a range of imputed values for Banc Services Corp. common stock of between $36.10 and $56.49 based on the median multiples and ratios for the peer group. The 35.9% control premium selected by Stifel, Nicolaus was based on a 5 year analysis of market premiums paid in bank and thrift merger transactions.

     Stifel, Nicolaus calculated the following ratios with respect to the 10 selected comparable companies after application of the 35.9% control premium:

                                                             WAYNE         10 SELECTED COMPARABLE
                                                           BANCORP/              COMPANIES
                                                         BANC SERVICES   --------------------------
RATIOS                                                       CORP.       MINIMUM   MEDIAN   MAXIMUM
------                                                   -------------   -------   ------   -------
Deal Price Per Share/ Book Value Per Share.............       251%         133%     221%      294%
Deal Price Per Share/Tangible Book Value Per Share.....       251%         134%     235%       296
Adjusted Deal Price/6.50% Equity.......................       305%         148%     268%      417%
Deal Price Per Share/Estimated 2002 Earnings Per
  Share................................................      15.3x        13.7x    18.3x     28.6x
Deal Price Per Share/Estimated 2003 Earnings Per
  Share................................................      15.3x        12.7x    17.0x     26.5x
Deal Price/Assets......................................      25.5%        12.7%    20.5%     31.2%
Premium over Tangible Book Value/Deposits..............      17.0%         4.3%    13.9%     26.6%
Deal Price/Deposits....................................      32.5%        17.0%    25.4%     40.3%

     As described above, Stifel, Nicolaus' opinion was among the many factors taken into consideration by the Wayne Bancorp board of directors in making its determination to approve the merger.

     Pursuant to the terms of Stifel, Nicolaus' engagement, Wayne Bancorp paid Stifel, Nicolaus a nonrefundable cash fee of $75,000 upon the signing of the definitive agreement. In addition, Wayne Bancorp has agreed to pay Stifel, Nicolaus an additional fee of $25,000 upon delivery of its updated opinion dated the date of this joint proxy statement/prospectus and $75,000 subject to and conditioned upon consummation of the merger with Banc Services Corp. Wayne Bancorp has also agreed to reimburse Stifel, Nicolaus for certain out-of-pocket expenses, subject to a maximum of $20,000, and has agreed to indemnify Stifel, Nicolaus, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws. In addition to the services rendered in connection with the proposed transaction, Stifel, Nicolaus regularly acts as a market maker for shares of Wayne Bancorp common stock and conducts market research on Wayne Bancorp common stock for which it receives no direct compensation from Wayne Bancorp but for which Stifel, Nicolaus does otherwise benefit.

     In the ordinary course of business, Stifel, Nicolaus actively trades equity securities of Wayne Bancorp for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Opinion of Banc Services Corp.' s Financial Advisor. Professional Bank Services, Inc. was engaged by Banc Services Corp. to advise the Banc Services Corp.'s board of directors as to the fairness of the consideration, from a financial perspective, to be paid by Wayne Bancorp to the Banc Services Corp. shareholders as set forth in the Affiliation Agreement by and between Wayne Bancorp and Banc Services Corp.

     Professional Bank Services is a bank consulting firm with offices located throughout the United States. As part of its investment banking business, Professional Bank Services is regularly engaged in reviewing the fairness of financial institution acquisition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, estate settlements, and other transactions. Neither Professional Bank Services nor any of its affiliates has a material financial interest in Banc Services Corp. or Wayne Bancorp. Professional Bank Services was selected to advise Banc Services Corp.'s board of directors based upon its familiarity with Ohio financial institutions and knowledge of the banking industry as a whole.

     Professional Bank Services performed certain analyses described herein and presented the range of values for Banc Services Corp., resulting from such analyses, to the board of directors of Banc Services Corp. in connection with its advice as to the fairness of the consideration to be paid by Wayne Bancorp.

     A fairness opinion of Professional Bank Services was delivered to the board of directors of Banc Services Corp. on December 9, 2002 at an annual meeting of the board of directors and has been updated as of the date of this joint prospectus/proxy statement. A copy of the fairness opinion, which includes a summary of the assumptions made and information analyzed in deriving the fairness opinion, is attached as Exhibit C to this joint proxy statement/prospectus and should be read in its entirety.

     In arriving at its fairness opinion, Professional Bank Services reviewed certain publicly available business and financial information relating to Banc Services Corp. and Wayne Bancorp. Professional Bank Services considered certain financial and stock market data of Banc Services Corp. and Wayne Bancorp, compared that data with similar data for certain other publicly-held bank holding companies and considered the financial terms of certain other comparable bank transactions that had recently been effected. Professional Bank Services also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, Professional Bank Services did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by Professional Bank Services were based on assumptions believed by Professional Bank Services to be reasonable and to reflect currently available information. Professional Bank Services did not make an independent evaluation or appraisal of the assets of Banc Services Corp. or Wayne Bancorp.

     As part of preparing this fairness opinion, Professional Bank Services performed a limited scope due diligence review of Wayne Bancorp on November 18 and 19, 2002 at Wayne Bancorp's corporate offices. As part of the due diligence, Professional Bank Services reviewed the following items: all Forms 10-Q, 10-K and 8-K for 2000, 2001 and year to date 2002 filed by Wayne Bancorp with the SEC; year-end 2000 and 2001 audited annual reports for Wayne Bancorp; Wayne Bancorp's March 21, 2002 definitive proxy statement; independent audit, firm management letters and management responses thereto for the last two years; the September 30, 2002 Federal Reserve FY-9 Consolidated Report of Condition and Income for Wayne Bancorp; the most recent uniform holding company performance report for Wayne Bancorp; the most recent listing of investment portfolio holdings with book and market values; the most recent month-end delinquency and non-accrual reports for each affiliate bank; the most recent consolidated analysis of the allowance for loan and lease losses for each affiliate bank; the most recent internal loan review reports and problem loan listings with classifications; copies of Wayne Bancorp loan policies and procedures manual; and all internal audit reports issued during 2001 and year-to-date 2002.

     Professional Bank Services reviewed and analyzed the historical performance of Banc Services Corp. including the December 31, 2000 and 2001 audited annual reports of Banc Services Corp.; Consolidated Report of Condition and Income dated December 31, 2000 and 2001, March 31, 2002 and June 30, 2002 filed by Banc Services Corp.; uniform bank performance report as of June 30, 2002 for Banc Services Corp.; Banc Services Corp.'s 2002 operating budget; and various internal asset quality reports. Professional Bank Services reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, Professional Bank Services took into account its assessment of general market and financial conditions, its experience in other similar transactions, and its knowledge of the banking industry generally.

     In connection with rendering the fairness opinion and preparing its written and oral presentation to Banc Services Corp.'s board of directors, Professional Bank Services performed a variety of financial analyses, including those summarized herein. The summary does not purport to be a complete description of the analyses performed by Professional Bank Services in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, Professional Bank Services believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, Professional Bank Services made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond Banc Services Corp.'s or Wayne Bancorp's control.

The analyses performed by Professional Bank Services are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

     In the proposed merger, Banc Services Corp. shareholders will receive 1.391 Wayne Bancorp common shares per Banc Services Corp. common share and $14.40 in cash per Banc Services Corp. common share or an aggregate of 1,329,278 Wayne Bancorp common shares and $13,761,029 for all 955,627 Banc Services Corp. common shares outstanding, subject to adjustment, as further defined in the Affiliation Agreement. In addition, each of Banc Services Corp.'s 33,900 stock options will be exchanged for the number of Wayne Bancorp common stock options determined by multiplying each Banc Services Corp. option by the sum of (i) the stock exchange ratio and (ii) the cash consideration per share divided by Wayne Bancorp's common stock price at the closing (the "Option Exchange Ratio"). In addition, the exercise price of each Banc Services Corp. option will be determined by dividing each Banc Services Corp. option's strike price by the Option Exchange Ratio. On December 6, 2002, the proposed consideration to be received represents an aggregate value of approximately $46,918,035 for all Banc Services Corp. common shares and options outstanding or $48.24 per Banc Services Corp. common share based on the December 6, 2002 closing stock price of Wayne Bancorp as quoted on the Nasdaq SmallCap Market.

     The $48.24 per Banc Services Corp. common share represents a multiple of Banc Services Corp.'s September 30, 2002 stated common equity of 2.51X, a multiple of Banc Services Corp.'s adjusted 2002 net income of 15.46X and a premium of 97.70% over Banc Services Corp.'s most recent trading price of $24.50 per common share. In addition, the proposed consideration to be received by Banc Services Corp.'s shareholders represents 27.96% of the September 30, 2002 total deposits and a 19.90% premium over Banc Services Corp.'s September 30, 2002 tangible equity as a percentage of Banc Services Corp.'s September 30, 2002 core deposits.

     Acquisition Comparison Analysis: In performing this analysis, Professional Bank Services reviewed the 199 bank transactions in the United States, excluding California and Florida, since June 30, 2001, when SFAS 141 and 142 went into effect, for which financial information is available. The purpose of the analysis was to obtain an evaluation range of Banc Services Corp. based on these comparable group bank acquisition transactions. Median multiples of book value, earnings, deposits and the premium paid over the seller's tangible equity as a percentage of the acquired institutions core deposits implied by the comparable group transactions were utilized in obtaining a range for the acquisition value of Banc Services Corp. In addition to reviewing recent comparable group bank transactions, Professional Bank Services performed separate comparable analyses for acquisitions of banks which, like Banc Services Corp., had total assets between $150 -- $250 million, had a return on average equity ("ROAE") greater than 16%, had a return on average assets between 1.50% and 2.00% and those transactions where the selling entity received consideration consisting of all common stock or a mix of cash and common stock. Median values for the 199 comparable group acquisitions expressed as multiples of book value and earnings were 1.72 and 18.90, respectively and median premiums on deposits and franchise premiums over core deposits were 19.93% and 10.18%, respectively. In addition, the median announced acquisition premium over the trading prices of companies in the comparable group one day prior to the announcement of the acquisition (for those institutions where pricing was available) equaled 35.73%. The following tables demonstrate the median multiples of book value and earnings, as well as median percentage of transaction value over seller total deposits and premium paid over the seller's tangible equity as a percentage of the acquired institutions core deposits for the comparable group transaction categories. In addition, the one-day price appreciation in the shares of acquired institutions that were publicly traded is demonstrated.

                                MEDIAN MULTIPLES

                                                              MULTIPLE OF
                                                                 BOOK       MULTIPLE OF
CATEGORY                                                         VALUE       EARNINGS
--------                                                      -----------   -----------
PROPOSED TRANSACTION MULTIPLES..............................     2.51X        15.46X

All Comparable Group Acquisitions...........................     1.72X        18.90X
Assets Between $150 -- $250 Million.........................      1.97         17.74
ROAE Over 16.0%.............................................      2.30         16.11
ROAA Between 1.50% -- 2.0%..................................      2.16         17.05
Consideration is All Stock or Cash & Stock..................      1.95         19.27

                               MEDIAN PERCENTILES

                                                                             FRANCHISE
                                                              PERCENT OF     PREMIUM/
CATEGORY                                                       DEPOSITS    CORE DEPOSITS
--------                                                      ----------   -------------
PROPOSED TRANSACTION PREMIUMS...............................    27.96%         19.90%

All Comparable Group Acquisitions...........................    19.93%         10.18%
Assets Between $150 - $250 Million..........................    21.03          12.15
ROAE Over 16.0%.............................................    21.67          14.24
ROAA Between 1.50% - 2.0%...................................    27.06          18.27
Consideration is All Stock or Cash & Stock..................    21.89          13.76

               PREMIUMS OVER ACQUIROR'S CURRENT TRADING MULTIPLES
                               MEDIAN PERCENTILES

                                                             PREMIUM OVER   PREMIUM OVER
CATEGORY                                                         P/E            P/B
--------                                                     ------------   ------------
PREMIUM OVER WAYNE 12/6/02 TRADING MULTIPLES...............     16.94%         40.62%

All Comparable Group Acquisitions..........................     22.39%          2.45%
Assets Between $150 - $250 Million.........................     36.16           5.48
ROAE Over 16.0%............................................      7.09          23.00
ROAA Between 1.50% - 2.0%..................................     18.43          17.90
Consideration is All Stock or Cash & Stock.................     20.87           1.57

                   PREMIUM OVER TARGET COMPANY TRADING PRICE
                         ONE DAY PRIOR TO ANNOUNCEMENT
                               MEDIAN PERCENTILES

                                                               PREMIUM OVER
CATEGORY                                                       MARKET PRICE
--------                                                       ------------
PREMIUM OVER COMPANY MARKET PRICE...........................      97.70%

All Comparable Group Acquisitions...........................      35.73%
Assets Between $150 - $250 Million..........................      55.81
ROAE Over 16.0%.............................................      22.81
ROAA Between 1.50% - 2.0%...................................      30.81
Consideration is All Stock or Cash & Stock..................      32.62

     The following tables demonstrate the December 6, 2002 market value of the proposed transaction's percentile ranking in relation to comparable group transactions:

                     TRANSACTION VALUE PERCENTILE RANKINGS

                                                              MULTIPLE OF    MULTIPLE OF
CATEGORY                                                       BOOK VALUE      EARNINGS
--------                                                      ------------   ------------
PROPOSED TRANSACTION MULTIPLES..............................      2.51X          15.46X

All Comparable Group Acquisitions...........................     85.40%          27.20%
Assets Between $150 - $250 Million..........................     84.50           27.00
ROAE Over 16.0%.............................................     61.70           43.60
ROAA Between 1.50% - 2.0%...................................     73.90           38.80
Consideration is All Stock or Cash & Stock..................     77.40           22.40

                     TRANSACTION VALUE PERCENTILE RANKINGS

                                                                               FRANCHISE
                                                                                PREMIUM/
                                                              PERCENTAGE OF       CORE
CATEGORY                                                        DEPOSITS        DEPOSITS
--------                                                      -------------   ------------
PROPOSED TRANSACTION PREMIUMS...............................      27.96%          19.90%

All Comparable Group Acquisitions...........................      81.40%          86.80%
Assets Between $150 - $250 Million..........................      92.20          100.00
ROAE Over 16.0%.............................................      68.50           67.20
ROAA Between 1.50% - 2.0%...................................      54.70           64.60
Consideration is All Stock or Cash & Stock..................      72.30           78.80

                     TRANSACTION VALUE PERCENTILE RANKINGS

                                                              PREMIUM OVER   PREMIUM OVER
CATEGORY                                                       BUYER P/E      BUYER P/B
--------                                                      ------------   ------------
PREMIUM OVER WAYNE 12/6/02 TRADING MULTIPLES................     16.94%          40.62%

All Comparable Group Acquisitions Since 6/30/01.............     41.10%          83.00%
Assets Between $150 - $250 Million..........................     29.70           74.60
ROAE Over 16.0%.............................................     56.40           87.10
ROAA Between 1.50% - 2.0%...................................     43.40          100.00
Consideration is All Stock or Cash & Stock..................     42.20           85.20

                     TRANSACTION VALUE PERCENTILE RANKINGS

                                                               PREMIUM OVER
CATEGORY                                                       MARKET PRICE
--------                                                       ------------
PREMIUM OVER COMPANY MARKET PRICE...........................       97.70%

All Comparable Group Acquisitions...........................       94.60%
Assets Between $150 - $250 Million..........................      100.00
ROAE Over 16.0%.............................................      100.00
ROAA Between 1.50% - 2.0%...................................      100.00
Consideration is All Stock or Cash & Stock..................       97.00

     Adjusted Net Asset Value Analysis: Professional Bank Services reviewed Banc Services Corp.'s balance sheet data to determine the amount of material adjustments required to the stockholders' equity of Banc Services Corp. based on differences between the market value of Banc Services Corp.'s assets and their value reflected on Banc Services Corp.'s financial statements. Professional Bank Services determined that two adjustments were warranted. Professional Bank Services subtracted a value of $2,650,000 in intangible assets on Banc Services Corp.'s books as of September 30, 2002. Professional Bank Services also reflected a value of Banc Services Corp.'s September 30, 2002 non-interest bearing demand deposits of approximately $3,447,000. The aggregate adjusted net asset value of Banc Services Corp. was determined to be $21,874,000 or $22.79 per Banc Services Corp. common share.

     Discounted Earnings Analysis: A dividend discount analysis was performed by Professional Bank Services pursuant to which a range of values of Banc Services Corp. was determined by adding (i) the present value of estimated future dividend streams that Banc Services Corp. could generate over a five-year period and (ii) the present value of the "terminal value" of Banc Services Corp.'s earnings at the end of the fifth year. The "terminal value" of Banc Services Corp.'s earnings at the end of the five-year period was determined by applying a multiple of 16.11 times the projected terminal year's earnings. The
16.11 multiple represents the median price paid as a multiple of earnings for all comparable group bank transactions in which, like Banc Services Corp., the selling institution's return on average equity was 16.0% or greater.

     Dividend streams and terminal values were discounted to present values using a discount rate of 13%. This rate reflects assumptions regarding the required rate of return of holders or buyers of Banc Services Corp.'s common stock. The aggregate value of Banc Services Corp., determined by adding the present value of the total cash flows, was $40,517,000 or $42.22 per share. In addition, using the five-year projection as a base, a twenty-year projection was prepared assuming an annual growth rate in assets of 8.0% in years one through five and 7.0% in years six through twenty. Return on assets was 1.40% in year one through five and increased to 1.60% by year nine and was held constant at this level for the remainder of the analysis. Dividends assumed to be paid in years one through five equaled 35.0% of net income and then increased to 60% of net income in years six through twenty. This long-term projection resulted in an aggregate value of $37,660,000 or $39.24 per Banc Services Corp. common share.

     Pro Forma Merger Analysis: Professional Bank Services compared the historical performance of Banc Services Corp. to that of Wayne Bancorp and other regional holding companies. This analysis included, among other things, a comparison of profitability, asset quality and capital measures. In addition, the contribution of Banc Services Corp. and Wayne Bancorp to the income statement and balance sheet of the pro forma combined company was analyzed in relation to the pro forma ownership position of Banc Services Corp.'s shareholders in the combined institution.

     The effect of the affiliation on the historical and pro forma financial data of Banc Services Corp. was prepared and analyzed. Banc Services Corp.'s historical financial data was compared to the pro forma combined historical and projected earnings, book value and dividends per share.

     The fairness opinion is directed only to the question of whether the consideration to be received by Banc Services Corp.'s shareholders under the Affiliation Agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any Banc Services Corp. shareholder to vote in favor of the Affiliation Agreement. No limitations were imposed on Professional Bank Services regarding the scope of its investigation or otherwise by Banc Services Corp.

     Based on the results of the various analyses described above, Professional Bank Services concluded that the consideration to be received by Banc Services Corp.'s shareholders under the Affiliation Agreement is fair and equitable from a financial perspective to the shareholders of Banc Services Corp.

     Pursuant to the terms of Professional Bank Services' engagement, Banc Services Corp. has agreed to pay Professional Bank Services a fee of $100,000 with respect to its services. In addition, Banc Services Corp. has agreed to indemnify Professional Bank Services and its directors, officers and employees, from liability in connection with the transaction, and to hold Professional Bank Services harmless from any losses, actions, claims, damages, expenses or liabilities related to any of Professional Bank Services' acts or decisions made in good faith and in the best interest of Banc Services Corp.

INTERESTS OF MEMBERS OF BANC SERVICES CORP.'S BOARD OF DIRECTORS AND MANAGEMENT IN THE MERGER

     General. When you consider the recommendations of our boards of directors, you should be aware that members of the board of directors of Banc Services Corp. may have interests in the merger that may be different from your interests. These interests may create potential conflicts of interest. Our boards of directors were aware of these interests when they approved the Affiliation Agreement. To our knowledge, the executive officers and directors of Banc Services Corp. do not have any material interest apart from their interests as holders of Banc Services Corp. common stock, other than those described below.

     Employment Security Agreements. Messrs. Rod C. Steiger, President and Chief Executive Officer of Banc Services Corp., and Michael R. Coleman, Executive Vice President and Chief Financial Officer of Banc Services Corp., have employment security agreements which provide each of them with severance benefits under certain circumstances after a change in control of Banc Services Corp. has occurred. The merger, pursuant to the Affiliation Agreement, is such a "change in control." Therefore, if the executive terminated his employment under certain conditions or Wayne Bancorp terminated his employment under certain conditions, the executive would be provided with severance benefits pursuant to the employment security agreement. In the event the employment of these executives was terminated in accordance with the conditions set forth in the change of control agreements, Mr. Steiger and Mr. Coleman would be entitled to payments of approximately $448,500 and $158,876, respectively. These payments may be made in a single lump sum or in accordance with normal payroll practice for a period not to exceed 36 months, at the election of the executive.

     Benefit Plans. The Affiliation Agreement contains certain provisions regarding both existing employee benefits and the provision of employee benefits after the merger. The officers who remain employed by Wayne Bancorp, along with the other Banc Services Corp. employees who are employed by Wayne Bancorp after the merger, will have available to them these benefit plans.

     Stock-Based Incentive Plan. Certain directors and officers of Banc Services Corp. hold options to purchase Banc Services Corp. common stock. If the merger is completed, those options will all become vested and exercisable and will be converted into and become options of Wayne Bancorp common stock. The following table sets forth, with respect to each Banc Services Corp. or The Savings Bank and Trust Company director and officer, the number of unexercised options.

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING
NAME                                                   UNEXERCISED OPTIONS
----                                                  ---------------------
Jerry L. Amstutz....................................          1,800
Fred E. Maibach.....................................          1,400
Victor B. Schantz...................................          1,600
Ted M. Stults, II...................................          1,400
Richard S. Wagner...................................          1,800
David Yonto.........................................          1,400
Wendy S. Blosser....................................          3,000
James A. Davis, Jr..................................          1,000
Michael R. Coleman..................................          3,500
James E. Kleinfelter................................          3,000
Frances A. Samson...................................          3,000
Rod Steiger.........................................          9,000
Estate of Eugene Workman............................          2,000
     Total Options Granted..........................         33,900

     Indemnification; Directors and Officers Insurance. From and after the completion of the merger, Wayne Bancorp will indemnify the present and former directors and officers of Banc Services Corp. against certain liabilities arising out of actions or omissions occurring at or prior to the time the merger becomes effective (including the merger) to the full extent permitted under the articles of incorporation and code of regulations of Wayne Bancorp and applicable provisions of Ohio law. Wayne Bancorp will include the directors and officers of Banc Services Corp. in Wayne Bancorp's current directors and officers' liability insurance policy for a period of three years after the completion of the merger.

     Directorships. Two directors of Banc Services Corp. will be appointed to the Wayne Bancorp board of directors after the merger has been completed. The two directors have not yet been determined but will be mutually agreed upon by Wayne Bancorp and Banc Services Corp. prior to the completion of the merger. All of the directors of The Savings Bank and Trust Company will become directors of the surviving bank subsidiary at the completion of the merger.

ACCOUNTING TREATMENT

     It is anticipated that the merger will be accounted for as a purchase. Under the purchase method of accounting, the companies will be treated as a single company as of the date of the combination and the fair market value of the assets, less liabilities, of Banc Services Corp. will be recorded on Wayne Bancorp's financial statements. The excess of the fair value of the consideration Wayne Bancorp is paying over the fair value of Banc Services Corp. tangible and identifiable intangible assets and liabilities will be recorded as goodwill on the consolidated financial statements of Wayne Bancorp. Such goodwill will not be amortized to expense, but will be subject to an annual impairment test. If impaired, goodwill will be written down through earnings.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     This discussion regarding the federal income tax consequences of the merger of Banc Services Corp. into Wayne Bancorp and the conversion of Banc Services Corp. common stock into Wayne Bancorp common stock is based upon a tax opinion to be received from Frost Brown Todd LLC at the time of closing. The tax opinion will be based upon various representations made by Wayne Bancorp and Banc Services Corp. and is subject to various qualifications. Such opinion will not be binding on the Internal Revenue Service, nor will the Internal Revenue Service be precluded from taking a contrary position. If litigated by the Internal Revenue Service, there can be no assurance that a court would agree with any such opinion. The tax opinion is expected to provide that the merger, for federal income tax purposes, will result in the following tax effects:

     1. Provided the proposed merger qualifies as a statutory merger under applicable Ohio and federal law, the merger will be a reorganization within the meaning of Section 368 (a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). Wayne Bancorp and Banc Services Corp. will each be a party to the reorganization within the meaning of
         Section 368(b) of the Code.

     2. Banc Services Corp. will recognize no gain or loss upon the transfer of all of its assets to Wayne Bancorp in the merger.

     3. Wayne Bancorp will recognize no gain or loss either on its receipt of the assets of Banc Services Corp. or on the issuance of its common stock in the merger. Wayne Bancorp's basis in the assets of Banc Services Corp. will be the same, in each instance, as the basis of such assets in the hands of Banc Services Corp. immediately prior to the transaction, and Wayne Bancorp's holding period in the assets received from Banc Services Corp. will include the period during which Banc Services Corp. held such assets.

     4. Pursuant to Section 381(a) of the Code and the regulations thereunder, Wayne Bancorp will succeed to and take into account those items of Banc Services Corp. described in Section 381(c) of the Code, subject to the conditions and limitations set forth in Sections 381, 382, 383, and 384 of the Code.

     5. A Banc Services Corp. shareholder will realize gain or loss in connection with the merger equal to the difference between (i) the value of the common stock of Wayne Bancorp and the amount of cash received in the merger (exclusive of cash received for a fractional share) and (ii) the shareholder's adjusted tax basis in the common stock of Banc Services Corp. surrendered. The shareholder will recognize gain, but not loss, in an amount equal to the lesser of the gain realized and the cash received.

     6. The determination of whether cash described above that is received by a Banc Services Corp. shareholder is treated as a dividend or as gain from the exchange of property will be made with reference to the dividend equivalency rules for redemptions set forth in Section 302 of the Code. Those rules will be applied by comparing the interest the shareholder actually received in Wayne Bancorp with the interest the shareholder would have received in Wayne Bancorp if all of the merger consideration had been paid in the form of common stock of Wayne Bancorp.

     7. The adjusted tax basis of the shares of Wayne Bancorp common stock in the hands of a shareholder of Banc Services Corp. will equal the adjusted tax basis of the shares of Banc Services Corp. surrendered by the shareholder, increased by any gain realized and decreased by any cash received (exclusive of cash received for a fractional share).

     8. The holding period of Wayne Bancorp common stock received by a shareholder of Banc Services Corp. will include the holding period for the shares of Banc Services Corp. common stock that the shareholder previously held. If the shareholder purchased shares of Banc Services Corp. at different times, the holding period for the shares of Wayne Bancorp common stock will reflect, proportionately, the differing holding period of the lots of Banc Services Corp. common stock.

     9. Where a cash payment is received by a Banc Services Corp. shareholder in lieu of a fractional share of Wayne Bancorp, the cash payment will be treated as a distribution in redemption of the fractional share interest by Wayne Bancorp, subject to the provisions and limitations of
         Section 302 of the Code. Where such redemption qualifies as an exchange under those provisions, the shareholder will recognize capital gain or loss.

     10. Any Banc Services Corp. shareholder who perfects dissenters' rights and receives solely cash in exchange for such shareholder's Banc Services Corp. common stock will be treated as having received such cash as a distribution in redemption of the Banc Services Corp. common stock subject to the provisions and limitations of Section 302 of the Code.

     The foregoing is a description of the material federal income tax consequences of the merger for Banc Services Corp. shareholders who are citizens or residents of the United States and who hold their shares as capital assets, without regard to the particular facts and circumstances of the tax situation of each such shareholder. It does not discuss all of the particular consequences that may be relevant to Banc Services Corp. shareholders entitled to special treatment under the Code (such as insurance companies, financial institutions, dealers in securities, tax-exempt corporations or foreign persons). The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Affiliation Agreement or the merger itself. No information is provided herein with respect to the tax consequences, if any, of the merger under state, local, or foreign tax laws.

REGULATORY APPROVALS NEEDED TO COMPLETE THE MERGER

     Completion of the merger is subject to a number of regulatory approvals and consents. Wayne Bancorp is a bank holding company within the meaning of the Bank Holding Company Act of 1956. As such, Wayne Bancorp is regulated by the Board of Governors of the Federal Reserve System. Wayne Bancorp is required to submit an application to the Federal Reserve for approval of the merger of Banc Services Corp. with and into Wayne Bancorp. The application was submitted to the Federal Reserve on January 17, 2003, and its approval and the expiration of any applicable waiting periods is a condition to the consummation of the merger. Wayne Bancorp also submitted an application to the Federal Reserve and the Ohio Division of Financial Institutions on January 23, 2003 for the approval of the merger of The Savings Bank and Trust Company with and into Chippewa Valley Bank.

     In its review of the applications, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions and the convenience and needs of the communities to be served. In addition, the Federal Reserve System may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive. Following the approval of the Federal Reserve, a waiting period of 15 to 30 days must expire, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. There can be no assurance that the Department of Justice will not initiate a proceeding or if a proceeding is instituted or challenge is made, as to the result thereof. The Federal Reserve may also require that the 49% interest in SBT Title LLC be divested within a certain period of time after the merger as a condition to the Federal Reserve's approval of the merger.

     The merger cannot proceed without the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained and, if obtained, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement that causes such approvals to fail to satisfy the conditions set forth in the Affiliation Agreement.

RESALE RESTRICTIONS

     All Wayne Bancorp shares received by Banc Services Corp. shareholders in the merger will be freely transferable, except those held by "affiliates," as that term is defined by the Securities Act of 1933, of Banc Services Corp. Shares of Wayne Bancorp common stock received by affiliates may be resold by them only in transactions permitted by the resale provisions of Rule 144 or 145 under the 1933 Act, or as otherwise permitted under the 1933 Act. Persons who may be considered to be affiliates may include executive officers, directors and principal shareholders.

EMPLOYEE MATTERS

     For a period of time following the merger, Wayne Bancorp will seek to retain the existing employees of Banc Services Corp. and The Savings Bank and Trust Company in the same or similar positions as the employees had with Banc Services Corp. and The Savings Bank and Trust Company prior to the merger. At the effective time of the merger, Rod C. Steiger, president and chief executive officer of The Savings Bank and Trust Company will become the president and chief executive officer of the surviving bank in the merger. Philip S. Swope, the president and chief executive officer of Chippewa Valley Bank, will assume the position of chairman of the surviving bank's board of directors. Other officers of the surviving bank will be determined by the full board of directors following the merger. The board of directors of the surviving bank in the merger will consist of the combination of the former board of directors of Chippewa Valley Bank and the former board of directors of The Savings Bank and Trust Company.

EXPENSES AND FEES INVOLVED WITH THE MERGER

     The expenses of the merger are estimated to be as follows:

                                                               WAYNE          BANC
                                                              BANCORP    SERVICES CORP.
                                                              --------   --------------
Legal Expenses..............................................  $190,000      $ 50,000
Accounting and Financial Advisor Expenses...................  $175,000      $100,000
Application and Related Fees for the Securities and Exchange
  Commission and Regulatory Authorities.....................  $  2,000      $      0
Preparation and Mailing of Proxies..........................  $ 15,000      $ 10,000
Miscellaneous Expenses (including postage, photocopying,
  long distance telephone charges and supplies).............  $  8,000      $  8,000
Total Expenses..............................................  $390,000      $168,000

     Wayne Bancorp and Banc Services Corp. will each be responsible for their respective legal, accounting, financial advisor and miscellaneous expenses. Each company will also be responsible for the expenses associated with preparing and mailing the proxies to their respective shareholders. Wayne Bancorp will be responsible for the application and related fees for the Securities and Exchange Commission and other regulatory authorities.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     The regulations of Wayne Bancorp provide that the number of members of the board of directors is determined by a two-thirds majority vote of the continuing board, but is set at 12 persons until the board determines otherwise. In addition, the regulations prohibit an increase in the size of the board by more than two persons in one year. Prior to the completion of the merger, the Wayne Bancorp board of directors will take action to increase the size of the board to 14 members. Wayne Bancorp has three classes of directors, so the two additional seats will be placed in two different classes in order to maintain as much mathematical equality of the class sizes as possible. At the effective time of the merger, two members of the Banc Services Corp. board of directors will be appointed to the Wayne Bancorp board of directors to fill the two vacancies and to serve until the terms set by the class of directors they are placed in expires. The two new members will be mutually identified by Wayne Bancorp and Banc Services Corp. prior to the completion of the merger.

     The executive officers of Wayne Bancorp following the merger will be as follows:

          David L. Christopher, Chairman
          David P. Boyle, President and Chief Executive Officer
          Philip S. Swope, Vice Chairman
          John A. Lende, Secretary and Treasurer
          Michael Force, Vice President
          Donna Knack, Vice President

     There are three certain offices of The Savings Bank and Trust Company that are located very near offices of Wayne County National Bank. Wayne Bancorp and its banking subsidiaries anticipate that they may decide to consolidate the operations of these Savings Bank and Trust Company locations with the nearby Wayne County National Bank locations following the proposed merger. Savings Bank and Trust Company and Wayne County National Bank must apply to and obtain the approval of the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System before consolidating these branches. The banks must also provide certain notices to the deposit holders and customers prior to completing the consolidation of these branches.

                               DISSENTERS' RIGHTS

     Under Ohio law, shareholders of both Wayne Bancorp and Banc Services Corp. have the right to dissent from the merger and receive the fair cash value of their shares of Wayne Bancorp common stock or Banc Services Corp. common stock, as the case may be. Shareholders who elect to exercise their dissenters' rights must comply with the provisions of Section 1701.85 of the Ohio General Corporation Law, a copy of which is attached as Exhibit D.

     Below are the steps which you must take if you are a Wayne Bancorp or Banc Services Corp. shareholder and you wish to exercise dissenters' rights with respect to the merger. The description is not complete and you should read
Section 1701.85 of the Ohio General Corporation Law. FAILURE TO TAKE ANY ONE OF THE REQUIRED STEPS MAY RESULT IN TERMINATION OF THE SHAREHOLDER'S DISSENTERS' RIGHTS. If you are a Wayne Bancorp or Banc Services Corp. shareholder considering dissenting, you should consult your own legal advisor.

     1. Must be a shareholder of record. To be entitled to dissenters' rights as a Wayne Bancorp shareholder, you must be the record holder of the dissenting shares as of April 9, 2003. To be entitled to dissenters' rights as a Banc Services Corp. shareholder, you must be a record holder of dissenting shares as of April 9, 2003. If you have a beneficial interest in shares of Wayne Bancorp common stock or Banc Services Corp. common stock that are held of record in the name of another person, you must act promptly to cause the shareholder of record to follow the steps described below.

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

     2. Do not vote in favor of the merger. You must not vote shares as to which you seek fair cash value in favor of the approval and adoption of the Affiliation Agreement and the merger contemplated by the Affiliation Agreement at the special shareholders meeting. This requirement will be satisfied:

     - if a properly executed proxy is submitted with instructions to vote "against" the merger or to "abstain" from this vote;

     - if no proxy is returned and no vote is cast at the annual meeting in favor of the merger; or

     - if you revoke a proxy and later "abstain" from or vote "against" the merger.

A VOTE "FOR" THE MERGER IS A WAIVER OF DISSENTERS' RIGHTS. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the merger and will constitute a waiver of dissenters' rights. Failure to vote does not constitute a waiver of dissenters' rights.

     3. Filing a written demand. You must serve a written demand for the fair cash value of the dissenting shares upon Wayne Bancorp on or before the tenth day after your shareholder vote approving the Affiliation Agreement and the merger. Wayne Bancorp will not inform shareholders of the expiration of the ten-day period, and therefore, you are advised to retain this document. The required written demand must specify your name and address, the number of dissenting shares held of record on the record date of the meeting and the amount claimed as the fair cash value of the dissenting shares. Voting against the merger is not a written demand as required by Section 1701.85 of the Ohio General Corporation Law.

     4. Delivery of certificates for legending. If requested by Wayne Bancorp, you must submit your certificates for dissenting shares to the company within 15 days after the company sends its request for endorsement on the certificates by the company of a legend that a demand for fair cash value has been made. The certificates will be returned promptly to you by Wayne Bancorp.

     5. Petitions to be filed in court. If you and Wayne Bancorp cannot agree on the fair cash value of the dissenting shares, you must, within three months after service of your demand for fair cash value, file a complaint in the Court of Common Pleas of Wayne County, Ohio, for a determination of the fair cash value of the dissenting shares. Wayne Bancorp is also permitted to file a complaint. The court, if it determines that you are entitled, will order that you be paid the fair cash value per share. The costs of the proceeding, including reasonable compensation to the appraisers, will be assessed as the court considers equitable. "Fair cash value" is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay. In no event will the fair cash value be in excess of the amount specified in the dissenting shareholder's demand. Fair cash value is determined as of the day before each respective meeting to approve the Affiliation Agreement and the merger. The amount of the fair cash value excludes any appreciation or depreciation in market value of your shares resulting from the merger. The fair cash value of your shares may be higher, the same or lower than the market value of the common shares on the date of the merger.

     Your right to be paid the fair cash value of the dissenting shares will terminate if:

     - for any reason the merger does not become effective;

     - you fail to make a timely written demand on Wayne Bancorp;

     - you do not, upon request by Wayne Bancorp, timely surrender certificates for an endorsement of a legend that a demand for the fair cash value of the dissenting shares has been made;

     - you withdraw your demand, with the consent of the board of directors of Wayne Bancorp; or

     - Wayne Bancorp and you have not come to an agreement as to the fair cash value of the dissenting shares and you have not filed a complaint within three months after service of our demand for fair cash value.

     From the time you make your demand, your rights as a shareholder shall be suspended. If Wayne Bancorp pays cash dividends during the suspension, dissenting shareholders will be paid any such dividend as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated, all rights with respect to the dissenting shares will be restored to you. Any distribution that would have been made to you had you not made a demand will be made at the time of the termination.

     TO BE EFFECTIVE, A DEMAND FOR FAIR CASH VALUE BY A SHAREHOLDER OF WAYNE BANCORP COMMON STOCK OR BANC SERVICES CORP. COMMON STOCK MUST BE MADE BY OR IN THE NAME OF THE RECORD HOLDER, FULLY AND CORRECTLY, AS THE SHAREHOLDER'S NAME APPEARS ON HIS OR HER STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF HE OR SHE DOES NOT ALSO HOLD THE SHARES OF RECORD. THE BENEFICIAL OWNER MUST, IN SUCH CASES, HAVE THE RECORD HOLDER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES. If you hold your shares of Wayne Bancorp common stock or Banc Services Corp. common stock in a brokerage account or in other nominee form and you wish to exercise dissenters' rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for fair cash value by such nominee. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

     The foregoing constitutes a brief description of the rights of dissenting shareholders and does not purport to be a complete statement of such rights or the procedures to be followed by shareholders desiring to receive the fair cash value of their shares. Each shareholder who may desire to receive the value of his or her shares should consult Section 1701.85 of the Ohio Revised Code and strictly adhere to all of the provisions thereof. A copy of this section is appended hereto as Exhibit D and this discussion concerning the rights of dissenting shareholders is qualified in its entirety by reference to that section.

                           THE AFFILIATION AGREEMENT

     This is a summary of certain material provisions of the Affiliation Agreement, which is included in this joint proxy statement/prospectus as Exhibit A and is incorporated by reference into this joint proxy statement/prospectus. This summary may not contain all of the information about the merger that is important to you. We encourage you to read the Affiliation Agreement carefully in its entirety.

STRUCTURE OF THE TRANSACTION

     Wayne Bancorp has agreed to acquire Banc Services Corp. under the terms of an Affiliation Agreement. Pursuant to the Affiliation Agreement described below, Banc Services Corp. will merge with and into Wayne Bancorp, with Wayne Bancorp as the surviving entity. Immediately following the completion of the merger of Wayne Bancorp and Banc Services Corp., Banc Services Corp.'s wholly-owned subsidiary, The Savings Bank and Trust Company, will be merged with and into Chippewa Valley Bank, Wayne Bancorp's wholly-owned subsidiary. Chippewa Valley Bank will be the surviving bank in the merger, but its name will be changed to Savings Bank & Trust.

     The total consideration to be paid by Wayne Bancorp is up to 1,329,278 shares of Wayne Bancorp common stock and $13,761,029 in cash, for a total purchase price of $51,804,966 based on the market price per share of Wayne Bancorp common stock on March 31, 2003.

WHAT YOU WILL RECEIVE IN THE MERGER

     At the completion of the merger, each share of Banc Services Corp. common stock issued and outstanding immediately prior to the effective time of the merger (except for shares held in Banc Services Corp. treasury or shares held by shareholders who have properly perfected their rights as dissenting shareholders under Ohio law) will be cancelled and automatically converted into the right to receive:

     - 1.391 shares of Wayne Bancorp common stock; and

     - $14.40 in cash; and

     - cash in lieu of fractional shares.

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

     In the event the effective date of the merger occurs after June 30, 2003, the Banc Services Corp. shareholders will receive additional cash consideration, on a per share basis, according to the following formula: the product of $13,761,029 times 4.25% and then divided by a fraction, the numerator of which is the number of days between the effective time of the merger and June 30, 2003 and the denominator of which is 365. As an example, if the effective date of the merger is July 10, 2003 the calculation would be:

          $13,761,029 x 4.25% = $584,844
          $584,844 x 10/365 = $16,023
          $13,761,029 + $16,023 = $13,777,052 total cash consideration

     Fractional shares will also be paid in cash. The amount of cash to be paid for fractional shares will be determined by multiplying the fractional part of a share by the closing value. The closing value means the closing price per share of Wayne Bancorp common stock quoted on the Nasdaq SmallCap Market on the closing date of the merger.

     In the event Wayne Bancorp changes the number of shares of Wayne Bancorp common stock issued and outstanding prior to the effective time of the merger, as the result of a stock split, stock dividend or other recapitalization, the exchange ratios in the merger will be proportionately adjusted.

COMPLETION AND THE EFFECTIVENESS OF THE MERGER

     The completion and effectiveness of the merger will take place at a closing, as soon as possible after all of the conditions to closing have been met. Included in those conditions are:

     - Shareholder approvals of both Wayne Bancorp and Banc Services Corp. have been obtained; and

     - Regulatory agency approvals have been received and all applicable waiting periods have expired.

     It is anticipated that the merger will be completed on or before the end of the second quarter of 2003.

EXCHANGE OF BANC SERVICES CORP. STOCK CERTIFICATES FOR WAYNE BANCORP STOCK CERTIFICATES

     When the merger is completed, Wayne Bancorp's exchange agent, Registrar and Transfer Company, will mail to Banc Services Corp. shareholders a letter of transmittal and instructions for surrendering their Banc Services Corp. stock certificates in exchange for Wayne Bancorp stock certificates. When Banc Services Corp. shareholders deliver their Banc Services Corp. stock certificates to the exchange agent along with any required documents, the Banc Services Corp. stock certificates will be cancelled and the shareholders will receive (i) Wayne Bancorp stock certificates representing the number of whole shares to which they are entitled under the Affiliation Agreement, (ii) the cash consideration and
(iii) cash in lieu of any fractional share of Wayne Bancorp common stock. After the effective time of the merger, each certificate representing shares of Banc Services Corp. common stock that has not been surrendered will represent only the right to receive upon surrender of that certificate the merger consideration.

     Banc Services Corp. shareholders should not submit their Banc Services Corp. stock certificates until they receive instructions from the exchange agent.

DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES

     Banc Services Corp. shareholders are not entitled to receive any dividends or other distributions on Wayne Bancorp common stock until the merger is completed and they have surrendered their Banc Services Corp. stock certificates in exchange for Wayne Bancorp stock certificates. Banc Services Corp. shareholders will receive payment for any dividend or other distribution on Wayne Bancorp common stock with a record date after the merger and a payment date prior to the date they surrender their Banc Services Corp. stock certificates promptly after their Wayne Bancorp stock certificates are issued.

TRANSFER OF OWNERSHIP AND LOST STOCK CERTIFICATES

     Wayne Bancorp will only issue a Wayne Bancorp stock certificate, the cash consideration and the cash in lieu of a fractional share in a name other than the name in which the surrendered Banc Services Corp. stock certificate is registered if the person requesting the exchange presents the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and to show that the person paid any applicable stock transfer taxes. If a Banc Services Corp. stock certificate has been lost, stolen or destroyed, the shareholder may need to deliver an affidavit or bond prior to receiving the merger consideration.

STOCK OPTIONS

     At the effective time of the merger, each stock option to purchase common stock of Banc Services Corp. granted under the Banc Services Corp. stock option plan will become immediately vested and exercisable and will be converted into options to purchase Wayne Bancorp common stock. Wayne Bancorp will assume all of the outstanding options in accordance with the Banc Services Corp. stock option plan and the agreements that evidence the grants of stock options with the following differences:

     - Wayne Bancorp's board of directors will be substituted for the Banc Services Corp. board of directors as administrators of the stock option plan;

     - each Banc Services Corp. option outstanding may be exercised solely for shares of Wayne Bancorp common stock;

     - the number of whole shares (omitting any fractional share) of Wayne Bancorp common stock subject to each converted Banc Services Corp. option will be determined by multiplying the number of shares of Banc Services Corp. common stock subject to a Banc Services Corp. option by the sum of
       1.391 plus the result of dividing the cash component of the merger by the closing value of Wayne Bancorp common stock immediately prior to the effective time of the merger; and

     - the per share exercise price of each Banc Services Corp. option will be adjusted by dividing the former Banc Services Corp. per share exercise price by the sum of 1.391 plus the result of dividing the cash component of the merger by the closing value of Wayne Bancorp common stock immediately prior to the effective time of the merger.

     As of January 31, 2003, there were options to purchase 33,900 shares of Banc Services Corp. common stock issued and outstanding.

BOARDS OF DIRECTORS AND OFFICERS

     Wayne Bancorp and Banc Services Corp. have agreed that at the effective time of the merger, Wayne Bancorp will add two of the Banc Services Corp. directors to the Wayne Bancorp board of directors. The persons who will be appointed to the Wayne Bancorp board of directors mutually will be determined by Wayne Bancorp and Banc Services Corp. In order to accomplish this, the Wayne Bancorp board of directors, prior to the completion of the merger, will increase the size of the board of directors from 12 persons to 14 persons, with two vacancies. After the completion of the merger, each of the directors on the Wayne Bancorp board will continue to serve as a director for the term for which he or she was elected subject to the regulations of Wayne Bancorp and in accordance with Ohio law. The officers of Wayne Bancorp prior to the merger will remain the officers of Wayne Bancorp following the merger.

     The size of the board of directors of Chippewa Valley Bank, the surviving bank in the merger, will be increased to 15 persons with the entire board of The Savings Bank and Trust Company being appointed to the Chippewa Valley Bank board following the completion of the merger. At the effective time of the merger, Rod
C. Steiger will assume the position of president and chief executive officer of the surviving bank and Philip S. Swope will become the chairman of the board of the surviving bank. Other officers of the surviving bank will be determined by the board of directors following the merger.

REPRESENTATIONS AND WARRANTIES

     Wayne Bancorp and Banc Services Corp. made a number of representations and warranties in the Affiliation Agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

     Banc Services Corp. Representations and Warranties. The Affiliation Agreement contains representations and warranties of Banc Services Corp. relating to, among other things:

     - corporate good standing and capitalization

     - corporate authority and binding obligation

     - articles of incorporation and regulations

     - Banc Services Corp. financial statements

     - title to properties and assets owned and leased by Banc Services Corp.

     - changes to Banc Services Corp.'s business since September 30, 2002

     - litigation involving Banc Services Corp.

     - absence of material changes to Banc Services Corp. since September 30,
       2002

     - tax matters

     - material contracts

     - bank loan losses

     - fees paid to brokers

     - material information

     - environmental matters

     - employee benefit plans

     - labor matters

     - compliance with applicable laws

     - absence of regulatory actions against Banc Services Corp.

     - insurance

     - bank interest rate risk management

     - bank investment portfolios

     - indemnification of Banc Services Corp. directors and officers

     - performance of Banc Services Corp. contracts and obligations

     - shareholder approval and fairness opinion matters

     - no delay in effecting the merger

     - expiration of representations and warranties at the effective time of the merger

     Wayne Bancorp Representations and Warranties. The Affiliation Agreement contains representations and warranties of Wayne Bancorp relating to, among other things:

     - corporate good standing and capitalization

     - corporate authority and binding obligation

     - fully-paid and nonassessable shares

     - articles of incorporation and regulations

     - Wayne Bancorp financial statements

     - title to properties and assets owned and leased by Wayne Bancorp

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     - changes to Wayne Bancorp's business since September 30, 2002

     - litigation involving Wayne Bancorp

     - absence of material changes to Wayne Bancorp since September 30, 2002

     - tax matters

     - material contracts

     - bank loan losses

     - fees paid to brokers

     - material information

     - environmental matters

     - employee benefit plans

     - labor matters

     - compliance with applicable laws

     - absence of regulatory actions against Wayne Bancorp

     - insurance

     - bank interest rate risk management

     - bank investment portfolios

     - indemnification of Wayne Bancorp directors and officers

     - performance of Wayne Bancorp contracts and obligations

     - shareholder approval and fairness opinion matters

     - no delay in effecting the merger

     - expiration of representations and warranties at the effective time of the merger

     - material information supplied by Wayne Bancorp for filings with the SEC

SHAREHOLDER MEETINGS

     Wayne Bancorp and Banc Services Corp. have agreed to hold meetings of their respective shareholders as soon as practicable following the date of effectiveness of the registration statement, of which this joint proxy statement/prospectus is a part, for the purpose of voting to adopt the Affiliation Agreement and to approve the merger. Wayne Bancorp and Banc Services Corp. have agreed that their respective boards of directors will recommend, subject to the exercise of their fiduciary duties, that the shareholders of the respective companies approve the proposal to adopt the Affiliation Agreement and approve the merger presented to them.

CONDUCT OF BUSINESS BY BANC SERVICES CORP. BEFORE COMPLETION OF THE MERGER

     Banc Services Corp. has agreed that, until the completion of the merger, Banc Services Corp., The Savings Bank and Trust Company and the other affiliates of Banc Services Corp. will be operated in the ordinary course of business and none of them will, without prior consultation with Wayne Bancorp:

     - make any changes in capital or corporate structures

     - issue any additional shares of Banc Services Corp. common stock, other than for the exercise of Banc Services Corp. options

     - issue any other equity securities

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     - issue, as borrower, any long-term debt or convertible or other securities of any kind, or right to acquire any of its securities

     - make any material changes in Banc Services Corp.'s method of business operations

     - make or enter into any agreement to make any capital expenditures over $5,000

     - make, enter into or renew any agreement for services to be provided to Banc Services Corp. or its subsidiaries or affiliates, unless they were specifically identified in the Affiliation Agreement

     Under the Affiliation Agreement, Banc Services Corp. will be permitted to pay salaries, normal salary increases, bonuses and 401(k) contributions consistent with prior years as well as bonuses pursuant to its existing bonus plan for 2002 and for the partial year period preceding the closing date. Banc Services Corp. will also be permitted to declare and pay any cash dividends consistent with its prior practice, including an increased cash dividend of $.22 per share which has been paid for the first quarter of 2003 dividend.

CONDUCT OF BUSINESS BY WAYNE BANCORP BEFORE COMPLETION OF THE MERGER

     Wayne Bancorp has agreed that, until the completion of the merger, Wayne Bancorp, Chippewa Valley Bank and the other affiliates of Wayne Bancorp will be operated in the ordinary course of business and none of them will, without prior consultation with Banc Services Corp.:

     - make any changes in capital or corporate structures

     - issue any additional shares of Wayne Bancorp common stock, other than for the exercise of Wayne Bancorp options

     - issue any other equity securities

     - issue, as borrower, any long-term debt or convertible or other securities of any kind, or right to acquire any of its securities

     - make any material changes in Wayne Bancorp's method of business operations

     - make or enter into any agreement to make any capital expenditures over $25,000

     - make, enter into or renew any agreement for services to be provided to Wayne Bancorp or its subsidiaries or affiliates, unless they were specifically identified in the Affiliation Agreement

     Under the Affiliation Agreement, Wayne Bancorp will be permitted to pay salaries, normal salary increases, bonuses and 401(k) contributions consistent with prior years.

APPROVALS FROM GOVERNMENT REGULATORY AGENCIES

     Wayne Bancorp has agreed to prepare all applications necessary to receive approval of the merger from government regulatory agencies. Those applications include those for the Federal Reserve Board, the Ohio Division of Financial Institutions and, if necessary, the Ohio Department of Insurance. Wayne Bancorp has agreed to use all reasonable efforts to file all applications as promptly as possible.

     In addition, Wayne Bancorp has prepared and filed a registration statement on Form S-4 under the Securities Act of 1933 with the SEC. This joint proxy statement/prospectus was included as a part of the registration statement.

COOPERATION AND ACCESS

     Wayne Bancorp and Banc Services Corp. have agreed that each will use its commercially reasonable efforts and to reasonably cooperate with the other party in order to carry out and complete the merger at the earliest practicable time.

     Both parties agree to allow the other and the other's officers, employees, accountants, agents and attorneys reasonable access to their respective books, records and properties in order to prepare for the closing.

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

BANC SERVICES CORP. BENEFIT PLANS

     Banc Services Corp. has agreed, if requested by Wayne Bancorp prior to the effective time of the merger, to take all steps necessary to terminate the Banc Services Corp. 401(k) plan and Wayne Bancorp has agreed to amend its 401(k) plan to provide a special entry date for all former Banc Services Corp. and its affiliates' employees who are employed by Wayne Bancorp at the effective time of the merger. Wayne Bancorp has also agreed to amend its 401(k) plan to the extent necessary to permit all former Banc Services Corp. and its affiliates' employees who are employed by Wayne Bancorp at the effective time of the merger to defer as much of their compensation received in the year in which the effective time of the merger occurs as they would have been able to defer as Banc Services Corp. employees under the Banc Services Corp. 401(k) plan.

     As to other Banc Services Corp. benefit plans, Wayne Bancorp will have full discretion to freeze or terminate the Banc Services Corp. benefit plans, subject to those which are not unilaterally terminable and subject to contractual notice requirements.

     All former Banc Services Corp. employees who become Wayne Bancorp employees after the merger will be eligible to participate in employee benefit plans that are substantially similar to the benefits provided to Wayne Bancorp employees. Wayne Bancorp may, in its discretion, for these purposes either continue any and/or all of the Banc Services Corp. benefit plans or, alternatively, allow those employees who remain employed after the merger to participate in any and/or all of Wayne Bancorp's employee benefit plans to the extent they are eligible, pursuant to the terms of such plans, with full credit for years of service with Banc Services Corp. for vesting, waiver of pre-existing medical conditions and credit for any deductible or co-pay amounts paid prior to the merger.

EMPLOYMENT ISSUES

     Wayne Bancorp has agreed to use its best efforts to retain the existing employees of Banc Services Corp. and its affiliates in the same or similar positions after the merger; provided, however, there will be no employment agreements with any of the former Banc Services Corp. employees.

     At the effective time of the merger, Wayne Bancorp has agreed to assume all liability under a release and non-competition agreement between The Savings Bank and Trust Company and James E. Coburn dated December, 1999. Other than the assumption of liability in the Coburn agreement and except to the extent required by COBRA or other applicable law, Wayne Bancorp will not provide health benefits to any current or former director of Banc Services Corp. after the effective time of the merger.

BANC SERVICES CORP. RIGHTS

     As of January 31, 2003, Banc Services Corp. had outstanding options exercisable into 33,900 shares of Banc Services Corp. common stock. Banc Services Corp. has agreed that it will not grant any additional options between the date of the Affiliation Agreement and the effective time of the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER

     The obligations of Wayne Bancorp and Banc Services Corp. to complete the merger are subject to the satisfaction or waiver of each of the following conditions before the effective date of the merger:

     - the Affiliation Agreement has been adopted and the merger has been approved by the requisite vote of the Banc Services Corp. shareholders;

     - the Affiliation Agreement has been adopted and the merger has been approved by the requisite vote of the Wayne Bancorp shareholders;

     - the tax-free nature of the transactions has not been jeopardized by Wayne Bancorp or Banc Services Corp. shareholders exercising dissenter's rights and demanding the fair cash value of shares;

     - all governmental and regulatory approvals necessary to complete the merger have been obtained;

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

     - no proceedings by any governmental entity to restrain or prohibit the completion of the merger have been initiated;

     - all waiting periods in respect of final approvals imposed by government regulators have expired; and

     - no law, regulation or order has been enacted or issued that has the effect of prohibiting the completion of the merger.

     Wayne Bancorp's obligations to complete the merger are subject to the satisfaction or waiver of each of the following additional conditions before the effective date of the merger:

     - the representations and warranties of Banc Services Corp. contained in the Affiliation Agreement are true and correct in all material respects as of the date of the Affiliation Agreement and at the effective time of the merger, and Banc Services Corp. and The Savings Bank and Trust Company have delivered a certificate to this effect;

     - Banc Services Corp. has performed all of the obligations contained in the Affiliation Agreement in all material respects, and Banc Services Corp. and The Savings Bank and Trust Company have delivered a certificate to this effect;

     - Wayne Bancorp has received from Stifel, Nicolaus & Company Incorporated a written fairness opinion opining that the merger consideration is fair to the holders of Wayne Bancorp common stock from a financial point of view as of the date of the Affiliation Agreement and also as of the date of this joint proxy statement/prospectus;

     - Banc Services Corp.'s independent certified public accountant has delivered to Banc Services Corp. the audited year end financials dated December 31, 2002, with an unqualified audit opinion;

     - the total issued and outstanding shares of Banc Services Corp. common stock does not exceed 995,427 shares, including all shares issuable on the exercise of Banc Services Corp. options; and

     - events or circumstances have not occurred after the date of the Affiliation Agreement that have had or are reasonably expected to result in a material adverse change in the business operations or property of Banc Services Corp.

     Banc Services Corp.'s obligations to complete the merger are subject to the satisfaction or waiver of each of the following additional conditions before the effective date of the merger:

     - the representations and warranties of Wayne Bancorp contained in the Affiliation Agreement are true and correct in all material respects as of the date of the Affiliation Agreement and at the effective time of the merger, and Wayne Bancorp has delivered a certificate to this effect;

     - Wayne Bancorp has performed all of the obligations contained in the Affiliation Agreement in all material respects, and Wayne Bancorp has delivered a certificate to this effect;

     - Banc Services Corp. has received from Professional Bank Services a written fairness opinion opining that the merger consideration is fair to the holders of Banc Services Corp. common stock from a financial point of view as of the date of agreement and also as of the date of this joint proxy statement/prospectus;

     - Wayne Bancorp has registered with the SEC and applicable state securities authorities the shares of Wayne Bancorp common stock to be issued in the merger to Banc Services Corp. shareholders, and such registration statement has been declared effective by the SEC and applicable state securities authorities and no stop order shall have been issued;

     - events or circumstances have not occurred after the date of the Affiliation Agreement that have had or are reasonably expected to result in a material adverse change in the business operations or property of Wayne Bancorp;

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

     - the size of the Wayne Bancorp board of directors has been increased to 14 persons and two directors from the Banc Services Corp. board of directors have been identified for appointment to the Wayne Bancorp board at the effective time of the merger;

     - Banc Services Corp. has received an opinion from Frost Brown Todd LLC substantially to the effect that the merger should be treated as a reorganization, which is tax-free either in whole or in part within the meaning of Section 368(a) of the Internal Revenue Code;

     - Banc Services Corp. and Wayne Bancorp have taken all steps necessary to accomplish or have accomplished the assumption by Wayne Bancorp of trust preferred securities previously issued by Banc Services Corp. and have received all necessary consents and approvals associated with the assumption; and

     - Wayne Bancorp's independent certified public accountant has delivered to Wayne Bancorp the audited consolidated year-end financials dated as at December 31, 2002 with an unqualified audit opinion.

INDEMNIFICATION AND INSURANCE

     Wayne Bancorp and Banc Services Corp. have agreed that each will indemnify and hold the other harmless for any claim, liability or expense, including reasonable attorneys' fees, arising out of any misstatement or omission in the information provided for the regulatory applications or SEC documents associated with the merger. This indemnification will not survive after the effective time of the merger.

     Wayne Bancorp has agreed that the surviving bank in the merger will honor after the effective time all rights to indemnification that any Banc Services Corp. director, officer or employee had prior to the merger and this indemnification right will survive the merger for a period of three years. Wayne Bancorp will also maintain for three years after the effective time of the merger directors and officers liability insurance, in the same or similar amounts as carried by Banc Services Corp., subject to a $100,000 cap on premium payments for the three-year period, for the benefit of all current and former directors, officers, employees and agents of Banc Services Corp. and its affiliates.

NOTIFICATIONS PENDING THE EFFECTIVE TIME OF THE MERGER

     The parties have each agreed to promptly notify the other in the event of material adverse changes to its business prior to the effective time of the merger. The parties also have agreed to promptly notify the other in the event of an occurrence that will or may result in the failure of a party to satisfy any material term of the Affiliation Agreement.

EXPENSES

     Each of Wayne Bancorp and Banc Services Corp. will be responsible for and pay all costs and expenses incurred by it in connection with the merger, including, without limitation, fees, costs and expenses of its own financial consultants, investment bankers, accountants and legal counsel. The expenses of printing and mailing this joint proxy statement/prospectus will be shared on a pro rata basis. Wayne Bancorp will be responsible for the costs and expenses associated with the regulatory applications.

TERMINATION OF THE AFFILIATION AGREEMENT

     The Affiliation Agreement may be terminated and the transactions contemplated by the agreement may be abandoned at any time prior to the effective time of the merger, whether before or after shareholder approval, as follows:

     - by either Wayne Bancorp or Banc Services Corp. if there has been a material misrepresentation or material breach of a warranty or material failure to comply with a covenant by the other party and it has not been cured, if capable of cure, within 30 days of written notice by the other party;

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

     - by either Wayne Bancorp or Banc Services Corp. if the business, assets or financial condition of the other has materially changed from that in existence at December 31, 2002, other than changes resulting from any change in law, regulations or generally accepted accounting principles;

     - by either party if the merger has not been completed by September 30, 2003;

     - by the mutual written consent of Wayne Bancorp and Banc Services Corp.;

     - by Wayne Bancorp if any event occurs which makes it impossible for Banc Services Corp. to satisfy its obligations under the Affiliation Agreement;

     - by Banc Services Corp. if any event occurs which makes it impossible for Wayne Bancorp to satisfy its obligations under the Affiliation Agreement;

     - by Wayne Bancorp if the Banc Services Corp. board of directors does not unanimously publicly recommend in this joint proxy statement/prospectus that Banc Services Corp. shareholders approve and adopt the merger and agreement;

     - by Banc Services Corp. if the Wayne Bancorp board of directors does not unanimously publicly recommend in this joint proxy statement/prospectus that Wayne Bancorp shareholders approve and adopt the merger and agreement;

     - by Banc Services Corp., if the Banc Services Corp. board of directors determines that a proposal made by a third party to acquire Banc Services Corp. is superior to Wayne Bancorp's proposal and the Banc Services Corp. board of directors, in the exercise of their fiduciary duty, must accept the superior proposal after good faith negotiations with Wayne Bancorp to modify the terms of the Affiliation Agreement; and

     - by Banc Services Corp. if, during a certain 10-day period prior to the effective time of the merger, the Wayne Bancorp common stock price quoted on the Nasdaq SmallCap Market is 20% lower than the price of the common stock at the time of the signing of the Affiliation Agreement and the Wayne Bancorp common stock price ratio is 20% less than an index of peer banks.

TERMINATION FEES

     If the shareholders of either Wayne Bancorp or Banc Services Corp. fail to approve the merger, then the transaction is automatically terminated. The Affiliation Agreement provides for termination events which will require fees to be paid to either Banc Services Corp. or Wayne Bancorp as follows:

     - if the agreement is terminated due to a breach of the representations, warranties or covenants, the breaching party must pay to the non-breaching party in cash all documented out-of-pocket expenses and fees including, without limitation, legal, accounting, financial, public relations and other professional advisors related to the merger, in an amount not to exceed $500,000; in the event of a willful breach, there is no dollar limitation;

     - if Banc Services Corp. terminates the agreement due to the Wayne Bancorp board of directors withdrawing its recommendation to the Wayne Bancorp shareholders, before or after the Wayne Bancorp shareholders meeting to approve the merger, to approve the merger, Wayne Bancorp must pay to Banc Services Corp. $2.5 million in cash;

     - if Wayne Bancorp or Banc Services Corp. terminates the agreement due to Banc Services Corp. board of directors withdrawing its recommendation to the Banc Services Corp. shareholders, before or after the Banc Services Corp. shareholders meeting to approve the merger, or Banc Services Corp. consummates a superior proposal to sell or merge Banc Services Corp. within 12 months after termination of the Affiliation Agreement by Wayne Bancorp due to Banc Services Corp.'s willful breach of its obligations, provided that such superior proposal existed prior to Wayne Bancorp's termination of the Affiliation Agreement, Banc Services Corp. must pay to Wayne Bancorp $2.5 million in cash; and

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

     - if Wayne Bancorp terminates the agreement because it cannot materially satisfy the conditions to effect the merger and non-compliance has not been waived by Banc Services Corp. or if Banc Services Corp. terminates the agreement because of a material investigation, action or proceeding by a regulatory agency seeking to enjoin or prohibit the merger or any law or rule restricts or makes the merger illegal which results in Wayne Bancorp being unable to obtain regulatory approval without the divestiture of significant banking business, Wayne Bancorp will pay in cash as follows:

        - if Wayne Bancorp must divest assets and/or liabilities, exclusive of real estate, in an amount less than $25 million, the termination fee is $2.5 million in cash; or

        - if Wayne Bancorp must divest assets and/or liabilities, exclusive of real estate, in an amount greater than or equal to $25 million, the termination fee is $1.0 million in cash.

DISCUSSION WITH OTHERS

     From the date of the Affiliation Agreement until 180 days after the termination of the agreement, Banc Services Corp. must obtain the written consent of Wayne Bancorp to solicit or encourage the acquisition of Banc Services Corp. by another party where Banc Services Corp. will not be the surviving entity.

                DESCRIPTION AND COMPARISON OF WAYNE COMMON STOCK
                      AND BANC SERVICES CORP. COMMON STOCK

GENERAL

     Wayne Bancorp is an Ohio corporation governed by and subject to the Ohio General Corporation Law and is a registered bank holding company under the Bank Holding Company Act. Banc Services Corp. is an Ohio corporation governed by and subject to the Ohio General Corporation Law and is a registered bank holding company under the Bank Holding Company Act. If the proposed Merger is consummated, shareholders of Banc Services Corp. who receive Wayne Bancorp common stock will become shareholders of Wayne Bancorp and, as such, their rights as shareholders will be governed by the Ohio General Corporation Law and by Wayne Bancorp's articles of incorporation, code of regulations and other corporate documents. The rights of holders of shares of Banc Services Corp. common stock differ in certain respects from the rights of holders of Wayne Bancorp common stock. A summary of the material differences between the respective rights of Banc Services Corp.'s shareholders from those of Wayne Bancorp's shareholders is set forth below.

     As of January 31, 2003, Wayne Bancorp was authorized to issue 12,000,000 shares of no par value common stock. As of January 31, 2003, Wayne Bancorp had 4,774,565 shares of Wayne Bancorp common stock issued and outstanding, which left 7,083,089 shares available for future issuance along with 142,346 treasury shares. Pursuant to the terms of the Merger, Wayne Bancorp will issue an aggregate of 1,329,278 shares of Wayne Bancorp common stock to shareholders of Banc Services Corp.

     As of January 31, 2003, Banc Services Corp. was authorized to issue 5,000,000 shares of common stock without par value per share, 959,627 of which were issued and outstanding.

     While there are a substantial number of similarities between the Wayne Bancorp common stock and the Banc Services Corp. common stock, the rights of shareholders of Banc Services Corp. will be different after the effective time of the merger. Shareholders will be affected by differences in the articles of incorporation and code of regulations of Wayne and Banc Services Corp. Listed below are the more important attributes of the Wayne Bancorp common stock and the differences, if any, from the Banc Services Corp. common stock.

DIVIDENDS

     Holders of Wayne Bancorp common stock are entitled to dividends out of funds legally available therefor, as governed by the Ohio General Corporation Law, and if declared by the Board of Directors. The amount and timing of dividends on Wayne Bancorp common stock is subject to the earnings of its subsidiaries and

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the amounts available for payment of dividends by such subsidiaries under federal banking laws and regulations. Generally, dividends from Wayne Bancorp's banking subsidiaries are restricted to net profits of the current year plus the preceding two years less dividends paid.

PREEMPTIVE RIGHTS

     Shareholders of Wayne Bancorp and Banc Services Corp. do not have preemptive rights pursuant to their respective articles of incorporation and the Ohio General Corporation Law. Preemptive rights permit a shareholder to purchase his or her pro rata share of any offering by the company, subject to certain exceptions and limitations as provided by law.

VOTING

     On all matters to properly come before the shareholders, each share of stock of Wayne Bancorp and Banc Services Corp. entitles the holder thereof to one vote. Further, each of Wayne Bancorp and Banc Services Corp. have certain "supermajority vote" requirements regarding business combinations contained in their respective articles of incorporation. (See "Antitakeover Provisions"). The affirmative vote of the holders of a majority of the outstanding Wayne Bancorp common stock is required to amend the articles of incorporation of Wayne Bancorp, except the amendment of the provisions contained in its articles of incorporation requiring a supermajority vote in certain business combination transactions, which amendment requires, in certain circumstances, the affirmative vote of the holders of eighty percent (80%) of the Wayne Bancorp common stock. Other than in certain limited circumstances, the affirmative vote of the holders of a majority of the outstanding Wayne Bancorp common stock is required to amend the code of regulations of Wayne Bancorp.

     The articles of incorporation of Banc Services Corp. differ only slightly from those of Wayne Bancorp in this respect. The affirmative vote of the holders of a majority of the outstanding Banc Services Corp. common stock is required to amend the articles of incorporation of Banc Services Corp., except the amendment of the provisions contained in its articles of incorporation requiring a supermajority vote in certain business combination transactions, which amendment requires, in certain circumstances, the affirmative vote of the holders of eighty-five percent (85%) of the Banc Services Corp. common stock. Other than in certain limited circumstances, the affirmative vote of the holders of a majority of the outstanding Banc Services Corp. common stock is required to amend the code of regulations of Banc Services Corp.

CUMULATIVE VOTING

     Neither the shareholders of Wayne Bancorp nor Banc Services Corp. have the right to vote cumulatively in the election of directors. In cumulative voting, a shareholder may cumulate a number of votes equal to the number of directors to be elected times the number of shares held by the shareholder and cast all of such votes for one nominee for director, or allocate such votes among the nominees as the shareholder sees fit. Cumulative voting rights afford shareholders controlling a minority stock position the opportunity to have representation on the board of directors.

LIQUIDATION RIGHTS

     Holders of Wayne Bancorp and Banc Services Corp. stock are entitled to a pro rata distribution of the corporation's assets upon liquidation.

LIABILITY OF DIRECTORS; INDEMNIFICATION

     Under their respective articles of incorporation, Wayne Bancorp and Banc Services Corp. may indemnify present or past directors, officers, employees or agents to the full extent permitted by law.

     The articles of incorporation of Wayne Bancorp provide that the company shall have the power to indemnify its present and past directors, officers, employees and agents, and such other persons as it shall have the power to indemnify, to the full extent permitted under, and subject to the limitations of, Title 17 of the

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Ohio Revised Code. Additionally, and subject to the limitations set forth below,
Wayne Bancorp's articles of incorporation require that Wayne Bancorp indemnify its present and past directors for personal liability for monetary damages resulting from breach of their fiduciary duty as directors. Notwithstanding the above, no indemnification for personal liability shall be provided for: (i) any breach of the directors' duty of loyalty to Wayne Bancorp or its shareholders;
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the illegal distribution of dividends; and
(iv) any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Wayne Bancorp pursuant to the foregoing provisions, Wayne Bancorp has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

     The articles of incorporation of Banc Services Corp. provide that the company shall have the power to indemnify its present and past directors, officers, employees and agents, and such other persons as it shall have power to indemnify, to the full extent permitted under, and subject to the limitations of, Title 17 of the Ohio Revised Code. Further, Banc Services Corp. may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is allowed in the preceding sentence. Banc Services Corp. has purchased such insurance. Banc Services Corp.'s code of regulations further provides that Banc Services Corp. shall indemnify any director or officer or any former director or officer of Banc Services Corp. or any person who is or has served at the request of Banc Services Corp. as a director, officer or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by the Ohio General Corporation Law.

ANTITAKEOVER PROVISIONS

     Ohio Law Applicable to Wayne Bancorp and Banc Services Corp. Both Banc Services Corp. and Wayne Bancorp are Ohio-chartered corporations and are "issuing public corporations" under the laws of Ohio, and subject to the provisions of the Ohio Control Share Acquisition Statute (ORC Section 1701.831) and the Merger Moratorium Act (ORC Section 1704). Pursuant to the Ohio Control Share Acquisition Statute, the purchase of certain levels of voting power of a company (one-fifth or more, one-third or more or a majority) can be made only with the prior authorization of at least a majority of the total voting power of such company and a separate prior authorization of the holders of at least a majority of the voting power held by shareholders other than the proposed purchaser, officers of the company and directors of the company who are also employees. This law has the potential effect of deterring certain potential acquisitions of the company which might be beneficial to shareholders. The Merger Moratorium Act, enacted in 1990, prohibits certain Ohio corporations from engaging in specified types of transactions with an "interested shareholder" for a period of three years after the shareholder becomes an "interested shareholder" unless the shareholder receives the approval of the corporation's board of directors prior to the acquisition of shares or the consummation of the specified type of transaction. The anticipated effect of the Merger Moratorium Act is to encourage a potential acquirer to negotiate with a target corporation's board of directors prior to obtaining a 10 percent or greater block of shares in the corporation.

     Wayne Bancorp's and Banc Services Corp.'s Articles of Incorporation. The articles of incorporation of Wayne Bancorp and Banc Services Corp. contain four provisions which can be characterized as antitakeover in nature. These provisions are summarized below:

     Supermajority Vote and Fair Price Provision. Wayne Bancorp has a provision in its articles of incorporation which provides that in certain business combination transactions, which are not approved by the incumbent board of directors, a supermajority vote is required by shareholders in order to approve such a business combination. The vote of shareholders required under such circumstances is 80%. In addition, the articles of incorporation of Wayne Bancorp contain a "fair price" provision which requires an acquirer to pay the same level of consideration for all shares of the company acquired by the "interested shareholder." The supermajority and fair price provisions do not apply to transactions which are approved by the incumbent board of directors of the company nor to transactions approved by a vote of at least 66 2/3% of the outstanding shares excluding those owned by the acquirer.

     Banc Services Corp. also has antitakeover provisions in its articles of incorporation. Such provisions require, in certain business combination transactions, an affirmative vote by not less than 85% of the outstanding Banc Services Corp. common stock in order to approve such a business combination. The supermajority provision is not applicable if a particular business combination has been authorized and proposed to the shareholders by action of the board of directors by the affirmative vote of a majority of all directors. The articles of incorporation of Banc Services Corp. also contain a "fair price" provision which provides that if a minimum price per share is offered as part of the business combination, then the 85% supermajority vote is not required for the particular business combination.

     Classified Board Provision. Wayne Bancorp and Banc Services Corp. both currently have in operation, a classified election system for electing their board of directors. Directors are elected to a designated class and shall serve until the expiration of the term for which they are elected and until their successors have been duly elected and qualified. Both Wayne Bancorp and Banc Services Corp. have three classes and each director is elected to a three year term such that one-third of the board is elected each year.

     Authorized Shares. The availability of authorized and unissued shares for future issuance by Wayne Bancorp may be deemed to have an antitakeover effect. As of January 31, 2003, Wayne Bancorp had 7,083,089 authorized and unissued shares of common stock available for future issuance along with 142,346 treasury shares. The authorized and unissued shares of common stock are available for issuance and thereby could be issued into "friendly hands" to dilute the ownership of an individual or corporation that has acquired shares of Wayne Bancorp and intends to conduct an acquisition of Wayne Bancorp that is deemed to be undesirable by the board of directors of Wayne Bancorp. Banc Services Corp. has 5,000,000 shares of common stock authorized and 959,627 issued and outstanding as of January 31, 2003. The remaining 4,040,000 unissued Banc Services Corp. shares of common stock and 373 treasury shares also could be issued into "friendly hands."

     Supermajority for Removal of Directors. The code of regulations of Wayne Bancorp contains a provision requiring a vote of 75% of the outstanding shares of Wayne Bancorp to remove all or a portion of the members of the board of directors. Such provision increases the requirements of the Ohio General Corporation Law which provide for removal of directors upon a vote of the majority of outstanding shares. The code of regulations of Banc Services Corp. contains a similar provision requiring a vote of 85% of the outstanding shares of Banc Services Corp. to remove all or a portion of the members of the board of directors.

     None of these antitakeover provisions were adopted as a result of the knowledge of management of either Wayne Bancorp or Banc Services Corp. of any effort to obtain control of Wayne Bancorp or Banc Services Corp. by any means. Neither Wayne Bancorp's nor Banc Services Corp.'s respective articles of incorporation and code of regulations currently contain any other provisions that were intended to be or could fairly be considered as antitakeover in nature or effect. Further, the board of directors of Wayne Bancorp has no current intention to amend the articles of incorporation or code of regulations to add any additional antitakeover provisions.

                        PRO FORMA FINANCIAL INFORMATION

     The following is the unaudited pro forma combined financial information for Wayne Bancorp and Banc Services Corp. giving effect to the merger. The balance sheet information presented gives effect to the merger as if it occurred on December 31, 2002. The income statement information presented gives effect to the merger as if it occurred on January 1, 2002.

     The pro forma combined results are presented to assist you in analyzing the future prospects of Wayne Bancorp. The pro forma combined results illustrate the possible scope of the change in Wayne Bancorp's historical results caused by the merger. You should not assume that Wayne Bancorp and Banc Services Corp. would have achieved the pro forma combined results if the merger had actually occurred during the periods presented.

     The combined company expects to achieve benefits from the merger in the form of operating cost savings. The pro forma earnings do not reflect any potential savings that are expected to result from consolidation of the operations of Wayne Bancorp and Banc Services Corp. and therefore may not be indicative of the actual results of future operations. No assurance can be given with respect to the actual amount of cost savings ultimately achieved.

     The pro forma information reflects the "purchase" method of accounting, with Banc Service Corp.'s assets and liabilities recorded at their estimated fair values as of December 31, 2002. The actual fair value adjustments to the assets and liabilities of Banc Service Corp. will be made using appraisals and evaluations as of the date the merger is completed. As a result, the actual fair value adjustments may differ from those reflected in these pro forma financial statements.

     You should read the unaudited pro forma combined consolidated financial information in conjunction with the accompanying notes and with Wayne Bancorp's historical financial statements and related notes which are incorporated by reference in this document and Banc Service Corp.'s historical financial statements and related notes which are included as part of this document.

                              WAYNE BANCORP, INC.
            PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2002
                                  (UNAUDITED)

                                               HISTORICAL
                                      -----------------------------
                                          WAYNE           BANC         PRO FORMA    FOOTNOTE    PRO FORMA
                                      BANCORP, INC.   SERVICES CORP   ADJUSTMENTS   REFERENCE   COMBINED
                                      -------------   -------------   -----------   ---------   ---------
ASSETS
Cash and due from banks.............    $ 24,508        $  6,653        $  (400)        (1)     $ 30,371
                                                                           (390)        (2)
Federal funds sold..................       7,130             260         (7,130)        (9)          260
                                        --------        --------        -------                 --------
  Total cash and cash equivalents...      31,638           6,913         (7,920)                  30,631
Securities available for sale.......     184,908          78,118           (144)       (10)      256,251
                                                                         (6,631)        (9)
Loans held for sale.................      24,761           1,687             --         (3)       26,448
Loans, net..........................     363,755         121,589            551         (3)      485,895
Premises and equipment..............      11,288           2,468          1,218         (3)       14,974
Goodwill............................         748              --         23,372         (4)       24,120
Other identified intangible
  assets............................          --              --          5,003         (5)        5,003
Accrued interest and other assets...       6,489           1,510                                   7,999
                                        --------        --------        -------                 --------
Total Assets........................    $623,587        $212,285        $15,448                 $851,320
                                        ========        ========        =======                 ========

LIABILITIES
Deposits............................    $521,533        $167,967        $   363         (3)     $689,863
Short-term borrowings...............      29,573          16,715                                  46,288
Other borrowings....................       3,068              72             --         (3)        3,140
Trust preferred.....................          --           7,000             35         (3)        7,035
Accrued expenses and other
  liabilities.......................       2,989           1,724          2,167         (6)        6,880
                                        --------        --------        -------                 --------
  Total Liabilities.................     557,163         193,478          2,565                  753,206

SHAREHOLDERS' EQUITY
Common stock........................       4,917           9,600         (9,600)        (7)        6,246
                                                                          1,329         (8)
Paid in capital.....................      13,174           1,200         (1,200)        (7)       43,535
                                                                         30,361         (8)
Unearned ESOP shares................      (1,390)             --
Retained earnings...................      49,897           6,445         (6,445)        (7)       49,897
Treasury stock......................      (3,738)             (7)             7         (7)       (3,738)
Accumulated other comprehensive
  income............................       3,564           1,569         (1,569)        (7)        3,564
                                        --------        --------        -------                 --------
  Total Shareholders' Equity........      66,424          18,807         12,883                   98,114
                                        --------        --------        -------                 --------
Total Liabilities and Shareholders'
  Equity............................    $623,587        $212,285        $15,448                 $851,320
                                        ========        ========        =======                 ========

                              WAYNE BANCORP, INC.
         PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2002
                                  (UNAUDITED)

                                              HISTORICAL
                                     -----------------------------
                                         WAYNE           BANC         PRO FORMA    FOOTNOTE    PRO FORMA
                                     BANCORP, INC.   SERVICES CORP   ADJUSTMENTS   REFERENCE    COMBINED
                                     -------------   -------------   -----------   ---------   ----------
Interest income
  Loans, including fees............   $   28,058       $ 10,245         $ (67)          (12)   $   38,236
  Securities.......................        8,147          3,583          (339)          (15)       11,391
  Other............................          129             42          (122)          (14)           49
                                          36,334         13,870          (528)                     49,676
                                      ----------       --------         -----                  ----------
Interest expense
  Deposits.........................       11,431          4,155          (215)          (12)       15,371
  Short-term borrowings............          336            131           467
  FHLB advances and other..........          379             10            --           (12)          389
  Trust preferred..................           --            194            (6)          (12)          188
                                      ----------       --------         -----                  ----------
                                          12,146          4,490          (221)                     16,415
Net interest income................       24,188          9,380          (307)                     33,261
Provision for loan losses..........          450            752                                     1,202
                                      ----------       --------         -----                  ----------
Net interest income after provision
  for loan losses..................       23,738          8,628          (307)                     32,059
Noninterest income
  Service charges on deposits......        2,166            953                                     3,119
  Fiduciary activities.............        1,507            448                                     1,955
  Net gains on sales of loans......          311            391                                       702
  Net gains on sales of
     securities....................           62             99                                       161
  Other............................          897            397                                     1,294
                                      ----------       --------         -----                  ----------
                                           4,943          2,288            --                       7,231
Noninterest expense
  Salaries and employee benefits...        9,201          3,611                                    12,812
  Occupancy and equipment..........        2,047            966            31           (12)        3,044
  Core deposit amortization........           --             --           600           (11)          600
  Other............................        5,121          2,401                                     7,522
                                      ----------       --------         -----                  ----------
                                          16,369          6,978           631                      23,978
Income before income taxes.........       12,312          3,938          (938)                     15,312
Income tax expense.................        3,534          1,052          (319)          (13)        4,267
                                      ----------       --------         -----                  ----------
Net Income.........................   $    8,778       $  2,886         $(619)                 $   11,045
                                      ==========       ========         =====                  ==========
Earnings per common share:
Basic..............................   $     1.84       $   3.01                                $     1.81
Diluted............................         1.84           3.00                                $     1.81
Average common shares -- basic.....    4,765,972        959,628                                 6,095,249
Average common shares -- diluted...    4,777,486        961,786                                 6,106,763

FOOTNOTES:

 (1) To record payment by Banc Services Corp. for estimated transaction costs.

 (2) To record payment by Wayne Bancorp for estimated transaction costs.

 (3) To adjust assets and liabilities of Banc Services Corp. to estimated fair value.

 (4) To record goodwill for the cost of acquisition over the estimated fair value of tangible and identifiable intangible assets and liabilities acquired. Additional intangible assets may be identified and recorded, as appropriate, at the merger date based upon the information available at that time.

 (5) To record core deposit intangible and customer relationships at estimated fair value.

 (6) To record deferred tax liabilities on purchase accounting adjustments.

 (7) To eliminate Banc Services Corp.'s equity accounts on a historical basis.

 (8) To record issuance of 1,329,278 shares of Wayne Bancorp stock at a price of $23.84 per share based on an exchange rate of 1.391 shares of Wayne Bancorp stock for each share of Banc Services Corp. stock less 4,000 shares of Banc Services Corp. stock owned by Wayne Bancorp .

 (9) To reflect liquidation of assets for the cash portion of the acquisition based on Banc Services Corp. shares outstanding less 4,000 shares owned by Wayne Bancorp at $14.40 per share.

(10) To eliminate cost basis of 4,000 Banc Services Corp. shares owned by Wayne Bancorp.

(11) To record amortization of core deposit intangible on an accelerated method over 10 years.

(12) To record effect of amortization of purchase accounting adjustments. Fair value adjustment for loans is being amortized to income on a level yield method over an estimated remaining life of 6.5 years. Fair value adjustment for deposits is being amortized to income on a level yield method over an estimated remaining maturity of 20 months. Fair value adjustment for trust preferred securities is being amortized to income on a level yield method over an estimated remaining maturity of 5 years. Fair value adjustment for premises and equipment is being amortized to income on a straight-line basis over an estimated life of 39 years.

(13) To record tax effect of purchase accounting adjustments at an effective rate of 34%.

(14) To record cost of utilizing federal funds sold for the cash portion of the purchase price at an assumed rate of 1.71%.

(15) To record cost of utilizing securities for the cash portion of the purchase price at an assumed rate of 5.11%.

IMPACT ON PRO FORMA NET INCOME FROM AMORTIZATION OF FAIR VALUE ADJUSTMENTS:

          2003     (350)
          2004     (440)
          2005     (431)
          2006     (423)
          2007     (400)

          BANC SERVICES CORP. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

INTRODUCTION

     The following discusses the financial condition of Banc Services Corp., which includes the financial condition of its wholly-owned subsidiaries, The Savings Bank and Trust Company and Access Financial Corp., as of December 31, 2002, as compared to December 31, 2001 and the results of operations for the years ended December 31, 2002 and 2001. This discussion should be read in conjunction with the December 31, 2002 consolidated financial statements and footnotes included herein.

GENERAL

     Banc Services Corp.'s results of operations are dependent primarily on net interest income, which is the difference ("spread") between the interest income earned on its loans and securities portfolio and its cost of funds, consisting of interest paid on its deposits and borrowed funds. The interest rate spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows. Banc Services Corp.'s net income is also affected by, among other things, loan fee income, provisions for loan losses, service charges, operating expenses and franchise and income taxes. Banc Services Corp.'s revenues are derived primarily from interest on mortgage, commercial, and consumer loans, and securities, as well as income from service charges and loan originations. Banc Services Corp.'s operating expenses principally consist of employee compensation and benefits, occupancy, and other general and administrative expenses. Banc Services Corp.'s results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially impact Banc Services Corp.

MANAGEMENT STRATEGY

     Banc Services Corp. is a community-oriented financial institution offering a variety of financial services to meet the needs of the communities it serves. Banc Services Corp. attracts deposits from the general public and uses such deposits, together with borrowings and other funds, to originate loans. Banc Services Corp.'s deposits are insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation (the "FDIC"). Banc Services Corp. also invests in mortgage-backed securities, most of which are insured or guaranteed by federal agencies, as well as securities issued by the U.S. government or agencies or municipalities thereof.

     Banc Services Corp. is not aware of any market or institutional trends, events or uncertainties that are expected to have a material effect on liquidity, capital resources or operations, except as discussed below. Banc Services Corp. is also not aware of any current recommendations by its regulators which would have a material effect if implemented, except as discussed below.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2002 AND DECEMBER 31, 2001

     Total assets of Banc Services Corp. were $212.3 million at December 31, 2002 compared to $196.8 million at December 31, 2001, representing an increase of $15.5 million, or 7.9%. The primary components of the increase in total assets were a $12.3 million increase in securities and a $8.1 million increase in loans and loans held for sale, which was partially offset by a decrease in cash and cash equivalents of $4.3 million. The increase in loans was primarily due to the increase in the residential real estate, and commercial and industrial loans. Interest rates offered to borrowers remain near historic lows, which resulted in high refinancing activity throughout the surrounding areas. Cash and cash equivalents decreased due to Banc Services Corp. investing excess funds in securities to improve yields.

     Banc Services Corp. also grew its deposit portfolio by $9.3 million or 5.9% from December 31, 2001. The majority of the growth was in the interest-bearing demand and savings accounts, which increased $2.3 million and $3.8 million from December 31, 2001. Management believes the majority of the increase in deposits was due to the lagging economy and stock market, causing investors to put their money in banks instead of the stock market. Banc Services Corp. continued to reduce Federal Home Loan Bank of Cincinnati advances during 2002. Banc Services Corp. participated in a pooled trust offering and issued $7.0 million of obligated mandatory redeemable capital securities on June 26, 2002. Banc Services Corp. used these proceeds to fund consumer loans originated by Access Financial Corp., its wholly-owned finance company subsidiary.

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001

     General. Net income for the year ended December 31, 2002 increased by $861,000 or 42.5% from $2.0 million for the year ended December 31, 2001 to net income of $2.9 million for the year ended December 31, 2002. The increase in net income was primarily due to the increase in net interest income.

     Net Interest Income. Net interest income is the largest component of Banc Services Corp.'s net income, and consists of the difference between interest income generated on interest-earning assets and interest expense incurred on interest-bearing liabilities. Net interest income is primarily affected by the volumes, interest rates and composition of interest-earning assets and interest-bearing liabilities. The majority of the increase in interest income was due to the increase in volume during 2002 while the decrease in interest expense was due to a significant decline in the cost of deposits and other borrowings.

     Net interest income increased approximately $2.3 million, or 32.4% for the year ended December 31, 2002. The primary reason for the increase in net interest income was the decrease in interest expense of $1.5 million or 25.3% for the year ended December 31, 2002. The current very low interest rate environment and short-term nature of Banc Services Corp.'s deposits and other borrowings resulted in a very low cost of funds during 2002. Management does not expect this trend to continue, and when interest rates begin to rise again, interest expense is expected to increase more quickly than interest income. The increase in net interest income also was improved by the increase in interest income of $772,000 or 5.9%. The increase in interest income was driven by the higher average balances of earning assets during 2002 when compared to 2001. As mentioned earlier, rates for one-to-four family mortgages and the prime rate have been at historic lows over the past twelve months resulting in high refinancing activity.

     Banc Services Corp. also earned more interest from securities for the year ended December 31, 2002, an increase of $603,000. The increase in the income was again a result of the higher average balances, which helped to offset the decrease in the average rate earned on the securities.

     As noted above, interest expense decreased $1.5 million or 25.3% when comparing the year ended December 31, 2002 to 2001. The decrease is due to the declining interest rate environment during 2002 and 2001. Banc Services Corp. was able to decrease interest expense in deposits while increasing the overall level of deposits. Due to economic events during 2001 and 2002, consumers moved money from the stock market back into bank deposit accounts. As a result of issuing obligated mandatory redeemable capital securities of a subsidiary trust, Banc Services Corp. had additional interest expense of $194,000 for the year ended December 31, 2002.

     Provision for Loan Losses. The provision for loan losses is based on management's regular review of the loan portfolio, which considers factors such as past experience, prevailing general economic conditions and considerations applicable to specific loans, such as the ability of the borrower to repay the loan and the estimated value of the underlying collateral, as well as changes in the size and growth of the loan portfolio.

     A provision for loan losses of $752,000 was recorded during the year ended December 31, 2002, representing an increase of $289,000 or 62.4%. At December 31, 2002, the allowance for loan losses represented 1.44% of total loans compared to 1.32% at December 31, 2001. The increase in the provision was primarily due to the increase in the loan portfolio at Access, which involves more credit risk, and the increase in charge-offs experienced during 2002. Management believes the allowance for loan losses is adequate to absorb probable incurred losses; however, future additions to the allowance may be necessary based on changes in economic conditions.

     Non-interest Income. Banc Services Corp. experienced a $509,000, or 28.6%, increase in non-interest income for the year ended December 31, 2002 compared to the same period in 2001. The majority of the increase was due to the increase in service charges resulting from the implementation of an overdraft honors program at the beginning of 2002. This service allows customers to overdraw their checking accounts up to preset limits. Normal overdraft fees are charged for checks paid. Banc Services Corp. does not anticipate significant growth in non-interest income from the overdraft honors program in the coming years, but should have similar income. The overall increase in non-interest income was offset by the decrease in gain on sale of securities.

     Non-interest Expense. Non-interest expense increased $1.3 million, or 22.7% for the year ended December 31, 2002 compared to the same period in 2001. Salaries and employee benefits increased due to normal merit and salary increases. Occupancy and equipment expenses increased from December 31, 2001 to December 31, 2002 due to the increase in property taxes. Other expenses increased due to the increased amortization of mortgage servicing rights of $124,000 and an expense of $51,000 to implement the overdraft honors program. The remaining change in other expense was due to normal increases in services as Banc Services Corp. continues to grow.

     Income Taxes. The provision for income taxes totaled an expense of $1.1 million for the year ended December 31, 2002 compared to $688,000 for the year ended December 31, 2001, due to the increase in income before taxes.

LIQUIDITY AND CAPITAL RESOURCES

     Banc Services Corp.'s primary sources of funds are deposits, principal and interest payments on loans, securities, other borrowings, and borrowings from the Federal Home Loan Bank of Cincinnati. Banc Services Corp. uses the funds generated to support its lending and investment activities as well as any other demands for liquidity such as deposit outflows. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows, mortgage prepayments and the exercise of call features are greatly influenced by general interest rates, economic conditions and competition.

     Banc Services Corp.'s most liquid assets are cash and cash equivalents. The levels of those assets are dependent on Banc Services Corp.'s operating, financing, lending and investing activities during any given period. At December 31, 2002, cash and cash equivalents totaled $6.9 million, or 3.3% of total assets.

     Banc Services Corp. has other sources of liquidity if a need for additional funds arises, including Federal Home Loan Bank advances. At December 31, 2002, Banc Services Corp. had unused borrowing capacity from the Federal Home Loan Bank of $13.6 million. Depending on market conditions, the pricing of deposit products and Federal Home Loan Bank advances, Banc Services Corp. may rely on Federal Home Loan Bank borrowing to fund asset growth.

     Banc Services Corp. relies primarily on competitive rates, customer service and long-standing relationships with customers to retain deposits. Based on Banc Services Corp.'s experience with deposit retention and current retention strategies, management believes that, although it is not possible to predict future terms and conditions upon renewal, a significant portion of such deposits will remain with Banc Services Corp.

     At December 31, 2002, The Savings Bank and Trust Company exceeded all of its regulatory capital requirements with a Tier 1 capital level of $16.7, or 8.1%, of total adjusted assets, which is above the required level of $8.2 million, or 4.0%; and risk-based capital of $18.3 million, or 11.8% of risk-weighted assets, which is above the required level of $12.4 million, or 8.0%.

     Management is not aware of any matters subsequent to December 31, 2002 that would cause The Savings Bank and Trust Company or Banc Services Corp.'s capital category to change.

            ADDITIONAL FINANCIAL INFORMATION OF BANC SERVICES CORP.

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY, INTEREST RATES AND INTEREST DIFFERENTIAL

     The following table sets forth, for the years ended December 31, 2002, 2001 and 2000 the distribution of assets, including interest amounts and average rates of major categories of interest-earning assets and interest-bearing liabilities:

                                      2002                                  2001                              2000
                       -----------------------------------   -----------------------------------   --------------------------
                         AVERAGE                    YIELD/     AVERAGE                    YIELD/     AVERAGE
ASSETS                   BALANCE       INTEREST      RATE      BALANCE       INTEREST      RATE      BALANCE       INTEREST
------                 ------------   -----------   ------   ------------   -----------   ------   ------------   -----------
Interest-earning
  assets:
  Loans (1)(2).......  $121,104,932   $10,244,919    8.46%   $109,911,490   $ 9,933,589    9.04%   $109,899,817   $10,149,950
  Taxable securities
    (3)..............    48,264,574     2,676,041    5.54      39,909,725     2,285,970    5.73      34,403,718     2,041,389
  Nontaxable
    Securities
    (3)(4)...........    22,521,951       906,642    4.03      16,087,774       693,493    4.31      14,442,827       640,814
  Federal funds
    sold.............     2,779,981        42,484    1.53       4,484,515       184,663    4.12       2,852,240       177,873
                       ------------   -----------            ------------   -----------            ------------   -----------
      Total interest-
        earning
        assets.......   194,671,438    13,870,086    7.12     170,393,504    13,097,715    7.69     161,598,602    13,010,026
Non-interest-earning
  assets.............     8,583,891                             9,001,618                             7,282,351
                       ------------                          ------------                          ------------
      Total..........  $203,255,329                          $179,395,122                          $168,880,953
                       ============                          ============                          ============

                        2000
                       ------
                       YIELD/
ASSETS                  RATE
------                 ------
Interest-earning
  assets:
  Loans (1)(2).......   9.24%
  Taxable securities
    (3)..............   5.93
  Nontaxable
    Securities
    (3)(4)...........   4.44
  Federal funds
    sold.............   6.24
      Total interest-
        earning
        assets.......   8.05
Non-interest-earning
  assets.............
      Total..........

---------------

(1) For purposes of these computations, the daily average loan amounts outstanding are net of unearned income and include loans held for sale.

(2) Nonaccrual loans are included in loan totals and do not have a material impact on the analysis presented.

(3) Average balance is computed using the carrying value of securities. The average yield has been computed using the historical amortized cost average balance for available-for-sale securities.

(4) Interest income is reported on a historical basis without tax-equivalent adjustment.

     The following table sets forth, for the years ended December 31, 2002, 2001 and 2000, the distribution of liabilities and shareholders' equity, including interest amounts and average rates of major categories of interest-earning assets and interest-bearing liabilities:

                                      2002                                 2001                                 2000
                       ----------------------------------   ----------------------------------   ----------------------------------
   LIABILITIES AND       AVERAGE                   YIELD/     AVERAGE                   YIELD/     AVERAGE                   YIELD/
SHAREHOLDERS' EQUITY     BALANCE       INTEREST     RATE      BALANCE       INTEREST     RATE      BALANCE       INTEREST     RATE
---------------------  ------------   ----------   ------   ------------   ----------   ------   ------------   ----------   ------
Interest-bearing
  liabilities:
  Savings and
  interest-bearing
  demand accounts....  $ 73,391,649   $1,317,582    1.80%   $ 64,786,221   $1,821,161   2.81%    $ 58,498,698    1,987,681    3.40%
Certificates of
  deposit............    76,247,613    2,837,153    3.72      72,043,819    3,844,633    5.34      70,035,921    4,030,831    5.76
  Federal Home Loan
    Bank advances....       166,734       10,223    6.13         614,474       27,377    4.46       3,895,883      260,046    6.67
Short-term
  borrowings.........    15,775,898      124,831    0.79      13,621,673      317,658    2.33      11,987,027      583,345    4.87
  Obligated mandatory
    redeemed capital
    Securities of
    subsidiary
    trust............     4,330,200      194,104    4.48
Federal funds
  purchased..........       313,521        6,230    1.99          88,293        1,550    1.76         255,970       16,483    6.44
                       ------------   ----------            ------------   ----------            ------------   ----------
    Total interest-
    bearing
    liabilities......   170,225,615    4,490,123    2.64     151,154,480    6,012,379    3.98     144,673,499    6,878,386    4.75
                       ------------   ----------            ------------   ----------            ------------   ----------
Non-interest-bearing
  Liabilities........    15,735,148                           13,217,884                           11,014,781
Shareholders'
  equity.............    17,294,566                           15,022,758                           13,192,673
                       ------------                         ------------                         ------------
  Total..............  $203,255,329                         $179,395,122                         $168,880,953
                       ============                         ============                         ============
Net interest
  income.............                 $9,379,963    4.48%                  $7,085,336   3.71%                   $6,131,640    3.30%
                                      ==========    ====                   ==========    ====                   ==========    ====
Net yield on
  interest-earning
  assets.............                               4.82%                               4.16%                                 3.79%
                                                    ====                                 ====                                 ====

     The following table sets forth, for the periods indicated, a summary of the changes in interest income and interest expense resulting from changes in volume and changes in rate.

                                                   2002 COMPARED TO 2001                   2001 COMPARED TO 2000
                                                    INCREASE (DECREASE)                     INCREASE (DECREASE)
                                                         DUE TO (1)                             DUE TO (1)
                                           --------------------------------------   -----------------------------------
                                             VOLUME        RATE           NET        VOLUME       RATE          NET
                                           ----------   -----------   -----------   ---------   ---------   -----------
                                                   (DOLLARS IN THOUSANDS)                 (DOLLARS IN THOUSANDS)
Interest Income:
  Loans.................................   $  971,889   $  (660,559)  $   311,330   $(216,361)  $   1,078   $  (217,439)
  Taxable securities....................      465,268       (75,197)      390,071     244,581     317,394       (72,813)
  Nontaxable securities.................      261,617       (48,468)      213,149      52,679      71,323       (18,644)
  Federal funds sold....................      (53,561)      (88,618)     (142,179)      6,790      80,094       (73,304)
                                           ----------   -----------   -----------   ---------   ---------   -----------
    Total interest-earning assets.......   $1,645,213   $  (872,842)  $   772,371   $  87,689   $ 469,889   $   382,200
                                           ==========   ===========   ===========   =========   =========   ===========
Interest expense:
  Savings and interest-bearing demand
    accounts............................   $  218,406   $  (721,985)  $  (503,579)  $(166,520)  $(199,485)  $  (366,005)
  Certificates of deposit...............      213,362    (1,220,842)   (1,007,480)   (186,198)    113,185      (299,383)
  Federal Home Loan Bank borrowings.....      (24,897)        7,743       (17,154)   (232,669)   (166,813)      (65,856)
  Short-term borrowings.................       43,826      (236,654)     (192,828)   (265,687)     70,953      (336,640)
  Obligated mandatory redeemable capital
    securities of subsidiary trust......      194,104            --       194,104          --          --            --
  Federal funds purchased...............        4,450           230         4,680     (14,933)     (7,067)       (7,857)
                                           ----------   -----------   -----------   ---------   ---------   -----------
    Total interest-bearing
      liabilities.......................   $  649,251   $(2,171,508)  $(1,522,257)  $(866,007)  $ 209,734   $(1,075,741)
                                           ==========   ===========   ===========   =========   =========   ===========
    Net interest income.................   $  995,962   $ 1,298,666   $ 2,294,628   $ 953,696   $ 260,155   $   693,541
                                           ==========   ===========   ===========   =========   =========   ===========

---------------

(1) The change in interest income and interest expense due to changes in both volume and rate, which cannot be segregated, has been allocated proportionately to the change due to volume and the change due to rate.

INVESTMENT PORTFOLIO

     The following table sets presents the carrying amount of securities at:

                                                                     DECEMBER 31,
                                                        ---------------------------------------
                                                           2002          2001          2000
AVAILABLE FOR SALE (1)                                  -----------   -----------   -----------
U.S. Agency securities................................  $26,864,398   $29,305,688   $25,080,338
Mortgage-backed securities............................   13,748,490    10,390,244       707,754
Obligations of states and political subdivisions......   35,388,044    24,587,041    17,245,639
Corporate bonds.......................................    1,434,940       878,396     3,877,439
Other securities......................................      682,500       655,600       618,000
                                                        -----------   -----------   -----------
  Total...............................................  $78,118,372   $65,816,969   $47,529,170
                                                        ===========   ===========   ===========

---------------

(1) The Corporation has no securities of an "issuer" where the aggregate carrying value of such securities exceeded ten percent of shareholders' equity.

     The following tables set forth the maturities of securities at December 31, 2002 and the weighted average yields of such securities. Maturities are reported based on stated maturities and do not reflect principal prepayment assumptions.

                                                        AFTER ONE            AFTER FIVE
                                    WITHIN             BUT WITHIN            BUT WITHIN            MORE THAN
                                   ONE YEAR            FIVE YEARS             TEN YEARS            10 YEARS
                              ------------------   -------------------   -------------------   -----------------
                                AMOUNT     YIELD     AMOUNT      YIELD     AMOUNT      YIELD    AMOUNT     YIELD     TOTALS
                              ----------   -----   -----------   -----   -----------   -----   ---------   -----   -----------
AVAILABLE FOR SALE (2)(3)
U.S. Treasury securities and
  obligations of U.S.
  government corporations
  and agencies..............  $4,602,498   5.69%   $18,077,808   5.51%   $ 4,184,093   3.85%   $     --      --    $26,864,399
Obligations of states and
  Political subdivisions
  (1).......................   1,979,896   4.94%     8,531,170   4.76%    24,144,252   4.10%    732,725    3.85%    35,388,043
Corporate bonds.............     371,503   6.40%     1,063,437   6.00%            --     --          --      --      1,434,940
                              ----------           -----------           -----------           --------            -----------
    Total...................  $6,953,897   5.51%   $27,672,415   5.30%   $28,328,345   4.06%   $732,725    3.85%   $63,687,382
                              ==========           ===========           ===========           ========            ===========


AVAILABLE FOR SALE (2)(3)
U.S. Treasury securities and
  obligations of U.S.
  government corporations
  and agencies..............  5.28%
Obligations of states and
  Political subdivisions
  (1).......................  4.30%
Corporate bonds.............  6.10%
    Total...................  4.76%

---------------

(1) Weighted average yields on nontaxable obligations have been computed based on actual yields stated on the security.

(2) Excludes $13,748,490 of mortgage-backed securities and $682,500 of equity securities for December 31, 2002 and $10,390,244 mortgage-backed securities and $655,600 of equity securities for December 31, 2001.

(3) The weighted average yield has been computed using the historical amortized cost for available-for-sale securities.

LOAN PORTFOLIO

     Types of Loans. The amounts of gross loans outstanding, excluding loans held for sale, are shown in the following table according to types of loans.

                               2002           2001           2000          1999          1998
                           ------------   ------------   ------------   -----------   -----------
Commercial and
  industrial.............  $ 33,526,000   $ 29,560,000   $ 22,090,000   $16,597,000   $14,585,000
Commercial real estate...     8,271,000      7,759,000      9,156,000     8,311,000     6,299,000
Agricultural.............    12,208,000     10,702,000      9,245,000     8,276,000     8,138,000
Residential real
  estate.................    30,633,000     26,642,000     21,900,000    21,059,000    18,932,000
Consumer.................    37,234,000     37,714,000     47,974,000    38,735,000    39,141,000
Credit card..............     1,110,000      1,107,000      1,152,000     1,053,000       985,000
Lease Financing..........       378,000        423,000        700,000       995,000     1,184,000
                           ------------   ------------   ------------   -----------   -----------
                           $123,360,000   $113,907,000   $112,217,000   $95,026,000   $89,264,000
                           ============   ============   ============   ===========   ===========

     Maturities and Sensitivities of Loans to Changes in Interest Rates. The following table shows the amount of commercial and agricultural, commercial real estate and real estate construction loans outstanding as of December 31, 2002, which, based on the contract terms for repayments of principal, are due in the periods indicated. In addition, the amounts due after one year are classified according to their sensitivity to changes in interest rates.

                                                    MATURING
                                    ----------------------------------------
                                                 AFTER ONE BUT
                                      WITHIN        WITHIN       AFTER FIVE
                                     ONE YEAR     FIVE YEARS        YEARS         TOTAL
                                    ----------   -------------   -----------   -----------
Commercial and agricultural.......  $3,999,000    $11,286,000    $30,449,000   $45,734,000
Commercial real estate............     168,000      2,185,000      5,918,000     8,271,000
Real estate construction..........   1,416,000             --             --     1,416,000
                                    ----------    -----------    -----------   -----------
                                    $5,583,000    $13,471,000    $36,367,000   $55,421,000
                                    ==========    ===========    ===========   ===========

                                                                INTEREST SENSITIVITY
                                                              ------------------------
                                                                FIXED       VARIABLE
                                                                 RATE         RATE
                                                              ----------   -----------
Due after one but within five years.........................  $3,099,000   $10,372,000
Due after five years........................................   3,626,000    32,741,000
                                                              ----------   -----------
                                                              $6,725,000   $43,113,000
                                                              ==========   ===========

     The preceding maturity information is based on contract terms at December 31, 2002 and does not include any possible "rollover" at maturity date. In the normal course of business, Banc Services Corp. considers and acts on the borrower's request for renewal of loans at maturity. Evaluation of such requests includes a review of the borrower's credit history, the collateral securing the loan and the purpose for such request.

     Risk Elements. The following table presents information concerning the amount of loans at December 31 that contain certain risk elements.

                                           2002         2001        2000       1999      1998
                                        ----------   ----------   --------   --------   -------
Loans accounted for on a nonaccrual
  basis (1)...........................  $  248,873   $  381,449   $316,461   $106,000   $33,000
Loans contractually past due 90 days
  or more as to principal or interest
  payments (2)........................          --           --         --      5,000        --
Loans whose terms have been
  renegotiated to provide a reduction
  or deferral of interest or principal
  because of a deterioration in the
  financial position of the borrower
  (3).................................   1,345,416      984,000         --         --        --
                                        ----------   ----------   --------   --------   -------
  Total...............................  $1,594,289   $1,365,449   $316,461   $111,000   $33,000
                                        ==========   ==========   ========   ========   =======

     There is one borrowing relationship with a balance of $155,484 as of December 31, 2002 other than those disclosed above, where known information about possible credit problems of borrowers caused management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms. Management has considered this relationship and the adequacy of the allowance. There are no other interest-bearing assets that would be required to be disclosed in the table above, if such assets were loans as of December 31, 2002.

(1) Loans are placed on nonaccrual status when doubt exists as to the collectibility of the loan, including any accrued interest. With a few immaterial exceptions, commercial and agricultural, commercial real estate, residential real estate and construction loans past due 90 days are placed on nonaccrual unless they are well collateralized and in the process of collection. Generally, consumer loans are charged-off within 30 days after becoming past due 90 days unless they are well collateralized and in the process of collection. Credit card loans are charged-off before reaching 120 days of delinquency. Once a loan is placed on nonaccrual, interest is then recognized on a cash basis where future collections of principal is probable.

(2) Excludes loans accounted for on a nonaccrual basis.

(3) Excludes loans accounted for on a nonaccrual basis and loans contractually past due ninety days or more as to principal or interest payments.

     Interest income recognition associated with nonaccrual loans was as follows.

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2002           2001
                                                              ------------   ------------
Interest income that would have been recognized on
  nonaccrual loans if they would have continued to accrue
  per their contractual rate................................    $49,536        $25,533
                                                                =======        =======
Interest income on nonaccrual loans recognized on a cash
  basis.....................................................    $ 9,112        $11,355
                                                                =======        =======

     There were no foreign outstandings for any period presented.

     No concentrations of loans exceeded 10% of total loans, which are not otherwise disclosed.

SUMMARY OF LOAN LOSS EXPERIENCE

     Analysis of the Allowance for Loan Losses. The following table shows the daily average loan balances and changes in the allowance for loan losses for December 31,

                                    2002           2001           2000          1999          1998
                                ------------   ------------   ------------   -----------   -----------
Daily average amount of loans,
  net of unearned income......  $121,104,932   $109,911,490   $109,899,817   $91,266,853   $91,325,259
                                ============   ============   ============   ===========   ===========
Allowance for possible loan
  losses at beginning of
  year........................  $  1,505,288   $  1,378,221   $  1,303,270   $ 1,219,601   $ 1,030,075
Loan charge-offs:
  Commercial and Industrial...       152,050         35,787             --            --            --
  Commercial real estate......            --             --             --            --            --
  Agricultural................            --             --             --            --            --
  Residential real estate.....            --             --             --         6,429            --
  Consumer....................       257,083        403,370        240,588       195,504       254,212
  Credit card.................       188,530         24,004         15,409        22,075        16,020
  Lease financing.............            --             --             --            --            --
                                ------------   ------------   ------------   -----------   -----------
                                     597,663        463,161        255,997       224,008       324,716
Recoveries of loans previously
  charged-off:
  Commercial and Industrial...        24,622             --             --         8,625        23,781
  Commercial real Estate......           900             --         13,962            --            --
  Agricultural................         8,150             --             --            --        78,268
  Residential real estate.....           548             --             --            --            --
  Consumer....................        75,805        125,532         58,499        73,495       127,608
  Credit card.................         1,626          1,535          2,490         1,549           494
  Lease financing.............            --             --             --            --            --
                                ------------   ------------   ------------   -----------   -----------
                                     111,651        127,067         74,951        83,669       230,151
                                ------------   ------------   ------------   -----------   -----------
Net charge-offs (1)...........       486,012        336,094        181,046       140,339        94,565
Provision for loan losses
  (2).........................       752,063        463,161        255,997       224,008       284,092
                                ------------   ------------   ------------   -----------   -----------
Allowance for loan losses at
  end of year.................  $  1,771,339   $  1,505,288   $  1,378,221   $ 1,303,270   $ 1,219,602
                                ============   ============   ============   ===========   ===========
Allowance for loan losses as a
  percent of loans at
  year-end....................          1.44%          1.32%          1.23%         1.37%         1.37%
                                ============   ============   ============   ===========   ===========
Ratio of net charge-offs
  during the year to average
  loans outstanding...........          0.34%          0.31%          0.16%         0.15%         0.10%
                                ============   ============   ============   ===========   ===========

---------------

(1) The amount of net charge-offs fluctuates from year to year due to factors relating to the condition of the general economy and specific business segments.

(2) The determination of the balance of the allowance for loan losses is based on an analysis of the loan portfolio and reflects an amount that, in management's judgment, is adequate to provide for probable loan losses. Such analysis is based on a review of specific loans, the character of the loan portfolio, current economic conditions, past loan loss experience and such other factors as management believes require current recognition in estimating probable loan losses.

     Allocation of Allowance for Loan Losses. The following table allocates the allowance for loan losses at December 31, to each loan category. The allowance has been allocated according to the amount deemed to be reasonably necessary to provide for the probable losses estimated to be incurred within the following categories of loans at the dates indicated.

                                                    2002                       2001
                                          ------------------------   ------------------------
                                                       PERCENTAGE                 PERCENTAGE
                                                       OF LOANS TO                OF LOANS TO
                                          ALLOWANCE    TOTAL LOANS   ALLOWANCE    TOTAL LOANS
                                          ----------   -----------   ----------   -----------
Commercial and industrial...............  $  788,535      27.18%     $  828,368      25.95%
Commercial real estate..................      17,708       6.70          16,726       6.81
Agricultural............................      79,190       9.90          65,834       9.40
Residential real estate.................      26,127      24.83          25,137      23.39
Consumer................................     505,790      30.18         535,070      33.11
Credit card.............................      81,325        .90          34,153        .97
Lease financing.........................          --        .31              --        .37
Unallocated.............................          --         --              --         --
                                          ----------      -----      ----------      -----
                                          $1,771,339      100.0%     $1,505,288      100.0%
                                          ==========      =====      ==========      =====

                                    2000                       1999                        1998
                          ------------------------   ------------------------   --------------------------
                                       PERCENTAGE                 PERCENTAGE                 PERCENTAGE OF
                                       OF LOANS TO                OF LOANS TO                  LOANS TO
                          ALLOWANCE    TOTAL LOANS   ALLOWANCE    TOTAL LOANS   ALLOWANCE     TOTAL LOANS
                          ----------   -----------   ----------   -----------   ----------   -------------
Commercial and
  industrial............  $  438,305      19.68%     $  256,999      17.43%     $  318,423       16.26%
Commercial real
  estate................       9,898       8.16           5,808       8.73           7,156        7.02
Agricultural............      46,694       8.24          27,587       8.69          32,200        9.07
Residential real
  estate................      27,558      19.52          74,362      22.31          63,118       21.57
Consumer................     600,531      42.75         410,580      40.68         418,829       43.65
Credit card.............      34,952       1.03          21,609       1.10          22,043        1.10
Lease financing.........          --        .62              --       1.06              --        1.33
Unallocated.............     220,283         --         506,325         --         357,832          --
                          ----------     ------      ----------     ------      ----------      ------
                          $1,378,221      100.0%     $1,303,270      100.0%     $1,219,601       100.0%
                          ==========     ======      ==========     ======      ==========      ======

DEPOSITS

     The average daily amount of deposits and average rates paid on such deposits is summarized for the years indicated.

                                                   2002                       2001
                                         ------------------------   ------------------------
                                           AVERAGE       AVERAGE      AVERAGE       AVERAGE
                                           BALANCE      RATE PAID     BALANCE      RATE PAID
                                         ------------   ---------   ------------   ---------
Noninterest-bearing demand deposits....  $ 12,330,261      N/A      $ 11,049,440      N/A
Interest-bearing demand deposits.......    18,107,667     1.06%       15,520,870     1.40%
Savings, including Money Market deposit
  accounts.............................    55,283,982     2.04%       49,265,351     3.25%
Certificates of deposit, including
  IRAs.................................    76,247,613     3.72%       72,043,819     5.34%
                                         ------------               ------------
                                         $161,969,523               $147,879,480
                                         ============               ============

     Maturities of certificates of deposits and individual retirement accounts of $100,000 or more outstanding at December 31, 2002 are summarized as follows.

                                                                 INDIVIDUAL
                                                  CERTIFICATES   RETIREMENT
                                                  OF DEPOSITS     ACCOUNTS       TOTAL
                                                  ------------   ----------   -----------
3 months or less................................  $13,161,951     $107,927    $13,269,878
Over 3 through 6 months.........................    2,584,562      147,611      2,732,173
Over 6 through 12 months........................    5,499,078      355,186      5,854,264
Over 12 months..................................    5,066,073      324,993      5,391,066
                                                  -----------     --------    -----------
                                                  $26,311,664     $935,717    $27,247,381
                                                  ===========     ========    ===========

RETURN ON EQUITY AND ASSETS

                                                              2002    2001    2000
                                                              -----   -----   -----
Return on average assets....................................   1.42%   1.09%   0.79%
Return on average equity....................................  16.69   13.48   10.16
Dividend payout ratio.......................................  33.25   34.60   51.43
Equity to average total assets..............................   8.51    8.37    7.88

SHORT-TERM BORROWINGS

     See Note 8 to the consolidated financial statements for the statistical disclosures for short-term borrowings for 2002 and 2001.

                                                   2002          2001          2000
                                                -----------   -----------   -----------
Outstanding at end of period..................  $14,399,633   $18,359,236   $ 9,873,826
Weighted average interest rate................         1.00%         2.31%         4.76%
Maximum amount outstanding....................  $17,623,000   $18,309,000   $14,295,000
Average balance during the year...............  $15,776,000   $13,710,000   $12,243,000

               PROPOSAL -- ELECTION OF DIRECTORS OF WAYNE BANCORP

     The regulations of Wayne Bancorp provide that the number of directors of Wayne Bancorp is 12 persons (divided into three classes) unless changed by a two-thirds majority vote of the "Continuing Directors" as defined in the regulations. The regulations provide that the number of directors to be elected cannot be increased by greater than two positions in any one year. The number of directors to be elected at this annual meeting is four, with these four directors to be elected to serve a three-year term until the 2006 annual meeting of shareholders.

     The following persons named have been nominated for election to serve as indicated or until their successors have been elected and have qualified. It is the intention of the persons named in the proxy to vote "FOR" the election of the following four nominees to the class of directors serving until the 2006 annual meeting of shareholders.

                                                                                   YEAR FIRST
NAME OF DIRECTOR              PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS       BECAME DIRECTOR    AGE
----------------              --------------------------------------------       ---------------    ---
David P. Boyle                President and Chief Executive Officer, Wayne            2000          39
                              Bancorp, Inc., since 2001; President, Wayne
                              Bancorp, Inc., since 2000; President and Chief
                              Executive Officer, Wayne County National Bank,
                              since 2001; President and Chief Operating
                              Officer, Wayne County National Bank 1999 to 2000;
                              Treasurer, Wayne Bancorp, Inc., 1998 to 2000;
                              Executive Vice President and Chief Financial
                              Officer, Wayne County National Bank, 1997 to
                              1999; President, MidOhio Data, Inc. since 1999;
                              Chairman and Director, Chippewa Valley Title
                              Agency, Inc., since March 31, 2001.

                                                                                   YEAR FIRST
NAME OF DIRECTOR              PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS       BECAME DIRECTOR    AGE
----------------              --------------------------------------------       ---------------    ---
B. Diane Gordon               Executive Director, Greater Wayne County                1996          54
                              Foundation, since 1998 Charitable Foundation;
                              Vice President of Finance, Buckeye Corrugated,
                              Inc., 1990 to 1998; corrugated container
                              manufacturing.

Stephen L. Shapiro            Chairman of the Board, Wooster Iron & Metal Co.         1996          56
                              since 1995; metal recycling company. President
                              and Chief Executive Officer, Metalics Recycling
                              Co. since 1990.

Bala Venkataraman             President and Chief Executive Officer,                  1995          58
                              Magni-Power Company, since 1990; metal
                              fabrication and manufacturing.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES.

DIRECTORS CONTINUING IN OFFICE

     The persons named below are now serving as directors of Wayne Bancorp for terms expiring at the annual meeting of shareholders in 2004 and 2005.

                                                                                   YEAR FIRST
NAME OF DIRECTOR              PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS       BECAME DIRECTOR    AGE
----------------              --------------------------------------------       ---------------    ---
TERMS EXPIRING AT THE ANNUAL MEETING IN 2004
Gwenn E. Bull, CPA            Chief Financial Officer, Legend Micro, Inc.,            1995          55
                              since 1999; Controller, Legend Micro, Inc., 1997
                              to 1999, builders of custom computers. Certified
                              Public Accountant, General Manager, Croskey
                              Hostetler & Mapes, CPA Firm 1985 to 1997.

David L. Christopher          Chairman of the Board, Wayne Bancorp, Inc. and          1987          62
                              Chairman of the Board, Wayne County National Bank
                              since 1990.

Dennis B. Donahue             Chairman and Chief Executive Officer, Will-Burt         1993          64
                              Company, Inc., since since 2000; President and
                              Chief Executive Officer, Will-Burt Company, Inc.
                              since 1995, machine fabrication and assembly.
                              President and Chief Executive Officer, Hi-Rise
                              Recycling, since October, 2002, manufacturer and
                              distributor of waste removal products and
                              systems.

Jeffrey E. Smith              President, Jeff Smith Aircraft, Ltd., since 1997,       1993          53
                              buyer, seller and broker of used aircraft.
                              Partner, JMJ Investments, since 1995, a
                              partnership that invests in oil and gas related
                              properties.

TERMS EXPIRING AT THE ANNUAL MEETING IN 2005
James O. Basford              Chairman, Paha-Que Industries, Inc., since 1996,        1990          71
                              manufacturer of outdoor tents, San Diego
                              California. Retired CEO and Chairman, Buckeye
                              Corrugated, Inc, 1978 to 1995.

John C. Johnston, III         Partner, with the law firm of Critchfield,              1996          54
                              Critchfield, and Johnston, since 1987.

                                                                                   YEAR FIRST
NAME OF DIRECTOR              PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS       BECAME DIRECTOR    AGE
----------------              --------------------------------------------       ---------------    ---
Philip S. Swope               Vice Chairman, Wayne Bancorp, Inc. since 2000;          1998          61
                              President, Wayne Bancorp, Inc. 1998 to 2000;
                              Chairman of Chippewa Valley Bank since 1997;
                              President and Chief Executive Officer of Chippewa
                              Valley Bank since 1987; Vice Chairman and
                              Director, Chippewa Valley Title Agency, Inc.,
                              since March 31, 2001.

David E. Taylor               President, Taylor Agency Inc., since 1987;              1992          52
                              Independent Insurance Agency.

     The business experience of each of the above listed nominees and directors continuing in office during the past five years was that typical of a person engaged in the principal occupation listed. Unless otherwise indicated, each of the nominees has had the same position or another executive position with the same employer during the past five years.

         PROPOSAL TO APPROVE THE WAYNE BANCORP 2003 DEFERRED SHARE PLAN

GENERAL

     The board of directors of Wayne Bancorp is seeking shareholder approval of the Wayne Bancorp, Inc. 2003 Deferred Share Plan. A copy of the deferred share plan is attached hereto as Exhibit E and should be consulted for detailed information. All statements made herein regarding the plan are only intended to summarize the Plan and are qualified in their entirety by reference to the plan.

PURPOSE OF THE PLAN

     The purpose of the deferred share plan is to promote Wayne Bancorp's long-term growth and profitability by providing directors and certain senior management employees of the company and its subsidiaries with the opportunity to
(i) defer the receipt of compensation, (ii) be credited with matching contributions, and (iii) receive benefit distributions in shares of Wayne Bancorp common stock.

     By aligning the interests of directors and senior management employees with those of Wayne Bancorp shareholders, the deferred share plan is thereby intended to provide participants with incentives to improve shareholder value, and thereby to attract and retain the best available persons as directors and senior management employees of Wayne Bancorp.

DESCRIPTION OF THE PLAN

     Effective Date. The deferred share plan becomes effective on the date on which it is approved by the shareholders of Wayne Bancorp.

     Administration. Wayne Bancorp's board of directors has broad discretionary authority to administer the plan, to make all decisions associated with its administration, and to interpret or construe the terms of the deferred share plan.

     Plan Contributions. Under the deferred share plan, each participant may elect to defer compensation on such terms and up to such limits as the board may from time to time determine. In addition, Wayne Bancorp may in its discretion make contributions matching up to 25% of a participant's deferred compensation. The deferred share plan requires that Wayne Bancorp track these contributions as "deferrals" and as "matching contributions" to sub-accounts within a bookkeeping account that Wayne Bancorp establishes for each participant. In addition, the board of directors may permit participants in the Wayne County National Bank deferred share plan to transfer their account balances in that plan into the plan. Such transfers will be treated as deferrals made as of the date of transfer, but will not be eligible for matching contributions.

     Credits to Accounts. The deferred share plan provides for credits to participant accounts as of the end of each calendar quarter (or more frequent periods that the board determines). If Wayne Bancorp's sharehold-ers approve this proposal, all deferrals and matching contributions will be credited to participant accounts in the form of shares of Wayne Bancorp common stock, with each share representing a future right to receive one share of common stock. All participant accounts will be credited with earnings (or losses) based on changes in the value of common stock.

     Dividends. Whenever Wayne Bancorp pays cash dividends on common stock, Wayne Bancorp will credit each account with additional shares that have a value equal to the cash dividends payable with respect to the shares previously credited to the account.

     Trust Account. For each share of common stock credited to participant accounts due to deferrals, matching contributions or cash dividends on allocated shares, Wayne Bancorp will contribute to a trust account an amount of shares of common stock necessary to cause the total number of shares held in the trust to equal the total shares credited to all participant accounts. To avoid negative income tax consequences to participants, all assets held in the trust will be subject to the claims of Wayne Bancorp's creditors in the event that Wayne Bancorp becomes insolvent.

     Vesting and Forfeiture. Participants are at all times fully vested in the portion of their account attributable to deferrals, and vest in the portion of their account attributable to matching contributions under the conditions and according to any vesting schedule that the board determines in its discretion. Nevertheless, a participant who impermissibly competes with Wayne Bancorp while employed or within one year thereafter will forfeit the portion of his or her account credited with matching contributions, and Wayne Bancorp may recover any prior distributions from that portion of the account.

     Time of Benefit Distributions. The deferred share plan permits each participant to request a distribution in the form of a lump sum payment or in installment distributions over a period not to exceed 180 months. The deferred share plan also permits distributions upon request to a participant in the event of the participant's "unforeseeable emergency". A participant may also request that a distribution from the participant's account be made without penalty on more than one years' advance notice (or 90 days' notice before a change in corporate control), or on shorter notice, subject to forfeiture of part of the account.

     Form of Benefit Distributions. A participant's account will be distributed in whole shares of Wayne Bancorp common stock and cash in lieu of fractional shares.

     Shares Reserved for Distributions. Subject to shareholder approval at the annual meeting of shareholders of Wayne Bancorp, the deferred share plan may distribute a total of up to 150,000 shares of common stock to participants at the time they become entitled to receive distributions of their deferred share plan benefits. Such shares may be authorized but unissued common stock, authorized and issued common stock in treasury or held in the trust, or common stock acquired by Wayne Bancorp for the purposes of the deferred share plan.

     Effect of Certain Corporate Transactions. Subject to any required action by Wayne Bancorp's shareholders, the number of shares covered by the deferred share plan and credited to accounts shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by Wayne Bancorp other than the conversion of any convertible securities. Such adjustments shall be made by the board of directors.

     Conditions to Share Distributions. Wayne Bancorp may not distribute shares of common stock unless the distribution complies with applicable securities laws, and to that end may require that a participant make certain representations or warranties. If Wayne Bancorp determines that any consent is necessary as a condition of, or in connection with, the distribution of shares of common stock, or the taking of any other action pursuant to the deferred share plan, then such actions will not be taken until the consent has been satisfied.

     Unsecured Rights. The rights of participants to collect deferred share plan benefits are unsecured claims against Wayne Bancorp's general assets.

     Tax Withholding. Before receiving any distribution of benefits pursuant to the deferred share plan, the participant must satisfy any federal, state, local, or foreign withholding tax obligations. A participant may satisfy his or her minimum statutory tax withholding obligations by surrendering to Wayne Bancorp shares that have been already owned for at least six months (or by surrendering shares credited to the participant's account) that have a fair market value equal to the amount required to be withheld.

     Amendment and Termination of the Plan. The deferred share plan has an indefinite duration, and the board of directors of Wayne Bancorp may from time to time amend the terms of the plan and may suspend or terminate the plan. No amendment, suspension, or termination of the plan may divest any participant of the contractual right to collect his or her account.

     Financial Effects of Awards. Wayne Bancorp will recognize financial expense equal to the value of any credits made to accounts, but will not recognize financial expense for appreciation in the value of shares of common stock. Wayne Bancorp will receive no monetary consideration for shares of common stock distributed to participants.

FEDERAL INCOME TAX CONSEQUENCES

     Summarized below are the federal income tax consequences that Wayne Bancorp expects (based on current tax laws, rules, and interpretations).

     Date of Deferrals and Credits. None of the participants will recognize taxable income when Wayne Bancorp makes credits to their accounts, nor will the grant entitle Wayne Bancorp to a current deduction.

     Date of Distribution. Whenever Wayne Bancorp transfers common stock to a participant, the participant will recognize ordinary income equal to the fair market value of the common stock (or cash) distributed to the participant, and Wayne Bancorp will receive a corresponding deduction.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE WAYNE BANCORP DEFERRED SHARE PLAN

     The directors, president and chief executive officer and other executive officers of Wayne Bancorp will be eligible to participate in the deferred share plan and may receive benefits from such participation. The benefits to the officers and the employees under the plan are not determinable at this time since this depends on the election of such persons to participate in the plan and defer a portion of their compensation as well as whether Wayne Bancorp decides to make matching contributions.

RECOMMENDATION AND VOTE REQUIRED

     Shareholder approval of the deferred share plan's use of common stock requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Wayne Bancorp common stock. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN.

       MEETINGS OF THE BOARD OF DIRECTORS OF WAYNE BANCORP AND COMMITTEES

     During the last fiscal year, the board of directors held one special meeting and 12 regularly scheduled meetings. All of the incumbent directors and each nominee standing for re-election, with the exception of Mr. Basford, attended 75% or more of those meetings, and the meetings held during the fiscal year by all board committees on which they served.

     Each director received $1,000 per month as a fee for serving on the board of directors of Wayne Bancorp. Each director of Wayne Bancorp, with the exception of Mr. Swope, also served on the board of directors of the Wayne County National Bank. This board meets quarterly and there are no additional fees paid to them for those meetings. Mr. Swope and Mr. Boyle serve on the board of directors of the Chippewa Valley Bank and they receive no fees for those board positions.

     In addition to cash compensation for 2002, each director of Wayne Bancorp was granted nonqualified stock options to purchase 2,500 shares of Wayne Bancorp common stock at an exercise price of $24.33 per share. The options vested on December 6, 2002 and will expire on December 6, 2012.

     The Audit Committee handles the selection and engagement of Wayne Bancorp's independent auditors and reviews with them the scope and status of the audit, the fees for services performed by them, and the results of the completed audit. The Audit Committee also reviews and discusses with the internal audit department, management and the board of directors, such matters as audit procedures, scope of the audits and results of the examinations by regulatory authorities. The Audit Committee was composed of the following independent directors: Mrs. Bull and Messrs. Basford, Donahue and Venkataraman. The Audit Committee met 11 times in 2002.

     The Nominating Committee is comprised of members of the board of directors who are not being considered for re-election. This committee met once in 2002 to nominate persons to serve on the board of directors until the annual meeting in 2006. The committee will consider nominees recommended by shareholders. Any shareholder desiring to submit any such recommendation should send the name, age, biographical information, and additional information required pursuant to the regulations of Wayne Bancorp (a copy of which may be obtained from the Secretary of Wayne Bancorp) concerning a proposed nominee to the chairman of the board of Wayne Bancorp at 112 West Liberty Street, P.O. Box 757, Wooster, Ohio 44691.

     The Compensation/Employee Benefits Committee was composed of Mrs. Gordon and Messrs. Donahue, Johnston, Shapiro, Taylor and Venkataraman. This Committee met three times in 2002. The function of this committee is to review and recommend personnel policies, general wage policies and fringe benefits. Please see the portion of this joint proxy statement/prospectus entitled "REPORT OF COMPENSATION COMMITTEE" for a discussion of the committee's report on compensation issues.

     The following persons are executive officers of Wayne Bancorp or its affiliates:

NAME                      AGE                            POSITION
----                      ---                            --------
David P. Boyle..........   39  President and Chief Executive Officer, Wayne Bancorp since
                               2001; President, Wayne Bancorp, Inc. since 2000; President and Chief Executive Officer, Wayne County National Bank,
                               since 2001; President and Chief Operating Officer, Wayne
                               County National Bank 1999 to 2000; Treasurer, Wayne Bancorp,
                               Inc., 1998 to 2000; Executive Vice President and Chief
                               Financial Officer, Wayne County National Bank, 1997 to 1999.
                               President, MidOhio Data, Inc. since 1999. Chairman and
                               Director, Chippewa Valley Title Agency, Inc., since March 1,
                               2001.
Philip S. Swope.........   61  Vice Chairman, Wayne Bancorp since 2000. Chairman, Chippewa
                               Valley Bank since 1997; President and Chief Executive
                               Officer, Chippewa Valley Bank Since 1987. Vice Chairman and
                               Director, Chippewa Valley Title Agency, Inc., since March
                               31, 2001.
Michael G. Force........   35  Vice President, Wayne Bancorp, Inc. since 2001; Vice
                               President, Chief Loan Officer, Wayne County National Bank
                               since 2001; Vice President, Commercial Loan Officer, Wayne
                               County National Bank, 1998 to 2001; Assistant Vice President
                               Commercial Loan Officer, Wayne County National Bank, 1993 to
                               1998.
John A. Lende...........   40  Secretary and Treasurer, Wayne Bancorp, Inc. since 2002;
                               Treasurer Wayne Bancorp, Inc. since 2001; Vice President and
                               Chief Financial Officer, Wayne County National Bank, since
                               2002; Vice President and Controller Wayne County National
                               Bank, 2001 to 2002; Assistant Vice President and Controller,
                               Wayne County National Bank 2000 to 2001; Controller, Wayne
                               County National Bank 1999 to 2000; Secretary, Wayne County
                               National Bank, since 2002. Treasurer MidOhio Data, Inc.
                               since 1999; Secretary, Treasurer and Director, Chippewa
                               Valley Title Agency, Inc. since 2001.
Stephen E. Kitchen......   51  Executive Vice President and Senior Trust Officer, Wayne
                               County National Bank since 1988.

     If the proposed merger with Banc Services Corp. is consummated, Rod Steiger will become an executive officer of Savings Bank & Trust, the surviving bank in the merger of The Savings Bank and Trust Company with Chippewa Valley Bank.

NAME                      AGE   PRINCIPAL OCCUPATION
----                      ---   --------------------
Rod Steiger               55    President and chief executive officer of Banc Services Corp.
                                and The Savings Bank and Trust Company

Upon the completion of the merger of Banc Services Corp. with Wayne Bancorp, Mr. Steiger will beneficially own 1,096 shares of common stock and options to purchase an estimated 15,264 shares of common stock (based on the sale price of $47.20 per share of Banc Services Corp. common stock on March 25, 2003), or 0.27% of the issued and outstanding common stock of Wayne Bancorp.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by Wayne Bancorp and its subsidiaries to or on behalf of Wayne Bancorp's president and chief executive officer and the other four most highly compensated executive officers whose compensation exceeded $100,000 in 2002, for the fiscal years ended December 31, 2002, 2001 and 2000, or such shorter period for which such executives have been affiliated with Wayne Bancorp.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                          ANNUAL COMPENSATION             COMPENSATION
                                 -------------------------------------   ---------------
NAME AND PRINCIPAL                                      OTHER ANNUAL     OPTION # AWARDS      ALL OTHER
POSITION                  YEAR    SALARY    BONUS(1)   COMPENSATION(2)     (SHARES)(3)     COMPENSATION(4)
------------------        ----   --------   --------   ---------------   ---------------   ---------------
David P. Boyle..........  2002   $182,250   $149,486       $4,450             4,200            $19,214
  President and Chief     2001    161,700    113,093        4,202             4,935             14,148
  Executive Officer,      2000    132,982     49,531        3,968             7,056             14,007
  Wayne Bancorp, Inc.,
  President and Chief
  Executive Officer,
  Wayne County National
  Bank
Philip S. Swope.........  2002   $162,250   $ 76,502       $  910             4,200            $16,446
  Vice Chairman, Wayne    2001    149,200     62,201            0             4,935             13,849
  Bancorp, Inc.,          2000    138,611     20,782        3,663             7,056             13,264
  Chairman,
  President and Chief
  Executive Officer,
  Chippewa Valley Bank
Michael G. Force........  2002   $ 75,250   $ 37,834       $    0             1,575            $10,696
  Vice President, Wayne   2001     60,250     25,813            0             4,725              6,802
  Bancorp, Inc., Vice     2000     47,950     11,340            0                 0              4,540
  President and Chief
  Loan Officer, Wayne
  County National Bank
John A. Lende...........  2002   $ 75,250   $ 26,380       $  423             1,575            $ 9,943
  Secretary and           2001     60,250     18,094          650             4,725              7,091
  Treasurer
  Wayne Bancorp, Inc.     2000     48,340      7,622        1,159                 0              3,951
  and
  Vice President and
  Chief Financial
  Officer, Wayne County
  National Bank

                                                                            LONG-TERM
                                          ANNUAL COMPENSATION             COMPENSATION
                                 -------------------------------------   ---------------
NAME AND PRINCIPAL                                      OTHER ANNUAL     OPTION # AWARDS      ALL OTHER
POSITION                  YEAR    SALARY    BONUS(1)   COMPENSATION(2)     (SHARES)(3)     COMPENSATION(4)
------------------        ----   --------   --------   ---------------   ---------------   ---------------
Stephen E. Kitchen......  2002   $100,250   $ 18,710       $4,300             1,050            $11,842
  Executive Vice          2001     96,000     33,851        3,654             1,050             12,143
  President
  and Senior Trust        2000     92,950     21,240            0             1,103             11,237
  Officer, Wayne
  County National Bank

---------------

(1) Includes incentive compensation as explained herein.

(2) Comprised of reimbursement of 20% of the cost to purchase up to 1,000 shares of Wayne Bancorp stock and incentives under the Trust Referral Program.

(3) Stock options granted have been adjusted for the 5% stock dividend.

(4) Represents Wayne Bancorp contributions to the ESOP and 401(k) plans.

2002 STOCK OPTION GRANTS TABLE

     The following table sets forth stock options granted to Wayne Bancorp's president and chief executive officer and Wayne Bancorp's four other most highly compensated executive officers during 2002 under Wayne Bancorp's 1999 Incentive Stock Option Plan. Under SEC regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. Wayne Bancorp has chosen the "five percent/ten percent" formula approved by the SEC. However, the ultimate value will depend on the market value of Wayne Bancorp's stock at a future date, which may not correspond to the projections below.

                                                                                             POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS                                       VALUE AT ASSUMED
                          --------------------------------------------                      ANNUAL RATES OF STOCK
                                         % OF TOTAL                                         PRICE APPRECIATION FOR
                                       OPTIONS GRANTED     EXERCISE                              OPTION TERM
                            OPTION      TO EMPLOYEES         PRICE                          ----------------------
NAME                      GRANTED(1)       IN 2002       PER SHARE(2)    EXPIRATION DATE       5%          10%
----                      ----------   ---------------   -------------   ----------------   ---------   ----------
David P. Boyle..........    4,200           26.7%           $24.33       December 6, 2012    $64,264     $162,858
Philip S. Swope.........    4,200           26.7%           $24.33       December 6, 2012    $64,624     $162,858
Michael G. Force........    1,575           10.0%           $24.33       December 6, 2012    $24,099     $ 61,072
John A. Lende...........    1,575           10.0%           $24.33       December 6, 2012    $24,099     $ 61,072
Stephen E. Kitchen......    1,050            6.7%           $24.33       December 6, 2012    $16,066     $ 40,715

---------------

(1) Options granted have been adjusted for a 5% stock dividend.

(2) Exercise price was the fair market value on the date of grant.

2002 STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth the number and value of all stock options held by the president and chief executive officer and the named executive officers at year-end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of Wayne Bancorp's stock on December 31, 2002. In addition, the table sets forth the number of options exercised by the president and chief executive officer and each of the named executive officers during 2002 and indicates the amount of value realized upon such exercise. There were no exercises of options in 2002.

                                                                                       VALUE ($) OF
                                                                      NUMBER (#) OF    IN-THE-MONEY
                                                                       UNEXERCISED     UNEXERCISED
                                                                        OPTIONS-         OPTIONS-
                                                                        12/31/02       12/31/02 (2)
                                                                      -------------   --------------
                                     SHARES ACQUIRED   NET VALUE($)   EXERCISABLE/     EXERCISABLE/
NAME                                   ON EXERCISE     REALIZED (1)   UNEXERCISABLE   UNEXERCISABLE
----                                 ---------------   ------------   -------------   --------------
David P. Boyle.....................         0               0                29,642
                                                                      13,451/16,191   $2,929/$93,254
Philip S. Swope....................         0               0                29,642
                                                                      13,451/16,191   $2,929/$93,254
Michael G. Force...................         0               0                 6,300
                                                                        1,575/4,725   $6,741/$13,482
John A. Lende......................         0               0                 6,300
                                                                        1,575/4,725   $6,741/$13,482
Stephen E. Kitchen.................         0               0                 5,574
                                                                        2,371/3,203   $  502/$15,765

---------------

(1) Represents estimated market value of Wayne Bancorp's common stock at exercise date, less the exercise price.

(2) Represents estimated market value of Wayne Bancorp's common stock at December 31, 2002, less the exercise price. For those executive officers with unexercised options, the exercise prices of which were greater than the fair market value of Wayne Bancorp's stock as of December 31, 2002, no values are stated.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes share and exercise price information about Wayne Bancorp's equity compensation plans as of December 31, 2002.

                                                                                              (C)
                                                                                      NUMBER OF SECURITIES
                                              (A)                                   REMAINING AVAILABLE FOR
                                      NUMBER OF SECURITIES           (B)             FUTURE ISSUANCE UNDER
                                       TO BE ISSUED UPON       WEIGHTED-AVERAGE            ANY EQUITY
                                          EXERCISE OF         EXERCISE PRICE OF        COMPENSATION PLANS
                                      OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES
PLAN CATEGORY                         WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
-------------                         --------------------   --------------------   ------------------------
Equity compensation plans approved
  by security holders...............     551,250 shares             $22.79               363,190 shares
Equity compensation plans not
  approved by security holders......                  0                  0                            0
Total...............................     551,250 shares             $22.79               363,190 shares

                        REPORT OF COMPENSATION COMMITTEE

     Under rules established by the Securities and Exchange Commission, Wayne Bancorp is required to provide certain data and information in regard to the compensation and benefits provided to Wayne Bancorp's president and chief executive officer, and if applicable, the four other most highly compensated executive officers, whose aggregate compensation exceeded $100,000 during the year ended December 31, 2002. The disclosure requirements, as applied to Wayne Bancorp, include Wayne Bancorp's president and chief executive officer, vice chairman, vice president, secretary and treasurer and the executive vice president and senior trust officer of Wayne County National Bank and include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals. Wayne Bancorp is a holding company and owns two significant operating subsidiaries, Wayne County National Bank and Chippewa Valley Bank. All disclosures contained in this joint proxy statement/prospectus regarding executive compensation relate to the compensation paid by Wayne Bancorp or subsidiary banks. The Compensation/Employee Benefits Committee of Wayne Bancorp has the responsibility of determining the compensation policy and practices and making recommendations to the full board with respect to specific compensation of the chairman and other executive officers. At the direction of the board of directors, the committee has prepared this report for inclusion in this joint proxy statement/prospectus.

COMPENSATION PHILOSOPHY

     This report reflects Wayne Bancorp's compensation philosophy as endorsed by the board of directors and the committee and resulting actions taken by Wayne Bancorp for the reporting periods shown in the various compensation tables supporting this report. The committee approves and recommends to the board of directors payment amounts and award levels for executive officers of Wayne Bancorp and its subsidiaries.

     The executive compensation program of Wayne Bancorp has been designed to:

        - Support a pay-for-performance policy that awards executive officers for Wayne Bancorp performance.

        - Motivate key senior officers to achieve strategic business initiatives and reward them for their achievement, and

        - Provide compensation opportunities which are comparable to those offered by other financial institutions, thus allowing Wayne Bancorp to compete for and retain talented executives who are critical to Wayne Bancorp's long term success.

     At present, the executive compensation program is comprised of base salary and annual cash and stock incentive opportunities.

     Other than base salary and participation in Wayne Bancorp's Senior Officer Incentive Compensation Plan and 1999 Incentive Stock Option Plan for Messrs. Boyle, Swope, Force, Lende and Kitchen discussed below, additional benefits available to this group of officers are equivalent to that for all other employees and are determined at the discretion of the board of directors.

BASE SALARIES

     On December 13, 2001 the Compensation/Employee Benefits Committee met to review and approve amendments to the compensation for all employees. David P. Boyle, president and CEO of Wayne Bancorp, was present at the meeting to present his views in regard to management and other salaried and hourly employees, but was not present at the point in time that his compensation was discussed by the committee. Compensation decisions are made after a review is performed of the performance of executive officers in relation to the goals of Wayne Bancorp. At this meeting, the committee proposed a base salary commencing on January 1, 2002 for Mr. Boyle of $170,000, for Mr. Swope of $145,000, for Mr. Force of $75,000, for Mr. Lende of $75,000 and for Mr. Kitchen of $100,000. These salaries were subsequently approved by the board of directors. Their salaries were a result of a review of the performance of Wayne Bancorp for the year ended December 31, 2001, and of specific surveys, based on asset size, regarding peers of Wayne Bancorp, Wayne County National Bank and Chippewa Valley Bank including the following:

     1. Ohio Bankers Association surveys reviewing Ohio banks.

     2. Studies prepared by Crowe, Chizek and Company LLP, Wayne Bancorp's external auditors.

     3. Bank Administration Institute surveys reviewing all Ohio banks in Region 5, the region of Wayne County National Bank and Chippewa Valley Bank.

     The committee reviewed all these surveys and blended the results to determine the average compensation for various positions including that of the president and chief executive officer, vice chairman, vice president, secretary and treasurer and the executive vice president and senior trust officer for Wayne County National Bank. The committee then set a range between 75 percent and 125 percent of the average in order to determine the base salary for Messrs. Boyle, Swope, Force, Lende and Kitchen. In each case, the base compensation falls within this range, with the exception of Messrs. Boyle and Force whose base was 72% of the average. The Compensation Committee believes that the salaries paid to these executive officers is justified based on the performance of Wayne Bancorp and its subsidiary banks relative to their peers.

     The five named executive officers of Wayne Bancorp and affiliates, and certain other officers participated in the "Senior Officer Incentive Compensation Plan." Under this plan, which was adopted in 1994, payments are made to such officers only if the net operating profits of the respective reporting entity exceeds 22% of total operating income. In determining the bonus to be paid, a sliding scale is used to determine the total bonus pool available and individual bonuses are calculated based upon the participant's salary relative to the total salaries of those participating in the plan. The aggregate amount paid or accrued under this plan in 2002 was approximately $558,000. The amounts received under the plan by the listed executive officers are included in the compensation table set forth above.

     Wayne Bancorp has entered into change in control agreements with the named executive officers. The agreements provide for payment (in lieu of salary) to Messrs. Boyle, Swope, Force, Lende and Kitchen, an amount equal to 96% of the sum of the individual's compensation, including bonus, paid in the last whole calendar year prior to termination of employment due to a change in control. Messrs. Boyle and Swope's agreements call for these payments for three years and Messrs. Force, Lende and Kitchen's agreements call for these payments for two years.

     If the employment of Messrs. Boyle and Swope had been terminated as of December 31, 2002 under circumstances entitling them to severance pay as described above, they would have received 36 payments of approximately $21,100 for Mr. Boyle and $15,200 for Mr. Swope. Messrs. Force, Lende and Kitchen would have each been entitled to 24 payments of $6,850, $6,280 and $10,700, respectively, if their employment had been terminated as of December 31, 2002.

     Submitted by the Compensation Committee:

  Dennis B. Donahue            B. Diane Gordon              John C. Johnston, III
  Stephen L. Shapiro           David E. Taylor              Bala Venkataraman

                           REPORT OF AUDIT COMMITTEE

     The Audit Committee of the Wayne Bancorp board of directors is composed of five directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The committee operates under a written charter adopted by the board of directors. The committee has reviewed and discussed with management the audited financial statements of Wayne Bancorp for the year-ended December 31, 2002. In addition, the committee has discussed with Crowe Chizek, the independent auditing firm for Wayne Bancorp, the matters required by Statements on Auditing Standards No. 61, Communications with the Audit Committees.

     The committee also has received a letter containing the written disclosures from Crowe Chizek required by Independence Standards Board Standard No. 1, and have discussed with Crowe Chizek its independence from Wayne Bancorp.

     Based on the foregoing discussions and reviews, the committee has recommended to Wayne Bancorp's board of directors that the audited financial statements be included in Wayne Bancorp's Annual Report for the year ended December 31, 2002.

     The committee has been provided with information regarding the services provided by Crowe Chizek and has considered the compatibility of such services with maintaining auditors' independence.

     Submitted by the Audit Committee:

  James O. Basford             Gwenn E. Bull                Dennis B. Donahue
  John C. Johnston III         Bala Venkataraman

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation/Employee Benefits Committee of Wayne Bancorp is composed of six directors; Mrs. Gordon and Messrs. Donahue, Johnston, Shapiro, Taylor and Venkataraman. No member during the year ended December 31, 2002, or in years prior, was an officer or employee of Wayne Bancorp or any of its subsidiaries. Mr. Boyle, President and Chief Executive Officer of Wayne Bancorp, also participated in deliberations of the committee concerning executive officer compensation, but was not present at the point in time that his compensation was discussed by the committee.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following represents a comparison of the return on an investment in Wayne Bancorp, Standard & Poors 500 index and a peer group composed of major regional banks and bank holding companies.

                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------------------------
                                     12/31/97      12/31/98      12/31/00      12/31/00      12/31/01      12/31/02
---------------------------------------------------------------------------------------------------------------------
  WAYNE BANCORP, INC.                 $100.00       $ 75.65       $ 51.46       $ 37.85       $ 54.18       $ 64.63
---------------------------------------------------------------------------------------------------------------------
  S&P 500 COMPOSITE INDEX             $100.00       $128.58       $155.63       $141.46       $124.65       $ 97.10
---------------------------------------------------------------------------------------------------------------------
  S&P BANKS INDEX                     $100.00       $106.04       $ 91.41       $108.83       $108.85       $107.74
---------------------------------------------------------------------------------------------------------------------

* Assumes $100 invested on January 1, 1998 in Wayne Bancorp, Inc. common stock, S&P 500 Composite Index & S&P Banks Index.

* Total return assumes reinvestment of dividends.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table shows how much of the Wayne Bancorp common stock is owned, as of January 31, 2003, by all directors and named executive officers and by all current directors and executive officers as a group. Unless otherwise noted, these directors and officers have sole voting and investment power with respect to the shares indicated.

                                                                                                       PERCENT OF
                             SHARES OF WAYNE    RIGHTS TO ACQUIRE                      PERCENT OF      OWNERSHIP
                              COMMON STOCK     BENEFICIAL OWNERSHIP   TOTAL SHARES   STOCK OWNERSHIP   FOLLOWING
                              BENEFICIALLY         IN SHARES OF       BENEFICIALLY     BEFORE THE         THE
NAME OF BENEFICIAL OWNER          OWNED              WAYNE(1)            OWNED          MERGER(2)        MERGER
------------------------     ---------------   --------------------   ------------   ---------------   ----------
James O. Basford...........       1,973                7,455              9,428            .20%            .15%
David P. Boyle *...........      14,766               13,451             28,217            .59%            .46%
Gwenn E. Bull..............         831                7,455              8,286            .17%            .14%
David L. Christopher.......      26,030(3)            11,424             37,454            .78%            .61%
Dennis B. Donahue *........       3,429(4)             7,455             10,884            .23%            .18%
B. Diane Gordon *..........      15,627(5)             7,455             23,082            .48%            .38%
John C. Johnston, III......      12,506(6)             7,455             19,961            .42%            .33%
Stephen L. Shapiro *.......       4,416                7,455             11,871            .25%            .19%
Jeffrey E. Smith *.........      11,657(7)             7,455             19,112            .40%            .31%
Philip S. Swope............       8,999(8)            13,451             22,450            .47%            .37%
David E. Taylor *..........       3,703                7,455             11,158            .23%            .18%
Bala Venkataraman *........       8,599(9)             7,455             16,054            .34%            .26%
Michael G. Force...........       1,579(10)            1,575              3,154            .07%            .05%
Stephen E. Kitchen.........      15,469(11)            2,371             17,840            .37%            .29%
John A. Lende..............       1,387(12)            1,575              2,962            .06%            .05%
Directors and Executive
  Officers as a Group (15
  persons).................     130,971              110,942            241,913           4.95%           3.89%
Directors and Executive
  Officers as a Group (16
  persons including Rod C.
  Steiger following the
  merger)..................     132,067              126,152            258,372             --            4.14%

---------------

 (1) These shares represent nonqualified and incentive stock options that are vested as of January 31, 2003. These shares have not been issued and cannot be voted.

 (2) The calculation of percent of stock ownership is based on total issued and outstanding shares of common stock as of January 31, 2003, and the options to purchase common stock through the exercise of vested stock options, that are exercisable within 60 days of the Record Date of each of the respective individuals.

 (3) Includes 7,778 shares owned by Mr. Christopher's spouse, 3,417 shares held in trust and 14,835 shares held in the Wayne Bancorp ESOP.

 (4) Includes 3,429 shares held in trust.

 (5) Includes 14,332 shares held in trust.

 (6) Includes 4,688 shares held in trust.

 (7) Includes 1,056 shares owned by Mr. Smith as guardian for his minor children and 1,365 shares held in trust.

 (8) Includes 970 shares owned by Mr. Swope's spouse, 6,041 shares held in trust, 771 shares held in an IRA and 1,217 shares held in the Wayne Bancorp ESOP.

 (9) Includes 7,791 shares held in trust.

(10) Includes 1,579 shares held in the Wayne Bancorp ESOP.

(11) Includes 6,058 shares owned by Mr. Kitchen's spouse and 9,411 shares held in the Wayne Bancorp ESOP.

(12) Includes 1,355 shares held in the Wayne Bancorp ESOP.

     * Denotes participation in the Wayne County National Bank Deferred Compensation Plan.

SECURITY OWNERSHIP OF COMMON STOCK IN EXCESS OF FIVE PERCENT OF OUTSTANDING
SHARES

     Listed in the following table are the beneficial owners as of January 31, 2003 of more than five percent of Wayne Bancorp's outstanding common stock who are known to Wayne Bancorp.

                                                                   PERCENT OF COMMON    PERCENT OF COMMON
                        NAME & ADDRESS OF   AMOUNT AND NATURE OF    STOCK OWNERSHIP      STOCK OWNERSHIP
TITLE OF CLASS          BENEFICIAL OWNER    BENEFICIAL OWNERSHIP  BEFORE THE MERGER(1)  AFTER THE MERGER
--------------         -------------------  --------------------  --------------------  -----------------
Common...............  Wayco & Company (2)        538,699               11.28%                8.83%

---------------

(1) The calculation of percent of common stock ownership is based on total issued and outstanding shares and calculated as of January 31, 2003.

(2) Wayco & Company holds legal title, as nominee, to securities held by the Wayne County National Bank with respect to the business of its trust department. Wayco & Company holds 44,882 shares as sole trustee, 358,622 shares as trustee subject to revocable trusts and agency agreements and 135,195 shares as the designee of self-directed ERISA accounts. Certain officers of Wayne County National Bank, including Mr. Boyle and Mr. Kitchen, have the authority to vote these shares on behalf of Wayco & Company. The shares held by Wayco & Company have not, however, been included in the beneficial ownership of Mr. Boyle or Mr. Kitchen in the preceding "Security Ownership of Management and Certain Beneficial Owners" table.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Wayne Bancorp's officers and directors, and persons who own more than ten percent of a registered class of Wayne Bancorp's securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors and greater than ten percent shareholders are required by SEC regulation to furnish Wayne Bancorp with copies of all Section 16(a) forms they file.

     Except as noted below, based solely on a review of the copies of Forms 3, 4 and 5, and amendments thereto, as furnished to Wayne Bancorp, Wayne Bancorp believes that during 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with. In December, 2002, each of the directors and executive officers of Wayne Bancorp received option grants that were not reported to the Securities and Exchange Commission within two business days as required by rules of the Securities and Exchange Commission that became effective in August, 2002. A Form 4 reporting each such grant was subsequently filed by each director and executive officer in December, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following affiliations exist between Wayne Bancorp and executive officers, nominees or directors:

     Mr. Boyle and Mr. Kitchen are officers of Wayco and Company, an entity formed for the purpose of holding legal title, as a nominee, to securities held by the Wayne County National Bank with respect to the business of its Trust Department.

     Mr. Boyle is President and Mr. Lende is Treasurer of MidOhio Data, Inc., a corporation formed for the purpose of performing proof operations for Wayne County National Bank.

     Mr. Boyle is Chairman and Director, Mr. Swope is Vice Chairman and Director and Mr. Lende is Secretary, Treasurer and Director of Chippewa Valley Title Agency, Inc. Chippewa Valley Title Agency, Inc. provides services related to title insurance to the bank affiliates and is a wholly-owned subsidiary of Wayne County National Bank.

     Mr. Johnston is a partner with the law firm of Critchfield, Critchfield and Johnston. Wayne Bancorp believes the terms of all payments to such firm were as favorable as could have been obtained from unaffiliated parties.

     Some of the directors, officers and greater than 5% shareholders of Wayne Bancorp, their immediate families and companies with which they are associated were customers of and had banking relationships with either the Wayne County National Bank or the Chippewa Valley Bank in the ordinary course of those banks' businesses from the beginning of 2002 to present. All loans and commitments to loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management of the banks do not involve more than a normal risk of collectibility or present other unfavorable features.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2004 annual meeting of shareholders must be received by Wayne Bancorp by December 28, 2004 for inclusion in Wayne Bancorp's proxy statement and proxy relating to the 2004 annual meeting of shareholders.

     Wayne Bancorp may use its discretion in voting proxies with respect to shareholder proposals not included in the proxy statement for the fiscal year ended December 31, 2003, unless Wayne Bancorp receives notice of such proposals prior to March 11, 2004.

                                 LEGAL MATTERS

     The legality of Wayne Bancorp common stock offered by this joint proxy statement/prospectus will be passed upon for Wayne Bancorp by its counsel, Dinsmore & Shohl LLP. Certain United States federal income tax consequences of the merger will be passed upon by Frost Brown Todd LLC.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The principal accountant selected by the Wayne Bancorp board of directors for the current year is Crowe, Chizek and Company LLP, 10 West Broad Street, Columbus, Ohio 43215. A representative of the principal accountant will be present at the annual meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by Crowe, Chizek and Company for professional services rendered for the audit of Wayne Bancorp's annual consolidated financial statements for the 2002 fiscal year and the reviews of the consolidated financial statements included in Wayne Bancorp's Quarterly Reports on Form 10-Q for the 2002 fiscal year were $72,975.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION AND OTHER SERVICES

     There were no fees billed by Crowe, Chizek and Company for services rendered in connection with financial information systems design and implementation for the 2002 fiscal year.

ALL OTHER FEES

     The aggregate fees billed by Crowe, Chizek and Company for non-audit services and all other fees for services rendered to Wayne Bancorp for the 2002 fiscal year were $47,720.

     The Wayne Bancorp audit committee has considered and ultimately determined that the provision of any of the non-audit services or other services provided by Crowe, Chizek and Company to the company is compatible with maintaining Crowe, Chizek and Company's independence.

                                    EXPERTS

     The consolidated financial statements of Wayne Bancorp included in this document or incorporated by reference herein have been audited by Crowe, Chizek and Company, independent certified public accountants, have been included in this document upon the authority of Crowe, Chizek and Company as experts in accounting and auditing.

     The consolidated financial statements of Banc Services Corp. included in this document have been audited by Crowe, Chizek and Company, independent certified public accountants, have been included in this document upon the authority of Crowe, Chizek and Company as experts in accounting and auditing.

     Representatives of Crowe, Chizek and Company are expected to be present at both the Wayne Bancorp annual meeting and the Banc Services Corp. annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                      WHERE YOU CAN FIND MORE INFORMATION

     Wayne Bancorp files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by Wayne Bancorp at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings of Wayne Bancorp are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also access Wayne Bancorp's SEC filings and other information about Wayne Bancorp free of charge at Wayne Bancorp's web site at www.wcnb.com.

     Wayne Bancorp has filed a registration statement on Form S-4 to register with the SEC the Wayne Bancorp common stock to be issued to Banc Services Corp. shareholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a proxy statement of Banc Services Corp. for the Banc Services Corp. annual meeting. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Wayne Bancorp and Banc Services Corp. and Wayne Bancorp common stock. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The Securities and Exchange Commission allows Wayne Bancorp to "incorporate by reference" information into this joint proxy statement/prospectus. This means that Wayne Bancorp can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus.

     This joint proxy statement/prospectus incorporates by reference the documents listed below that Wayne Bancorp has previously filed with the SEC. They contain important information about Wayne Bancorp and its financial condition. The following documents, which were filed by Wayne Bancorp with the SEC, are incorporated by reference into this joint proxy statement/prospectus:

     - annual report of Wayne Bancorp on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 20, 2003;

     In addition, Wayne Bancorp incorporates by reference additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the date of the Wayne Bancorp annual meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

     Wayne Bancorp and Banc Services Corp. also incorporate by reference the following additional document:

     - the Affiliation Agreement attached to this joint proxy statement/prospectus as Exhibit A.

     Wayne Bancorp has supplied all information contained or incorporated by reference into this joint proxy statement/prospectus through Wayne Bancorp or from the SEC through the SEC's internet web site at the address described above. Documents incorporated by reference are available from Wayne Bancorp without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus.

     You may request a copy of information incorporated by reference into this joint proxy statement/prospectus by contacting Wayne Bancorp.

                              Wayne Bancorp, Inc.
                             112 W. Liberty Street
                                  P.O. Box 757
                              Wooster, Ohio 44691
                              Attn: John A. Lende

     In addition, you may obtain copies of the information relating to Wayne Bancorp, without charge, by sending an email to john.lende@wcnb.com.

     IN ORDER FOR YOU TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE WAYNE BANCORP ANNUAL MEETING, WAYNE BANCORP SHOULD RECEIVE YOUR REQUEST NO LATER THAN MAY 15, 2003.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN ANY OF THE MATERIALS THAT WE HAVE INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

              INDEX TO FINANCIAL STATEMENTS OF BANC SERVICES CORP.

                              BANC SERVICES CORP.
                                 ORRVILLE, OHIO

                                 ANNUAL REPORT
                           DECEMBER 31, 2002 AND 2001

                                    CONTENTS

REPORT OF INDEPENDENT AUDITORS..............................   F-2

CONSOLIDATED FINANCIAL STATEMENTS

  CONSOLIDATED BALANCE SHEETS
  December 31, 2002 and 2001................................   F-3

  CONSOLIDATED STATEMENTS OF INCOME
  Years ended December 31, 2002 and 2001....................   F-4

  CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
  Years ended December 31, 2002 and 2001....................   F-5

  CONSOLIDATED STATEMENTS OF CASH FLOWS
  Years ended December 31, 2002 and 2001....................   F-6

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  December 31, 2002 and 2001................................   F-7

                         REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
Banc Services Corp.
Orrville, Ohio

     We have audited the accompanying consolidated balance sheets of Banc Services Corp. as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Banc Services Corp. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                          CROWE, CHIZEK AND COMPANY LLP

Cleveland, Ohio
January 10, 2003

                              BANC SERVICES CORP.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001

                                                                  2002           2001
                                                              ------------   ------------
ASSETS
Cash and due from banks.....................................  $  6,653,266   $ 11,214,650
Federal funds sold..........................................       260,000             --
                                                              ------------   ------------
  Cash and cash equivalents.................................     6,913,266     11,214,650
Securities available for sale...............................    78,118,372     65,816,969
Loans held for sale.........................................     1,686,780      2,730,055
Loans, net..................................................   121,588,944    112,401,633
Premises and equipment, net.................................     2,468,262      2,548,371
Accrued income and other assets.............................     1,509,368      2,094,625
                                                              ------------   ------------
                                                              $212,284,992   $196,806,303
                                                              ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits Noninterest-bearing demand.........................  $ 13,999,733   $ 12,901,860
  Interest-bearing demand...................................    19,312,675     17,010,817
  Savings...................................................    54,847,229     51,066,290
  Time deposits.............................................    79,807,358     77,645,964
                                                              ------------   ------------
          Total deposits....................................   167,966,995    158,624,931
Short-term borrowings.......................................    14,399,633     18,359,236
Federal funds purchased.....................................     2,315,000      2,400,000
Federal Home Loan Bank advances.............................        71,577        236,137
Accrued expense and other liabilities.......................     1,724,502      1,368,782
Obligated mandatory redeemable capital securities of
  subsidiary trust..........................................     7,000,000             --
                                                              ------------   ------------
                                                               193,477,707    180,989,086
                                                              ------------   ------------
Common stock, without par value: 5,000,000 shares
  authorized; 960,000 shares issued.........................     9,600,000      9,600,000
Additional paid-in capital..................................     1,200,000      1,200,000
Retained earnings...........................................     6,445,449      4,518,603
Treasury stock, at cost (2002 -- 373 shares, 2001 -- 150
  shares)...................................................        (7,460)        (3,000)
Accumulated other comprehensive income......................     1,569,296        501,614
                                                              ------------   ------------
                                                                18,807,285     15,817,217
                                                              ------------   ------------
                                                              $212,284,992   $196,806,303
                                                              ============   ============

          See accompanying notes to consolidated financial statements.

                              BANC SERVICES CORP.

                       CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                 2002          2001
                                                              -----------   -----------
INTEREST INCOME
Loans, including fees.......................................  $10,244,919   $ 9,933,589
Securities
  Taxable...................................................    2,676,041     2,285,970
  Tax exempt................................................      906,642       693,493
Federal funds sold..........................................       42,484       184,663
                                                              -----------   -----------
  Total interest income.....................................   13,870,086    13,097,715
                                                              -----------   -----------

INTEREST EXPENSE
Deposits....................................................    4,154,735     5,665,794
Short-term borrowings.......................................      131,061       303,033
Federal Home Loan Bank advances.............................       10,223        43,552
Trust preferred.............................................      194,104            --
                                                              -----------   -----------
  Total interest expense....................................    4,490,123     6,012,379
                                                              -----------   -----------

NET INTEREST INCOME.........................................    9,379,963     7,085,336
Provision for loan losses...................................      752,063       463,161
                                                              -----------   -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........    8,627,900     6,622,175
                                                              -----------   -----------

NONINTEREST INCOME
Service charges and fees on deposits........................      953,134       555,269
Net gain on sale of loans...................................      391,394       231,528
Net gain on sale of securities..............................       98,769       223,804
Other income................................................      845,056       768,621
                                                              -----------   -----------
  Total noninterest income..................................    2,288,353     1,779,222
                                                              -----------   -----------

NONINTEREST EXPENSE
Salaries and employee benefits..............................    3,610,652     3,129,195
Occupancy and equipment.....................................      965,956       801,179
FDIC insurance..............................................       27,041        26,984
State franchise taxes.......................................      187,733       175,479
Other expenses..............................................    2,185,972     1,555,269
                                                              -----------   -----------
  Total noninterest expense.................................    6,977,354     5,688,106
                                                              -----------   -----------

INCOME BEFORE INCOME TAXES..................................    3,938,899     2,713,291
Income tax expense..........................................    1,052,425       688,275
                                                              -----------   -----------

NET INCOME..................................................  $ 2,886,474   $ 2,025,016
                                                              ===========   ===========
Basic earnings per common share.............................  $      3.01   $      2.11
Diluted earnings per common share...........................  $      3.00   $      2.11

          See accompanying notes to consolidated financial statements.

                              BANC SERVICES CORP.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                        ACCUMULATED
                                                  ADDITIONAL                               OTHER
                                       COMMON      PAID-IN      RETAINED    TREASURY   COMPREHENSIVE
                                       STOCK       CAPITAL      EARNINGS     STOCK        INCOME          TOTAL
                                     ----------   ----------   ----------   --------   -------------   -----------
Balance, January 1, 2001...........  $9,600,000   $1,200,000   $3,194,386   $    --     $   50,569     $14,044,955
Comprehensive income:
  Net income.......................                             2,025,016                                2,025,016
  Unrealized gain on securities
    available for sale, net of
    tax............................                                                        451,045         451,045
                                     ----------   ----------   ----------   -------     ----------     -----------
      Total comprehensive income...                                                                      2,476,061
Purchase of treasury stock.........                                          (3,000)                        (3,000)
Cash dividends ($.73 per share)....                              (700,799)                                (700,799)
                                     ----------   ----------   ----------   -------     ----------     -----------

Balance, December 31, 2001.........   9,600,000    1,200,000    4,518,603    (3,000)       501,614      15,817,217
Comprehensive income:
  Net income.......................                             2,886,474                                2,886,474
  Unrealized gain on securities
    available for sale, net of
    tax............................                                                      1,067,682       1,067,682
                                     ----------   ----------   ----------   -------     ----------     -----------
      Total comprehensive Income...                                                                      3,954,156
Purchase of treasury of stock......                                          (4,460)                        (4,460)
Cash dividends ($.98 per share)....                              (959,628)                                (959,628)
                                     ----------   ----------   ----------   -------     ----------     -----------

Balance, December 31, 2002.........  $9,600,000   $1,200,000   $6,445,449   $(7,460)    $1,569,296     $18,807,285
                                     ==========   ==========   ==========   =======     ==========     ===========

          See accompanying notes to consolidated financial statements.

                              BANC SERVICES CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                   2002           2001
                                                               ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................   $  2,886,474   $  2,025,016
  Adjustments to reconcile net income to net cash from
     operating activities:
     Depreciation and amortization..........................        433,024        369,600
     Provision for loan losses..............................        752,063        463,161
     Deferred income taxes..................................         24,800       (120,425)
     Net amortization of securities.........................        116,210         69,266
     Proceeds from sales of loans held for sale.............     14,535,960      6,590,247
     Originations of loans held for sale....................    (13,101,291)    (9,088,774)
     Gain on sale of securities.............................        (98,769)      (223,804)
     Gain on sale of loans..................................       (391,394)      (231,528)
     Changes in
       Accrued income and other assets......................        518,457       (221,872)
       Accrued expenses and other liabilities...............       (102,299)       240,162
                                                               ------------   ------------
          Net cash from operating activities................      5,573,235       (128,951)
                                                               ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Securities available for sale
     Proceeds from sales....................................     10,152,671     16,487,566
     Proceeds from maturities and calls.....................     10,264,075     13,703,760
     Purchases..............................................    (31,117,889)   (47,641,185)
  Net change in loans.......................................     (9,989,374)    (2,025,663)
  Purchase of premises and equipment........................       (352,915)      (496,273)
                                                               ------------   ------------
     Net cash from investing activities.....................    (21,043,432)   (19,971,795)
                                                               ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits..................................      9,342,064     15,640,412
  Purchase of treasury stock................................         (4,460)        (3,000)
  Dividends paid............................................       (959,628)      (700,799)
  Proceeds from trust preferred.............................      7,000,000             --
  Repayment of FHLB advances................................       (164,560)      (154,846)
  Change in Federal funds purchased.........................        (85,000)     2,400,000
  Change in short-term borrowing............................     (3,959,603)     8,485,410
                                                               ------------   ------------
     Net cash from financing activities.....................     11,168,813     25,667,177
                                                               ------------   ------------
Net change in cash and cash equivalents.....................     (4,301,384)     5,566,431
Cash and cash equivalents at beginning of year..............     11,214,650      5,648,219
                                                               ------------   ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR....................   $  6,913,266   $ 11,214,650
                                                               ============   ============

          See accompanying notes to consolidated financial statements.

                              BANC SERVICES CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of significant accounting policies followed in the preparation of the accompanying consolidated financial statements.

     Principles of Consolidation: The consolidated financial statements include the accounts of Banc Services Corp. (Company) and its wholly owned subsidiaries, The Savings Bank and Trust Company (Bank), Access Financial Corp. (Access), and Banc Services Statutory Trust I (Trust I). All material intercompany transactions and balances have been eliminated.

     Nature of Operations: Banc Services Corp. is a bank holding company engaged in the business of commercial and retail banking and trust services, with operations conducted through its main office and branches located in Orrville, Ohio, and neighboring communities. Wayne and western Stark Counties provide the source for substantially all of the Company's deposit, loan and trust activities. The majority of the Company's income is derived from commercial and retail business lending activities and investments.

     Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments, and status of contingencies are particularly subject to change.

     Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. Trading securities are carried at fair value, with changes in unrealized holding gains and losses included in income. Other securities such as Federal Home Loan Bank stock are carried at cost.

     Interest income includes amortization of purchase premium or discount. Gains and losses on sales are based on the amortized cost of the security sold. Securities are written down to fair value when a decline in fair value is not temporary.

     Loans: Loans are reported at the principal balance outstanding, net of deferred fees and costs, the allowance for loan losses and charge-offs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

     Interest income is not reported when full loan repayment is in doubt, typically when payments are past due over 90 days. Payments received on such loans are reported as principal reductions.

     Loans held for sale are reported at the lower of cost or market value taken together. Net unrealized losses are recognized in a valuation allowance by charges to income.

     Allowance for Loan Losses: The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on the past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

     Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using

                              BANC SERVICES CORP.

                           DECEMBER 31, 2002 AND 2001

the loan's existing rate or at fair value of collateral if repayment is expected solely from the collateral. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when it is probable that not all principal and interest amounts will be collected according to the original terms of the loan.

     Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the asset useful lives on an accelerated basis, except for buildings for which the straight line method is used.

     Servicing Rights: Servicing rights are recognized as assets for the allocated value of retained servicing rights on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Any impairment of a grouping is reported as a valuation allowance.

     Long-term Assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

     Repurchase Agreements: Substantially all repurchase agreement liabilities represent amounts advanced by various customers. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

     Stock Compensation: Employee compensation expense under stock options is reported using the intrinsic value method. No stock-based compensation cost is reflected in net income, as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at date of grant. The following table illustrates the effect on net income and earnings per share if expense was measured using the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation.

                                                                 2002         2001
                                                              ----------   ----------
Net income as reported......................................  $2,886,474   $2,025,016
  Deduct: Stock-based compensation expense determined under
     fair value based method................................      18,017       28,644
                                                              ----------   ----------
  Pro forma net income......................................  $2,856,266   $1,996,372
                                                              ==========   ==========

  Basic earnings per share as reported......................        3.01         2.11
  Pro forma basic earnings per share........................        2.98         2.08

  Diluted earnings per share as reported....................        3.00         2.11
  Pro forma diluted earnings per share......................        2.98         2.08

     The pro forma effects are computed using option pricing models, using the following weighted-average assumptions as of grant date.

                                                               2002      2001
                                                              -------   -------
Risk-free interest rate.....................................     4.55%     4.87%
Expected option life........................................  7 years   7 years
Dividend yield..............................................     4.70%     4.70%

                              BANC SERVICES CORP.

                           DECEMBER 31, 2002 AND 2001

     Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

     Consolidated Statement of Cash Flows: For purposes of this Statement, cash and cash equivalents are defined to include the Company's cash on hand, demand deposits in other institutions, and federal funds sold. The Company reports net cash flows for customer loan and deposit transactions. For the years ended December 31, 2002 and 2001, interest paid totaled $4,347,064 and $6,209,894, and income taxes paid totaled $1,082,000 and $639,003.

     Concentration of Credit Risk: The Bank grants commercial, real estate and installment loans to customers primarily in Wayne and Stark Counties in Ohio.

     Although the Bank has a diversified loan portfolio, a substantial portion of the debtors' ability to honor their contracts is dependent upon the local and State of Ohio economic conditions. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, commercial real estate and residential real estate.

     Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

     Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

     Earnings per Share: Earnings per common share have been computed based on a weighted average of common shares outstanding for the years ending December 31, 2002 and 2001. As of December 31, 2002 and 2001 there were 26,800 anti-dilutive stock options. Anti-dilutive stock options are those in which the exercise price of the option exceeds the fair market value of the underlying stock. The anti-dilutive stock options were excluded from the calculation. The basic weighted average common shares outstanding were 959,628 and 959,989 for the years ending December 31, 2002 and 2001. The diluted weighted average common shares outstanding were 962,217 and 959,989 for the years ending December 31, 2002 and 2001.

     Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale that is also recognized as separate components of equity.

     Newly Issued But Not Yet Effective Accounting Standards: New accounting standards on asset retirement obligations, restructuring activities and exit costs, operating leases, and early extinguishment of debt were issued in 2002. Management determined that when the new accounting standards are adopted in 2003 they will not have a material impact on the Company's financial condition or results of operations.

     Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

                              BANC SERVICES CORP.

                           DECEMBER 31, 2002 AND 2001

NOTE 2 -- MERGER

     On December 10, 2002 Banc Services Corp. entered into an agreement to merge with and into Wayne Bancorp, Wooster, Ohio. Consideration offered to Banc Services shareholders' consists of 1.391 shares of Wayne Bancorp common stock and $14.40 for each share of Banc Services Corp. common stock. The merger, which is contingent on the approval of the shareholders of Banc Services Corp. and Wayne Bancorp as well as various regulatory authorities is expected to be concluded in the second quarter of 2003.

NOTE 3 -- SECURITIES

     Year-end securities are as follows:

                                                                   2002
                                                   -------------------------------------
                                                                   GROSS        GROSS
                                                                 UNREALIZED   UNREALIZED
                                                   FAIR VALUE      GAINS        LOSSES
                                                   -----------   ----------   ----------
Available for Sale U.S. Treasury securities......  $26,864,398   $  820,906    $ (1,563)
  Mortgage-backed................................   13,748,490      176,216      (2,269)
  Obligations of state and political
     subdivisions................................   35,388,044    1,384,063     (44,320)
  Corporate bonds................................    1,434,940       44,687          --
  Other securities...............................      682,500           --          --
                                                   -----------   ----------    --------
       Total securities available for sale.......  $78,118,372   $2,425,872    $(48,152)
                                                   ===========   ==========    ========

                                                                    2001
                                                    -------------------------------------
                                                                    GROSS        GROSS
                                                                  UNREALIZED   UNREALIZED
                                                    FAIR VALUE      GAINS        LOSSES
                                                    -----------   ----------   ----------
Available for Sale U.S. Treasury securities.......  $29,305,688    $717,309    $      --
  Mortgage-backed.................................   10,390,244      19,733      (92,159)
  Obligations of state and political
     subdivisions.................................   24,587,041     213,348     (108,122)
  Corporate bonds.................................      878,396       9,912           --
  Other securities................................      655,600          --           --
                                                    -----------    --------    ---------
       Total securities available for sale........  $65,816,969    $960,302    $(200,281)
                                                    ===========    ========    =========

     Sales of available for sale securities were as follows:

                                                                2002          2001
                                                             -----------   -----------
Proceeds...................................................  $10,152,671   $16,487,566
Gross gains................................................      156,045       223,804
Gross losses...............................................      (57,276)           --

     The fair value of debt securities at December 31, 2002, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                              BANC SERVICES CORP.

                           DECEMBER 31, 2002 AND 2001

                                                               FAIR VALUE
                                                               -----------
Securities available for sale
  Due in one year or less...................................   $ 6,953,897
  Due after one year through five years.....................    27,672,415
  Due after five years through ten years....................    28,328,345
  Over ten years............................................       732,725
  Mortgage-backed...........................................    13,748,490
                                                               -----------
                                                               $77,435,872
                                                               ===========

     Securities with a carrying value of $44,247,907 and $42,594,495 at December 31, 2002 and 2001, were pledged to secure public deposits, securities sold under agreements to repurchase, and for other purposes as required or permitted by law.

NOTE 4 -- LOANS

     Loans at year-end were as follows:

                                                               2002           2001
                                                           ------------   ------------
Commercial and industrial................................  $ 33,526,116   $ 29,559,639
  Commercial real estate.................................     8,271,130      7,758,296
  Agricultural...........................................    12,207,729     10,702,464
  Residential real estate................................    30,633,398     26,641,893
  Consumer...............................................    37,233,240     37,713,946
  Credit card............................................     1,110,882      1,107,234
  Lease financing........................................       377,788        423,449
                                                           ------------   ------------
Subtotal.................................................   123,360,283    113,906,921
Less: Allowance for loan losses..........................     1,771,339      1,505,288
                                                           ------------   ------------
Loans, net...............................................  $121,588,944   $112,401,633
                                                           ============   ============

     Loans to principal officers, directors, and their affiliates in 2002 were as follows:

Beginning balance...........................................   $1,091,000
New loans...................................................      942,000
Repayments..................................................     (194,000)
                                                               ----------
Ending Balance..............................................   $1,839,000
                                                               ==========

                              BANC SERVICES CORP.

                           DECEMBER 31, 2002 AND 2001

NOTE 5 -- ALLOWANCE FOR LOAN LOSSES

     Activity in the allowance for loan losses for the year was as follows:

                                                                 2002         2001
                                                              ----------   ----------
Balance -- January 1........................................  $1,505,288   $1,378,221
Provision for loan losses...................................     752,063      463,161
Loans charged-off...........................................    (597,663)    (463,161)
Recoveries..................................................     111,651      127,067
                                                              ----------   ----------
Balance -- December 31......................................  $1,771,339   $1,505,288
                                                              ==========   ==========

     Impaired loan information was not material for any period presented.

     Nonperforming loans were as follows:

Loans past due over 90 days still on accrual................  $       --   $       --
Nonaccrual loans............................................     248,873      381,449

NOTE 6 -- PREMISES AND EQUIPMENT

     Year-end premises and equipment were as follows:

                                                                 2002         2001
                                                              ----------   ----------
Land........................................................  $  283,639   $  283,639
Buildings and improvements..................................   2,550,600    2,429,164
Furniture, equipment, and fixtures..........................   2,943,143    2,744,205
Leasehold improvements......................................     759,696      727,155
                                                              ----------   ----------
     Total cost.............................................   6,537,078    6,184,163
Accumulated depreciation....................................  (4,068,816)  (3,635,792)
                                                              ----------   ----------
     Total, net.............................................  $2,468,262   $2,548,371
                                                              ==========   ==========

     The Company leases certain office space under operating lease agreements. Rent expense amounted to $84,115 in 2002 and $81,936 in 2001. Future minimum payments at December 31, 2002 under these lease agreements is as follows:

  2003......................................................   $ 45,977
  2004......................................................     34,445
  2005......................................................     21,000
  2006......................................................     14,000
                                                               --------
Total minimum lease payments................................   $115,422
                                                               ========

                              BANC SERVICES CORP.

                           DECEMBER 31, 2002 AND 2001

NOTE 7 -- DEPOSITS

     Time deposits, $100,000 or more, were approximately $26,312,000 and $28,045,000 at year-end 2002 and 2001.

     At December 31, 2002, the scheduled maturities of time deposits are as follows:

  2003......................................................   $52,592,803
  2004......................................................    19,100,122
  2005......................................................     5,341,684
  2006......................................................     2,765,749
  Thereafter................................................         7,000
                                                               -----------
  Total time deposits.......................................   $79,807,358
                                                               ===========

     Total deposits from directors, executive officers and their related interests aggregated approximately $2,699,200 at December 31, 2002.

NOTE 8 -- SHORT-TERM BORROWINGS

     Short-term borrowings consist of securities sold under agreements to repurchase, treasury tax and loan deposits and line of credit agreements with Great Lakes Bankers Bank. Physical control is maintained for all securities sold under repurchase agreements. Information concerning securities sold under agreements to repurchase and treasury tax and loan deposits is summarized as follows:

                                                                2002          2001
                                                             -----------   -----------
Average month-end balance during the year..................  $15,776,000   $13,710,000
Average interest rate during the year......................         1.00%         2.31%
Maximum month-end balance during the year..................  $17,623,000   $18,309,000

     Securities underlying repurchase agreements at year-end were as follows:

                                                                2002          2001
                                                             -----------   -----------
Amortized cost.............................................  $18,093,895   $23,159,000
Fair value.................................................  $18,676,728   $23,426,000

     Banc Services Corp. maintains a one-year line of credit with Great Lakes Bankers Bank allowing it to borrow up to $375,000. At December 31, 2002, the outstanding balance was $0. The interest on each draw is variable, is paid quarterly and is priced on the New York Prime plus 1%.

     Access maintains a one-year line of credit with Great Lakes Bankers Bank allowing it to borrow up to $5,000,000. At December 31, 2002 the outstanding balance was $0. The interest on each draw is variable, is paid monthly and is priced on New York prime plus 1/2%.

NOTE 9 -- FEDERAL HOME LOAN BANK ADVANCES

     At December 31, 2002, the Company had an amortizing advance from the Federal Home Loan Bank totaling $71,577. The FHLB advance had a fixed rate of 6.1% and a scheduled maturity of May, 2003.

     The advance was collateralized by $96,629 of first mortgage loans under a blanket lien arrangement at year-end 2002.

                              BANC SERVICES CORP.

                           DECEMBER 31, 2002 AND 2001

NOTE 10 -- TRUST PREFERRED

     The Company issued $7,000,000 of 5.50% floating rate obligated mandatory redeemable securities through a special purpose entity as part of a pooled offering. The Company may redeem them, in whole but not in part, any time prior to 2007 at a price of 107.50% of face value. After 2007, the securities may be redeemed at face. They are presented in liabilities on the balance sheet and count as Tier 1 capital for regulatory capital purposes. Debt issue costs of $211,000 have been capitalized and are being amortized over the term of the securities.

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet customers' financing needs. These financial instruments include commitments to make loans. The Company's exposure to credit loss in case of nonperformance by the other party to the financial instrument for commitments to make loans is represented by the contractual amount of those instruments. The Company follows the same credit policy to make such commitments as it uses for on-balance-sheet items.

     The Bank's outstanding loan commitments include customers' unused lines of credit and standby letters of credits. As of December 31, 2002 and 2001, the Bank had commitments to make loans of approximately $23,744,000 and $21,649,000. Of these commitments at December 31, 2002, $1,856,000 had fixed rates and $21,888,000 had variable rates. No commitment periods were longer than one year.

     Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower and may include real estate, vehicles, business assets, deposits and other items.

     At December 31, 2002 and 2001, federal regulations required the Bank to have $822,000 and $633,000 of cash on hand or on deposit with the Federal Reserve.

     There are various contingent liabilities that are not reflected in the financial statements, including claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on the Company's financial condition or results of operations.

NOTE 12 -- PROFIT SHARING

     The bank maintains a 401(k) plan covering substantially all employees who have attained the age of 18 and have completed one year of service with the Bank. This is a salary deferral plan, which calls for matching contributions by the Bank based on a percentage (50%) of each participant's voluntary contribution (limited to a maximum of six percent (6%) of a covered employee's annual compensation). In addition to the Bank's required matching contribution, a contribution to the plan may be made at the discretion of the Board of Directors. The Bank's matching and discretionary contributions were $204,929 and $94,300 for the years ended December 31, 2002 and 2001.

                              BANC SERVICES CORP.

                           DECEMBER 31, 2002 AND 2001

NOTE 13 -- FEDERAL INCOME TAXES

     Federal income taxes consist of the following components:

                                                                 2002        2001
                                                              ----------   --------
Current expense.............................................  $1,027,625   $808,700
Deferred expense (benefit)..................................      24,800   (120,425)
                                                              ----------   --------
Total federal income tax expense............................  $1,052,425   $688,275
                                                              ==========   ========

     The sources of gross deferred tax assets and gross deferred tax liabilities at December 31 are as follows:

                                                                 2002        2001
                                                              ----------   --------
Items giving rise to deferred tax assets Allowance for loan
  losses....................................................  $  520,700   $447,500
  Long-term incentive plan..................................       2,400         --
  Non-accrual loans.........................................      13,700     83,700
  Other.....................................................          --     16,600
                                                              ----------   --------
     Total deferred tax assets..............................     536,800    547,800
                                                              ----------   --------
Items giving rise to deferred tax liabilities
  Deferred loan fees........................................      53,000     36,800
  Securities available for sale.............................     808,300    258,300
  Mortgage servicing rights.................................      61,800     77,200
  Depreciation..............................................      38,000     23,800
  FHLB stock dividends......................................      58,500     49,400
  Financing leases..........................................       4,000     21,000
  Other.....................................................      23,400     16,700
                                                              ----------   --------
     Total deferred tax liabilities.........................   1,047,000    483,200
                                                              ----------   --------
Net deferred tax asset (liability)..........................  $ (510,200)  $ 64,600
                                                              ==========   ========

     Net deferred taxes are included with other assets in the consolidated balance sheet.

     Because of taxes paid in prior years and available for recovery, no valuation allowance was provided on deferred tax assets at December 31, 2002 or 2001.

     The following is a reconciliation of federal income tax expense and the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes:

                                                                 2002        2001
                                                              ----------   --------
Statutory rate applied to income before income taxes........  $1,339,226   $922,519
  Add (deduct) tax effect of Tax exempt interest income.....    (303,448)  (234,681)
  Other differences.........................................      16,647        437
                                                              ----------   --------
     Total federal income tax expense.......................  $1,052,425   $688,275
                                                              ==========   ========

                              BANC SERVICES CORP.

                           DECEMBER 31, 2002 AND 2001

NOTE 14 -- STOCK OPTIONS

     Options to buy stock are granted to directors, officers and employees under the Employee Stock Option Plan, which provides for issue of up to 80,000 options. Exercise price is the estimated market price at date of grant. The maximum option term is ten years, and options vest over periods ranging from 0 to 3 years.

     A summary of the activity in the plan is as follows.

                                                         2002                2001
                                                   -----------------   -----------------
                                                            WEIGHTED            WEIGHTED
                                                            AVERAGE             AVERAGE
                                                            EXERCISE            EXERCISE
                                                   SHARES    PRICE     SHARES    PRICE
                                                   ------   --------   ------   --------
Outstanding at beginning of year.................  26,800    $34.70    23,000    $36.00
Granted..........................................  10,800     19.38     3,800     27.50
Exercised........................................      --                  --
Forfeited........................................  (3,700)    35.54        --        --
                                                   ------    ------    ------    ------
Outstanding at end of year.......................  33,900    $29.73    26,800    $34.70
                                                   ======    ======    ======    ======

                                                         2002                2001
                                                   -----------------   -----------------
                                                            WEIGHTED            WEIGHTED
                                                            AVERAGE             AVERAGE
                                                    2002    EXERCISE    2001    EXERCISE
                                                   SHARES    PRICE     SHARES    PRICE
                                                   ------   --------   ------   --------
Options exerciseable at year-end.................  29,650    $31.30    22,800    $34.96
Weighted-average fair Value of options granted
  during year....................................  10,800    $ 4.20     3,800    $ 2.93

     Options outstanding at year-end 2002 were as follows:

                                                     OUTSTANDING            EXERCISEABLE
                                              -------------------------   -----------------
                                                           WEIGHTED                WEIGHTED
RANGE OF                                                   AVERAGE                 AVERAGE
EXERCISE                                                  REMAINING                EXERCISE
PRICES                                        NUMBER   CONTRACTUAL LIFE   NUMBER    PRICE
--------                                      ------   ----------------   ------   --------
$19.38 - $36.00.............................  33,900         8.41         29,650    $31.30

                              BANC SERVICES CORP.

                           DECEMBER 31, 2002 AND 2001

NOTE 15 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table shows the estimated fair value at December 31, 2002 and 2001, and the related carrying value of financial instruments:

                                            2002                              2001
                               -------------------------------   -------------------------------
                                                ESTIMATED FAIR                    ESTIMATED FAIR
                               CARRYING VALUE       VALUE        CARRYING VALUE       VALUE
                               --------------   --------------   --------------   --------------
Financial Assets:
  Cash and cash
     equivalents.............   $  6,913,000     $  6,913,000     $ 11,215,000     $ 11,215,000
  Investment securities......     78,118,000       78,118,000       65,817,000       65,817,000
  Loans held for sale........      1,687,000        1,687,000        2,730,000        2,730,000
  Loans, net.................    121,589,000      122,235,000      112,402,000      113,683,000
  Accrued interest
     receivable..............      1,354,000        1,354,000        1,371,000        1,371,000

Financial Liabilities:
  Demand and savings
     deposits................    (88,160,000)     (88,160,000)     (80,979,000)     (80,979,000)
  Time deposits..............    (79,807,000)     (81,329,000)     (77,646,000)     (78,054,000)
  Short-term borrowing.......    (14,400,000)     (14,400,000)     (18,359,000)     (18,359,000)
  Federal funds purchased....     (2,315,000)      (2,315,000)      (2,400,000)      (2,400,000)
  FHLB advances..............        (72,000)         (73,000)        (236,000)        (245,000)
  Trust preferred............     (7,000,000       (7,000,000)              --               --
  Accrued interest payable...       (589,000)        (589,000)        (733,000)        (733,000)

     The methods and assumptions used to estimate fair value are described as follows.

     Carrying amount is the estimated fair value for cash and cash equivalents, interest bearing deposits, accrued interest receivable and payable, demand and savings deposits, short-term borrowings and variable rate loans that reprice frequently and fully. Investment security fair values are based on market prices or dealer quotes, and if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans or time deposits and for variable rate loans with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair value of loans held for sale are based on market quotes. Fair value of FHLB advances and other long-term borrowings is based on current rates for similar financings. The fair value of off-balance-sheet commitments to extend credit is not material.

NOTE 16 -- REGULATORY MATTERS

     Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

     Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.

                              BANC SERVICES CORP.

                           DECEMBER 31, 2002 AND 2001

     At year-end, actual capital levels (in millions) and minimum required levels were:

                                                                                        MINIMUM
                                                                                     REQUIRED TO BE
                                                                    MINIMUM         WELL CAPITALIZED
                                                                  REQUIRED FOR        UNDER PROMPT
                                                                CAPITAL ADEQUACY   CORRECTIVE ACTION
                                                   ACTUAL           PURPOSES          REGULATIONS
                                               --------------   ----------------   ------------------
                                               AMOUNT   RATIO   AMOUNT    RATIO     AMOUNT     RATIO
                                               ------   -----   -------   ------   --------   -------
2002
Total capital (to risk weighted assets)
  Consolidated...............................  $25.99   16.08%  $12.93     8.00%    $16.17     10.00%
  Bank.......................................  $18.27   11.75%  $12.44     8.00%    $15.55     10.00%
Tier 1 capital (to risk weighted assets)
  Consolidated...............................  $22.96   14.20%  $ 6.47     4.00%    $ 9.70      6.00%
  Bank.......................................  $16.68   10.73%  $ 6.22     4.00%    $ 9.33      6.00%
Tier 1 capital (to average assets)
  Consolidated...............................  $22.96   10.85%  $ 8.46     4.00%    $10.58      5.00%
  Bank.......................................  $16.68    8.12%  $ 8.21     4.00%    $10.27      5.00%
2001
Total capital (to risk weighted assets)
  Consolidated...............................  $16.84   11.41%  $11.80     8.00%    $14.76     10.00%
  Bank.......................................  $16.43   11.34%  $11.59     8.00%    $14.49     10.00%
Tier 1 capital (to risk weighted assets)
  Consolidated...............................  $15.29   10.36%  $ 5.90     4.00%    $ 8.85      6.00%
  Bank.......................................  $14.93   10.30%  $ 5.80     4.00%    $ 8.69      6.00%
Tier 1 capital (to average assets)
  Consolidated...............................  $15.29    8.14%  $ 7.52     4.00%    $ 9.40      5.00%
  Bank.......................................  $14.93    8.03%  $ 7.44     4.00%    $ 9.30      5.00%

     The Company and the Bank were categorized as well capitalized as of the date of their last regulatory exam. There are no conditions or events since that time that management believes may have changed the Company's or Bank's category.

     Dividends paid by the Bank are the primary source of funds available to the Company for payment of dividends to shareholders and for other working capital needs. Applicable state statutes and regulations impose restrictions on the amount of dividends that may be declared by the Bank. Dividends, which may be paid by the Bank to the Company without obtaining prior approval from bank regulatory agencies, approximated $4,368,000 at December 31, 2002. The Company may not pay dividends in excess of retained earnings.

                              BANC SERVICES CORP.

                           DECEMBER 31, 2002 AND 2001

NOTE 17 -- PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

     Condensed financial information for Banc Services Corp. follows:

                                                                 2002          2001
                                                              -----------   -----------
ASSETS:
  Cash......................................................  $ 1,125,655   $   119,902
  Investment in bank subsidiary.............................   18,220,356    15,453,821
  Investment in nonbank subsidiary..........................    6,385,213        96,532
  Loans, net................................................      161,611       150,000
  Other assets..............................................      202,282         6,007
                                                              -----------   -----------
     Total assets...........................................  $26,095,117   $15,826,262
                                                              ===========   ===========
Liabilities and Shareholders' Equity:
Deferred income taxes and other liabilities.................  $    70,832   $     9,045
Long-term debt..............................................    7,217,000            --
Common stock................................................    9,600,000     9,600,000
Additional paid-in capital..................................    1,200,000     1,200,000
Retained earnings...........................................    6,445,449     4,518,603
Treasury stock..............................................       (7,460)       (3,000)
Accumulated other comprehensive income (loss)...............    1,569,296       501,614
                                                              -----------   -----------
     Total liabilities and shareholders' equity.............  $26,095,117   $15,826,262
                                                              ===========   ===========

CONDENSED STATEMENTS OF INCOME
                                                                     2002          2001
                                                              -----------   -----------
Dividends from bank subsidiary..............................  $ 1,473,541   $   802,517
Other income................................................       12,750        12,750
Other expense, net..........................................     (281,962)       (9,517)
                                                              -----------   -----------
Earnings before equity in undistributed net earnings of
  subsidiaries..............................................    1,204,329       805,750
Equity in undistributed net earnings of subsidiaries........    1,682,145     1,219,266
                                                              -----------   -----------
     Net income.............................................  $ 2,886,474   $ 2,025,016
                                                              ===========   ===========

                              BANC SERVICES CORP.

                           DECEMBER 31, 2002 AND 2001

CONDENSED STATEMENTS OF CASH FLOWS

                                                                 2002          2001
                                                              -----------   -----------
Operating activities:
  Net income................................................  $ 2,886,474   $ 2,025,016
  Adjustment to reconcile net income to net
     Cash provided by operating activities:
       Change in other assets and other liabilities.........     (117,488)       95,633
       Distributions in excess of/(equity of undistributed)
        net earnings of subsidiaries........................   (1,682,145)   (1,219,266)
                                                              -----------   -----------
          Net cash from operating activities................    1,086,841       901,413
                                                              -----------   -----------
Investing activities:
  Investment in nonbank subsidiary..........................   (6,117,000)     (100,000)
                                                              -----------   -----------
     Net cash from investing activities.....................   (6,117,000)     (100,000)
                                                              -----------   -----------
Financing activities:
  Proceeds from trust preferred.............................    7,000,000            --
  Purchase of treasury stock................................       (4,460)       (3,000)
  Cash dividends paid.......................................     (959,628)     (700,799)
                                                              -----------   -----------
     Net cash from financing activities.....................    6,035,912      (703,799)
                                                              -----------   -----------
  Net change in cash and cash equivalents...................    1,005,753        97,614
  Cash and cash equivalents at beginning of year............      119,902        22,288
                                                              -----------   -----------
  Cash and cash equivalents at end of year..................  $ 1,125,655   $   119,902
                                                              ===========   ===========

NOTE 18 -- OTHER COMPREHENSIVE INCOME

     Other comprehensive income components and related taxes were as follows.

                                                                2002        2001
                                                              --------   ----------
Unrealized holding gains and losses on available-for-sale
  securities................................................  $584,633   $1,393,896
Less reclassification adjustments for gains and losses later
  recognized in income......................................    98,769      223,804
                                                              --------   ----------
Net unrealized gains and losses.............................   683,402    1,617,700
Tax effect..................................................   232,357      550,018
                                                              --------   ----------
Other comprehensive income..................................  $451,045   $1,067,682
                                                              ========   ==========

                                                                       EXHIBIT A

                             AFFILIATION AGREEMENT

     This Affiliation Agreement ("Agreement") dated as of December 9, 2002 is entered into by and between Wayne Bancorp, Inc., a corporation organized and existing under the corporation laws of the State of Ohio with its principal office located in Wooster, Ohio ("Wayne"), and Banc Services Corp., a corporation organized and existing under the corporation laws of the State of Ohio, with its principal office located in Orrville, Ohio ("BSC").

                             W I T N E S S E T H :

     WHEREAS, Wayne and BSC are registered bank holding companies under the Bank Holding Company Act of 1956, as amended, and Wayne and BSC desire to effect a merger under the authority and provisions of the corporation laws of the State of Ohio pursuant to which at the Effective Time (as herein defined in Article
IX) BSC will be merged into Wayne, with Wayne to be and become the surviving corporation (the "Merger");

     WHEREAS, BSC owns all of the outstanding stock of The Savings Bank and Trust Company, an Ohio state-chartered bank (the "Subsidiary"), and, immediately following the consummation of the Merger, Chippewa Valley Bank, a wholly-owned bank subsidiary of Wayne ("Chippewa"), will be merged with the Subsidiary with Chippewa surviving under the name "The Savings Bank and Trust Company";

     WHEREAS, under the terms of this Agreement, each of the issued and outstanding common shares, no par value, of BSC ("BSC Common Stock") issued and outstanding immediately prior to the Effective Time will, at the Effective Time, be canceled and extinguished and in substitution therefor such BSC Common Stock will, at the Effective Time, be converted into common shares, without par value, of Wayne ("Wayne Common Stock"), and cash, all as more fully provided in this Agreement; and

     WHEREAS, the parties to this Agreement intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) and related provisions of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, Wayne and BSC agree together as follows:

                                   ARTICLE I

                   MODE OF EFFECTUATING CONVERSION OF SHARES

     1.1 Merger. Upon the terms and conditions set forth in the Agreement, BSC shall be merged with and into Wayne.

     1.2 Effect of Merger on Wayne Common Stock. At the Effective Time, all of the shares of Wayne Common Stock that are issued and outstanding or held by Wayne as treasury shares immediately prior to the Effective Time will remain unchanged and will remain outstanding or as treasury shares, as the case may be, of the surviving corporation. Any stock options, subscription rights, warrants or other securities outstanding immediately prior to the Effective Time, entitling the holders to subscribe for the purchase of any shares of the capital stock of Wayne, will remain unchanged and will remain outstanding, with the holders thereof entitled to subscribe for, purchase or convert their securities into the number of shares of Wayne Common Stock to which they are entitled under the terms of the governing documents.

     1.3  Consideration and Share Exchange.

        1.3.1 At the Effective Time, each of the shares of BSC Common Stock that is issued and outstanding immediately prior to the Effective Time will, when the Merger becomes effective, be converted by virtue of the Merger and without further action, into 1.325 shares of Wayne Common Stock, subject to adjustment for a stock dividend to be paid on December 27, 2002 (the "Exchange Ratio"), or cash in lieu thereof for fractional shares, if any, and $14.40 (the "Merger Cash Component") in cash (the Exchange Ratio, cash in lieu of fractional shares and the Merger Cash Component together comprise the "Merger Consideration"), subject to the termination provisions set forth in Article VII below. The amount of cash payable with respect to any fractional share of Wayne Common Stock shall be determined by multiplying the fractional part of such share by the Closing Value. The "Closing Value" shall mean the 4:00 p.m. Eastern Time closing price per share of Wayne Common Stock on the Nasdaq SmallCap Market on the Closing Date. In addition, if the Effective Time has not occurred by June 30, 2003, the Merger Consideration shall include as part of the Merger Cash Component, on a per share basis, an amount equal to the product of $13,818,628 multiplied by 4.25% and then divided by a fraction, the numerator of which shall be the number of days between the Effective Time and June 30, 2003 and the denominator of which shall be 365. At the Effective Time, all shares of BSC Common Stock held in treasury will be canceled and terminated and will not be converted into shares of Wayne Common Stock.

        1.3.2 At the Effective Time, subject to the termination provisions set forth in Article VII below, each award, option, or other right to purchase or acquire shares of BSC Common Stock pursuant to stock options ("BSC Rights") granted by BSC under The Savings Bank & Trust Company 2000 Stock Incentive Plan (the "Stock Plan"), which is outstanding at the Effective Time, all of which shall be accelerated to be immediately vested and exercisable, shall be converted into and become options with respect to Wayne Common Stock, and Wayne shall assume each BSC Right, in accordance with the terms of the Stock Plan and stock option agreement by which the BSC Right is evidenced, except from and after the Effective Time: (i) Wayne and its Board of Directors or Compensation Committee shall be substituted for the Committee of BSC's Board of Directors (including, if applicable, the entire Board of Directors of BSC) administering such Stock Plan, (ii) each BSC Right assumed by Wayne may be exercised solely for shares of Wayne Common Stock, (iii) the number of shares of Wayne Common Stock subject to each such BSC Right shall be equal to the whole number of shares of Wayne Common Stock (omitting any fractional share) determined by multiplying the number of shares of BSC Common Stock subject to such BSC Right immediately prior to the Effective Time by the sum (to the nearest ten thousandth of a share, the "Option Conversion Ratio") of (A) the Exchange Ratio plus (B) the result obtained by dividing the Merger Cash Component by the Closing Value, and (iv) the per share exercise price under each such BSC Right shall be adjusted by dividing the per share exercise price under each such BSC Right by the Option Conversion Ratio. In addition, notwithstanding the foregoing, each BSC Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. Wayne agrees to take all reasonable steps which are necessary to effectuate the foregoing provisions of this Section.

     The grants pursuant to the Stock Plan shall continue in effect on the terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger) and subject to the covenants set forth in Article IV below. Wayne shall take all reasonable steps to comply with the terms of the Stock Plan to ensure, to the extent reasonably required by, and subject to the provisions of, the Stock Plan, the BSC Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Wayne shall take all corporate action necessary to reserve for issuance sufficient shares of Wayne Common Stock for delivery upon exercise of BSC Rights assumed by Wayne in accordance with this Section. As soon as practicable after the Effective Time, Wayne shall file with the SEC, if required by applicable laws or regulations, a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or appropriate forms), with respect to shares of Wayne Common Stock subject to the BSC Rights assumed by Wayne in accordance with this Section and shall use its reasonable efforts to maintain the effectiveness of such registration statements and maintain the current status of the prospectus or prospectuses contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

     1.4 Effect of Merger on BSC Common Stock. At the Effective Time, all of the shares of BSC Common Stock, whether issued or unissued (including treasury shares), will be canceled and extinguished and the holders of certificates for shares thereof shall cease to have any rights as shareholders of BSC, except as aforesaid, their sole rights as shareholders shall pertain to the Wayne Common Stock, cash and cash in lieu of fractional shares, if any (as described above), into which their BSC Common Stock shall have been converted by virtue of the Merger.

     1.5 Exchange Procedure. After the Effective Time, each holder of a certificate or certificates for shares of BSC Common Stock, upon surrender of the same duly transmitted to Registrar and Transfer Company, as Exchange Agent (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Registrar and Transfer Company), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Wayne Common Stock into which such holder's shares of BSC Common Stock shall have been converted by the Merger pursuant to the Merger Consideration. As soon as practicable after the Effective Time, the Exchange Agent will send a notice and transmittal form to each BSC shareholder of record at the Effective Time advising such shareholder of the effectiveness of the Merger and the procedures for surrendering to the Exchange Agent outstanding certificates formerly evidencing BSC Common Stock in exchange for the Merger Consideration. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of BSC Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of full shares of Wayne Common Stock into which the same shall have been converted; provided, however, that dividends or distributions otherwise payable with respect to shares of Wayne Common Stock into which BSC Common Stock shall have been so converted shall be paid with respect to such shares only when the certificate or certificates evidencing shares of BSC Common Stock shall have been so surrendered (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Exchange Agent) and thereupon any such dividends and distributions shall be paid, without interest, to the holder entitled thereto subject however to the operation of any applicable escheat or similar laws relating to unclaimed funds.

     1.6 Consummation of the Merger. When all necessary documents have been filed and recorded in accordance with the laws of the State of Ohio, and the Merger becomes effective, the separate existence of BSC shall cease and BSC shall be merged with and into Wayne (which will be the "Surviving Corporation"), and which shall continue its corporate existence under the laws of the State of Ohio under the name "Wayne Bancorp, Inc." When the Merger becomes effective, the Subsidiary will, by operation of law, become a wholly-owned subsidiary of Wayne. Immediately following the consummation of the Merger, Chippewa will be merged with the Subsidiary, with Chippewa continuing its corporate existence under the laws of the State of Ohio under the name "The Savings Bank and Trust Company" (referred to herein as the "Surviving Subsidiary").

     1.7 Articles of Surviving Corporation. The Articles of Incorporation of Wayne, as amended, as of the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until further amended as provided by law.

     1.8  Boards of Directors and Officers.

        1.8.1 Prior to or concurrent with the Effective Time, Wayne undertakes to take such actions necessary to cause the Wayne Board of Directors to consist of fourteen members with two vacancies. The Board of Directors of Wayne who are in office at the Effective Time shall remain the directors of the Surviving Corporation, each of whom shall continue to serve as a Director for the term for which he or she was elected, subject to the Regulations of the Surviving Corporation and in accordance with law. Wayne and its Board of Directors shall undertake to appoint two members of BSC's Board of Directors who shall be mutually identified by Wayne and BSC prior to Closing. The officers of Wayne who are in office at the time the Merger becomes effective shall be the officers of the Surviving Corporation, subject to the Regulations of the Surviving Corporation and in accordance with law. At the Effective Time, the size of the Board of Directors of the Surviving Subsidiary shall be increased to fifteen members and Wayne, as the sole shareholder of the Surviving Subsidiary, shall elect all of the existing members of the Chippewa Board of Directors and all of the existing members of the Subsidiary's Board of Directors to the Surviving Subsidiary Board of Directors, the effect of which shall be the surviving Board of Directors consisting of both the Subsidiary Board members existing prior to the Merger combined with the Chippewa Board members existing prior to the Merger.

        1.8.2 At the Effective Time of the Merger, Rod C. Steiger shall assume the position of President and Chief Executive Officer of the Surviving Subsidiary and Philip S. Swope shall assume the officer position of Chairman of the Surviving Subsidiary Board of Directors. Other officers of the Surviving Subsidiary shall be determined by the full Board of Directors following the Merger.

     1.9 Regulations of Surviving Corporation. The Regulations of Wayne at the Effective Time shall be the Regulations of the Surviving Corporation, until amended as provided therein and in accordance with law.

     1.10 Legal Effect of Merger. At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the laws of the State of Ohio. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: the separate existence of BSC shall cease; Wayne shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of Wayne and BSC, and all obligations owing by or due each of Wayne and BSC shall be vested in, and become the obligations of, Wayne, without further act or deed, including, without limitation, all rights of creditors of each of Wayne and BSC shall be preserved unimpaired, and all liens upon the property of each of Wayne and BSC shall be preserved unimpaired, on only the property affected by such liens immediately prior to the Effective Time.

     1.11 Cooperation. From time to time as and when requested by the Surviving Corporation, or by its successors or assigns, the officers and Directors of BSC in office at the Effective Time shall execute and deliver such instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in the Surviving Corporation or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges, immunities, powers, franchises and authority of BSC and otherwise to carry out the purposes of this Agreement.

     1.12 Filing of Merger Documents. This Agreement shall be filed (only if necessary) and recorded along with the Certificate of Merger in accordance with the requirements of the laws of the State of Ohio. This Agreement or other such instruments of merger shall not be filed with the Secretary of the State of Ohio until, but shall be filed promptly after, all of the conditions precedent to consummating the Merger as contained in Article V of this Agreement shall have been fully met or effectively waived. The filing of the instruments of merger necessary to effect the Merger of the Subsidiary with and into Chippewa shall be filed with the Ohio Division of Financial Institutions immediately following the consummation of the Merger.

     1.13 Tax Effects of Merger. The Merger is a reorganization within the meaning of Section 368(a) of the Code, and the Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under the Code and for purposes of Section 354 and 361 of the Code.

     1.14 Dissenters Rights. Holders of Wayne Common Stock and BSC Common Stock shall be entitled to relief as dissenting shareholders pursuant to Section 1701.85 of the Ohio Revised Code.

     1.15 Anti-Dilution. Upon the payment of the Wayne stock dividend on December 27, 2002, the Exchange Ratio will adjust to 1.391, which adjustment shall affect the share amounts set forth in Sections 1.3.1 and 1.3.2 above. Thereafter, in the event Wayne changes the number of shares of Wayne Common Stock issued and outstanding prior to the Effective Time, as a result of a stock split, stock dividend or similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio and the ratio in Section 1.3.2 shall be proportionately adjusted.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF BSC

     BSC represents and warrants to Wayne that as of the date hereof or as of the indicated date, as appropriate, and except as otherwise disclosed in the BSC Disclosure Schedules (the "BSC Schedules") hereto delivered by BSC to Wayne in connection with the execution of this Agreement:

     2.1  Good Standing; Capitalization.

        2.1.1 BSC (i) is duly incorporated, validly existing and in good standing as a corporation under the corporation laws of the State of Ohio and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended; (ii) is duly authorized to conduct the business in which it is engaged;
(iii) has 5 million shares of BSC Common Stock authorized pursuant to its Articles of Incorporation, which are the total number of shares BSC is authorized to have outstanding; (iv) has no outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of BSC of any kind, other than (a) 959,627 shares of BSC Common Stock, which presently are authorized, duly issued and outstanding and fully paid and non-assessable as of December 5, 2002, and (b) options to purchase a total of 35,800 shares of BSC Common Stock as of December 5, 2002 which were granted to and are currently held by the employees, officers and Directors (and their heirs and assigns) of BSC and/or the Subsidiary or the Affiliates (as defined below); (c) owns of record and beneficially free and clear of all liens and encumbrances, all of the outstanding shares of the capital stock of the Subsidiary. BSC has no direct or indirect subsidiaries other than the Subsidiary and the Affiliates.

        2.1.2 The Subsidiary is duly incorporated, validly existing and in good standing as an Ohio state-chartered bank and has all the requisite power and authority to conduct the business as now conducted by it; and the Subsidiary does not have any outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of the Subsidiary of any kind, other than 100% of the common shares of the Subsidiary owned of record and beneficially by BSC. The Subsidiary owns of record and beneficially free and clear of all liens and encumbrances 100% of the outstanding common shares, no par value, of Access Financial Corporation, an Ohio corporation, and a 49% interest in SBT Title, LLC (together, the "Affiliates"). The Subsidiary has no direct or indirect subsidiaries other than the Affiliates.

     2.2  Corporate Authority; Binding Obligation.

        2.2.1 The Board of Directors of BSC, by resolution adopted by the unanimous vote of all Directors present at a meeting duly called and held in accordance with applicable law, have duly approved this Agreement, and have directed that this Agreement be submitted to a vote of BSC's shareholders at the annual or a special meeting of the shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Articles of Incorporation and Regulations of BSC.

        2.2.2 BSC has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory and shareholder approvals. The Agreement, when executed and delivered, will have been duly authorized and will constitute the valid and binding obligation of BSC, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals and the approval of BSC's shareholders.

        2.2.3 Except as disclosed in the BSC Schedules, neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby,
(i) conflicts with, results in a breach of, violates or constitutes a default under, BSC's Articles of Incorporation or Regulations or, to BSC's knowledge, any federal, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment, to which BSC, the Subsidiary or the Affiliates are subject or bound; (ii) to the knowledge of BSC results in the creation of or gives any person the right to create any material lien, charge, encumbrance, or security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to BSC, the Subsidiary or the Affiliates; (iii) except as disclosed in the BSC Schedules, terminates or gives any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which BSC, the Subsidiary or the Affiliates are a party or by which BSC's, the Subsidiary's or the Affiliates' rights, properties or assets are subject or bound; or (iv) accelerates or modifies, or gives any party thereto the right to accelerate or modify, the time within which, or the terms according to which, BSC or the Subsidiary is to perform any duties or obligations or receive any rights or benefits under any material agreements, arrangements or commitments. For purposes of subparagraphs (iii) and (iv) immediately preceding, material agreements, arrangements or commitments exclude agreements, arrangements or commitments having a term expiring less than six months from the date of this Agreement or which do not require the expenditure of more than $5,000 over the term of the agreement, arrangement or commitment (but shall include all agreements, arrangements or commitments pursuant to which credit has been extended by the Subsidiary).

     2.3 Corporate Documents. Complete and accurate copies of the (i) Articles of Incorporation and Regulations of BSC and (ii) the Articles of Incorporation and Code of Regulations of the Subsidiary in force as of the date hereof have been delivered to Wayne.

     2.4 Financial Statements. BSC has previously furnished to Wayne its unaudited, consolidated balance sheets and statements of operations as at September 30, 2002, and audited financial statements for the year ended December 31, 2001, together with the opinions of its independent certified public accountants associated therewith. BSC also has previously furnished to Wayne the Call Reports of the Subsidiary as filed with the Federal Deposit Insurance Corporation (FDIC) as of September 30, 2002 and December 31, 2001. BSC also has furnished to Wayne its audited, consolidated financial statements for the years ended December 31, 2000 and December 31, 1999, together with the opinions of BSC's independent certified public accountants associated therewith. Such audited consolidated financial statements of BSC fairly present the consolidated financial condition of BSC as of the date thereof, and for the years or periods covered thereby in conformity with generally accepted accounting principles, consistently applied (except as stated therein and except for the omission of notes to unaudited statements and year-end adjustments to interim results). There are no known liabilities, obligations or indebtedness of BSC, the Subsidiary or the Affiliates required to be disclosed in the financial statements so furnished other than the liabilities, obligations or indebtedness disclosed in such financial statements (including footnotes). BSC shall continue to furnish such financial information for subsequent monthly periods, to the extent available, and quarterly periods to Wayne as soon as practicable until the Closing Date (as defined herein).

     2.5 Marketable Title. Except as disclosed in the BSC Schedules, BSC, the Subsidiary and the Affiliates have good and marketable title to all of the material properties and assets reflected in their respective separate statement of financial condition as at September 30, 2002, and which are still owned by each, and each has good and marketable title to all material properties and assets acquired by it after such date and still owned by it, subject to (i) any liens and encumbrances that do not materially adversely impair the use of the property, (ii) statutory liens for taxes not yet due and payable, and (iii) minor defects and irregularities in title that do not materially adversely impair the use of the property.

     2.6 Absence of Material Changes. Except for events relating to the business environment in general, since September 30, 2002 to the date hereof, there have been no material adverse changes in the financial condition, operations or business of BSC, the Subsidiary and the Affiliates on a consolidated or separate basis; and BSC is not aware of any events which have occurred since September 30, 2002 to the date hereof which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of BSC, the Subsidiary or the Affiliates on a consolidated or separate basis.

     2.7 Absence of Litigation. There is no litigation nor actions, suits, proceedings, investigations or assessments of any kind pending, or to the knowledge of the chief executive officer and chief financial officer of BSC, threatened against BSC, the Subsidiary or the Affiliates which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of BSC, the Subsidiary or the Affiliates on a consolidated or separate basis.

     2.8 Extraordinary Transactions. Since September 30, 2002 to the date hereof, BSC, the Subsidiary and the Affiliates each has been operated in the ordinary course of business, has not made any changes in its respective capital or corporate structures, nor any material changes in its methods of business operations and has not provided any increases in employee salaries or benefits other than in the ordinary course of business. Except as disclosed in the BSC Schedules, since September 30, 2002 to the date hereof, BSC has not declared or paid any dividends nor made any distributions of any other kind to its shareholders.

     2.9 Taxes. BSC, the Subsidiary and the Affiliates have timely filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively. All tax returns filed by BSC, the Subsidiary or the Affiliates through the date hereof constitute complete and accurate representations of the tax liabilities of BSC, the Subsidiary and the Affiliates for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of its properties and assets in all material respects.

     For purposes of this Section, the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage, employment and sales taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of BSC, the Subsidiary or the Affiliates, and no claim has been made by any authority in a jurisdiction where BSC, the Subsidiary or the Affiliates do not file tax returns that BSC, the Subsidiary or the Affiliates are subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to BSC, the Subsidiary or the Affiliates have been paid in full or adequate provision has been made for any such taxes on BSC's balance sheet (in accordance with GAAP). Neither BSC, the Subsidiary or the Affiliates have executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. BSC, the Subsidiary and the Affiliates have each withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and BSC, the Subsidiary and the Affiliates each has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither BSC, the Subsidiary nor the Affiliates (i) has made an election under Section 341(f) of the Code, (ii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form or (iii) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

     2.10 Contracts. Except as disclosed in the BSC Schedules, neither BSC, the Subsidiary nor the Affiliates is a party to (i) any written employment contracts or written contracts of any other kind with any of its officers, Directors or employees or (ii) any material contract, lease or agreement of any other kind which is not assignable as a result of the merger provided for herein without the consent of another party, except for contracts, leases or agreements which do not have terms extending beyond six months from the date of this Agreement or contracts, leases or agreements (excluding contracts, leases and agreements pursuant to which credit has been extended by the Subsidiary) which do not require a total expenditure over the term of the contract, lease or agreement of more than $5,000 thereunder.

     2.11 Loan Losses. Except as disclosed in the BSC Schedules, since September 30, 2002 to the date hereof, the Subsidiary and the Affiliates have not incurred any unusual or extraordinary loan losses which are material to BSC on a consolidated basis; and, to the knowledge of BSC and in light of the Subsidiary's or the Affiliates' historical loan loss experience and its management's analysis of the quality and performance of its loan portfolio, as of September 30, 2002, its reserve for loan losses was, in the opinion of BSC, adequate to absorb all known and reasonably anticipated losses as of such date.

     2.12 Absence of Fees. Except for dealings with and obligations to Professional Bank Services, neither BSC, the Subsidiary nor the Affiliates has, directly or indirectly, dealt with any broker or finder in connection with this transaction and neither has incurred nor will incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

     2.13 Legal Compliance. Except as disclosed in the BSC Schedules, to the knowledge of BSC, neither BSC, the Subsidiary nor the Affiliates, nor any employee, officer or Director of any of them has engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of, or material failure to comply with the regulatory requirements of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of the foregoing subclauses which could reasonably be expected to have a material adverse effect on the financial condition of BSC and the Subsidiary. Except as disclosed in the BSC Schedules, to the knowledge of BSC, BSC, the Subsidiary and the Affiliates possess all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of its business without material interference or interruption.

     2.14  Material Information.

        2.14.1 To the knowledge of BSC, neither this Agreement nor any report, statement, list, certificate or other information furnished by BSC or the Subsidiary or the Affiliates to Wayne or its agents in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     2.15 Environmental. Except as disclosed in the BSC Schedules, there are no actions, proceedings or investigations pending before any environmental regulatory body, with respect to or threatened against or affecting BSC, the Subsidiary or the Affiliates in respect to any "facility" owned, leased or operated by any of them (but excluding any "facility" as to which sole interest of BSC or the Subsidiary is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which BSC or the Subsidiary ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or under any Federal, state, local or municipal statute, ordinance or regulation in respect thereof, in connection with any release of any toxic or "hazardous substance", pollutant or contaminant into the "environment" which, if adversely determined,
(a) would require the payment by BSC, the Subsidiary or the Affiliates and/or require BSC, the Subsidiary or the Affiliates to incur expenses of more than $10,000 (whether or not covered by insurance) or (b) would otherwise have a material adverse effect on BSC, the Subsidiary or the Affiliates, nor, to the knowledge of BSC after reasonable inquiry, is there any reasonable basis for the institution of any such actions or proceedings or investigations which is probable of assertion, nor are there any such actions or proceedings or investigations in which BSC, the Subsidiary or the Affiliates is a plaintiff or complainant. To the knowledge of BSC, neither BSC, the Subsidiary nor the Affiliates is liable in any material respect under any applicable law for any release by either of them or for any release by any other "person" of a hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, nor is BSC, the Subsidiary nor the Affiliates liable for any material costs (as a result of the acts or omissions of BSC, the Subsidiary or the Affiliates or, to the knowledge of BSC, as a result of the acts or omissions of any other "person") of any remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over BSC, the Subsidiary or the Affiliates to prevent or minimize any actual or threatened release by BSC, the Subsidiary or the Affiliates of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment. All terms contained in quotation marks in this paragraph and the paragraph immediately following shall have the meaning ascribed to such terms, and defined in, CERCLA.

     Except as disclosed in the BSC Schedules, to the knowledge of BSC each "facility" owned, leased or operated by BSC, the Subsidiary or the Affiliates (but excluding any "facility" as to which the sole interest of BSC, the Subsidiary or the Affiliates is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which BSC, the Subsidiary or the Affiliates ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) is, in all material respects, in compliance with all applicable Federal, state, local or municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or other governmental authority relating to the protection of the environment, except to the extent a failure to comply would not have a material adverse effect on the business, operations and financial condition of BSC, the Subsidiary or the Affiliates taken as a whole.

     2.16  Employee Plans.

        2.16.1 Benefit Plans. The BSC Schedules list the name and a short description of each BSC Benefit Plan, together with an indication of its funding status (e.g., trust, insured or general company assets). For purposes hereof, the term "BSC Benefit Plan" shall mean any plan, program, arrangement or system of employee or director benefits maintained by BSC or the Subsidiary for the benefit of employees, former employees or Directors of BSC, the Subsidiary or the Affiliates and shall include (a) any qualified retirement plan such as a pension, profit sharing, stock bonus plan or employee stock ownership plan ("ESOP"), (b) any plan, program or arrangement providing deferred compensation, bonus deferral or incentive benefits, whether funded through a trust or otherwise, and (c) any welfare plan, program or policy providing vacation, severance, salary continuation, supplemental unemployment, disability, life, health coverage, retiree health, Voluntary Employees' Beneficiary Association, medical expense reimbursement or dependent care assistance benefits, in any such foregoing case without regard to whether the BSC Benefit Plan constitutes an employee benefit plan under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the number of employees covered under such BSC Benefit Plan. Through the date of this Agreement, neither BSC nor the Subsidiary or the Affiliates have made or have committed to make any contributions to any BSC Benefit Plan outside the ordinary course of business and inconsistent with past practice with regard to amounts.

        2.16.2 Plan Documents, Reports and Filings. BSC or the Subsidiary have provided true, complete and correct copies of all plan documents, if any, comprising each BSC Benefit Plan, together with, when applicable, (a) the most recent summary plan description, (b) the most recent actuarial and financial reports and the most recent annual reports filed with any governmental agency and (c) all Internal Revenue Service ("IRS") or other governmental agency rulings and determination letters or any open requests for IRS rulings or letters with respect to BSC Benefit Plans.

        2.16.3 Qualified Retirement Plan Compliance. With respect to each BSC Benefit Plan which is an employee pension benefit plan (as defined in section 3(2) of ERISA) other than any such plan that meets the "top-hat" exception under section 201(1) of ERISA (a "Qualified Benefit Plan"), except as disclosed on the BSC Schedules: (a) the IRS has issued a determination letter which determined that such Qualified Benefit Plan (as amended by any and all amendments) satisfied the requirements of section 401(a) of the Code, or such letter is not required; (b) such Qualified Benefit Plan is in material compliance with all qualification requirements of Section 401(a) of the Code; (c) such Qualified Benefit Plan is in material compliance with all notice, reporting and disclosure requirements of ERISA and the Code; (d) any Qualified Benefit Plan which is an ESOP as defined in Section 4975(e)(7) of the Code (an "ESOP Qualified Benefit Plan") is in material compliance with the applicable qualification requirements of Section 409 of the Code; (e) any previously terminated Qualified Benefit Plan was terminated in material compliance with the requirements of ERISA and the Code, has received a favorable determination letter therefor, and the liabilities of such Qualified Benefit Plan and the requirements of the Pension Benefit Guaranty Corporation

("PBGC") were fully satisfied; and (f) any and all amendments to the Qualified Benefit Plans not covered by an IRS determination letter do not adversely affect the qualified and tax exempt status of such plans.

        2.16.4 Welfare Plan Compliance. With respect to each BSC Benefit Plan which is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) (a "Welfare Benefit Plan"), except as noted on the BSC Schedules: (a) such Welfare Benefit Plan, if it is intended to provide favorable tax benefits to plan participants, has been, to the knowledge of BSC, in material compliance with applicable Code provisions; (b) such Welfare Benefit Plan has been, to the knowledge of BSC, operated in material compliance with all applicable notice, reporting and disclosure requirements of ERISA and the Code; and (c) such Welfare Benefit Plan, if a group health plan subject to the requirements of
Section 4980B of the Code ("COBRA"), has been, to the knowledge of BSC, operated in material compliance with such COBRA requirements. The BSC Schedules list the names of any individuals receiving COBRA continuation coverage at the date hereof and the names of individuals who have experienced a qualifying event (as that term is defined in Section 4980B of the Code) as of the date hereof but who have not yet elected COBRA continuation coverage.

        2.16.5 Prohibited Transactions. To the knowledge of BSC, no prohibited transaction under Section 406 of ERISA and not exempt under Section 408 of ERISA has occurred with respect to any BSC Benefit Plan which would result, with respect to any person, in (a) the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or (b) material fiduciary liability under Section 409 of ERISA.

        2.16.6 Lawsuits or Claims. No material actions, suits or claims (other than routine claims of benefits) are pending or, to the knowledge of BSC, threatened against any BSC Benefit Plan or against BSC or the Subsidiary with respect to any BSC Benefit Plan.

        2.16.7 Disclosure of Unfunded Liabilities. All material Unfunded Liabilities with respect to each BSC Benefit Plan have been recorded and disclosed on the most recent financial statement of BSC and the Subsidiary or, if not, in the BSC Schedules. For purposes hereof, the term "Unfunded Liabilities" shall mean any amounts properly accrued to date under generally accepted accounting principles in effect as of the date of this Agreement
(GAAP), or amounts not yet accrued for GAAP purposes but for which an obligation (which has legally accrued and cannot legally be eliminated and which is subject to reasonable estimate) exists for payment in the future which is attributable to any BSC Benefit Plan, including but not limited to (a) severance pay benefits, (b) deferred compensation or unpaid bonuses, (c) any liabilities on account of the change in control which will result from this Agreement, including any potential 20% excise tax under Section 4999 of the Code relating to excess parachute payments under Section 280G of the Code, (d) any unpaid pension contributions for the current plan year or any accumulated funding deficiency under Section 412 of the Code and related penalties under Section 4971 of the Code, including unpaid pension contributions or funding deficiencies owed by members of a controlled group of corporations which includes BSC, the Subsidiary or the Affiliates and for which BSC, the Subsidiary or the Affiliates are liable under applicable law, (e) any authorized but unpaid profit sharing contributions or contributions under Section 401(k) and Section 401(m) of the Code, (f) retiree health benefit coverage and (g) unpaid premiums for contributions required under any group health plan to maintain such plan's coverage through the Effective Time.

        2.16.8 Defined Benefit Pension Plan Liabilities. BSC, the Subsidiary and the Affiliates (or any pension plan maintained by any of them) have not incurred any material liability to the PBGC or the IRS with respect to any BSC Benefit Plan which is a defined benefit pension plan, except for the payment of PBGC premiums pursuant to Section 4007 of ERISA, all of which if due prior to the date of this Agreement have been fully paid, and no PBGC reportable event under Section 4043 of ERISA has occurred with respect to any such pension plan. Except as otherwise disclosed in the BSC Schedules, the benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each BSC Benefit Plan subject to Title IV of ERISA, using the actuarial assumptions that would be used by the PBGC in the event of termination of such plan, do not exceed the fair market value of the assets of such plan. Neither BSC, the Subsidiary nor any controlled group member of BSC or the Subsidiary participates in, or has incurred any liability under Sections 4201, 4063 or

4064 of ERISA for a complete or partial withdrawal from a multiple employer plan or a multi-employer plan (as defined in Section 3(37) of ERISA).

        2.16.9 Retiree Benefits. Except as listed on the BSC Schedules and identified as "Retiree Liability", BSC, the Subsidiary and the Affiliates have no obligation to provide retiree medical benefits, or life insurance benefits to or with respect to retirees or any of their relatives.

        2.16.10 Right to Amend and Terminate. Except as disclosed in the BSC Schedules, BSC, the Subsidiary or the Affiliates have all power and authority necessary to amend or terminate each BSC Benefit Plan without incurring any penalty or liability provided that, in the case of an employee pension benefit plan (as defined in section 3(2) of ERISA), benefits accrued as of the date of amendment or termination are not reduced.

        2.16.11 Materiality. For purposes of this Section 2.16 as a whole, the term "material" in connection with a liability shall mean a liability or loss, taxes, penalties, interest and related legal fees in the total amount of $25,000 or more, with such determination being made on the basis of the aggregate affected participants of a BSC Benefit Plan and not with respect to any single participant.

     2.17 Labor Matters. Neither BSC, the Subsidiary nor the Affiliates are or have ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is BSC, the Subsidiary or the Affiliates the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel BSC, the Subsidiary or the Affiliates to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving BSC, the Subsidiary or the Affiliates pending, or to BSC's knowledge, threatened. BSC, the Subsidiary and the Affiliates are in compliance with applicable laws regarding employment of employees and retention of independent contractors and are in compliance with applicable employment tax laws.

     2.18 Regulatory Compliance. Except as disclosed in the BSC Schedules, BSC, the Subsidiary and the Affiliates have materially complied with all laws, regulations and orders applicable to it and to the conduct of each of its business, including without limitation, all statutes, rules and regulations pertaining to the conduct of its business. Neither BSC, the Subsidiary nor the Affiliates are in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity.

     2.19 Absence of Regulatory Actions. Except as disclosed in the BSC Schedules, neither BSC, the Subsidiary nor the Affiliates are a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators"), or has adopted any board resolutions at the request of any Government Regulator, nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

     2.20 Insurance. BSC has previously delivered to Wayne a list and a brief description of all insurance policies currently in force with respect to BSC, the Subsidiary and the Affiliates. All premiums due on such policies have been paid, and such policies will continue to remain in force through the Effective Time. BSC has also previously delivered to Wayne a description of all claims in excess of $5,000 currently pending under such insurance policies, together with a list of all other claims in excess of $5,000 which have been filed during the last three (3) years and a description of the disposition thereof.

     2.21 Interest Rate Risk Management. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for BSC's own account, or for the account of one or more of its subsidiaries or their customers, were entered into
(i) in accordance with prudent banking practices and all material applicable laws, rules, regulations and regulatory policies and (ii) with counter-parties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of BSC or its subsidiaries, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect (except to the extent that they have been fully performed or terminated) in all respects material to BSC. Neither BSC nor its subsidiaries, nor to its knowledge any other party thereto is, in any respect material to BSC on a consolidated basis, in breach of any of its obligations under any such agreement or arrangement.

     2.22 Investment Portfolios. The investment portfolios of the Subsidiary consist of securities in marketable form. Except as disclosed in the BSC Schedules, since September 30, 2002 to the date hereof, the Subsidiary has not incurred any unusual or extraordinary losses in its investment portfolio, and, except for matters of general application to the banking industry (including, but not limited to, changes in laws or regulations or generally accepted accounting principles) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, the management of BSC is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of the Subsidiary's investment portfolio on a consolidated basis.

     2.23 Indemnification. There are no actions, suits, claims, proceedings, investigations or assessments of any kind pending, or to the knowledge of BSC, threatened against any of the Directors or officers of BSC, the Subsidiary or the Affiliates in their capacities as such, and no Director or officer of BSC, the Subsidiary or the Affiliates currently is being indemnified or seeking to be indemnified by either BSC, the Subsidiary or the Affiliates pursuant to applicable law or BSC's Articles of Incorporation or Regulations or the Subsidiary's Articles of Incorporation or Regulations or the Affiliates' Articles of Incorporation or Regulations.

     2.24 Performance of Obligations. There is no agreement to which BSC is a party which (i) prohibits or restricts BSC's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provisions hereof, or (iii) would subject Wayne to any impediment or condition in connection with the exercise of any of Wayne's rights under this Agreement.

     2.25 No Delay. As of the date hereof, except for federal antitrust issues associated with the transaction contemplated by this Agreement, BSC is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby.

     2.26 Shareholder Approval; Fairness Opinion. The affirmative vote of a majority of the outstanding shares of BSC Common Stock entitled to vote on this Agreement is the only vote of the shareholders of BSC required for approval of the Agreement and the consummation of the Merger and the related transactions contemplated hereby. BSC has received the opinion of Professional Bank Services, to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to BSC shareholders.

     2.27 Survival of Representations and Warranties. All representations and warranties contained in this Article II shall expire at the Effective Time, and, thereafter, neither BSC, the Subsidiary nor the Affiliates, nor any officer or director of either of them shall have any liability or obligations with respect thereto.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF WAYNE

     Wayne represents and warrants to BSC that as of the date hereof or as of the indicated date, as appropriate:

     3.1  Good Standing; Capitalization.

        3.1.1 Wayne (i) is duly incorporated, validly existing and in good standing as a corporation under the corporation laws of the State of Ohio, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended; (ii) is duly authorized to conduct the business in which it is engaged; (iii) pursuant to Wayne's Articles of Incorporation, as amended, is authorized to have outstanding 12 million common shares, no par value ("Wayne Common Stock"); (iv) as of the close of business on September 30, 2002, (a) has 4,600,179 shares of Wayne Common Stock issued and outstanding and 316,732 shares held in its treasury; and (b) does not have outstanding any stock options, subscription rights, warrants or other securities entitling the holders to subscribe for or purchase any shares of its capital stock other than options to purchase Wayne Common Stock granted and to be granted to employees, officers and Directors under its stock option plans, which at September 30, 2002, had 525,000 shares of Wayne Common Stock reserved for issuance in connection with outstanding options granted under its stock option plans and (v) owns of record and beneficially free and clear of all liens, encumbrances, all of the outstanding shares of the capital stock of Wayne County National Bank and all of the outstanding shares of the capital stock of Chippewa Valley Bank (together, the "Wayne Subsidiaries"). Other than the Wayne Subsidiaries and Chippewa Valley Title Agency, a title insurance agency which is a wholly-owned subsidiary of Wayne County National Bank and MidOhio Data, Inc., an Ohio corporation, Wayne has no other direct or indirect subsidiaries.

        3.1.2 The Wayne Subsidiaries are each duly incorporated, validly existing and in good standing as a national bank and an Ohio state-chartered bank and each has all requisite power and authority to conduct the business as now conducted by it; and neither of the Wayne Subsidiaries have any outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of either of the Wayne Subsidiaries.

     3.2  Corporate Authority; Binding Obligation.

        3.2.1 The Board of Directors of Wayne, by resolution adopted by the unanimous vote of all Directors present at a meeting duly called and held in accordance with applicable law, have duly approved this Agreement, including reserving for issuance to BSC shareholders in accordance with this Agreement, a sufficient number of shares of Wayne Common Stock. The Board of Directors has directed that this Agreement be submitted to a vote of the Wayne shareholders at the annual meeting or a special meeting to be called for that purpose all in accordance with and as required by law and in accordance with the Articles of Incorporation and Regulations of Wayne.

        3.2.2 Wayne has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals. This Agreement, when executed and delivered, will have been duly authorized and will constitute the valid and binding obligation of Wayne, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals and the approval of the Wayne shareholders.

        3.2.3 Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby and thereby, (i) conflicts with, results in a breach of, violates or constitutes a default, under Wayne's Articles of Incorporation or Regulations or, to the knowledge of Wayne, any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment to which Wayne or the Wayne Subsidiaries is subject or bound; (ii) to the knowledge of Wayne, results in the creation of or gives any person the right to create any material lien, charge, encumbrance, security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to Wayne or any of its subsidiaries; (iii) terminate or give any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Wayne is a party or by which Wayne's rights, properties or assets are subject or bound; or (iv) accelerates or modifies, or gives any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Wayne is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangements or commitments.

     3.3 Corporate Documents. Complete and accurate copies of (i) the Articles of Incorporation and (ii) the Regulations of Wayne in force as of the date hereof have been previously delivered to BSC.

     3.4 Financial Statements. Wayne has furnished to BSC its audited consolidated financial statements for the years ended December 31, 2001, December 31, 2000 and December 31, 1999 together with the opinions of its independent public accountants associated therewith. Such consolidated financial statements fairly present the consolidated financial condition of Wayne as of their respective dates and for the respective periods covered thereby in conformity with generally accepted accounting principles consistently followed throughout the periods covered thereby. Neither Wayne nor any significant subsidiaries of Wayne have any material liabilities, obligations or indebtedness required to be disclosed in such financial statements so furnished other than the liabilities, obligations and indebtedness disclosed in such financial statements (including footnotes). Wayne has furnished BSC with unaudited consolidated financial statements as at September 30, 2002 and for the three (3) month period then ended and shall continue to furnish information for subsequent calendar quarter periods to BSC as soon as such subsequent quarterly statements become publicly available until the Closing Date.

     3.5 Marketable Title. Wayne and the Wayne Subsidiaries have good and marketable title to all of the material properties and assets reflected in their respective separate statements of financial condition as at September 30, 2002, and which are still owned by each and each has good and marketable title to all material properties and assets acquired by it after such date and still owned by it, subject to (i) any liens and encumbrances that do not materially adversely impair the use of the property, (ii) statutory liens for taxes not yet due and payable, and (iii) minor defects and irregularities in title that do not materially adversely impair the use of the property.

     3.6 Absence of Material Changes. Except for events relating to the business environment in general: (i) since September 30, 2002, to the date hereof there have been no material adverse changes in the consolidated financial condition, operations or business of Wayne; (ii) the chief executive officer and the treasurer of Wayne are not aware of any events which have occurred since September 30, 2002, which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of Wayne; and (iii) since September 30, 2002, to the date hereof there have been no material changes in the methods of business operations of Wayne and its subsidiaries.

     3.7 Absence of Litigation. There is no litigation nor actions, suits, proceedings, investigations or assessments of any kind pending or, to the knowledge of the chief executive officer and treasurer of Wayne, threatened against Wayne or any Wayne Subsidiary, which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of Wayne.

     3.8 Extraordinary Transactions. Since September 30, 2002 to the date hereof, and except for an up to $13 million subordinated debt transaction between the Wayne Subsidiaries and Wayne, Wayne and the Wayne Subsidiaries each has been operated in the ordinary course of business, has not made any changes in its respective capital or corporate structures, nor any material changes in its methods of business operations and has not provided any increases in employee salaries or benefits other than in the ordinary course of business. Except for the customary 2002 year end stock dividend and cash dividend consistent with prior years, since September 30, 2002 to the date hereof, Wayne has not declared or paid any dividends nor made any distributions of any other kind to its shareholders.

     3.9 Taxes. Wayne and the Wayne Subsidiaries have timely filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively. All tax returns filed by Wayne or the Wayne Subsidiaries through the date hereof constitute complete and accurate representations of the tax liabilities of Wayne and the Wayne Subsidiaries for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of its properties and assets in all material respects. Wayne has a pending IRS audit which management expects to result in no materially adverse findings.

     For purposes of this Section 3.9, the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Wayne or the Wayne Subsidiaries, and no claim has been made by any authority in a jurisdiction where Wayne or the Wayne Subsidiaries do not file tax returns that Wayne or the Wayne Subsidiaries are subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Wayne or the Wayne Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Wayne's balance sheet (in accordance with GAAP). Wayne and the Wayne Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Wayne and the Wayne Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and Wayne and the Wayne Subsidiaries have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither Wayne nor the Wayne Subsidiaries (i) have made an election under Section 341(f) of the Code, (ii) have issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration-required obligation within the meaning of
Section 163(f)(2) of the Code that is not in registered form or (iii) are or have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

     3.10 Contracts. Except as set forth in Wayne's SEC filings, neither Wayne nor the Wayne Subsidiaries are a party to (i) any written employment contracts or written contracts of any other kind with any of its officers, Directors or employees or (ii) any material contract, lease or agreement of any other kind which is not assignable as a result of the merger provided for herein without the consent of another party, except for contracts, leases or agreements which do not have terms extending beyond six months from the date of this Agreement or contracts, leases or agreements (excluding contracts, leases and agreements pursuant to which credit has been extended by the Wayne Subsidiaries) which do not require a total expenditure over the term of the contract, lease or agreement of more than $5,000 thereunder.

     3.11 Loan Losses. Since September 30, 2002 to the date hereof, none of Wayne's banking subsidiaries has incurred any unusual or extraordinary loan losses which would be material to Wayne on a consolidated basis; and to the knowledge and belief of Wayne, and in the light of any banking subsidiary's historical loan loss experience and their management's analysis of the quality and performance of their respective loan portfolios, as of September 30, 2002, their consolidated reserves for loan losses are adequate to absorb all known and reasonably anticipated losses as of such date.

     3.12 Absence of Fees. Except for dealings with and obligations to Stifel Nicolaus & Company, Incorporated, Wayne has not, directly or indirectly, dealt with any broker or finder in connection with this transaction and has not incurred and will not incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

     3.13 Legal Compliance. To the knowledge of Wayne, neither Wayne nor the Wayne Subsidiaries, nor any employee, officer or Director of any of them has knowingly engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of or material failure to comply with the regulatory requirements of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a material adverse effect on the financial condition of Wayne and its subsidiaries taken as a whole. To the knowledge of Wayne, Wayne and the Wayne Subsidiaries possess all licenses, franchise, permits and other governmental authorizations necessary for the continued conduct of their businesses without material interference or interruption.

     3.14  Material Information.

        3.14.1 To the knowledge of Wayne, neither this Agreement nor any report, statement, list, certificate or other information furnished by Wayne to BSC or BSC's agents in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

        3.14.2 True and complete copies of the following documents have been filed by Wayne with the SEC:

           3.14.2.1 Wayne's Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Reports on Form 10-Q for the Quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

           3.14.2.2 any Current Report on Form 8-K with respect to any event occurring after September 30, 2002 and prior to the date of this Agreement;

           3.14.2.3 any report filed by Wayne to amend or modify any of the reports described above; and

           3.14.2.4 all proxy statements prepared in connection with meetings of Wayne's shareholders held subsequent to December 31, 2001.

     The information set forth in the documents described in this Section 3.14.2 (including all exhibits thereto and all documents incorporated therein by reference) did not, (a) as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact, omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or omit any material exhibit required to be filed therewith and (b) as of the date hereof, except to the extent statements therein have been modified or amended by subsequent filings, such reports do not contain any untrue statement of a material fact, omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or omit any material exhibit required to be filed therewith. Prior to the date hereof no event has occurred subsequent to September 30, 2002 which Wayne is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by Wayne to BSC. Wayne timely shall furnish BSC with copies of all reports filed by Wayne with the SEC subsequent to the date of this Agreement and until the Closing Date.

     3.15 Environmental. There are no actions, proceedings or investigations pending before any environmental regulatory body, with respect to or threatened against or affecting Wayne or the Wayne Subsidiaries in respect to any "facility" owned, leased or operated by any of them (but excluding any "facility" as to which sole interest of Wayne or the Wayne Subsidiaries is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Wayne or the Wayne Subsidiaries ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or under any Federal, state, local or municipal statue, ordinance or regulation in respect thereof, in connection with any release of any toxic or "hazardous substance", pollutant or contaminant into the "environment" which, if adversely determined, (a) would require the payment by Wayne or the Wayne Subsidiaries and/or require Wayne or the Wayne Subsidiaries to incur expenses of more than $10,000 (whether or not covered by insurance) or
(b) would otherwise have a material adverse effect on Wayne or the Wayne Subsidiaries, nor, to the knowledge of Wayne after reasonable inquiry, is there any reasonable basis for the institution of any such actions or proceedings or investigations which is probable of assertion, nor are there any such actions or proceedings or investigations in which Wayne or the Wayne Subsidiaries are a plaintiff or complainant. Neither Wayne nor the Wayne Subsidiaries are liable in any material respect under any applicable law for any release by either of them or for any release by any other "person" of a hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, nor is Wayne or the Wayne Subsidiaries liable for any material costs (as a result of the acts or omissions of Wayne or the Wayne Subsidiaries or, to the knowledge of Wayne, as a result of the acts or omissions of any other "person") of any remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over Wayne or the Wayne Subsidiaries to prevent or minimize any actual or threatened release by Wayne or the Wayne Subsidiaries of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment. All terms contained in quotation marks in this paragraph and the paragraph immediately following shall have the meaning ascribed to such terms, and defined in, CERCLA.

     To the knowledge of Wayne, each "facility" owned, leased or operated by Wayne or the Wayne Subsidiaries (but excluding any "facility" as to which the sole interest of Wayne or the Wayne Subsidiaries is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Wayne or the Wayne Subsidiaries ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) is, in all material respects, in compliance with all applicable Federal, state, local or municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or other governmental authority relating to the protection of the environment, except to the extent a failure to comply would not have a material adverse effect on the business, operations and financial condition of Wayne and the Wayne Subsidiaries taken as a whole.

     3.16  Employee Plans.

        3.16.1 Plan Documents, Reports and Filings. Wayne or the Wayne Subsidiaries have provided true, complete and correct copies of all plan documents, if any, comprising each Wayne Benefit Plan, together with, when applicable, (a) the most recent summary plan description, (b) the most recent actuarial and financial reports and the most recent annual reports filed with any governmental agency and (c) all Internal Revenue Service ("IRS") or other governmental agency rulings and determination letters or any open requests for IRS rulings or letters with respect to Wayne Benefit Plans. For purposes hereof, the term "Wayne Benefit Plan" shall mean any plan, program, arrangement or system of employee or director benefits maintained by Wayne or the Wayne Subsidiaries for the benefit of employees, former employees or Directors of Wayne or the Wayne Subsidiaries and shall include (a) any qualified retirement plan such as a pension, profit sharing, stock bonus plan or employee stock ownership plan ("ESOP"), (b) any plan, program or arrangement providing deferred compensation, bonus deferral or incentive benefits, whether funded through trust or otherwise, and (c) any welfare plan, program or policy providing vacation, severance, salary continuation, supplemental unemployment, disability, life, health coverage, retiree health, Voluntary Employees' Beneficiary Association, medical expense reimbursement or dependent care assistance benefits, in any such foregoing case without regard to whether the Wayne Benefit Plan constitutes an employee benefit plan under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the number of employees covered under such Wayne Benefit Plan.

        3.16.2 Qualified Retirement Plan Compliance. With respect to each Wayne Benefit Plan which is a Qualified Benefit Plan: (a) the IRS has issued a determination letter which determined that such Qualified Benefit Plan (as amended by any and all amendments) satisfied the requirements of Section 401(a) of the Code; (b) such Qualified Benefit Plan is in material compliance with all qualification requirements of Section 401(a) of the Code; (c) such Qualified Benefit Plan is in material compliance with all notice, reporting and disclosure requirements of ERISA and the Code; (d) any Qualified Benefit Plan which is an ESOP Qualified Benefit Plan is in material compliance with the applicable qualification requirements of Section 409 of the Code; (e) any previously terminated Qualified Benefit Plan was terminated in material compliance with the requirements of ERISA and the Code, has received a favorable determination letter therefor, and the liabilities of such Qualified Benefit Plan and the requirements of the PBGC were fully satisfied; and (f) any and all amendments to the Qualified Benefit Plans not covered by an IRS determination letter do not adversely affect the qualified and tax exempt status of such plans.

        3.16.3 Welfare Plan Compliance. With respect to each Wayne Benefit Plan which is a Welfare Benefit Plan: (a) such Welfare Benefit Plan, if it is intended to provide favorable tax benefits to plan participants, has been, to the knowledge of Wayne, in compliance with applicable Code provisions; (b) such Welfare Benefit Plan has been, to the knowledge of Wayne, operated in material compliance with all applicable notice, reporting and disclosure requirements of ERISA and the Code; and (c) such Welfare Benefit Plan, if a group health plan subject to COBRA, has been, to the knowledge of Wayne, operated in material compliance with such COBRA requirements.

        3.16.4 Prohibited Transactions. To the knowledge of Wayne, no prohibited transaction under Section 406 of ERISA and not exempt under Section 408 of ERISA has occurred with respect to any Wayne Benefit Plan which would result, with respect to any person, in (a) the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or (b) material fiduciary liability under Section 409 of ERISA.

        3.16.5 Lawsuits or Claims. No material actions, suits or claims (other than routine claims of benefits) are pending or, to the knowledge of Wayne, threatened against any Wayne Benefit Plan or against Wayne or the Wayne Subsidiaries with respect to any Wayne Benefit Plan.

        3.16.6 Disclosure of Unfunded Liabilities. All material Unfunded Liabilities with respect to each Wayne Benefit Plan have been recorded and disclosed on the most recent financial statement of Wayne and the Wayne Subsidiaries or, if not, in the Wayne Schedules. For purposes hereof, the term "Unfunded Liabilities" shall mean any amounts properly accrued to date under generally accepted accounting principles in effect as of the date of this Agreement (GAAP), or amounts not yet accrued for GAAP purposes but for which an obligation (which has legally accrued and cannot legally be eliminated and which is subject to reasonable estimate) exists for payment in the future which is attributable to any Wayne Benefit Plan, including but not limited to (a) severance pay benefits, (b) deferred compensation or unpaid bonuses, (c) any liabilities on account of the change in control which will result from this Agreement, including any potential 20% excise tax under Section 4999 of the Code relating to excess parachute payments under Section 280G of the Code, (d) any unpaid pension contributions for the current plan year or any accumulated funding deficiency under Section 412 of the Code and related penalties under
Section 4971 of the Code, including unpaid pension contributions or funding deficiencies owed by members of a controlled group of corporations which includes Wayne or the Wayne Subsidiaries and for which Wayne or the Wayne Subsidiaries are liable under applicable law, (e) any authorized but unpaid profit sharing contributions or contributions under Section 401(k) and Section 401(m) of the Code, (f) retiree health benefit coverage and (g) unpaid premiums for contributions required under any group health plan to maintain such plan's coverage through the Effective Time.

        3.16.7 Defined Benefit Pension Plan Liabilities. Wayne and the Wayne Subsidiaries (or any pension plan maintained by any of them) have not incurred any material liability to the PBGC or the IRS with respect to any Wayne Benefit Plan which is a defined benefit pension plan, except for the payment of PBGC premiums pursuant to Section 4007 of ERISA, all of which if due prior to the date of this Agreement have been fully paid, and no PBGC reportable event under
Section 4043 of ERISA has occurred with respect to any such pension plan. The benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each Wayne Benefit Plan subject to Title IV of ERISA, using the actuarial assumptions that would be used by the PBGC in the event of termination of such plan, do not exceed the fair market value of the assets of such plan. Neither Wayne, the Wayne Subsidiaries nor any controlled group member of Wayne or the Wayne Subsidiaries participates in, or has incurred any liability under Sections 4201, 4063 or 4064 of ERISA for a complete or partial withdrawal from a multiple employer plan or a multi-employer plan (as defined in Section 3(37) of ERISA).

        3.16.8 Independent Trustee. Wayne and the Wayne Subsidiaries (a) have not incurred any asserted or, to the knowledge of Wayne, unasserted material liability for breach of duties assumed in connection with acting as an independent trustee of any employee pension plan (as defined in Section 3(2) of ERISA) which is intended to be qualified under Section 401(a) of the Code and which is maintained by an employer unrelated in ownership to Wayne or the Wayne Subsidiary, (b) have not authorized nor knowingly participated in a material prohibited transaction under Section 406 of ERISA and not exempt under Section 408 of ERISA and (c) have not received notice of any material actions, suits or claims (other than routine claims for benefits) pending or threatened against the unrelated employer or against them.

        3.16.9 Right to Amend and Terminate. Wayne or the Wayne Subsidiaries have all power and authority necessary to amend or terminate each Wayne Benefit Plan without incurring any penalty or liability provided that, in the case of an employee pension benefit plan (as defined in section 3(2) of ERISA), benefits accrued as of the date of amendment or termination are not reduced.

        3.16.10 Materiality. For purposes of this Section 3.16 as a whole, the term "material" in connection with a liability shall mean a liability or loss, taxes, penalties, interest and related legal fees in the total amount of $25,000 or more, with such determination being made on the basis of the aggregate affected participants of a Wayne Benefit Plan and not with respect to any single participant.

     3.17 Labor Matters. Neither Wayne nor the Wayne Subsidiaries are or have ever been a party to, or are or have ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Wayne or the Wayne Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel Wayne or the Wayne Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving Wayne or the Wayne Subsidiaries pending, or to Wayne's knowledge, threatened. Wayne and the Wayne Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors and are in compliance with applicable employment tax laws.

     3.18 Regulatory Compliance. Wayne and the Wayne Subsidiaries have materially complied with all laws, regulations and orders applicable to it and to the conduct of each of its business, including without limitation, all statutes, rules and regulations pertaining to the conduct of its business. Neither Wayne nor the Wayne Subsidiaries are in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity. Wayne is not aware of any circumstance or reason that could preclude it from obtaining the regulatory approvals, including antitrust approvals, necessary to consummate the Merger.

     3.19 Absence of Regulatory Actions. Neither Wayne nor the Wayne Subsidiaries are a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulators, or has adopted any board resolutions at the request of any Government Regulator, nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

     3.20 Insurance. Wayne has previously provided a list and a brief description of all insurance policies currently in force with respect to Wayne. All premiums due on such policies have been paid, and such policies will continue to remain in force through the Effective Time. Wayne has previously delivered a description of all claims in excess of $5,000 currently pending under such insurance policies, together with a list of all other claims in excess of $5,000 which have been filed during the last three (3) years and a description of the disposition thereof.

     3.21 Interest Rate Risk Management. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for Wayne's own account, or for the account of one or more of the Wayne Subsidiaries or their customers, were entered into (i) in accordance with prudent banking practices and all material applicable laws, rules, regulations and regulatory policies and (ii) with counter-parties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Wayne or the Wayne Subsidiaries, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect (except to the extent that they have been fully performed or terminated) in all respects material to Wayne. Neither Wayne nor the Wayne Subsidiaries, nor to its knowledge any other party thereto is, in any respect material to Wayne on a consolidated basis, in breach of any of its obligations under any such agreement or arrangement.

     3.22 Investment Portfolios. The investment portfolios of Wayne and the Wayne Subsidiaries and affiliates consist of securities in marketable form. Since September 30, 2002, to the date hereof Wayne and the Wayne Subsidiaries, on a consolidated basis, have not incurred any unusual or extraordinary losses in their respective investment portfolios, and, except for events relating to the business environment in general, including market fluctuations, the management of Wayne is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of the investment portfolios of Wayne and the Wayne Subsidiaries on a consolidated basis.

     3.23 Indemnification. There are no actions, suits, claims, proceedings, investigations or assessments of any kind pending, or to the knowledge of Wayne, threatened against any of the Directors or officers of Wayne or the Wayne Subsidiaries in their capacities as such, and no Director or officer of Wayne or the Wayne Subsidiaries currently is being indemnified or seeking to be indemnified by either Wayne or the Wayne Subsidiaries pursuant to applicable law or Wayne's Articles of Incorporation or Regulations or the Wayne Subsidiaries' respective Articles of Incorporation or Regulations.

     3.24 Performance of Obligations. There is no agreement to which Wayne is a party which (i) prohibits or restricts Wayne's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provisions hereof, or (iii) would subject BSC to any impediment or condition in connection with the exercise of any of BSC's rights under this Agreement.

     3.25 No Delay. As of the date hereof, except for federal antitrust issues associated with the transaction contemplated by this Agreement, Wayne is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby.

     3.26 Shareholder Approval; Fairness Opinion. The affirmative vote of a majority of the outstanding shares of Wayne Common Stock entitled to vote on this Agreement and the transactions contemplated thereby is the only vote of the shareholders of Wayne required for approval of the Agreement and the consummation of the Merger and the related transactions contemplated hereby. Wayne has received the opinion of Stifel Nicolaus & Company, Incorporated to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Wayne's shareholders.

     3.27 Fully Paid, Non-Assessable Shares. All shares of Wayne Common Stock to be received by the shareholders of BSC as a result of the Merger pursuant to the terms of this Agreement shall be, upon transfer or issuance, validly issued, fully paid and non-assessable, and will not, upon such transfer or issuance, be subject to the preemptive rights of any shareholder of Wayne.

     3.28 Survival of Representations and Warranties. All representations and warranties contained in this Article III shall expire at the Effective Time, and thereafter, neither Wayne nor any officer or Director of Wayne shall have any further liability or obligation with respect thereto, except for any misrepresentations, breaches of warranties or violations of covenants that were made with intent to defraud.

                                   ARTICLE IV

                     OBLIGATIONS, COVENANTS AND COOPERATION

     4.1 BSC Shareholders Meeting. BSC, in consultation with Wayne, will take all actions necessary to call and hold an annual or a special meeting of BSC's shareholders as soon as practicable after the Wayne registration statement relating to this transaction has been declared effective by the Securities and Exchange Commission (the "SEC") and under all applicable state securities laws for the purpose of approving and adopting this Agreement and any other documents or actions necessary to the consummation of the Merger provided for herein pursuant to law. The Board of Directors of BSC shall inform the shareholders of BSC in the proxy materials relating to the annual or special meeting that all Directors of BSC have provided to Wayne a written agreement of their intent to vote all shares of BSC Common Stock which they own of record in favor of approving this Agreement and any such other necessary documents or actions, and all Directors will recommend approval of this Agreement to the other shareholders of BSC, subject only to such Directors' fiduciary obligations, and will use their best efforts to obtain the necessary approvals by the shareholders of this Agreement and the transactions contemplated hereby.

     4.2 Wayne Shareholders Meeting. Wayne will take all actions necessary to call and hold an annual or a special meeting of Wayne's shareholders as soon as practicable after the Wayne registration statement relating to this transaction has been declared effective by the SEC and under all applicable state securities laws for the purpose of approving and adopting this Agreement and any other documents or actions necessary to the consummation of the Merger provided for herein pursuant to law. The Board of Directors of Wayne shall inform the shareholders of Wayne in the proxy materials relating to the annual or special meeting that all Directors of Wayne presently intend to vote all shares of Wayne Common Stock which they own of record in favor of approving this Agreement and any such other necessary documents or actions, and all Directors will recommend approval of this Agreement to the other shareholders of Wayne, subject only to such Directors' fiduciary obligations and will use their best efforts to obtain the necessary approvals by the shareholders of this Agreement and the transactions contemplated hereby.

     4.3 BSC Ordinary Course of Business. From the date of this Agreement until the Effective Time, BSC, the Subsidiary and the Affiliates each will be operated in the ordinary course of business, and none of them will, without prior consultation with Wayne, make any changes in its capital or corporate structures; issue any additional shares of BSC Common Stock other than pursuant to the exercise of options granted prior to the date hereof; issue any other equity securities, other than pursuant to the exercise of options granted prior to the date hereof; or, issue as borrower any long term debt or convertible or other securities of any kind, or right to acquire any of its securities; make any material changes in its method of business operations; make, enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $5,000, make, enter into or renew any agreement for services to be provided to BSC, the Subsidiary or the Affiliates or permit the automatic renewal of any such agreement, other than the agreements identified in the BSC Schedules which are specifically identified in such Schedules as agreements which BSC intends to renew, except any agreement for services having a term of not more than three months or requiring the expenditure of not more than $5,000 (for this purpose the phrase "permit the automatic renewal" includes the failure to send a notice of termination of such contract if such failure would constitute a renewal), provided that BSC shall be permitted to (a) pay salaries, normal salary increases, bonuses and BSC 401(k) matching contributions, consistent with prior years; provided further, that BSC shall be permitted to pay bonuses pursuant to its existing bonus plan for 2002 and for the partial year period preceding the Closing Date; and (b) declare or pay any cash dividends on its own stock consistent with prior years and paid at such times as BSC historically has done on BSC Common Stock; provided further that BSC may, without further consultation with Wayne, increase its customary cash dividend to $.22 per share for the first quarter of 2003 dividend. Notwithstanding anything to the contrary herein, BSC and Wayne shall cooperate in selecting the Effective Time to ensure that the holders of BSC Common Stock do not become entitled to receive both a dividend with respect to their BSC Common Stock and a dividend with respect to their Wayne Common Stock or fail to be entitled to receive any dividend with respect to any quarterly period or portion thereof in which the Effective Time occurs; pay any stock dividends or make any other distributions on its stock other than cash dividends as described in the immediately preceding clause; change or otherwise amend any

Benefit Plans other than as required by law or as contemplated herein; and provide any increases in employee salaries or benefits other than in the ordinary course of business. BSC agrees that it will not sell or otherwise dispose of or encumber any of the shares of the capital stock of the Subsidiary which are now owned by it.

     4.4 Wayne Ordinary Course of Business. From the date of this Agreement until the Effective Time, Wayne and the Wayne Subsidiaries each will be operated in the ordinary course of business, and none of them will, without prior consultation with BSC, make any changes in its capital or corporate structures; issue any additional shares of Wayne Common Stock other than pursuant to the exercise of options granted prior to the date hereof or other than pursuant to a stock dividend declared and paid in the ordinary course consistent with prior years and paid at such times as Wayne historically has done; issue any other equity securities, other than pursuant to the exercise of options granted prior to the date hereof and stock dividends as described herein; or, issue as borrower any long term debt or convertible or other securities of any kind, or right to acquire any of its securities; make any material changes in its method of business operations; make, enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $25,000, make, enter into or renew any agreement for services to be provided to Wayne or the Wayne Subsidiaries, except any agreement for services having a term of not more than three months or requiring the expenditure of not more than $25,000. Wayne shall be permitted to pay salaries, normal salary increases, benefits and bonuses, consistent with prior years; declare or pay any cash or stock dividends on its own stock consistent with the normal dividends and consistent with prior years and paid at such times as Wayne historically has done on Wayne Common Stock. Wayne agrees that it will not sell or otherwise dispose of or encumber any of the shares of the capital stock of the Wayne Subsidiaries which are now owned by it.

     4.5 Affiliates. Not later than the 15th day prior to the mailing of BSC's proxy statement with respect to the Merger, BSC shall deliver to Wayne a list of each person that, to the best of BSC's knowledge, is or is reasonably likely to be, as of the date of the annual or special meeting called to approve the Merger, deemed an "affiliate" of it as that term is used in Rule 145 under the Securities Act of 1933, as amended, or SEC Accounting Series Releases 130 and 135 (the "BSC Affiliates"). BSC shall use its best efforts to cause each BSC Affiliate to execute and deliver to Wayne on or before the mailing of such proxy statement an agreement in the form of Appendix A hereto.

     4.6  Regulatory Applications.

        4.6.1 Wayne will prepare and cause to be filed at its expense such applications and other documents with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Ohio Division of Financial Institutions, the Ohio Department of Insurance, and any other governmental agencies as are required to secure the requisite approval of such agencies for the consummation of the transactions provided for in this Agreement, and the parties shall cooperate in the preparation of an appropriate registration statement, including the prospectus, proxy statement, and such other documents necessary to comply with all federal and state securities laws relating to shareholder approval of this transaction and the registration and issuance of the shares of Wayne Common Stock to be issued to the shareholders of BSC in this transaction (the expenses thereof, other than accounting, legal, investment banking, financial consulting and associated expenses of BSC and its affiliates, to be paid by Wayne), and any other laws applicable to the transactions provided for in this Agreement. Wayne shall use all reasonable efforts to file all such applications as promptly as practicable after the execution of this Agreement to secure all such approvals. BSC agrees that it will, as promptly as practicable after request and at its own expense, provide Wayne with all information and documents concerning BSC, the Subsidiary and the Affiliates, as shall be required in connection with preparing such applications, registration statements and other documents and in connection with securing such approvals. Prior to filing any such applications or other documents with the applicable governmental agencies, Wayne shall provide copies thereof to BSC and a reasonable opportunity to comment.

        4.6.2 Supplementing Section 4.6.1, Wayne will prepare and file a Registration Statement on Form S-4 under the Securities Act of 1933 with the Securities and Exchange Commission (the "Registration Statement") to register a sufficient number of shares of Wayne Common Stock which the shareholders of BSC will receive pursuant to Section 1.3 at the Effective Time. Wayne will use its best efforts to cause such

Registration Statement to become effective. Wayne and BSC agree that none of the information supplied or to be supplied by each of them for inclusion or incorporation by reference in (i) the Registration Statement, including the proxy statement and prospectus (the "Proxy Statement/Prospectus") constituting a part thereof, will, at the time the Registration Statement becomes effective under the Securities Act of 1933, or (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to shareholders and at the times of the meetings of shareholders of BSC and Wayne to be held in connection with the Merger, in either case contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.7 Cooperation. Each of the parties hereto agrees to use its commercially reasonable efforts and to cooperate with the other party in all reasonable respects in order to carry out and consummate the transactions contemplated by this Agreement at the earliest practicable time including, without limitation, the filing of applications, notices and other documents with, and obtaining approval from, appropriate governmental regulatory agencies.

     4.8 Access. BSC agrees to permit Wayne, its officers, employees, accountants, agents and attorneys, and Wayne agrees to permit BSC, its officers, employees, accountants, agents and attorneys, upon reasonable advance notice to have reasonable access during business hours to their respective books, records and properties, and those of each of its subsidiaries and affiliates, for the purpose of preparing for the Closing and the subsequent conversion necessary to effect the merger of the banking subsidiaries.

     4.9  BSC Employee Plans.

        4.9.1 BSC 401(k). At the request of Wayne prior to the Effective Time, BSC shall take all steps necessary to terminate the BSC 401(k) Plan ("BSC 401(k)") effective as of the Termination Date. For purposes hereof, the term "Termination Date" shall mean a date established by Wayne that is prior to the Effective Time, but which shall in no event precede the Effective Time by more than one business day.

        Before the BSC 401(k) is frozen or terminated as the case may be, the parties hereto shall cause an employer nonelective contribution to be made to the BSC 401(k) for the 2002 plan year and for the short plan year beginning January 1, 2003 and ending on the Termination Date or the date the BSC 401(k) is frozen as the case may be ("Relevant Period"). For the Relevant Period that is the 2002 plan year, such employer nonelective contribution shall be equal to $117,000; for the Relevant Period that is the short plan year beginning January 1, 2003, such employer nonelective contribution shall be equal to $8,500 per month for each full or partial month through the month that contains the Closing Date.

        Wayne shall amend the Wayne Bancorp, Inc. & Affiliates 401(k) and Profit Sharing Plan (the "Wayne 401(k)") to provide a special entry date for all former BSC, Subsidiary and the Affiliates' employees employed by Wayne, the Surviving Subsidiary or other Wayne affiliates, which special entry date shall coincide with the Effective Time. Furthermore, Wayne shall amend the Wayne 401(k) to the extent necessary to permit all former BSC, Subsidiary and the Affiliates' employees employed by Wayne, the Surviving Subsidiary or other Wayne affiliates to defer as much of their compensation received in the year in which the Effective Time occurs to the Wayne 401(k) as they would have been able to defer to the BSC 401(k) but for the termination of the BSC 401(k).

        4.9.2  BSC Benefit Plans.  Except for BSC Benefit Plans designated on
Schedule 2.16.1 as not unilaterally terminable, and subject to contractual notice requirements, Wayne shall have full discretion to provide that some or all of the BSC Benefit Plans will be frozen, terminated, or both as of the Effective Time or such subsequent date as selected by Wayne.

     4.10  Employment Issues.

        4.10.1 Wayne shall use its best efforts to retain existing employees of BSC, the Subsidiary and the Affiliates in the same or similar positions subsequent to the consummation of the Merger; and provided, however, that nothing in this section or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under Ohio law and said employees shall not be deemed to be third-party beneficiaries of this provision.

        4.10.2 As of the Effective Time, Wayne shall provide that employees of BSC or the Subsidiary who remain employed after the Merger shall continue to be eligible to participate in employee benefit plans which are substantially similar to the benefits provided to other Wayne employees. For purposes hereof, Wayne shall be entitled in Wayne's discretion to either continue any and/or all of the BSC Benefit Plans or shall alternatively provide that employees of BSC or the Subsidiary who remain employed after the Merger shall be entitled to participate in any and/or all of Wayne's employee benefit plans to the extent that they are eligible pursuant to the terms of such plans with full credit for years of service with BSC for eligibility and vesting under such plans, waiver of any pre-existing medical conditions, and credit for any deductibles and co-pay amounts paid prior to the Effective Time. At the Effective Time, Wayne shall assume all liability under that certain Release and Non-Competition Agreement by and between The Savings Bank and Trust Company and James E. Coburn dated as of December 6, 1999. Wayne shall not provide health benefits to any current or former directors of BSC after the Effective Time except to the extent required by COBRA or other applicable law.

     4.11 Wayne Board of Directors. Wayne's Board of Directors shall undertake, and accomplish by the Closing Date, to expand the size of the Wayne board by two persons and to appoint two directors as set forth in Section 1.8 from the BSC Board of Directors to fill such vacancies created by the increase in the Board of Directors.

     4.12 BSC Rights. At the date of this Agreement, the number of shares subject to BSC Rights shall not exceed 35,800. From the date of this Agreement to the Effective Time, BSC shall not grant any additional BSC Rights.

                                   ARTICLE V

                        CONDITIONS PRECEDENT TO CLOSING

     5.1 Conditions to the Obligations of Each of the Parties. The obligation of each of the parties hereto to consummate the transactions provided for herein is subject to the fulfillment on or prior to the Effective Time of each of the following conditions:

        5.1.1 The shareholders of each of BSC and Wayne shall have duly approved and adopted this Agreement in accordance with and as required by law and in accordance with the parties' respective Articles of Incorporation and Regulations.

        5.1.2 Shareholders holding enough shares to jeopardize the tax-free nature of the Merger shall not have exercised their dissenters rights and demanded the fair cash value of shares pursuant to Section 1701.85 of the Ohio Revised Code.

        5.1.3 All necessary governmental and regulatory orders, consents, clearances and approvals and requirements shall have been secured and satisfied for the consummation of such transactions, including without limitation, those of the Federal Reserve System, the Ohio Division of Financial Institutions, the Federal Deposit Insurance Corporation and the Securities and Exchange Commission to the extent required.

        5.1.4 Prior to or at the Effective Time, no material investigation by any state or federal agency shall have been threatened or instituted seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby and no material governmental action or proceeding shall have been threatened or instituted before any court or government body or authority, seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby other than investigations, actions and proceedings which have been withdrawn prior to or at the Effective Time without material adverse effect to Wayne or BSC and other than regularly scheduled regulatory examinations.

        5.1.5 Any waiting period mandated by law in respect of the final approval by any applicable Government Regulators of the transactions contemplated herein shall have expired.

        5.1.6 No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transactions contemplated by this Agreement.

     5.2 Conditions to the Obligations of Wayne. The obligation of Wayne to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by Wayne in a writing delivered to BSC which specifically refers to the condition or conditions being waived:

        5.2.1  All of the representations and warranties of BSC set forth in
Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date (as hereinafter defined) as if each such representation and warranty was given on and as of the Closing Date, except for (i) any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (ii) inaccuracies of representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the financial condition, business or operations of BSC, the Subsidiary and the Affiliates taken as a whole.

        5.2.2 BSC shall have performed all of the obligations required of it under the terms of this Agreement in all material respects, except for breaches of obligations which would not have, or would not reasonably be expected to have, any material adverse effect on the financial condition, business or operations of BSC, the Subsidiary and the Affiliates taken as a whole.

        5.2.3 Wayne shall have received from Stifel Nicolaus & Company, Incorporated written fairness opinions to the effect that the Merger Consideration is fair to the holders of Wayne Common Stock from a financial point of view as of the date of this Agreement and also as of the date of the proxy statement for the Wayne special meeting of shareholders held to approve the Merger.

        5.2.4 BSC's independent certified public accountant shall have delivered to BSC the audited consolidated year end financials dated as at December 31, 2002 with an unqualified audit opinion.

        5.2.5 The receipt of a certificate from BSC and the Subsidiary, executed by the chief executive officer and president of each, dated the Closing Date, certifying to the knowledge of the chief executive officer and president of each that: (i) all of the representations and warranties set forth in Article II hereof were true and correct as of the date of this Agreement and as of the Closing Date in all material respects, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date; and (ii) each of BSC and the Subsidiary has met and fully complied in all material respects with all of the obligations required of each of BSC and the Subsidiary under the terms of this Agreement.

        5.2.6 The total issued and outstanding shares of BSC Common Stock shall not exceed 995,427 shares including all shares issuable pursuant to the exercise of options to purchase BSC Common Stock.

        5.2.7 There shall not have been any material adverse changes since December 31, 2002 in the business, operations, condition (financial or otherwise), property or prospects of BSC, the Subsidiary or the Affiliates.

     5.3 Conditions to the Obligations of BSC. The obligation of BSC to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by BSC in a writing delivered to Wayne which specifically refers to the condition or conditions being waived:

        5.3.1  All of the representations and warranties of Wayne set forth in
Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date as if each such representation and warranty was given on and as of the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date.

        5.3.2 Wayne shall have performed all of the obligations required of it under the terms of this Agreement in all material respects, except for breaches of obligations which would not have, or would not reasonably be expected to have, any material adverse effect on the financial condition, business or operations of Wayne and the Wayne Subsidiaries taken as a whole.

        5.3.3 BSC shall have received from Professional Bank Services written fairness opinions to the effect that the Merger Consideration is fair to the holders of BSC Common Stock from a financial point of view as of the date of this Agreement and also as of the date of the proxy statement for the BSC meeting of shareholders held to approve the Merger.

        5.3.4 The receipt of a certificate from Wayne, executed by its chief executive officer and treasurer, dated the Closing Date, certifying to each such officer's knowledge that: (i) all of the representations and warranties set forth in Article III hereof were true and correct as of the date of this Agreement and as of the Closing Date in all material respects, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date; and, (ii) Wayne has met and fully complied in all material respects with all of the obligations required of it under the terms of this Agreement.

        5.3.5 Wayne shall have registered its shares of Common Stock to be issued to the BSC shareholders hereunder with the SEC pursuant to the Securities Act of 1933, as amended, and with all applicable state securities authorities. The registration statement with respect thereto shall have been declared effective by the SEC and all applicable state securities authorities and no stop order shall have been issued.

        5.3.6 There shall not have been any material adverse changes since December 31, 2002 in the business, operations, condition (financial or otherwise), property or prospects of Wayne or the Wayne Subsidiaries.

        5.3.7 Wayne shareholders shall have increased the size of the Wayne Board to fourteen persons and the Wayne Board shall have appointed two directors from the BSC Board to the Wayne Board to begin serving immediately following the Effective Time.

        5.3.8 BSC and its shareholders will have received an opinion of its counsel, Frost Brown Todd LLC, in form and substance satisfactory to BSC as of the Closing Date, to the effect that, under the Code, (i) no gain or loss will be recognized to BSC as a result of the Merger and (ii) no gain or loss (except in respect of cash consideration received or fractional share interests sold or dissenters receiving cash) will be recognized to BSC's shareholders as a result of their exchange of BSC Common Stock for Wayne Common Stock, and covering such other matters as are typically covered by such opinion.

        5.3.9 BSC and Wayne shall have taken all steps necessary to accomplish, and shall have accomplished, the assumption by Wayne of those Trust Preferred Securities issued by BSC on June 26, 2002 in an amount equal to $7 million and shall have received all consents and approvals required in connection therewith.

        5.3.10 Wayne's independent certified public accountant shall have delivered to Wayne the audited consolidated year end financials dated as at December 31, 2002 with an unqualified audit opinion.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

     6.1 Confidentiality. Wayne and BSC agree that the non-disclosure/confidentiality agreement entered into on August 30, 2002 shall continue in full force and effect.

     6.2 Indemnification. Wayne and BSC shall each indemnify and hold the other harmless for any claim, liability or expense (including reasonable attorneys' fees) arising from a misstatement or omission in the applications submitted to regulatory agencies for approval of the transaction contemplated by this Agreement relating to the indemnifying party which is based or made in reliance upon any representation, warranty, or covenant of such party in this Agreement or any certification, document, or other information furnished or to be furnished by such party pursuant to this Agreement. From and after Closing Date, this subsection shall be of no further force or effect.

     6.3 Press Releases. Wayne and BSC shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and shall consult with each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit either party from making any disclosure which its counsel deems required by law.

     6.4 Expenses. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, fees, costs and expenses of its own financial consultants, investment bankers, accountants and counsel. The prorata expenses of printing and mailing the prospectuses/proxy statements to its shareholders shall be paid by each of Wayne and BSC, provided, however, that Wayne will bear the costs and expenses associated with the regulatory applications.

     6.5  Material Changes.

        6.5.1 Between the date hereof and the Closing Date, BSC shall promptly advise Wayne in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent, and which in each case, would be likely to have a material adverse effect on BSC and its subsidiaries, taken as a whole.

        6.5.2 Between the date hereof and the Closing Date, Wayne shall promptly advise BSC in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent, and which in each case, would be likely to have a material adverse effect on Wayne and its subsidiaries, taken as a whole.

     6.6 Notification of Failure to Satisfy Condition. Each party hereto will promptly notify the other party in writing of the occurrence of any event which will or may result in the failure to satisfy any material condition precedent set forth in this Agreement. Between the date of this Agreement and the Closing Date, each party hereto will notify the other of the satisfaction of such material conditions precedent as they occur.

     6.7  Indemnification; Directors' and Officers' Insurance.

        6.7.1 Wayne agrees that the Surviving Corporation shall honor after the Effective Time all rights to indemnification now existing in favor of any director, officer, employee or agent of BSC or any of its Subsidiaries or Affiliates (singularly, "Indemnified Party" and collectively, the "Indemnified Parties") as provided in their respective Articles of Incorporation, Regulations or, in any agreement between an Indemnified Party and BSC or any of its Subsidiaries or Affiliates, and such indemnification obligations shall survive the Merger and shall continue in full force and effect for a period of three years from the Effective Time; provided, that, in the event any claim or claims are asserted or made within such three-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

        6.7.2 Wayne agrees that the Surviving Corporation shall cause to be maintained in effect for not less than three years from the Effective Time for the benefit of all current and former directors, officers, employees and agents of BSC and any of its Subsidiaries and Affiliates the current policies of the directors' and officers' liability insurance maintained by BSC and such Subsidiaries and Affiliates; provided, that, the Surviving Corporation may substitute therefor other policies not less advantageous (other than to a de minimus extent) to the beneficiaries of the current policies and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay aggregated premiums for the three-year period in excess of $100,000, and, if the Surviving Corporation is unable to obtain the insurance required by this Section 6.7.2, it shall obtain as much comparable insurance as possible for premiums equal to such maximum amount.

        6.7.3 In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, the proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.7.

        6.7.4 The Surviving Corporation shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.7, subject to the limitation of applicable laws.

        6.7.5 The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     6.8 Notification of Regulatory Action. In the event Wayne or the Wayne Subsidiaries receive a written examination report or receive or enter into a written agreement with a Government Regulator, BSC shall have an opportunity to review such examination report or written agreement and assist with the satisfaction of any regulatory requirements arising out of such reports or agreements.

                                  ARTICLE VII

                                  TERMINATION

     7.1 Termination Conditions. This Agreement may be terminated at any time prior to the Effective Time by written notice delivered by Wayne to BSC or by BSC to Wayne in the following instances:

        7.1.1 By Wayne or BSC, if there has been to the extent contemplated herein, a material misrepresentation, a material breach of warranty or a material failure to comply with any covenant on the part of the other party with respect to the representations, warranties, and covenants set forth herein and such misrepresentation, breach or failure to comply has not been cured (if capable of cure) within thirty (30) days after receipt of written notice, provided, the party in default shall have no right to terminate for its own default.

        7.1.2 By Wayne or BSC, in each case taken as a whole, if the business or assets or financial condition of the other party shall have materially and adversely changed from that in existence at December 31, 2002, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles or changes that may occur as a consequence of actions or inactions that either party hereto is expressly obligated to take under this Agreement.

        7.1.3 By Wayne or BSC, if the merger transaction contemplated herein has not been consummated by September 30, 2003 provided the terminating party is not in material breach or default of any representations, warranty or covenant contained herein on the date of such termination.

        7.1.4  By the mutual written consent of Wayne and BSC.

        7.1.5 By Wayne if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Wayne to effect the Merger set forth in Sections 5.1 or 5.2 herein and non-compliance is not waived by Wayne.

        7.1.6 By BSC if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions of the obligations of BSC to effect the Merger as set forth in Sections 5.1 and 5.3 herein and non-compliance is not waived by BSC.

        7.1.7 By Wayne, if the Board of Directors of BSC does not unanimously publicly recommend in the Proxy Statement that BSC's shareholders approve and adopt the Merger and this Agreement or if, after recommending in the proxy that shareholders approve and adopt this Agreement, the Board of Directors of

BSC shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Wayne.

        7.1.8 By BSC, if the Board of Directors of Wayne does not unanimously publicly recommend in the Proxy Statement-Prospectus that Wayne's shareholders approve and adopt the Merger and this Agreement or if, after recommending in the Proxy Statement-Prospectus that shareholders approve and adopt this Agreement, the Board of Directors of Wayne shall have withdrawn, modified or amended such recommendation in any respect materially adverse to BSC.

        7.1.9 By BSC, if the Board of Directors of BSC reasonably determines that a proposal made by a third party to acquire, directly or indirectly, including pursuant to a merger, consolidation, share exchange or similar transaction, for consideration consisting of cash and/or securities, more than 25% of the combined voting power of the shares of BSC Common Stock then outstanding or all or substantially all of the assets of BSC constitutes a Superior Proposal; and that such proposal must be accepted by the Board of Directors of BSC; provided, however, that prior to any such termination, BSC shall use its reasonable efforts for five business days after such determination to negotiate in good faith with Wayne to make such adjustments in the terms and conditions of this agreement that would enable BSC to proceed with the transactions contemplated herein.

     For purposes of this Section, a "Superior Proposal" is when: (A) the Board of Directors of BSC receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point of view to BSC's shareholders, and (B) the Board of Directors of BSC, after consultation with independent legal counsel, determines in good faith that approval of such proposal is necessary for the Board of Directors of BSC to comply with its fiduciary duties to shareholders under applicable law.

        7.1.10 By BSC, if the BSC Board so determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

           (1) the Average Closing Price shall be less than the product of (i)
        0.80 and (ii) the Starting Price; and

           (2) (i) the quotient obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Wayne Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.20 from the quotient in this clause
        (2)(ii) (such number being referred to herein as the "Index Ratio"); subject, however, to the following three sentences. If BSC refuses to consummate the Merger pursuant to this Section 7.1.10, it shall give prompt written notice thereof to Wayne; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Wayne shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (A) the product of 0.80, the Starting Price, and the Exchange Ratio (as then in effect) by (B) the Average Closing Price, and (ii) the quotient obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the Wayne Ratio. If Wayne makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to BSC of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1.10 and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.1.10.

     For purposes of this Section 7.1.10, the following terms shall have the meaning indicated:

     - "Average Closing Price" shall mean the average of the daily last sales prices of Wayne Common Stock as reported on the Nasdaq SmallCap Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Wayne) for the 10 consecutive full trading days in which such shares are traded on the Nasdaq SmallCap Market ending at the close of trading on the Determination Date.

     - "Determination Date" shall mean the later of the date on which (i) the day of expiration of the last waiting period with respect to any of the required regulatory approvals, (ii) the day on which the last of the regulatory approvals is obtained, (iii) the day on which the required BSC shareholder approval is obtained, and (iv) the day on which the required Wayne shareholder approval is obtained.

     - "Index Group" shall mean the 19 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 19 bank holding companies and the weights attributed to them are as follows:

COMPANY                                                         SHARES     WEIGHTING
-------                                                       ----------   ---------
Allegiant Bancorp, Inc......................................  15,889,500      8.40%
Capitol Bancorp Limited.....................................  11,181,368      5.91%
CoBiz Inc...................................................  13,240,949      7.00%
First Busey Corporation.....................................  13,580,870      7.18%
First Financial Bankshares, Inc.............................  12,358,910      6.53%
First Indiana Corporation...................................  15,538,802      8.21%
First Oak Brook Bancshares, Inc.............................   6,326,180      3.34%
Great Southern Bancorp, Inc.................................   6,863,642      3.63%
Independent Bank Corporation................................  12,564,857      6.64%
Macatawa Bank Corporation...................................   7,888,066      4.17%
MainSource Financial Group Inc..............................   6,469,873      3.42%
Lakeland Financial Corporation..............................   5,768,806      3.05%
PrivateBancorp, Inc.........................................   4,936,156      2.61%
Prosperity Bancshares, Inc..................................  18,893,024      9.99%
S.Y. Bancorp, Inc...........................................   6,714,331      3.55%
Second Bancorp, Incorporated................................   9,876,844      5.22%
Simmons First National Corporation..........................   7,062,795      3.73%
Southside Bancshares, Inc...................................   8,274,830      4.37%
Southwest Bancorp, Inc......................................   5,775,580      3.05%
                                                              ----------
                                                                            100.00%

     - "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

     - "Starting Date" shall mean the close of business on the day preceding the announcement by press release of the Merger.

     - "Starting Price" shall mean the closing price per share of Wayne Common Stock as reported on the Nasdaq SmallCap Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Wayne) on the Starting Date.

     7.2 Failure to Approve. If either Wayne or BSC shareholders, acting at a meeting held for the purpose of voting upon this Agreement, fail to approve such agreement in the manner required by law, then this Agreement shall be deemed to be automatically terminated.

     7.3 Survival of Certain Provisions. Upon termination as provided in this Article, this Agreement, except for the provisions of Section 6.1 hereof, shall be void and of no further force or effect, and, except as provided in Section
6.4 hereof, neither party hereto not in material breach or default of its representations, warranties and covenants hereunder shall have any liability of any kind to the other party including but not limited to liability for expenses incurred by the other party in connection with this transaction.

     7.4  Termination Fees.

        7.4.1 If this Agreement is terminated at such time that this Agreement is terminable pursuant to Section 7.1.1, then the breaching party shall promptly (but no later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $500,000; provided, however, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its documented out-of-pocket expenses and fees (which shall be paid as specified above and shall not be limited to $500,000), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

        7.4.2 If BSC terminates this Agreement pursuant to Section 7.1.8, Wayne shall (no later than five business days after receipt of notice from BSC) pay BSC, in addition to any other amounts payable by Wayne pursuant to this Agreement, cash in the amount equal to $2.5 million.

        7.4.3  If BSC or Wayne terminates this Agreement pursuant to Section
7.1.7 or 7.1.9 or if BSC consummates a Superior Proposal within 12 months after termination by Wayne pursuant to BSC's conduct after the date hereof causing a willful breach under Section 7.1.1, provided such Superior Proposal existed prior to termination, BSC shall (no later than five business days after receipt of notice from Wayne) pay Wayne, in addition to any other amounts payable by BSC pursuant to this Agreement, cash in an amount equal to $2.5 million.

        7.4.4 Notwithstanding anything to the contrary in this Agreement, if Wayne terminates this Agreement pursuant to Section 7.1.5 or BSC terminates this Agreement pursuant to Section 7.1.6 or if the conditions set forth in Sections
5.1.4 and 5.1.6 cannot be satisfied, as the result of Wayne being unable to obtain regulatory approval on antitrust grounds without the divestiture of significant banking business, Wayne shall (no later than five business days after its termination of this Agreement or after receipt of notice from BSC) pay BSC, in addition to any other amounts payable by Wayne pursuant to this Agreement, a termination fee as follows: if, in order to comply with regulatory antitrust requirements, (a) Wayne would have had to divest assets and/or liabilities, exclusive of real estate, in an amount less than $25 million, the termination fee shall be cash in the amount of $2.5 million, or (b) Wayne would have had to divest assets and/or liabilities, exclusive of real estate, in an amount greater than or equal to $25 million, the termination fee shall be cash in the amount of $1.0 million.

                                  ARTICLE VIII

                      DISCUSSION WITH OTHERS; OTHER OFFERS

     8.1 Discussion with Others; Offers. On and after the date hereof, and until 180 days after the termination of this Agreement pursuant to Article VII above, except with the written consent of Wayne, neither BSC nor the Subsidiary and the Affiliates, shall directly or indirectly solicit or encourage (nor shall BSC or the Subsidiary and the Affiliates permit any of its officers, directors, employees or agents directly or indirectly to solicit or encourage), including by way of furnishing information, any inquiries or proposals for a merger, consolidation, share exchange or similar transaction involving BSC or the Subsidiary and the Affiliates, where BSC or the Subsidiary and the Affiliates will not be the surviving entity, or for the acquisition of the stock or all or substantially all of the assets or business of BSC or the Subsidiary and the Affiliates, or discuss with or enter into conversations with any person, other than BSC shareholders, employees or advisors, concerning any such merger, consolidation, share exchange, acquisition or other transaction where BSC or the Subsidiary and the Affiliates will not be the surviving entity, other than the transaction with Wayne contemplated hereby; provided, however, that BSC may act on or communicate information about any such proposals or inquiries to its shareholders, if and to the extent, that it is required to do so in order to reasonably comply with its legal obligations. BSC shall provide Wayne with immediate written notice of all of the relevant details relating to any inquiries or proposals that it may receive relating to any such matters, including actions it intends to take with respect to such matters.

                                   ARTICLE IX

                           CLOSING AND EFFECTIVE TIME

     The consummation of the transactions contemplated by this Agreement shall take place at a closing to be held at the offices of Wayne on a date which is as soon as is reasonably possible following the date that all of the conditions precedent to closing set forth in Article V hereof, including the waiting period required by any banking or bank holding company regulatory agency after its approval of the Merger is issued before the transaction may be consummated, have been fully met or effectively waived (the "Closing Date"). Pursuant to the filing of a certificate of merger (which shall be acceptable to BSC and Wayne) with the Secretary of the State of Ohio in accordance with law and this Agreement, the Merger provided for herein shall become effective at the close of business on said day (the "Effective Time"). By mutual agreement of the parties, the closing may be held at any other time or place or on any other date and the effectiveness of the Merger (and the Effective Time) may be changed by such mutual agreement. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for agreements of the parties which by their terms are intended to be performed after the Effective Time.

                                   ARTICLE X

                                    GENERAL

     10.1 Notices. All notices, requests, consents, and demands under this Agreement shall be in writing and shall be sufficient in all respects if delivered in person or mailed by certified mail, return receipt requested, with postage prepaid, or by confirmed air courier, and addressed:

If to BSC:                        Rod C. Steiger
                                  President
                                  Banc Services Corp.
                                  101 West Market Street
                                  Orrville, Ohio 44667
                                  fax: (330) 682-0024

With a copy to:                   Neil Ganulin, Esq.
                                  Frost Brown Todd LLC
                                  2200 PNC Center
                                  201 East Fifth Street
                                  Cincinnati, Ohio 45202
                                  fax: (513) 651-6981

If to Wayne:                      David P. Boyle
                                  President
                                  Wayne Bancorp, Inc.
                                  Public Square
                                  112 W. Liberty Street
                                  Wooster, Ohio 44691
                                  fax: (330) 264-4220

With a copy to:                 Susan B. Zaunbrecher, Esq.
                                Dinsmore & Shohl LLP
                                1900 Chemed Center
                                255 East Fifth Street
                                Cincinnati, Ohio 45202
                                fax: (513) 977-8141

     Such notices shall be deemed to be received when delivered in person, by facsimile or when deposited in the mail by certified mail, return receipt requested with postage prepaid. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the business day upon which delivery is made at such address as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be sent by certified mail, postage pre-paid, return receipt requested.

     10.2 Entire Agreement. This Agreement, together with the written instruments specifically referred to herein, constitute the entire agreement between the parties with regard to the transactions contemplated herein and supersede any prior agreements, whether oral or in writing. This Agreement may be hereafter amended only by a written instrument executed by each of the parties pursuant to Section 10.3 hereof.

     10.3 Amendment. This Agreement may be amended, modified or supplemented by the written agreement of BSC and Wayne upon the authorization of each company's respective Board of Directors at any time before or after approval of the Merger and this Agreement by the shareholders of BSC and/or Wayne, but after any such approval by the shareholders of BSC or Wayne no amendment shall be made (without further shareholder approval) which changes in any manner adverse to such shareholders the consideration to be provided to such shareholders pursuant to this Agreement.

     10.4 Governing Law and Assignment. This Agreement was made in the State of Ohio and shall be interpreted under the laws of the United States and the State of Ohio. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but except as specifically set forth herein none of the provisions hereof shall be binding upon and inure to the benefit of any other person, firm or corporation whomsoever. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred by operation of law or otherwise by any party hereto without the prior written consent of the other party hereto.

     10.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes but such counterparts taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Affiliation Agreement as of the date hereinabove set forth.

                                          WAYNE BANCORP, INC.

                                          By:      /s/ DAVID P. BOYLE
                                            ------------------------------------
                                                       David P. Boyle
                                                   Its: President and CEO

Attest:

          /s/ PHIL SWOPE
--------------------------------------
              Phil Swope
            Vice Chairman

                                          BANC SERVICES CORP.

                                          By:        /s/ ROD STEIGER
                                            ------------------------------------
                                                        Rod Steiger
                                                   Its: President and CEO

Attest:

       /s/ RICHARD S. WAGNER
--------------------------------------
          Richard S. Wagner
              Secretary

                                   APPENDIX A

                            CERTIFICATE OF AFFILIATE

     The undersigned affiliate of BSC (the "Affiliate") hereby represents and warrants that the Affiliate will not sell, assign or transfer any Wayne Common Shares received by the Affiliate as a result of the transaction contemplated by
the Affiliation Agreement dated as of           , 2002 between Wayne Bancorp,
Inc. ("Wayne") and Banc Services Corp., except pursuant to (i) registration under the Securities Act of 1933, (ii) a transaction permitted by Rule 145 under the Act, or (iii) a transaction in which, in the opinion of counsel satisfactory to Wayne, the Wayne Common Shares are not required to be registered under the Act.

     IN WITNESS WHEREOF, the undersigned hereby executes this Certificate as of
the      day of           , 200  .

                                          --------------------------------------
                                                     (Affiliate Name)

                                                                       EXHIBIT B

STIFEL, NICOLOUS & COMPANY,      ONE FINANCIAL PLAZA
INCORPORATED                     501 NORTH BROADWAY
                                 ST. LOUIS, MISSOURI 63102
                                 314-342-2000

December 9, 2002

Board of Directors
Wayne Bancorp, Inc.
112 West Liberty Street
Wooster, OH 44691

Members of the Board:

     You have requested our opinion as to the fairness from a financial point of view to Wayne Bancorp, Inc. ("Wayne") of the consideration to be paid to the shareholders of Banc Services Corp. ("Banc Services") pursuant to the terms of the Affiliation Agreement, dated as of December 9, 2002, by and between Wayne and Banc Services (the "Agreement") pursuant to which Banc Services will merge into Wayne on terms and conditions more fully set forth in the Agreement (the transaction is referred to herein as the "Merger"). Subject to the terms of the Agreement, in the Merger, each issued and outstanding share of common stock, no par value, of Banc Services will be converted into the right to receive $14.40 cash and 1.391 shares of Wayne common stock, without par value (the "Merger Consideration"). For the purposes of our opinion, we have assumed that the Merger will be consummated pursuant to the terms of the Agreement and will constitute a tax-free reorganization.

     Stifel, Nicolaus & Company, Incorporated ("Stifel"), as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, Stifel actively trades equity securities of Wayne for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     In rendering our opinion, we have, among other things: (i) reviewed the Agreement; (ii) reviewed the audited financial statements of Banc Services for the five fiscal years ended December 31, 2001 and the unaudited quarterly financial statements of Banc Services for the nine month period ended September 30, 2002; (iii) reviewed the audited financial statements of Wayne for the five fiscal years ended December 31, 2001 included in its Annual Reports on Form 10-K on file with the Securities and Exchange Commission (the "SEC") and the unaudited quarterly financial statements of Wayne for the nine months ended September 30, 2002 included in its Quarterly Report on Form 10-Q on file with the SEC; (iv) reviewed certain internal financial analyses and forecasts for Wayne and Banc Services prepared by their respective managements; (v) held discussions with Wayne's and Banc Services' senior management regarding their respective operations, financial condition and future prospects and their respective financial forecasts for Wayne and Banc Services; (vi) compared certain financial and securities data of Wayne and Banc Services with various other companies whose securities are traded in public markets; (vii) reviewed the historical stock prices and trading volumes of the common stock of Wayne and Banc Services; (viii) reviewed the financial terms of certain other business combinations; and (ix) conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the commercial banking industry generally.

     In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to us or that was otherwise reviewed by us and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us (including without limitation, projected cost savings and operating synergies resulting from the Merger), we have assumed with your consent that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of Wayne and Banc Services as to the future operating and financial performance of Wayne and Banc Services, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which we could form our opinion. We assume no responsibility for, and express no view as to such financial forecasts or the assumptions on which they are based. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Wayne or Banc Services since the date of the last financial statements made available to us. We have also assumed, without independent verification and with your consent, that the aggregate allowances for loan losses set forth in the financial statements of Wayne and Banc Services are in the aggregate adequate to cover all such losses. We did not make or obtain any independent evaluation, appraisal or physical inspection of Wayne's or Banc Services' assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did we review loan or credit files of Wayne or Banc Services. We relied on advice of Wayne's counsel and accountants as to certain legal and accounting matters with respect to Wayne, the Agreement and the transactions and other matters contained or contemplated therein. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. Our opinion is directed to the Board of Directors of Wayne for its information and assistance in connection with its consideration of the financial terms of the transaction contemplated by the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction, nor have we expressed any opinion as to the prices at which any securities of Wayne or Banc Services might trade in the future. Except as required by applicable law, including without limitation federal securities laws, our opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent.

     We will receive a fee for our services under the terms of our engagement letter with Wayne dated November 26, 2002, as previously provided to and approved by Wayne's Board of Directors, a significant portion of which is contingent upon consummation of the Merger. However, the portion of such fees which is payable upon delivery of this opinion to Wayne's Board of Directors is not contingent upon the approval or consummation of the transaction. In addition, Wayne has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion and to reimburse us for our reasonable expenses incurred in connection with the performance of our services. Stifel also will receive from Wayne a fee for acting as underwriter/financial advisor to Wayne in the event Wayne issues trust preferred securities.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid by Wayne in the Merger is fair to Wayne from a financial point of view.

Very truly yours,

/s/ Stifel, Nicolaus & Company, Incorporated
STIFEL, NICOLAUS & COMPANY, INCORPORATED

                                                                       EXHIBIT C

                                                   Professional Bank Services,       The 1000 Building
                                                   Incorporated                      6200 Dutchman's Lane, Suite 305
                                                                                     Louisville, Kentucky 40205
                                                   Atlanta, Chicago,
                                                   Louisville, Nashville,            502 451-6633
                                                   Ocala                             502 451-6755 (FAX)
                                                                                     800-523-4778 (WATS)
                                                   Consultants to the
                                                   Financial Industry

coin logo                                        professional Bank Services logo

                                December 9, 2002

Board of Directors
Bank Services Corporation
101 West Market Street
Orrville, Ohio 44667

Dear Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders of Banc Services Corporation, Orrville, Ohio (the "Company") of the proposed merger of the Company with Wayne Bancorp, Inc., Wooster, Ohio ("Wayne") (the "Merger"). In the proposed Merger, Company shareholders will receive 1.391 Wayne common shares (1.325 Wayne common shares before adjustment for the Wayne 5.0% stock dividend which was declared November 20, 2002 to shareholders of record December 4, 2002 and payable on December 31, 2002) per Company common share (the "Stock Exchange Ratio") and $14.40 in cash per Company common share (the "Cash Consideration Per Share") or an aggregate of 1,334,841 Wayne common shares and $13,818,629 for all 959,627 Company common shares outstanding, subject to adjustment, as further defined in the Affiliation Agreement by and between Wayne and the Company (the "Agreement"). In addition, each of the Company's 35,800 stock options will be exchanged for the number of Wayne common stock options determined by multiplying each Company option by the sum of (i) Stock Exchange Ratio and (ii) the Cash Consideration Per Share divided by Wayne's common stock price at the Closing (the Option Exchange Ratio"). In addition, the strike price of each Company option will be determined by dividing each Company option's strike price by the Option Exchange Ratio. On December 6, 2002, the proposed consideration to be received represents an aggregate value of approximately $46,918,035 for all Company common shares and options outstanding or $48.24 per Company common share based on the December 6, 2002 closing price of Wayne as quoted on the National Market of the National Association of Securities Dealers Automated Quotation System.

     Professional Bank Services, Inc. ("PBS") is a bank consulting firm and as part of its investment banking business is continually engaged in reviewing the fairness, from a financial perspective, of bank acquisition transactions, and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other purposes.

     For purposes of this opinion, PBS performed a review and analysis of the historic performance of the Company including:

     - December 31, 2000 and 2001 audited annual reports of the Company.

     - Consolidated Report of Condition and Income (CALL REPORT) dated December 31, 2000 and 2001, March 31, 2002 and June 30, 2002 filed by the Company.

     - Uniform Bank Performance Report as of June 30, 2002 for the Company.

     - The Company's 2002 operating budget and various internal asset quality reports.

     We have reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, we have taken into account our assessment of general market and financial conditions, our experience in other transactions, and our knowledge of the banking industry generally.

     A limited scope due diligence review of Wayne has been performed by PBS, which included an on-site visit by PBS personnel on November 18th and 19th, 2002, utilizing various management and financial data for Wayne. The review included the following:

     - All Forms 10-Q, 10-K and 8-K for 2000, 2001 and year to date 2002 filed by Wayne with the Securities and Exchange Commission.

     - Year-end 2000 and 2001 audited annual reports for Wayne.

     - March 21, 2002, form DEF 14A Proxy Statement of Wayne.

     - Independent audit, firm management letters and management responses thereto for the last 2 years.

     - September 30, 2002, Federal Reserve FY- 9 Consolidated Report of Condition and Income for Wayne.

     - Most recent Uniform Holding Company Performance Report for Wayne.

     - Most recent consolidated listing of Investment portfolio holdings with book and market values.

     - Most recent consolidated month-end delinquency and non-accrual reports for each affiliate bank.

     - Most recent consolidated analysis of the allowance for loan and lease losses for each affiliate bank.

     - Most recent consolidated internal loan review reports and consolidated problem loan listing with classification.

     - Copies of Wayne Bancorp loan policies and procedures manual.

     - All internal audit reports issued during 2001 and year-to-date 2002.

     We have not compiled, reviewed or audited the financial statements of the Company or Wayne, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets of the Company or Wayne.

     Based on the foregoing and all other factors deemed relevant, it is our opinion as investment bankers, that, as of the date hereof, the consideration proposed to be received by the shareholders of the Company under the Agreement is fair and equitable from a financial perspective.

                                          Very truly yours,

                                          /s/ Professional Bank Services, Inc.

                                          Professional Bank Services, Inc.

                                                                       EXHIBIT D

                          OHIO REVISED CODE SS.1701.85
            RELIEF TO DISSENTING SHAREHOLDER OF DOMESTIC CORPORATION

     Sec. 1701.85(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder shall have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or the new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share, and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding, and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If during the pendency of any proceeding instituted under this section a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which such payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

     (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

     (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

     (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

     (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposed of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class, or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                       EXHIBIT E

                              WAYNE BANCORP, INC.
                              DEFERRED SHARE PLAN

                     EFFECTIVE [               ] [  ], 2003

     Effective as of the Effective Date, Wayne Bancorp, Inc. establishes the Wayne Bancorp, Inc. Deferred Share Plan for the purpose of inducing the service or encouraging the continued service of the members of its Board of Directors and senior management in order that the interests of the Holding Company may be advanced. The Plan is intended to constitute a plan maintained for the benefit of a select group of management or highly compensated employees for the purpose of Title I of the Employee Retirement Income Security Act of 1974.

                                   ARTICLE I

                                  DEFINITIONS

     1. Definitions. As used herein, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise.

        (a) "Acceptance" shall mean acceptance, by the Board, of a Notice, a Distribution Election Form (which acceptance shall be presumed unless, within 30 days after the Board's receipt of an executed form, the Board provides the Participant with a written notice detailing the reasons for its rejection).

        (b) "Account" shall mean an account payable established with respect to each Participant who makes Deferrals. Each Participant's Account shall consist of one sub-account that tracks the Participant's Deferrals, and a second sub-account that tracks Matching Contributions arising from the Participant's Deferrals.

        (c)  "Bank" shall mean any bank affiliate of the Holding Company.

        (d) "Beneficiary" shall mean the persons or entities designated by a Participant in a Notice to receive any amount payable to the Participant upon his death. In the absence of a valid designation, the Participant's estate shall be the Beneficiary of the Participant's Account.

        (e)  "Board" shall mean the Board of Directors of the Holding Company.

        (f) "Change in Control" shall mean any event that constitutes a "change in control" as described in those change in control agreements in place as of the Effective Date (but subject to any amendments thereafter that are not adverse to the interests of Participants).

        (g)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (h) "Deferrals" shall mean any deferrals that occur pursuant to Section 5(a) hereof.

        (i) "Distribution Election Form" shall mean the form attached hereto as Exhibit "A", or such other form as may be designated from time to time by the Board.

        (j)  "Director" shall mean a member of the Board.

        (k) "Effective Date" shall mean the date on which this Plan is approved by the shareholders of the Holding Company, as listed above.

        (l) "Election Date" shall mean, for the first calendar year in which the Plan is in effect, the Effective Date. For subsequent calendar years, "Election Date" shall mean January 1 (or such later date as the Board determines).

        (m) "Employee" shall mean a person employed by the Bank or the Holding Company who has been designated by the Board as eligible to participate in the Plan, and who is a member of a select group of management or highly compensated employees.

        (n) "Fair Market Value" means the market price of Stock, determined by the Board as follows:

            (1) If the Stock was traded on the NASDAQ National Market or the NASDAQ SmallCap Market on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by such Market;

            (2) If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

            (3) If none of the foregoing provisions is applicable, then the Board shall determine the Fair Market Value in good faith on such basis as it deems appropriate.

            (4) Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by NASDAQ or a stock exchange. Such determination shall be conclusive and binding on all persons.

        (o)  "Holding Company" shall mean Wayne Bancorp, Inc.

        (p) "Matching Contribution" shall mean a matching contribution, if any, made pursuant to Section 5(b) hereof.

        (q) "Notice" shall mean an election to participate in the Plan, in the form attached hereto as Exhibit "B", or such other form as may be designated from time to time by the Board.

        (r) "Participant" shall mean a Director or an Employee who elects to participate in the Plan.

        (s) "Plan" shall mean the Wayne Bancorp, Inc. Deferred Share Plan, the terms of which are set forth herein.

        (t) "Stock" shall mean the Common Stock, of the Holding Company, or, in the event that the outstanding shares of Stock are changed into or exchanged for shares of a different stock or securities of the Holding Company or some other entity, such other stock or securities.

        (u)  "Trust" shall mean the trust created by the Trust Agreement.

        (v) "Trust Agreement" shall mean an agreement that is entered into between the Holding Company and the Trustee, and has terms substantially similar to those set forth in Revenue Procedure 92-65, or a successor pronouncement; subject to the requirements that (i) the Trust shall be irrevocable, (ii) the Trust Agreement may not be amended without the written consent of Participants entitled to a majority of the Trust assets, and (iii) the Holding Company or its successor shall pay all expenses associated with any Trust.

        (w) "Trustee" shall mean the person(s) or entity appointed by the Board from time to time pursuant to any Trust Agreement to hold legal title to the plan assets for the purposes set forth herein, subject to the terms of such Trust Agreement.

        (x) "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of a Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an Unforeseeable Emergency will be determined by the Board in its sole and absolute discretion depending upon the facts of each case.

     2. The Plan. This Plan shall be known as the "Wayne Bancorp, Inc. Deferred Share Plan."

     3. Administration. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have sole discretion and authority to determine from time to time the individuals eligible to participate in the Plan. All questions of interpretations and application with respect to the Plan shall be subject to the determination, which shall be final and binding, of a majority of the whole Board. The Board shall have the discretion to make any findings of fact needed in the administration of the Plan, and shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms in any fashion it deems to be appropriate in its sole judgment. The validity of any such finding of fact, interpretation, construction or decision shall not be given de novo review if challenged in court, by arbitration or in any other forum, and shall be upheld unless clearly arbitrary or capricious. All actions taken and all determinations made in good faith by the Board or by plan fiduciaries shall be final and binding upon all persons claiming any interest in or under the Plan.

     4. Participants. Directors and Employees shall be eligible to participate in the Plan.

     5.  Plan Contributions.

        (a) Deferrals. By filing a written Notice with the Board, a Participant may elect to defer the receipt of a portion of the future compensation and/or directors' fees otherwise payable to the Participant by the Holding Company or the Bank in any calendar year. A Notice shall be made in writing, signed by the Participant, and delivered to the Holding Company prior to the Election Date. Such Notice (and any subsequent Notice) will continue in effect until revoked or modified in a subsequent Notice delivered by the Participant to the Holding Company. Any such subsequent Notice shall apply only to director's fees or compensation otherwise payable to the Participant after the end of the calendar year in which such Notice is delivered to the Holding Company. Any Notice made by the Participant shall be irrevocable with respect to any compensation and/or director's fees covered by such Notice, including the director's fees payable in the calendar year in which the Notice suspending or modifying the prior Notice is delivered to the Holding Company. Notwithstanding the Participant's Notice, pursuant to subsection (a) herein, such Deferrals shall not exceed such maximum permissible amount as the Board may from time to time determine, and shall be credited to Account on the last day of the calendar quarter to which the Deferrals relate (or sooner in the discretion of the Board or any executive officer whom the Board has appointed to administer Plan Accounts).

        (b) Matching Contributions. In addition to any Deferrals made by a Participant, the Holding Company or the Bank may, in its sole and absolute discretion, make credits of Matching Contributions equal to up to 25% of the Deferrals that Participants make during the calendar quarter or year to which the Matching Contribution relates. The Plan shall separately track these contributions as a sub-account of each Participant's Account.

        (c) Transfers of Deferred Compensation. The Board may at any time and from time to time permit Participants to transfer their deferred compensation accounts under the Wayne County National Bank Deferred Compensation Plan into this Plan. Such transfers shall be treated as deferrals by the Participant as of the date of transfer, but shall not be eligible for the Matching Contribution described in paragraph (b).

     6.  Investment Return on Contributions.

        (a) General Rule. All Deferrals and Matching Contributions shall be credited to a Participant's Account in the form of stock at the price set forth in subsection (c) hereof.

        (b) Cash Dividends on Stock. At such time as cash dividends are paid upon shares of Stock, each Participant's Account shall be credited with an amount equal to the number of shares, if any, credited to his Account, multiplied by the cash dividend payable on each share of Stock. Such amount shall be applied in the form of additional shares of Stock at a price equal to the Fair Market Value of a share of Stock on the payment date for cash dividends. Such additional shares shall then be credited to the Participant's Account.

        (c) Price for Stock. The price at which Deferrals, Matching Contributions and cash dividends are allocated to a Participant's Account under subsection (a) or (b) shall be converted to shares of Stock at any time shall be equal to one hundred percent of the Fair Market Value of Stock on the date of the allocation.

        (d) Reporting. As of each December 31, the designated Trustee shall furnish each Participant with a statement specifying the number of shares credited to each sub-account of the Participant's Account, the Fair Market Value of each share, and the total Fair market Value of the Participant's Account.

     7. Vesting. Each Participant shall at all times be fully vested in the portion of his Account that is attributable to Deferrals. The Participant shall vest in the portion of his Account that is attributable to Matching Contributions, if any, under the conditions and according to a vesting schedule determined by the Board, whose decision shall be final. Notwithstanding anything in this section to the contrary, the portion of the Participant's Account that is attributable to Matching Contributions is subject to forfeiture pursuant to the terms of Section 8. The Board, within its sole discretion, will make all decisions regarding forfeitures, and these Board decisions shall be final and binding on all Participants and Beneficiaries. In the event of the forfeiture of any portion of a Participant's Account, the amount forfeited shall not be returned to the Company, but shall be held in the Trust and applied to the Deferrals and/or Matching Contributions allocable to other Participants.

     8. Forfeiture for Competition. If the Participant engages in a Competitive Activity either during the term of his service as an Employee or Director or during the one-year period after such service terminates, the Participant shall forfeit the portion of his Account that is attributable to Matching Contributions, and the Plan shall have the right to recover from the Participant any amount that the Participant has previously collected from such portion of his Account. The term "Competitive Activity" shall include conduct by which--

        (a) the Participant, directly or indirectly, performs or provides managerial or employee services on behalf of any person, entity or enterprise which is engaged in, or plans to engage in, any business that directly or indirectly competes within 25 miles of any office of the Bank, the Holding Company, or any of their subsidiaries; or

        (b) while the Participant serves as an Employee or Director, the Participant, directly or indirectly, holds any interest in any business (other than the Holding Company or the Bank) that competes with the Holding Company's (including any of its subsidiaries) or the Bank's business, provided that this provision shall not apply to the Participant's ownership or acquisition, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the NASDAQ National Market, so long as the Participant does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation.

     9.  Distributions of Accounts to Participants.

        (a) The Plan shall pay a Participant's vested Account balance beginning as soon as administratively practicable following the date determined pursuant to the Participant's Distribution Election Form, unless Acceptance has not occurred for any reason. Such payment shall be made in the form of shares of Stock (including a cash payment equal to the Fair Market Value of any fractional share), either as a lump sum payment or in payments made annually over any period of up to 15 years; provided that the Board shall have the discretion at any time to instruct the Trustee to (i) make a single sum payment to any Participant whose Account has a Fair Market Value of less than $50,000 as of the date on which the Participant would have a right to such distribution, and (ii) in the absence of a valid distribution election by a Participant, distribute the Participant's vested Account balance in substantially equal payments that occur on January 1st of each of the three years beginning on or after the date on which the Participant's service with the Bank terminates.

        (b) To be effective, Acceptance of a Participant's Distribution Election Form must occur either: (i) more than one year before the date on which the Participant elects to receive any payment from the Account; (ii) more than 90 days before a Change in Control; or (iii) before the date of the Participant's death. In the event that a Participant files more than one valid Distribution Election Form, the most recent valid election shall supersede any and all prior elections. Nevertheless, Beneficiary designations made pursuant to all Distribution Election Forms shall be revocable during the Participant's lifetime and a Participant may, by submitting an effective superseding Distribution Election Form at any time and from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.

        (c) If a Participant dies before collecting the full vested balance of his Account, then the remaining vested balance of the Participant's Account shall be distributed in a lump sum to the Participant's Beneficiary as soon as administratively practicable following the date of the Participant's death; provided that a Participant may specify on the Distribution Election Form a superseding distribution period.

        (d) If a Participant suffers an Unforeseeable Emergency, he may request an immediate distribution from his Account in an amount necessary to satisfy the hardship caused by the Unforeseeable Emergency. The determination of whether an Unforeseeable Emergency exists and the amount of distribution necessary to satisfy the hardship caused by the Unforeseeable Emergency will be made by the Board in its sole discretion.

     10. Antidilution. The provisions of subsections (a), and (b) shall apply in the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Holding Company or another corporation by reason of any merger, consolidation, reorganization, recapitalization, reclassification, combination, stock split or stock dividend.

        (a) The aggregate number shares credited to a Participant's Account shall be adjusted appropriately.

        (b) Where dissolution or liquidation of the Holding Company or any Change in Control in which the Holding Company is not a surviving company is involved, the value of each share shall be determined as of such date and distribution of the entire amount credited to the Participant's Account shall be distributed as soon as administratively feasible.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interest.

     11. Participant's Rights Unsecured. The right of the Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Bank, and neither the Participant nor his Beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of the Bank. All amounts credited to an Account shall constitute general assets of the Bank, and may be disposed of by the Bank at such time and for such purposes as it may deemed appropriate. An Account may not be transferred, assigned or encumbered by a Participant or any Beneficiary.

     12. Trust Funding. The Holding Company or Bank shall contribute to the Trust no later than 30 days after the last day of each quarter shares of Stock in an amount sufficient to provide the Trust with a number of such shares that equal or exceed the sum of the total Account balances of all Participants.

     13. Amendment and Termination of the Plan. The Board may amend or terminate the Plan at anytime, without the consent of any Participant or Beneficiary; provided, however, that no amendments or termination of the Plan shall divest any Participant or Beneficiary of his contractual right to receive a distribution of the amount credited to his Account as of the date of such amendment or termination.

     14. Expenses. Costs of administration of the Plan and any associated Trust will be paid by the Holding Company or Bank affiliate.

     15. Notices. Any Notice or other election required or permitted to be given hereunder shall be in writing and shall be deemed to have been filed:

        (a) on the date it is personally delivered to the Secretary of the Holding Company; or

        (b) three business days after it is sent by registered or certified mail, addressed to such Secretary at P.O. Box 757, Wooster, Ohio 44691.

     16. No Guarantee of Continued Service. No Participant shall have any rights whatsoever against the Bank or the Holding Company as a result of this Plan except those expressly granted hereunder. Nothing herein shall be construed to grant any Participant the right to remain an Employee or Director.

     17. Gender and Number. Pronouns and other similar words used in the masculine gender shall be read as the feminine gender where appropriate and the singular form of words shall be read as the plural where appropriate.

     18. Governing Use. Except as otherwise required by law, the validity, construction and administration of this Plan shall be determined under the laws of the State of Ohio.

     19. Voting of Shares. Participants shall be entitled to direct the Trustee as to the manner in which the Trustee shall vote shares of Stock allocated to their Accounts. The Board shall adopt procedures to notify the Participants of the time and place of each meeting at which holders of Stock shall be entitled to vote. The Trustee shall receive and execute instructions from each Participant with respect to the voting at the meeting of Stock that is allocated to such Participant's Stock Account. However, the Trustee, and not the participant, shall at all times be treated as the record holder of all shares of Stock held in the Trust.

     20.  Reservation of Shares and Stockholder Approval.

        (a) Subject to subsections (b) and (c) hereof, the number of shares of Stock that may be distributed to Participants pursuant to Section 9 of the Plan during the term of the Plan is 150,000 shares of Stock. Such shares may be authorized but unissued Stock, authorized and issued Stock in treasury or held in the Trust, or Stock acquired by the Company. The Holding Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges.

        (b) The Plan shall not distribute any shares of Stock to Participants unless this provision has received approval by a favorable vote of stockholders owning at least a majority of the total votes cast at a duly called meeting of the Company's stockholders.

        (c) In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board shall adjust proportionally the number of shares of Stock reserved under the Plan. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board, including adjustments to avoid fractional shares, shall be made to give proper effect to such event.

        (d) The Plan may not distribute shares of Stock unless the distribution complies with applicable securities laws, and to that end may require that a Participant make certain representations or warranties. If the Board determines that any consent is necessary as a condition of, or in connection with, the distribution of shares of Stock, or the taking of any other action pursuant to the Plan, then such actions will not be taken until the consent has been satisfied.

        (e) A Participant may satisfy his or her minimum statutory tax withholding obligations by surrendering to the Company shares of Stock that the Participant has already owned for at least six months (or by surrendering shares in the Participant's Account) that have a Fair Market Value equal to the amount required to be withheld. Any shares which are used in settlement of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan.

     Executed on behalf of the Holding Company by its duly authorized officer as
of this                day of           , 2003.

                                          WAYNE BANCORP, INC.

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Title

                                                                       EXHIBIT A

                              WAYNE BANCORP, INC.
                              DEFERRED SHARE PLAN
                             ---------------------

                           DISTRIBUTION ELECTION FORM
                             ---------------------

     THIS ELECTION (the "Election"), made this           day of           ,
200 , (the "Distribution Election Date") by and between the undersigned participant (the "Participant") in the Wayne Bancorp, Inc.. Deferred Share Plan (the "Plan"), and Wayne Bancorp, Inc. (the "Company") with respect to distribution of the Participant's benefits under the Plan.

     NOW THEREFORE, it is mutually agreed as follows:

     1. Mutual Commitments. The Company agrees to make payment of all amounts due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein. The Participant agrees to be bound by the terms of the Plan, as in effect on the date hereof or properly amended hereafter.

     2. Amount to be Distributed. The Participant hereby elects to receive % of the Participant's vested Account pursuant to this Election.

     3. Timing of Payment. The Company shall make the first payment due under this Election as soon as administratively practicable after the first to occur of the following dates or events:

     [ ] ________, 20 . Provided, however, that if this date is less than one year after the Distribution Election Date; the Participant shall forfeit a portion of his or her Account balance equal to 1% of the amount to be distributed for every month by which the date specified precedes the first anniversary of the Distribution Election Date.

     [ ]  The last day of the Participant's active service with the Company.

     [ ]  The date of a Change in Control.

     [ ]  The January 1st that follows a Change in Control.

     [ ]  The January 1st that follows the           annual anniversary of the
          earlier of a Change in Control or the Participant's termination of service with the Company.

     4. Form of Payment. The Company shall make all payments due pursuant to this Election, in shares of Stock (in accordance with Section 9 of the Plan, in the following manner:

     [ ] in a lump sum.

     [ ] in substantially equal annual payments over a period of 15 years beginning with the date specified in the preceding paragraph.

     Note that the last payment must occur no more than 15 years after the Participant's last day of service with the Company.

     5. Form of Payment to Beneficiary. In the event of the Participant's death, his or her Account shall be distributed --

     [ ]  in one lump sum payment.

     [ ] in accordance with the payment schedule selected in paragraph 4 of this Election (with payments made as though the Participant survived to collect all benefits, and as though the Participant terminated service on the date of his or her death, if payments had not already begun).

     6. Designation of Beneficiary. In the event of the Participant's death before he or she has collected all of the benefits payable under the Plan, the Participant hereby directs that any survivorship benefits payable under the Plan be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 6 in the medium elected pursuant to paragraph 4 above:

        a. Primary Beneficiary. The Participant hereby designates the person(s) named below to be his or her primary beneficiary and to receive the balance of any unpaid benefits under the Plan.

-------------------------------------------------------------------------------
         NAME OF                                            PERCENTAGE OF
   PRIMARY BENEFICIARY          MAILING ADDRESS             DEATH BENEFIT
-------------------------------------------------------------------------------
                                                                  %
-------------------------------------------------------------------------------
                                                                  %
-------------------------------------------------------------------------------

        b. Contingent Beneficiary. In the event that the primary beneficiary or beneficiaries named above are not living at the time of the Participant's death, the Participant hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Plan:

-------------------------------------------------------------------------------
         NAME OF                                            PERCENTAGE OF
 CONTINGENT BENEFICIARY         MAILING ADDRESS             DEATH BENEFIT
-------------------------------------------------------------------------------
                                                                  %
-------------------------------------------------------------------------------
                                                                  %
-------------------------------------------------------------------------------

     7. Change of Beneficiary or Election. The Participant may, by submitting an effective superseding Distribution Election Form at any time and from time to time, prospectively change the timing of a payment due more than one year in the future, and may at any time change the beneficiary designation and the manner of payment to a Beneficiary. Such elections shall, however, become irrevocable upon the Participant's death.

     IN WITNESS WHEREOF, the Participant executes this Election on the day and year first above-written.

                                          PARTICIPANT

                                          --------------------------------------

Witnessed by:

--------------------------------------

                                          WAYNE BANCORP, INC.

                                          By
                                          --------------------------------------
                                                 A duly authorized officer

ACCEPTED BY:

Witnessed by:

--------------------------------------

                                                                       EXHIBIT B

                              WAYNE BANCORP, INC.

                              >DEFERRED SHARE PLAN

     1. Pursuant to the terms of the Wayne Bancorp, Inc. Deferred Share Plan (the "Plan"), I hereby elect to defer to my Account the receipt of the following
amounts which would otherwise become payable to me for the           calendar
year. Effective as of the Election Date immediately following the date of this Notice, I hereby revoke any prior election to make Deferrals to the Plan.

     i.   $          (enter dollar amount)

     ii.       % (enter percentage).

     IN WITNESS WHEREOF, the Participant executes this Election on the
               day of        200 .

                                          PARTICIPANT

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Witnessed by:

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                                          WAYNE BANCORP, INC.

                                          By
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                                                 A duly authorized officer

ACCEPTED BY:

Witnessed by:

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